                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                  The Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                    AMERICAN TELESOURCE INTERNATIONAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:


         Common Stock
     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

         19,000,000
     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         $1.3125, which is the average of the high and low prices of the Registrant's common stock on January 16, 2001
     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

         $24,937,500
     -------------------------------------------------------------------------


     (5) Total fee paid:

         $6,583.50
     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                    AMERICAN TELESOURCE INTERNATIONAL, INC.
                       6000 Northwest Parkway, Suite 110
                             San Antonio, TX  78249
                                 (210) 547-1000


                                                                February 7, 2001


Dear Stockholders:


     You are cordially invited to attend the 2000 Annual Meeting of Stockholders of American TeleSource International, Inc. which will be held on February 26, 2001 at 9:00 a.m., local time, at the Hilton San Antonio Airport Hotel, 611 Northwest Loop 410, San Antonio, Texas 78216.

     At the meeting you will be asked to consider and vote upon the matters described in the accompanying Notice and proxy statement.

     Whether or not you plan to attend the Annual Meeting please sign and date the enclosed proxy card and return it promptly in the enclosed postage prepaid envelope.


                              Sincerely,

                              /s/ Arthur L. Smith

                              Arthur L. Smith
                              Chief Executive Officer

                    AMERICAN TELESOURCE INTERNATIONAL, INC.
                       6000 Northwest Parkway, Suite 110
                             San Antonio, TX  78249
                                 (210) 547-1000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 26, 2001


To Our Stockholders:


     The Annual Meeting of Stockholders (the "Annual Meeting") of American TeleSource International, Inc. (the "Company") will be held at the Hilton San Antonio Airport Hotel, 611 Northwest Loop 410, San Antonio, Texas 78216 on February 26, 2001, at 9:00 a.m., local time, to consider and act upon the following matters, all as more fully described in the accompanying proxy statement which is incorporated herein by this reference:

Proposal 1.  Approval of Issuance of Shares in Genesis Merger.  We have entered
             ------------------------------------------------
             into an Agreement and Plan of Reorganization, dated as of June 13, 2000, as amended by Amendment No. 1 to Agreement and Plan of Reorganization dated as of November 30, 2000, providing for the acquisition by merger of all the stock of Genesis Communications International, Inc. by us in exchange for shares of our common stock. If the merger is completed, up to approximately 19,000,000 shares of our common stock will be issued to the shareholders of Genesis in exchange for all of the outstanding shares of Genesis common stock in the merger. We cannot complete the merger unless you approve this Proposal and Proposal 3.


Proposal 2.  Approval of Issuance of the Series E Preferred Stock and the
             ------------------------------------------------------------
             Warrants and the Common Stock issuable upon Conversion of Preferred
             -------------------------------------------------------------------
             Stock and Exercise of Warrants.  In October 2000, we sold shares of
             ------------------------------
             our Series E Preferred Stock and warrants to a private investor. The agreement with the investor provided that we would issue and sell additional shares of our Series E Preferred Stock and warrants once we had satisfied certain conditions. Two of these conditions are that the shareholders approve (i) the issuance of the Series E Preferred Stock, the Warrants and an indeterminate number of shares of common stock issuable upon conversion of the Series E Preferred Stock (including shares issuable upon exercise of the option to purchase additional shares upon conversion (the "Investment Options")) and exercise of the Warrants (Proposal Two) and (ii) the increase of the authorized common stock to 200,000,000 shares (Proposal Three). We are asking you to approve the issuance of the Series E Preferred Stock, the Warrants and an indeterminate number of shares of common stock issuable upon conversion of the Series E Preferred Stock (including shares issuable upon exercise of the Investment Options) and exercise of the Warrants in accordance with Rule 713 of the AMEX. If we do not receive approval, the investor will not purchase any more of our securities and, in the event we issue to the investor up to 20% of the common stock outstanding on the date the Series E Preferred Stock was initially issued, we may be required to redeem the remaining shares of Series E Preferred Stock held by the investor.

Proposal 3.  Approval of Amendment to Certificate of Incorporation to Increase
             -----------------------------------------------------------------
             Authorized Shares.  You will be asked to approve an amendment to
             -----------------
             our Certificate of Incorporation that will increase the authorized number of shares of our common stock from 100,000,000 to 200,000,000 shares.

Proposal 4.  Approval of Amendment to Certificate of Incorporation to Change our
             -------------------------------------------------------------------
             Name.  You will be asked to approve an amendment to our Certificate
             ----
             of Incorporation that will change our name to "ATSI Communications, Inc."

Proposal 5.  Election of Directors.  You will have the opportunity to elect two
             ---------------------
             members of the board of directors for a term of three years. The following two persons are our nominees for election:

                                Arthur L. Smith
                                John R. Fleming


Proposal 6.  Approval of ATSI 2001 Incentive Stock Option Plan.  You will be
             -------------------------------------------------
             asked to authorize a new equity incentive plan that will provide for options to be granted for a total of 9.8 million shares of our common stock.

Proposal 7.  Appointment of Auditors.  You will be asked to ratify the selection
             -----------------------
             of Arthur Anderson LLP as our independent auditors for the year ending July 31, 2001.

Proposal 8.  Other Business.  If other business is properly raised at the
             --------------
             meeting or if we need to adjourn the meeting, you will vote on these matters, too.

     If you were a holder of our common stock or Series A Preferred Stock as of the close of business on January 19, 2001, you are entitled to vote at this meeting.

     We cordially invite all stockholders to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope.

     Whether or not you expect to attend the Annual Meeting, please complete, sign, date and promptly mail your proxy in the envelope provided. You may revoke this proxy at any time prior to the Annual Meeting, and, if you attend the Annual Meeting, you may vote your shares in person.

     The Board of Directors has fixed the close of business on January 19, 2001, as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at the Company's executive offices, located at the address set forth above.


                                         By Order of the Board of Directors

                                         /s/ Raymond G. Romero

                                         Raymond G. Romero
                                         CORPORATE SECRETARY

San Antonio, Texas
February 7, 2001

                               TABLE OF CONTENTS

                                                                                                         Page
Summary..........................................................................................          1
Questions and Answers About The Meeting..........................................................         10
Risk Factors.....................................................................................         15
The Annual Meeting...............................................................................         28
Proposal One - Approval of the Share Issuance in the Genesis Merger..............................         32
The Genesis Agreement............................................................................         37
Dividend Policies................................................................................         42
Rights of Stockholders Following the Merger......................................................         42
Proposal Two - Approval of Issuance of Common Stock Upon Conversion of
   Preferred Stock and Exercise of Warrants......................................................         42
Proposal Three - Approval of Amendment to the Company's Certificate of
   Incorporation to Increase Authorized Shares...................................................         44
Proposal Four - Approval of Amendment to the Company's Certificate of
   Incorporation to Change Name..................................................................         45
Proposal Five - Election of Directors............................................................         46
Information Concerning the Board of Directors and Committees.....................................         49
Executive Compensation...........................................................................         49
Section 16(a) Beneficial Ownership Reporting Compliance..........................................         52
Board Compensation Committee Report on Executive Compensation....................................         52
Board Audit Committee Report.....................................................................         54
Performance Graph................................................................................         54
Certain Relationships and Related Transactions...................................................         55
Proposal Six - Approval of the ATSI 2000 Incentive Stock Option Plan.............................         56
Proposal Seven - Ratification of Selection of Independent Public Accountants.....................         60
Financial Information............................................................................         62
Unaudited Pro Forma Consolidated Financial Statements............................................         62
ATSI Selected Consolidated Financial Data........................................................         69
ATSI Management's Discussion and Analysis of Financial Condition and Results of
   Operations....................................................................................         70
Genesis Selected Financial Data..................................................................         83
Genesis Management's Discussion and Analysis of Financial Condition and Results
   of Operations.................................................................................         84
ATSI Business....................................................................................         89
ATSI Security Ownership of Certain Beneficial Owners and Management..............................        101
Description of ATSI Capital Stock................................................................        103
Description of GlobalSCAPE Capital Stock.........................................................        110
Genesis Business.................................................................................        113
Genesis Management...............................................................................        117
Genesis Security Ownership of Certain Beneficial Owners and Management...........................        118
Description of Genesis Capital Stock.............................................................        119
Stockholder Proposals............................................................................        120
Other Matters....................................................................................        120
Where You Can Find More Information..............................................................        120
Financial Statements and Supplementary Data......................................................        F-1

Genesis Agreement................................................................................      Annex A
Authorized Stock Amendment.......................................................................      Annex B
Audit Committee Charter..........................................................................      Annex C
ATSI 2000 Incentive Stock Option Plan............................................................      Annex D

                              CERTAIN DEFINITIONS

     As used in this proxy statement, "ATSI," "we," "our," "ours," "us" and the "Company" refer to American Telesource International, Inc. and all of its subsidiaries, including GlobalSCAPE, Inc., and "Genesis agreement" refers to the Agreement and Plan of Reorganization dated as of June 13, 2000 by and between ATSI and Genesis Communications International, Inc., as amended by Amendment No. 1 to Agreement and Plan of Reorganization dated as of November 30, 2000, by and among ATSI, ATSI Merger Corp. and Genesis.



                STATEMENT REGARDING FORWARD-LOOKING INFORMATION

     This proxy statement and the documents incorporated by reference in this proxy statement contain "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities and Exchange Act of 1934, as amended. "Forward looking statements" are those statements that describe management's beliefs and expectations about the future. We have identified forward-looking statements by using words such as "anticipate," "believe," "could," "estimate," "may," "expect," and "intend." Although we believe these expectations are reasonable, our operations involve a number of risks and uncertainties, including those described in the Risk Factors section of this proxy statement and other documents filed with the Securities and Exchange Commission. Therefore, these types of statements may prove to be incorrect.

                                    SUMMARY

     The following summary highlights selected information from the proxy statement and may not contain all of the information that is important to you. To better understand and for a more complete description of the matters on which you will vote, you should carefully read this entire document and the documents to which we have referenced you under the heading "Where You Can Find More Information." All information concerning ATSI contained in this proxy statement has been furnished by ATSI and all information concerning Genesis contained in this proxy statement has been furnished by Genesis.

The Share Issuance in the Genesis Merger

     Genesis.  In June 2000, we signed an agreement under which one of our
     -------
subsidiaries would merge with Genesis Communications International, Inc., with Genesis becoming a wholly-owned subsidiary of ATSI. Genesis is a telecommunications company offering its customers local and long distance services. Genesis currently services over 56,000 local and long distance customers. For more information regarding Genesis, please see the material on pages 112 through 118 of this proxy statement and for more information regarding the share issuance to Genesis shareholders please refer to Proposal One beginning on page 32.

     Terms of Merger.  Under the terms of the agreement with Genesis, Genesis
     ---------------
shareholders will receive a number of shares of ATSI common stock based on the average closing price of the ATSI common stock over a measurement period ending prior to the merger. The number of shares that would be issued are as follows:


                   Average Price                                    Total ATSI Shares
                   --------------                                   -----------------

Greater than or equal to $0.88 but less than or
 equal to $1.00......................................                                    19,000,000

Greater than $1.00 but less than or equal to $1.99...   $19.0 million divided by the Average  Price

Greater than $1.99 and less than or equal to $2.99...                                     9,539,642

Greater than $2.99 but less than or equal to $4.54...    $28.6 million divided by the Average Price

Greater than $4.54 but less than or equal to $7.00...                                     6,294,416

      If the Average Price is less than $0.88 or greater than $7.00, then either ATSI or Genesis can terminate the agreement. For more information on the terms of the merger, please see the material on pages 37 through 42 of this proxy statement.

     In the agreement, "Average Price" means the average of the sum of the closing sale prices of ATSI common stock on the AMEX for each of the ten trading days ending two trading days before the closing date of the merger.

     Genesis shareholders will also receive shares of common stock of our 70%- owned subsidiary GlobalSCAPE, Inc. Genesis shareholders will receive one (1) share of GlobalSCAPE common stock for every 20 shares of ATSI received in the merger. In addition, upon consummation of the merger, we will assume the obligation to issue shares of our common stock to the employees of Genesis who now hold stock options for Genesis common stock in the same exchange ratio as the merger when they exercise their options under Genesis' existing stock option plan.

     All of the shares of ATSI common stock to be issued in the Genesis merger will be listed on the AMEX. None of the GlobalSCAPE shares will be listed on any exchange until such time as GlobalSCAPE lists its shares.

     The shares of ATSI common stock and GlobalSCAPE common stock are being issued pursuant to the exemption from the registration requirements of the Securities Act of 1933 provided in Section 3(a)(10) of that act. In order to satisfy the requirements of that exemption, we will have a fairness hearing before the California Commissioner of Corporations. If the Commissioner finds that the merger is fair, it will issue a permit qualifying the ATSI and GlobalSCAPE shares under California law. If the permit is not obtained, ATSI has agreed to file a registration statement under the Securities Act for the shares of ATSI and GlobalSCAPE common stock to be issued.

     Under the rules of the AMEX, ATSI must receive the approval of its stockholders in order to issue a number of shares of its common stock which is greater than 20% of the amount outstanding prior to the issuance. As of January 19, 2001, ATSI had 71,836,766 shares of common stock outstanding. If the Average Price is less than $1.322, then ATSI would be required to issue at least 14,383,043 shares, which is greater than 20% of the amount outstanding at that date. We are seeking stockholder approval ONLY for the potential issuance of ATSI shares greater than 20% of the amount outstanding prior to the closing of the merger with Genesis.

     If we do not receive approval for the share issuance, we could still complete the merger with Genesis although there is no agreement in place for an alternative structure.

     Our Reasons for the Genesis Merger.  Our Board of Directors believes that
     ----------------------------------
acquiring Genesis will strengthen us in many ways. Some of the benefits include:

     . the creation of a strong market position in the U.S. Hispanic and Latin American communications market by combining ATSI's Mexican fiber optic network and presence in Central America with Genesis' U.S. Hispanic CLEC and long distance retail strategy;
     . the expansion of ATSI's geographic presence and market coverage into 85 of the top 100 counties in the U.S. in terms of Latino population;
     . provides ATSI with a true "paired market" customer base on both sides of the U.S.-Mexico border when combined with ATSI's communication centers located in Mexico;
     . the complementary business models and customer bases of ATSI and Genesis, providing an opportunity to offer a broader range of complementary products to both new and existing customers;
     . the increased capitalization of the combined company, potentially allowing for increased access to capital markets and a reduction in the cost of capital;
     . the synergies of the combined company, including improved market position through expanded product offerings, extended reach and expanded network coverage;
     . the potential cost savings from the elimination of network and human resource redundancies; and
     . the creation of a combined company with an experienced management team with a significant Latin component that has the breadth and depth to lead effectively and manage the combined company's growth.

     For more information on our reasons for the merger, please see page 34 of this proxy statement.

     Indemnification; Escrow of Shares.  Under the Genesis agreement, the
     ---------------  ----------------
Genesis shareholders will indemnify ATSI for (i) inaccuracies in or breaches of any representation or warranty made by Genesis in the agreement or any other certificate, instrument or contract delivered by or on behalf of Genesis pursuant to the agreement; (ii) breaches of any covenant or obligation of Genesis; or (iii) any legal proceeding relating to (i) and (ii). There will be no indemnification obligations until ATSI has suffered damages in excess of $150,000. At the closing, 7.5% of the ATSI and GlobalSCAPE shares to be issued in the merger will be deposited into an escrow account and will be held for one year to secure Genesis' indemnification obligations under the agreement. These escrow shares will be the sole source of recovery for us for indemnification claims.

     Employment Agreements.  At the closing of the merger with Genesis, Derek
     ---------------------
Gietzen and Thalia Gietzen, the principal shareholders and the President and Chief Financial Officer of Genesis, will sign employment agreements with a subsidiary of ATSI. Under the terms of these agreements, Mr. and Ms. Gietzen will each receive a signing bonus of $150,000 and an anniversary bonus after one year of $150,000. Mr. Gietzen will have an annual salary of $180,000 and will receive an annual bonus of $110,000. Ms. Gietzen will have an annual salary of $140,000 per year and an annual bonus of $90,000. The employment agreements have a term of one year and will automatically renew for an additional year unless either ATSI or Mr. or Ms. Gietzen gives notice of a non-renewal 90 days before the end of the initial term.

     Board Representation.  ATSI has agreed to use its reasonable best efforts
     --------------------
to appoint one person designated by Genesis to ATSI's Board of Directors at ATSI's annual meeting next year or sooner if practicable.

     Conditions to Closing.  The completion of the merger depends upon the
     ---------------------
satisfaction of a number of conditions, unless waived, including:

     . approval by our stockholders of Proposal One, authorizing the issuance of our shares of common stock in the merger, and the approval by our stockholders of Proposal Three, authorizing the amendment of our certificate of incorporation to increase our authorized shares of common stock.
     .    approval of the merger by the shareholders of Genesis;
     . receipt by ATSI of an opinion that the merger will be accounted for as a "pooling of interests"; and
     . receipt of a favorable determination by the Commissioner of the California Department of Corporations that the terms and conditions of the merger are fair.

     Termination. The Genesis agreement may be terminated by mutual agreement of
     -----------
the parties at any time prior to closing. The Genesis agreement may also be terminated in the following situations:

     . by either party if the merger has not occurred by February 28, 2001, or if the Average Price is less than $0.88 or greater than $7.00;
     . by ATSI if Genesis has failed to satisfy any of ATSI's conditions to closing; or
     . by Genesis if ATSI has failed to satisfy any of Genesis' conditions to closing.

     Accounting Treatment.  ATSI intends that the merger will be accounted
     --------------------
for as a pooling of interests in accordance with "Accounting Principles Board Opinion No. 16 - Business Combination" which means that ATSI and Genesis will be treated as if they had always been combined for financial reporting purposes.

     Federal Income Tax Consequences.  The merger is intended to be a tax
     -------------------------------
free reorganization for ATSI, ATSI Merger Corp. and Genesis.

     Dissenters' and Appraisal Rights.  ATSI stockholders will not be
     --------------------------------
entitled to any dissenters' or appraisal rights.

     Ability to Sell ATSI and GlobalSCAPE Stock After the Merger.  Except
     -----------------------------------------------------------
as stated below, all shares of ATSI and GlobalSCAPE common stock that holders of Genesis common stock receive in connection with the merger will be freely transferable unless the holder is considered an "affiliate" of either ATSI, Genesis or GlobalSCAPE for purposes of the Securities Act. Shares of ATSI and GlobalSCAPE common stock held by these affiliates may be sold only pursuant to a registration statement or an exemption from registration. In addition, Genesis shareholders receiving GlobalSCAPE common stock will be subject to the same restrictions on transferability as other GlobalSCAPE stockholders. These restrictions are described in detail under "Description of GlobalSCAPE Capital Stock" on page 110.

     In addition, because the merger is being accounted for as a "pooling of interests" no shares of either ATSI or GlobalSCAPE common stock may be sold by any affiliates of Genesis until ATSI shall have publicly released the combined financial results of ATSI and Genesis for a period of at least 30 days. ATSI has agreed to publicly release such results as soon as reasonably practicable after the end of the first calendar month after the merger has closed

Summary Historical Financial Information of ATSI

     The following table sets forth summary historical consolidated financial data for ATSI for the three months ended October 31, 1999 and 2000, which has been derived from ATSI's unaudited consolidated financial statements, and for each of the three fiscal years in the period ended July 31, 2000, which has been derived from, and should be read in conjunction with, the audited consolidated financial statements of ATSI included in this proxy statement. The unaudited historical consolidated financial data of ATSI as of and for the three months ended October 31, 1999 and October 31, 2000 have been derived from ATSI's unaudited interim consolidated financial statements which, in the opinion of management of ATSI, have been prepared on the same basis as the audited consolidated financial statements and include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the financial data for such periods. The statement of operations data for the three months ended October 31, 2000 is not necessarily indicative of results for a full year. You should read this table together with "ATSI Management's Discussion and Analysis of Financial Condition and Results of Operations," "ATSI Selected Consolidated Financial Data" and the consolidated financial statements of ATSI and the notes thereto included elsewhere in this proxy statement.

                                                                                                        Three Months
                                                                                                            Ended
                                                                          Year ended July 31,              October 31,
                                                                  ----------------------------------------------------------
                                                                   1998       1999        2000         1999           2000
                                                                  -------    -------    --------      -------        -------
                                                                                                           (unaudited)
                                                                        (dollars in thousands, except per share data)
Consolidated Statement of Operations Data:
     Operating revenues:
     Postpaid services                                            $13,858    $ 7,202    $  3,623      $ 1,175        $   335
     Integrated prepaid services                                    5,774      5,424       5,949        1,401          1,390
     Network services                                              13,362     19,250      24,729        6,105          4,352
     Internet e-commerce                                            1,526      2,642       5,128          782          1,422
                                                                  -------    -------    --------      -------        -------
Total operating revenues                                           34,520     34,518      39,429        9,463          7,499
     Operating expenses:
     Cost of services                                              22,287     21,312      26,798        6,526          5,528
     Selling, general and administrative                           12,853     12,652      14,884        3,374          5,221
     Bad debt                                                       1,024      2,346         898          120             51
     Depreciation and amortization                                  1,822      3,248       4,681          908          1,150
                                                                  -------    -------    --------      -------        -------
Total operating expenses                                           37,986     39,558      47,261       10,928         11,950
Loss from operations                                               (3,466)    (5,040)     (7,832)      (1,465)        (4,451)
                                                                  -------    -------    --------      -------        -------
Net loss                                                          $(5,094)   $(7,591)   $(17,138)     $(3,207)       $(5,571)
                                                                  =======    =======    ========      =======        =======
     Per share information:
Net loss                                                          $ (0.12)   $ (0.16)   $  (0.30)     $ (0.07)       $ (0.08)
Weighted average common shares outstanding                         41,093     47,467      56,851       48,687         67,703

     Consolidated Balance Sheet Data:                                                                            October 31, 2000
                                                                                                                 -----------------
Working capital (deficit)                                                                                            $(7,636)
Current assets                                                                                                         5,606
Total assets                                                                                                          26,698
Long-term obligations, including current portion                                                                       6,736
Total stockholders' equity                                                                                             6,384

Summary Historical Financial Information of Genesis


     The following table sets forth summary historical financial data for Genesis for the ten months ended October 31, 1999 and 2000, which has been derived from Genesis's unaudited financial statements, and for each of the three fiscal years in the period ended December 31, 1999, which as been derived from, and should be read in conjunction with, the audited financial statements of Genesis included in this proxy statement. The historical financial data of Genesis as of and for the ten months ended October 31, 1999 and October 31, 2000 have been derived from Genesis's interim financial statements which, in the opinion of management of Genesis, have been prepared on the same basis as the audited financial statements and include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the financial data for such periods. The statement of operations for the ten months ended October 31, 2000 is not necessarily indicative of results for a full year. You should read this table together with "Genesis Management's Discussion and Analysis of Financial Condition and Results of Operations, "Genesis Selected Consolidated Financial Data" and the financial statements of Genesis and the notes thereto included elsewhere in this proxy statement.

                                                                                                                 Ten Months
                                                                                                                    Ended
                                                                       Year ended December 31,                  October 31,
                                                               --------------------------------------     ------------------------
                                                                    1997         1998         1999          1999           2000
                                                                 ----------   ----------   ----------    ----------     ----------
                                                                                                                (unaudited)
                                                                           (dollars in thousands, except per share data)
Operating Revenues:
 Long distance                                                   $   11,237   $   13,453   $   15,804    $   12,715     $   12,150
 Local                                                                2,103        2,151        2,277         1,874          2,363
 Carrier                                                                 --          467        7,437         6,749          8,180
 Other                                                                    2            4           19            15              5
                                                                 ----------   ----------   ----------    ----------     ----------
Total Operating Revenues                                             13,342       16,075       25,537        21,353         22,698
Bad Debt Expense                                                      1,624        1,219        1,431         1,272            969
                                                                 ----------   ----------   ----------    ----------     ----------
Net Operating Revenues                                               11,718       14,856       24,106        20,081         21,729
Cost of services                                                      7,820        9,329       14,401        12,492         13,976
                                                                 ----------   ----------   ----------    ----------     ----------
Gross Margin                                                          3,898        5,527        9,705         7,588          7,753
Sales and marketing expense                                           3,379        3,925        5,678         4,252          5,418
General and administrative expense                                    1,756        2,269        2,426         1,919          2,353
Depreciation and amortization                                           242          298          394           320            342
                                                                 ----------   ----------   ----------    ----------     ----------
Income (loss) from operations                                        (1,479)        (965)       1,207         1,098           (360)
Other, net                                                              337          668          637           547            251
                                                                 ----------   ----------   ----------    ----------     ----------
Income (loss) before income taxes                                    (1,816)      (1,633)         570           551           (611)
Income tax provision (benefit)                                          (95)           2            5             5              8
                                                                 ----------   ----------   ----------    ----------     ----------
Net income (loss)                                                $   (1,721)  $   (1,635)  $      565    $      546     $     (619)
                                                                 ==========   ==========   ==========    ==========     ==========

Per share information:
 Net loss                                                        $    (0.38)  $    (0.35)  $     0.11    $     0.11     $    (0.11)
 Weighted average common shares outstanding                       4,541,850    4,619,475    5,175,893     4,895,083      5,439,668

Balance Sheet Data:                                                                                                  October 31,
                                                                                                                        2000
                                                                                                                   -------------
Working capital (deficit                                                                                            $   (1,068)
 Current assets                                                                                                          3,870
 Total assets                                                                                                            6,312
 Long-term obligations, including current portion                                                                        2,941
 Total stockholders' equity                                                                                             (1,121)

Summary Unaudited Pro Forma Financial Information

     The unaudited proforma combined statement of operations data and other financial data of ATSI for the three months ended October 31, 2000 give effect to the Genesis merger as if it had occurred on August 1, 2000, and the unaudited proforma combined statement of operations data for the years ended July 31, 1998, 1999 and 2000 give effect to the Genesis merger as if it had occurred on August 1, 1997. The unaudited combined balance sheet data of ATSI at October 31, 2000 gives effect to the Genesis merger as if it had occurred on October 31, 2000. You should read the summary unaudited pro forma financial information together with the unaudited pro forma consolidated financial statements in this proxy statement on page 61.

                                                                                            Three Months
                                                                                                Ended
                                                              Year Ended July 31,            October 31,
                                                      ---------------------------------
                                                          1998       1999        2000            2000
                                                         -------    -------    --------        -------
                                                         (dollars in thousands, except per share data)
Operating revenues:                                      $47,326    $54,902    $ 64,809          $13,501
Operating expenses:
  Cost of services                                        31,464     34,361      41,394            9,746
                                                         -------    -------    --------          -------
  Selling, general and administrative                     19,351     20,592      23,322            7,000
  Depreciation and amortization                            2,909      4,424       5,940            1,461
                                                         -------    -------    --------
Total operating expenses                                  53,724     59,377      70,656           18,207
                                                         -------    -------    --------          -------
Operating income (loss)                                   (6,398)    (4,275)     (5,847)          (4,706)
Other, net                                                (1,986)    (2,350)     (2,755)            (198)
                                                         -------    -------    --------          -------
Income (loss) before income tax expense                   (8,384)    (6,625)     (8,602)          (4,904)
                                                         -------    -------    --------          -------
Income tax expense                                           139         --          --              (66)
Minority interest                                             --         --          --               41
                                                         -------    -------    --------          -------
Net income (loss)                                         (8,523)    (6,625)     (8,602)          (4,929)
Less: Preferred dividends                                     --       (855)     (7,085)            (887)
                                                         -------    -------    --------          -------
Net income (loss) to common stockholders                 $(8,523)   $(7,480)   $(15,687)         $(5,816)
                                                         =======    =======    ========          =======

Basic and diluted loss per share                         $ (0.12)   $ (0.11)   $  (0.21)         $ (0.07)
Weighted average common shares outstanding                70,093     66,467      75,851           86,703

Balance Sheet Data:                                                                          October 31, 2000
                                                                                        ------------------------
Working capital (deficit)                                                                        $(8,700)
Current assets                                                                                     9,405
Total assets                                                                                      49,645
Long-term obligations, including current portion                                                   9,677
Total stockholders' equity                                                                        21,984


Selected Per Share Financial Information

     The following table sets forth selected historical per share financial information for each of ATSI and Genesis and unaudited pro forma per share financial information for ATSI giving effect to the merger, as if it had been consummated as of October 31, 2000, in the case of book value information, and August 1, 1997 in the case of earnings information. The information presented below is derived from (i) the consolidated historical financial statements of ATSI and Genesis, including the related notes thereto, contained elsewhere in this proxy statement and (ii) the Unaudited Pro Forma Financial Information, including the notes thereto, contained elsewhere in this proxy statement, and should be read in conjunction therewith. You should refer to the information under the captions "Unaudited Pro Forma Financial Information," "Selected Historical Financial Data of Genesis," "ATSI Selected Financial Data," the

Consolidated Financial Statements of ATSI and the notes thereto and the Consolidated Financial Statements of Genesis and the notes thereto for more information. The pro forma per share information set forth herein assumes the initial issuance of 19,000,000 shares of ATSI Common Stock in connection with the merger (computed based on an assumed determination price of $1.00 and an assumed exchange ratio of 3.113 shares of ATSI Common Stock for each share of Genesis Common Stock). The pro forma information set forth below is not necessarily indicative of what ATSI's actual financial position or results of operations would have been had the merger been consummated as of the above referenced dates or of the financial position or results of operations that may be reported by ATSI in the future.

                                                                                          As of and
                                                                                           for the
                                                                                        Three Months
                                                             As of and for the              Ended
                                                            Year Ended July 31,          October 31,
                                                        -----------------------------
                                                          1998      1999      2000           2000
                                                         ------    ------    ------         ------
ATSI - Historical:
 Earnings (loss) per common share from continuing        $(0.12)   $(0.16)   $(0.30)          $(0.08)
  operations
 Book value per common share (1)                            n/a       n/a       n/a           $ 0.09
 Dividends per common share                                  --        --        --               --

ATSI - Pro Forma:
 Earnings (loss) per common share from continuing        $(0.12)   $(0.11)   $(0.21)          $(0.07)
  operations (2)
 Book value per common share (3)                            n/a       n/a       n/a             0.25
 Dividends per common share                                  --        --        --               --

Genesis - Historical:
 Earnings (loss) per common share from continuing        $ 0.68    $ 0.06    $ 0.04           $(0.17)
  operations
 Book value per common share (1)                            n/a       n/a       n/a            (0.20)
 Dividends per common share                                  --        --        --               --

Genesis - Pro Forma Equivalents: (4)
 Earnings (loss) per common share from continuing        $(0.37)   $(0.34)   $(0.65)          $(0.22)
  operations
 Book value per common share                                n/a       n/a       n/a             0.78
 Dividends per common share                                  --        --        --               --

(1) Historical book value per share of ATSI and Genesis is computed by dividing each entity's stockholders' equity at July 31, 2000 and October 31, 2000 by the number of common shares outstanding at the end of the respective periods excluding any shares held in the treasury and the dilutive effect of options, warrants and convertible preferred stock.
(2) Pro forma earnings per share from continuing operations is computed by dividing income from continuing operations, less any preferred stock dividends, by the historical weighted average shares outstanding for the respective periods plus the 19,000,000 shares of ATSI common stock assumed to be initially issued in the merger.
(3) Pro forma book value per share of ATSI is computed by dividing pro forma stockholders equity at July 31, 2000 and October 31, 2000, by the number of common shares outstanding at the end of the period plus 19,000,000 shares of ATSI common stock assumed to be initially issued in the merger.
(4) Pro forma equivalent data of Genesis is computed by multiplying the ATSI pro forma data by the exchange ratio of 3.113.

Comparative Per Share Market Price and Dividend Information

     ATSI's common stock is quoted on the AMEX under the symbol "AI." From December 1997 to February 14, 2000, our common stock was traded on the NASD:
OTCBB under the symbol "AMTI." Prior to December 1997, our common stock was traded on the Canadian Dealing Network under the symbol ATIL.CDN. The table below sets forth the high and low bid prices for the common stock from August 1, 1998 through February 14, 2000 as reported by NASD: OTCBB and from February 15, 2000 through January 17, 2001, as reported on the AMEX. These price quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

                        Fiscal 1999                             High          Low
                        -----------                            -----          ---
First Quarter..............................................     $  1 1/8      $ 15/32
Second Quarter.............................................     $ 1 9/32      $   3/4
Third Quarter..............................................     $1 13/64      $   5/8
Fourth Quarter.............................................     $1 53/64      $1 1/32

                        Fiscal 2000                             High          Low
                        -----------                             ----          ---
First Quarter..............................................     $1 11/32      $ 45/64
Second Quarter.............................................     $2 29/32      $ 45/64
Third Quarter..............................................     $ 9 7/16      $ 2 1/2
Fourth Quarter.............................................     $ 6 5/16      $ 4 1/2

                        Fiscal 2000                             High            Low
                        -----------                            -----            ---
First Quarter..............................................     $      4      $  13/8
Second Quarter (through January 17, 2001)..................     $  1 3/4      $   3/8

     At June 13, 2000, the day before the merger with Genesis was initially announced, the closing price of our common stock was $5.125. On November 29, 2000, the day before we announced the first amendment to the Genesis agreement with Genesis, the closing price of our common stock was $0.8125. As of January 19, 2001, we had approximately 16,500 stockholders, including both beneficial and registered owners.

     The terms of our Series A and Series D Preferred Stock restrict us from paying dividends on our common stock until such time as all outstanding dividends have been paid on the preferred stock, and the terms of our Series E Preferred Stock prohibit the payment of dividends on our common stock without the consent of the holders of the Series E Preferred Stock. We have not paid dividends on our common stock the past three years and do not expect to do so in the foreseeable future.

     There is no established public trading market for Genesis. Therefore, a market price for Genesis common stock cannot be established. As of October 31, 2000, the book value of a share of common stock of Genesis was $(0.20). As of January 19, 2001, Genesis had approximately 129 holders of record of its stock. Genesis has not paid its shareholders any cash dividends and does not anticipate paying any dividends in the foreseeable future.

Other Matters To Be Voted Upon At The Annual Meeting

     In addition to approving the share issuance in connection with the merger with Genesis, you are being asked to vote upon the following additional matters:

     . Approve the possible issuance of the Series E Preferred Stock, the Warrants and an indeterminate number of shares of our common stock upon the conversion of shares of our Series E Preferred Stock (including shares issuable upon exercise of the Investment Options)
          and exercise of warrants issued in connection with the Series E Preferred Stock in accordance with Rule 713 of the AMEX.
     . Approve an amendment to our company's certificate of incorporation increasing the number of shares of common stock, par value $.001 per share, that we are authorized to issue from 100,000,000 shares to 200,000,000 shares.
     . Approve an amendment to our company's certificate of incorporation changing our name to "ATSI Communications, Inc."
     .    Elect two members to our Board of Directors.

     .    Approve the ATSI 2001 Incentive Stock Option Plan.
     . Ratify the selection of Arthur Andersen LLP as independent public accountants for the fiscal year ending July 31, 2001.



                    QUESTIONS AND ANSWERS ABOUT THE MEETING

       Q:  Why did you send me this proxy statement?

       A: We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your votes for use at the 2000 Annual Meeting of Stockholders.

           This proxy statement summarizes information that you need to know in order to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.


           We will begin sending this proxy statement, notice of annual meeting and the enclosed proxy card on or about February 7, 2001 to all stockholders entitled to vote. Holders of our common stock and Series A Cumulative Convertible Preferred Stock are entitled to vote at the annual meeting. The record date for those entitled to vote is January 19, 2001. On January 19, 2001, there were 71,836,766 shares of our common stock outstanding and 14,370 shares of our Series A Preferred Stock outstanding. Stockholders are entitled to the one vote for each share of common stock and 124.3 votes for each share of Series A Preferred Stock held as of the record date.


     Q:   What is the time and place of the annual meeting?


     A:   The annual meeting will be held at 9:00 a.m., local time, at the
Hilton San Antonio Airport Hotel, 611 Northwest Loop 410, San Antonio, Texas 78216, on February 26, 2001.


     Q:   What am I being asked to vote on?

     A:   You are being asked to vote on the following seven proposals:

     . Approval of the potential issuance by ATSI of up to approximately 19.0 million shares of common stock in connection with the merger of a subsidiary of ATSI into Genesis Communications International, Inc.

     . Approval of the issuance by our company of the Series E Preferred Stock, the Warrants and an indeterminate number of shares of common stock upon conversion of our Series E Preferred Stock (including shares issuable upon exercise of the Investment Options) and upon exercise of warrants that were all issued in connection with a private financing.

     . Approval of an amendment to our company's certificate of incorporation increasing the number of authorized shares of our common stock from 100,000,000 shares to 200,000,000 shares.
     . Approval of an amendment to our company's certificate of incorporation changing our name to "ATSI Communications, Inc."
     . Election of two members to the Board of Directors to serve until the 2004 Annual Meeting of Stockholders and until their respective successors shall be duly elected and qualified.
     . Approval of the ATSI 2000 Incentive Stock Option Plan adopted by the Board of Directors of our company on December 15, 2000.
     . Ratification of the selection of Arthur Andersen LLP as independent auditors for the fiscal year ending July 31, 2001.


     Q:   Who may be present at the annual meeting and who may vote?

     A:   All holders of our common stock and preferred stock and other interested persons may attend the annual meeting in person. However, only holders of our common stock and Series A Preferred Stock of record as of January 19, 2001 may cast their vote in person or by proxy at the annual meeting.


     Q:   What is the vote required?

     A:   The vote required for each of the proposals is as follows:

 .    Issuance of shares in the merger with Genesis. The proposal to approve the
     ---------------------------------------------
     issuance of shares in the Genesis merger must receive the affirmative vote of the holders of a majority of the shares of ATSI common stock and Series A Preferred Stock represented and voting at the meeting. If you are present in person or represented by proxy at the meeting and abstain from voting, it has the same effect as if you voted against this proposal. In addition, if you do not instruct your broker on how to vote on this proposal, your broker will not be able to vote for you. This will have no effect on the proposal, however, because those shares for which brokers are not able to vote will not be considered as voting at the annual meeting and for purposes of approving this proposal.

 .    Issuance of the Series E Preferred Stock, the Warrants and an indeterminate
     ---------------------------------------------------------------------------
     number of shares upon conversion of the Series E Preferred Stock (including
     ---------------------------------------------------------------------------
     shares issuable upon exercise of the Investment Options) and exercise of
     ------------------------------------------------------------------------
     warrants. The proposal to approve the issuance of the Series E Preferred
     --------
     Stock, the Warrants and an indeterminate number of shares upon the conversion of our Series E Preferred Stock (including shares issuable upon exercise of the Investment Options) and exercise of warrants must receive the affirmative vote of the holders of a majority of the shares of ATSI common stock and Series A Preferred Stock represented and voting at the meeting. If you are present in person or represented by proxy at the meeting and abstain from voting, it has the same effect as if you voted against this proposal. In addition, if you do not instruct your broker on how to vote on this proposal, your broker will not be able to vote for you. This will have no effect on the proposal, however, because those shares for which brokers are not able to vote will not be considered as voting at the annual meeting and for purposes of approving this proposal.

 .    Amendments to Certificate of Incorporation.  The respective proposals to
     ------------------------------------------
     amend our certificate of incorporation will be approved if the holders of a majority of the shares of our common stock and Series A Preferred Stock outstanding on January 19, 2001, vote in favor of the respective proposals. If you abstain from voting on either of these proposals, or do not give instructions to your broker on how to vote, it has the same effect as if you voted against that proposal.

 .    Election of Directors.  The two nominees for director who receive the most
     ---------------------
     votes will be elected. So, if you do not vote for a particular nominee or you indicate "withhold authority to vote" for a particular nominee on your proxy card, your abstention will have no effect on the election of directors.

 .    Approval of ATSI 2000 Incentive Stock Option Plan.  The proposal to approve
     -------------------------------------------------
     the ATSI 2000 Incentive Stock Option Plan must receive the affirmative vote of the holders of a majority of the shares of common stock and Series A Preferred Stock represented and voting at the meeting. If you are present in person or represented by proxy at the meeting and abstain from voting, it has the same effect as if you voted against this proposal. In addition, if you do not instruct your broker on how to vote on this proposal, your broker will not be able to vote for you. This will have no effect on the proposal, however, because those shares for which brokers are not able to vote will not be considered as voting at the annual meeting and for purposes of approving the ATSI 2000 Incentive Stock Option Plan.

 .    Approval of Independent Accountants. The proposal to ratify the selection
     -----------------------------------
     of our independent public accountants must receive the affirmative vote of
            -----------
     a majority of the shares of ATSI common stock and Series A Preferred Stock represented and voting at the meeting. If you are present in person or represented by proxy at the meeting and abstain from voting, it has the same effect as if you voted against this proposal. In addition, if you do not instruct your broker on how to vote on this proposal, your broker will not be able to vote for you. This will have no effect on the proposal, however, because those shares for which brokers are not able to vote will not be considered as voting at the annual meeting and for purposes of ratifying the selection of our independent public accountants.
                                    -----------


     Q:   Who is soliciting my proxy?

     A:   The Board of Directors of ATSI.


     Q:   What is the recommendation of our Board of Directors regarding the proposals?

     A:   Our Board of Directors believes that the purchase price for the merger with Genesis was fair and on commercially attractive terms to our company. Accordingly, our Board of Directors has determined that the Genesis merger is advisable and in your best interests. Our Board of Directors has therefore approved the Genesis merger and the issuance of up to approximately 19,000,000 shares of our common stock in connection with the Genesis merger and recommends that you vote "FOR" approval of this matter at the annual meeting.

     Similarly, our Board of Directors believes that the terms and conditions of the private financing we completed were fair and on commercially attractive terms to our company. Our Board of Directors has therefore approved the issuance of the Series E Preferred Stock, the Warrants and an indeterminable number of shares of our common stock upon conversion of the Series E Preferred Stock (including shares issuable upon exercise of the Investment Options) or exercise of warrants that were or may be issued and recommends that you vote "FOR" approval of this proposal.

     Our Board of Directors believes that an increase in the number of authorized shares of our common stock is advisable and in your best interests. There are currently approximately 71,836,766 shares of common stock outstanding; if all outstanding options, warrants and other securities convertible into shares of our common stock were currently exercised or converted, however, we would have approximately 82,172,171 shares outstanding. In view of the fact that we may require additional funds for working capital and to finance obligations incurred in connection with the Genesis merger, and also may wish to consider other acquisitions or strategic opportunities, we may require additional shares of our common stock to be available for those purposes. The authorization of an additional 100,000,000 shares would give our Board of Directors flexibility to rapidly respond to available capital and acquisition opportunities that may arise in the future. In addition, without the increase in our authorized shares, we may not be able to consummate the Genesis merger, fulfill our obligations under the private financing or reserve a sufficient number of shares under the ATSI 2000 Incentive Stock Option Plan. Accordingly, our Board of Directors has determined that the proposed increase in the number of authorized shares of our common stock is advisable and in your best interests. Our Board of Directors has therefore approved the proposal to increase the number of authorized shares of our common stock and recommends that you vote "FOR" approval of this proposal.

          Our Board of Directors believes that a change of our corporate name to "ATSI Communications, Inc." is in our best interests. Our Board of Directors has therefore approved the proposal to amend our certificate of incorporation to change our name and recommends that you vote "FOR" approval of this proposal.

          In addition to these proposals, we are also soliciting your proxy for the election of two members to our Board of Directors to serve until our annual meeting in 2004, the approval of the ATSI 2000 Incentive Stock Option Plan and the ratification of the appointment of Arthur Andersen LLP as our independent auditors for fiscal 2001.


     Q:   What do I need to do now?

     A:   Please sign, date and complete your proxy card and promptly return it in the enclosed, self addressed, prepaid envelope so that your shares of our common stock can be represented at the annual meeting.


     Q:   If my shares are held in "street name" by my broker, will my broker vote my shares for me?

     A:   Your broker will vote your shares for you ONLY if you instruct your broker how to vote for you. Your broker should mail information to you that will explain how to give these instructions.


     Q:   Can I change my vote after I have mailed my signed proxy card?

     A:   Yes. Just send by mail a written revocation or a later-dated, completed and signed proxy card before the annual meeting or simply attend the annual meeting and vote in person. You may not change your vote by facsimile or telephone.


     Q:   What if I don't send back a proxy card or vote my shares in person at the annual meeting?

     A:   If you don't return your proxy card or vote you shares in person at the annual meeting, each of those shares will be treated as a non-vote and will have the effect described above under "What is the vote required?"

     Q:   Will I have appraisal rights if I do not approve the share issuance in connection with the Genesis merger?

     A:   No.  You will not have any right to dissent from the share issuance in connection with the Genesis merger and receive a value for your shares of our common stock as determined by a court.


     Q. Why is this proxy statement not accompanied by an annual report for ATSI?

     A. We did not include a separate annual report because the relevant information in an annual report is included in this proxy statement. If you desire to obtain a copy of our annual report on Form 10-K, you can copy the report at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Additionally, the filing can be obtained at the web site maintained by the SEC at: http://www.sec.gov. A copy of
                                                   -------------------
the report can also be obtained by contacting ATSI at 6000 Northwest Parkway, Suite 110, San Antonio, Texas 78249, 210-547-1000, Attention: Vice President of Investor Relations and Corporate Communications.

                                 RISK FACTORS

       Stockholders of ATSI should carefully consider the following risks, which are not listed in order of priority, in addition to the other information contained in this proxy statement.

RISKS RELATED TO THE MERGER

 .    If we do not successfully integrate ATSI's and Genesis' operations and personnel and effectively manage the combined company, including the successful cross-marketing of our services to our customers, we may not achieve the benefits of the merger and may lose key personnel and customers.

     We entered into the Genesis agreement with the expectation that the merger will result in significant benefits. Achieving the benefits of the merger depends on the timely, efficient and successful execution of a number of post-merger events, including integrating the operations and retaining and attracting personnel for the two companies. We will need to overcome significant obstacles, however, in order to realize any benefits or synergies from the merger. The successful execution of these post-merger events will involve considerable risk and may not be successful. Furthermore, Genesis' principal offices are located in San Diego, California while ATSI's principal offices are located in San Antonio, Texas. For the merger to be successful, we must successfully integrate Genesis' operations and personnel with ATSI's operations and personnel. In addition, an important part of our merger strategy is our plan to offer our products and services to each other's customers, and to develop new products and services for our combined client base. We cannot assure you that one company's customers will have any interest in the other company's products and services or in our anticipated products and services. The failure of these cross-marketing efforts would diminish the benefits anticipated to be realized by this merger.

     To date, the companies have not thoroughly investigated the obstacles, technological, market-driven or otherwise, to developing and marketing these additional products and services in a timely and efficient way. We cannot assure you that we will be able to overcome the obstacles in developing new products and services, or that there will be a market for the new products or services we develop after the merger. A failure or inability like this could have a material adverse effect on the combined company's business, financial condition and operating results or could result in loss of key personnel. In addition, the attention and effort devoted to integrating the two companies will significantly divert management's attention from other important issues and could seriously harm the combined company. Our failure to complete the integration successfully could result in the loss of key personnel and customers, and the market price of the ATSI common stock following the merger may decline as a result.

 .    The uncertainties associated with the merger may cause ATSI and Genesis customers to delay or defer decisions, which may cause the loss of customers and revenues.

     ATSI and Genesis customers may, in response to the announcement of the merger and prior to its effectiveness, delay or defer decisions concerning business with both companies. Any delay or deferral in those decisions by ATSI or Genesis customers could have a material adverse effect on ATSI and/or Genesis' business. For example, ATSI or Genesis could experience a decrease in expected revenue as a consequence of the uncertainties associated with the merger.

 .    The uncertainties associated with the merger may cause Genesis or ATSI to lose key personnel.

     Current and prospective ATSI and Genesis employees may experience uncertainty about their future roles with the combined company until strategies with regard to the combined company are announced or executed. Any uncertainty may adversely affect ATSI's and Genesis' ability to attract and retain key management, sales, marketing and technical personnel.

 .    The merger is subject to consents and approvals from government entities and certain third parties.

     The merger is subject to consents and approvals from various government entities and certain third parties, which may jeopardize or delay completion of the merger or reduce the anticipated benefits of the merger. In order to complete the merger, we must make filings with, and receive consents, orders, approvals or clearances from various governmental agencies, both foreign and domestic, including particularly filings with state public utility or service commissions and from certain third parties. These governmental agencies may condition their action on any number of factors or may not act promptly, which may jeopardize or delay completion of the merger.

RISKS RELATED TO OPERATIONS

 .    Our auditors have questioned our viability

     Our auditors' opinion on our financial statements as of July 31, 2000 calls attention to substantial doubt as to our ability to continue as a going concern. This means that they question whether we can continue in business. If we cannot continue in business, our common stockholders would likely lose their entire investment. Our financial statements are prepared on the assumption that we will continue in business. They do not contain any adjustments to reflect the uncertainty over our continuing in business.

 .    We expect to incur losses, so if we do not raise additional capital we may go out of business

     We have never been profitable and do not expect to become profitable in the near future. We have invested and will continue to invest significant amounts of money in our network and personnel in order to maintain and develop the infrastructure we need to compete in the markets for our services and achieve profitability. Our investment in our network may not generate the savings and revenues that we anticipate because of a variety of factors, such as:

          - delays in negotiating acceptable interconnection agreements with Telefonos de Mexico, the former monopoly carrier in Mexico;
          -    delays in construction of our network; and
          - operational delays caused by our inability to obtain additional financing in a timely fashion.

     In the past we have financed our operations almost exclusively through the private sales of securities. Since we are losing money, we must raise the money we need to continue operations and expand our network either by selling more securities or borrowing money. We are not able to sell additional securities or borrow money on terms as desirable as those available to profitable companies, and may not be able to raise money on any acceptable terms. If we are not able to raise additional money, we will not be able to implement our strategy for the future, and we will either have to scale back our operations or stop operations.

     As of July 31, 2000, we had negative working capital of approximately $5.3 million. In order to maintain our financial position going forward it will be necessary for us to raise funds necessary to cover our recurring negative cash flows from operations. We cannot estimate what that amount will be with reasonable certainty. For the twelve months ended July 31, 2000, our negative cash flows from operations prior to debt service and capital expenditures were approximately $4.7 million. Conservatively, we will need to be able to raise similar capital over the next nine to twelve months.

 .    We must expand and operate our network

     Our success and ability to increase our revenues depends upon our ability to deliver telecommunication services which, in turn, depends on our ability to integrate new and emerging technologies and equipment into our network and to successfully expand our network. Our ability to continue to expand, operate and develop our network will depend on, among other factors, our ability to accomplish the following:

          -    obtain switch sites;
          - interconnect with the local, public switched telephone network and/or other carriers; and
          - obtain access to or ownership of transmission facilities that link our switches to other network switches.

     When we expand our network, we will incur additional fixed operating costs that will exceed revenues until we generate additional traffic. We may not be able to expand our network in a cost-effective manner, generate additional revenues, which cover or exceed the expansion costs or operate the network efficiently.

     Our network and operations face risks that we cannot control, such as damages caused by fire, power loss and natural disasters. Any failure of our network or other systems our hardware could damage our reputation, result in loss of customers and harm our ability to obtain new customers.

 .    It is difficult for us to compete with much larger companies such as AT&T,
     Sprint, MCI-Worldcom and Telmex

     The large carriers such as AT&T, Sprint and MCI/Worldcom in the U.S., and Telmex in Mexico, have more extensive owned networks than we do, which enables them to control costs more easily than we can. They are also able to take advantage of their large customer base to generate economies of scale, substantially lowering their per-call costs. Therefore, they are better able than we are to lower their prices as needed to retain customers. In addition, these companies have stronger name recognition and brand loyalty, as well as a broader portfolio of services, making it difficult for us to attract new customers. Our competitive strategy in the U.S. revolves around targeting markets that are largely underserved by the big carriers. However, some larger companies are beginning efforts or have announced that they plan to begin efforts to capture these markets.

     Mergers, acquisitions and joint ventures in our industry have created and may continue to create more large and well-positioned competitors. These mergers, acquisitions and joint ventures could increase competition and reduce the number of customers that purchase wholesale service from us.

 .    Competition could harm us

     International telecommunications providers like us compete based on price, customer service, transmission quality and breadth of service offerings. Our carrier and prepaid card customers are especially price sensitive. Many of our larger competitors enjoy economies of scale that can result in lower termination and network costs. This could cause significant pricing pressures within the international communications industry. In recent years, prices for international and other telecommunications services have decreased as competition continues to increase in most of the markets in which we currently compete or intend to compete. For example, from October 1999 to October 2000, the prevailing price per minute to carry traffic from the U.S. to Mexico declined by approximately 41%. Although we carried more than twice as much wholesale traffic in fiscal year 2000 than in fiscal year 1999, we only recognized an increase in revenues of approximately 60%. If these pricing pressures continue, we must continue to lower our costs in order to maintain sufficient profits to continue in this market. We believe competition will intensify as new entrants increase as a result of the new competitive opportunities created by the Telecommunications Act of 1996, implementation by the Federal Communications Commission of the United States' commitment to the World Trade Organization, and privatization, deregulation and changes in legislation and regulation in many of our foreign target markets. We cannot assure you that we will be able to compete successfully in the future, or that such intense competition will not have a material adverse effect on our business, financial condition and results of operations.

 .    Competition in Mexico

     Mexican regulatory authorities have granted concessions to 20 companies, including Telmex and Telereunion, to construct and operate public, long distance telecommunications networks in Mexico. Some of these new competitive entrants have as their partners major U.S. telecommunications providers including AT&T (Alestra), MCIWorldcom (Avantel) and Verizon Communications (Iusacell). Mexican regulatory authorities have also granted concessions to provide local exchange services to several telecommunications providers, including Telmex and Telefonia Inalambrica del Norte S.A. de C.V., Megacable Comunicaciones de Mexico and several of Mexico's long distance concessionaires. We compete or will compete to provide services in Mexico with numerous other systems integration, value-added and voice and data services providers, some of which focus their efforts on the same customers we target. In addition to these competitors, recent and pending deregulation in Mexico may encourage new entrants.

     Moreover, while the WTO Agreement could create opportunities to enter new foreign markets, the United States' and other countries' implementation of the WTO Agreement could result in new competition from operators previously banned or limited from providing services in the United States. For example, the FCC granted the Sprint/Telmex joint venture authority, subject to various conditions, to enter the United States market and to provide resold international switched services between the United States and Mexico. This and other competitive developments could result in increased competition, which could materially and adversely effect our business, financial condition and results of operations.

 .    Our Mexican facilities-based license poses risks

     Our Mexican concession is regulated by the Mexican government. The Mexican government could grant similar concessions to our competitors, or affect the value of our concessions. In addition, the Mexican government also has
     (1) authority to temporarily seize all assets related to the Mexican concession in the event of natural disaster, war, significant public disturbance and threats to internal peace and for other reasons of economic or public order and (2) the statutory right to expropriate any concession and claim all related assets for public interest reasons. Although Mexican law provides for compensation in connection with losses and damages related to temporary seizure or expropriation, we cannot assure you that the compensation will be adequate or timely.

     The Mexican concession contains several restraints. Specifically, it limits the scope and location of our Mexican network and has minimum invested capital requirements and specific debt to equity requirements. We cannot assure you that:

          - we will be able to obtain financing to finish the Mexican network;
          - if we obtain financing it will be in a timely manner or on favorable terms; or
          - we will be able to comply with the Mexican concession's conditions.

     If we fail to comply with the terms of the concession, the Mexican government may terminate it without compensation to us. A termination would prevent us from engaging in our proposed business.

 .    Rapid changes in technology could place us at a competitive disadvantage

     The markets that we service are characterized by:

          -    rapidly changing technology;
          -    evolving industry standards;
          -    emerging competition; and
          - the frequent introduction of new services, software and other products.

     Our success partially depends upon our ability to enhance existing products, software and services and to develop new products, software and services that meet changing customer requirements on a timely and cost-effective basis. We cannot assure you that we can successfully identify new opportunities and develop and bring new products, software and services to the market in a timely and cost effective manner. We also cannot assure you that the products, software, services or technologies that others develop will not render our products, software, services or technologies non-competitive or obsolete. Furthermore, there is no guarantee that products, software or service developments or enhancements we introduce will achieve or sustain market acceptance or that they will effectively address the compatibility and interoperability issues raised by technological changes or new industry standards.

 .    We may not be able to collect large receivables, which could create serious cash flow problems

     Our wholesale network customers generate large receivable balances, often over $500,000 for a two-week period. We incur substantial direct costs to provide this service since we must pay our carriers in Mexico to terminate these calls. If a customer fails to pay a large balance on time, our cash flow may be substantially reduced and we would have difficulty paying our carriers in Mexico on time. If our Mexican carriers suspend services to us, it may affect all our customers.

 .    We may not be able to pay our suppliers on time, causing them to discontinue critical services

     We have not always paid all of our suppliers on time due to temporary cash shortfalls. Our critical suppliers are SATMEX for satellite transmission capacity and Bestel for fiber optic cable. We also rely on various Mexican and U.S. long distance companies to complete the intra-Mexico and intra-U.S. long distance portion of our calls. For fiscal 2000, the monthly average amount due to these suppliers as a group was approximately $1,372,000. We currently have overdue outstanding balances with long distance carriers for fiscal 2000 of $300,000 on which we are making payments. Critical suppliers may discontinue service if we are not able to make payments on time in the future. In addition, equipment vendors may refuse to provide critical technical support for their products if they are not paid on time under the terms of support arrangements. Our ability to make payments on time depends on our ability to raise additional capital or improve our cash flow from operations.

 .    We may not be able to make our debt payments on time or meet financial covenants in our loan agreements, causing our lenders to repossess critical equipment

     We purchased some of our significant equipment with borrowed money, including a substantial number of our payphones located in Mexico, our DMS 250/350 International gateway switch from Nortel, and packet-switching equipment from Network Equipment Technologies. We pay these three lenders approximately $171,165 on a monthly basis. The Notes to our Consolidated Financial Statements included in this proxy statement include more information about our equipment, equipment debt and capital lease obligations. The lenders have a security interest in the equipment to secure repayment of the debt. This means that the lenders may take possession of the equipment and sell it to repay the debt if we do not make our payments on time. We have not always paid all of our equipment lenders on time due to temporary cash shortfalls. These lenders may exercise their right to take possession of certain critical equipment if we are not able to make payments on time in the future. Our ability to make our payments on time depends on our ability to raise additional capital or improve our cash flow from operations. We defaulted on our Nortel switch loan agreement as of the end of our fiscal year, July 31, 2000, and as of the quarter ended October 31, 2000, by failing to meet financial covenants related to revenues, gross margins and EBITDA. We have received a waiver for the July 31, 2000 default. It appears likely that we will be in default of these financial covenants again at the end of the quarter ending January 31, 2001. Accordingly, we have accounted for our capital lease obligation with NTFC as a current liability in our accompanying consolidated financial statements. For more information on this expected default, you should see the "Liquidity and Capital Resources" section of this proxy statement. For more information on our other loans and capital leases you should see the footnotes to our financial statements in this proxy statement.

 .    A large portion of our revenue is concentrated among a few customers, making us vulnerable to sudden revenue declines

     Our revenues from wholesale services currently comprise about 63% of our total revenues. The volume of business sent by each customer fluctuates, but this traffic is often heavily concentrated among three or four customers. During some periods in the past, two of these customers have been responsible for 50% of this traffic. Generally, our wholesale customers are able to re-route their traffic to other carriers very quickly in response to price changes. If we are not able to continue to offer competitive prices, these customers will find some other supplier and we will lose a substantial portion of our revenue very quickly. In addition, mergers and acquisitions in our industry may reduce the already limited number of customers for our wholesale services.

 .    We may not be able to lease transmission facilities we need at cost-
     effective rates

     We do not own all of the transmission facilities we need to complete calls. Therefore, we depend on contractual arrangements with other telecommunications companies to complete our network. For example, although we own the switching and transport equipment needed to receive and transmit calls via satellite and fiber optic lines, we do not own a satellite or any fiber optic lines and must therefore lease transmission capacity from other companies. We may not be able to lease facilities at cost-effective rates in the future or enter into contractual arrangements necessary to expand our network or improve our network as necessary to keep up with technological change.

 .    The carriers on whom we rely for intra-Mexico long distance may not stay in business leaving us fewer and more expensive options to complete calls

     There are only 20-licensed Mexican long distance companies, and we currently have agreements with four of them. One of these, Avantel, S.A. de C.V. has said publicly that it may not continue in the business because of its difficulty in achieving a desired profit margin. If the number of carriers who provide intra-Mexico long distance is reduced, we will have fewer route choices and may have to pay more for this service.

 .    We may have service interruptions and problems with the quality of transmission, causing us to lose call volume and customers

     To retain and attract customers, we must keep our network operational 24 hours per day, 365 days per year. We have experienced service interruptions and other problems that affect the quality of voice and data transmission. We may experience more serious problems. In addition to the normal risks that any telecommunications company faces (such as fire, flood, power failure, equipment failure), we may have a serious problem if a meteor or space debris strikes the satellite that transmits our traffic, or a volcanic eruption or earthquake interferes with our operations in Mexico City. If a portion of our network is effected by such an event, a significant amount of time could pass before we could re-route traffic from one portion of our network to the other, and there may not be sufficient capacity on only one portion of the network to carry all of our traffic at any given time.

     To stay competitive, we will attempt to integrate the latest technologies into our network. We are currently implementing "packet switching" transport capabilities such as Asynchronous Transfer Mode and we will continue to explore new technologies as they are developed. The discussion in this proxy statement under "ATSI Business" describes these technologies. The risk of network problems increases during periods of expansion and transition to new technologies.

 .    Changes in telecommunications regulations may harm our competitive position

     Historically, telecommunications in the U.S. and Mexico have been closely regulated under a monopoly system. As a result of the Telecommunications Act of 1996 in the U.S. and new Mexican laws enacted in the 1990's, the telecommunications industry in the U.S. and Mexico are in the process of a revolutionary change to a fully competitive system. U.S. and Mexican regulations governing competition are evolving as the market evolves. For example, FCC regulations now permit the regional Bell operating companies (former local telephone monopolies such as Southwestern Bell) to enter the long distance market if certain conditions are met. The entry of these formidable competitors into the long distance market will make it more difficult for us to establish a retail customer base. There may be significant regulatory changes that we cannot even predict at this time. We cannot be sure that the governments of the U.S. and Mexico will even continue to support a migration toward a competitive telecommunications market.

 .    Regulators may challenge our compliance with laws and regulations causing us considerable expense and possibly leading to a temporary or permanent shut down of some operations

     Government enforcement and interpretation of the telecommunications laws and licenses is unpredictable and is often based on informal views of government officials and ministries. This is particularly true in Mexico and certain of our target Latin American markets, where government officials and ministries may be subject to influence by the former telecommunications monopoly, such as Telmex. This means that our compliance with the laws may be challenged. It could be very expensive to defend this type of challenge and we might not win. If we were found to have violated the laws that govern our business, we could be fined or denied the right to offer services.

     Our operations may be affected by political changes in Mexico and other Latin American countries

     The majority of our foreign operations are in Mexico. The political and economic climate in Mexico is more uncertain than in the United States and unfavorable changes could have a direct impact on our operations in Mexico. The Mexican government exercises significant influence over many aspects of the Mexican economy. For example, a newly elected set of government officials could decide to quickly reverse the deregulation of the Mexican telecommunications industry economy and take steps such as seizing our property, revoking our licenses, or modifying our contracts with Mexican suppliers. A period of poor economic performance could reduce the demand for our services in Mexico. There might be trade disputes between the United States and Mexico that result in trade barriers such as additional taxes on our services. The Mexican government might also decide to restrict the conversion of pesos into dollars or restrict the transfer of dollars out of Mexico. These types of changes, whether they occur or are only threatened, could have a material adverse effect on our results of operations and would also make it more difficult for us to obtain financing in the United States.

 .    If the value of the Mexican Peso declines relative to the Dollar, we will have decreased earnings as stated Dollars

     Approximately 20% of ATSI's revenue is collected in Mexican Pesos. If the value of the Peso relative to the Dollar declines, that is, if Pesos are convertible into fewer Dollars, then our earnings, which are stated in dollars, will decline. We do not engage in any type of hedging transactions to minimize this risk and do not intend to do so.

 .    We may not successfully integrate the operations of Genesis

     If we are unable to integrate the operations of Genesis Communications International, Inc. upon completion of the acquisition, it may adversely affect our future operations, specifically, the shift toward and implementation of our retail strategy.

RISKS RELATED TO FINANCING

 .    The terms of our preferred stock include disincentives to a merger or other change of control, which could discourage a transaction that would otherwise be in the interest of our stockholders

     In the event of a change of control of ATSI, the terms of the Series D and E Preferred Stock permit the holder to choose either to receive whatever cash or stock the common stockholders receive in the change of control transaction as if the Series D and E Preferred Stock had been converted, or to require us to redeem the Series D and E Preferred Stock at $1,560, and $1,250 per share, respectively. If all 3,000 and 10,000 shares of the Series D and E Preferred Stock were outstanding at the time of a change of control, this could result in a payment to the holders of $4,680,000 and $12,500,000, respectively. The possibility that we might have to pay this large amount of cash would make it more difficult for us to agree to a merger or other opportunity that might arise even though it would otherwise be in the best interest of the stockholders.

 .    We may have to redeem the Series D and Series E Preferred Stock for a substantial amount of cash, which would severely restrict the amount of cash available for our operations.

     The terms of the Series D Preferred Stock require us to redeem the stock for cash in two circumstances in addition to the change of control situation described in the immediately preceding risk factor.

     First, the terms of the Series D Preferred Stock prohibit the holder from acquiring more than 11,509,944 shares of our common stock, which is 20% of the amount of shares of common stock outstanding at the time we issued the Series D Preferred Stock. The terms of the Series D Preferred Stock also prohibit the holder from holding more than 5% of our common stock at any given time. Due to the floating conversion rate, the number of shares of common stock that may be issued on the conversion of the Series D Preferred Stock increases as the price of our common stock decreases, so we do not know the actual number of shares of common stock that the Series D Preferred Stock will be convertible into. On the second anniversary of the issuance of the Series D Preferred Stock we are required to convert all remaining unconverted Series D Preferred Stock. If this conversion would cause the holder to exceed either of these limits, then we must redeem the excess shares of Series D Preferred Stock for cash equal to $1,270 per share, plus accrued but unpaid dividends.

     Second, if we refuse to honor a conversion notice or a third party challenges our right to honor a conversion notice by filing a lawsuit, the holder may require us to redeem any shares it then holds for $1,270 per share. If all 3,000 shares were outstanding at the time of a redemption, this would result in a cash payment of $3,810,000 plus accrued and unpaid dividends. If we were required to make a cash payment of this size, it would severely restrict our ability to fund our operations.

     Similarly, the Series E Preferred Stock requires mandatory redemption if
     (a) we fail to: issue shares of common stock upon conversion, remove legends on certificates representing shares of common stock issued upon conversion or to fulfill certain covenants set forth in the Securities Purchase Agreement between ATSI and the holders of the Series E Preferred Stock; (b) we fail to obtain effectiveness of the registration statement covering the shares of common stock to be issued upon the conversion of the Series E Preferred Stock prior to March 11, 2001; (c) certain bankruptcy and similar events occur; (d) we fail to maintain the listing of the common stock on the Nasdaq National Market, the Nasdaq Small Cap Market, the AMEX or the NYSE; or (e) our long distance concession license from the Republic of Mexico is terminated or limited in scope by any regulatory authorities. The Redemption Price equals the greater of (x) 125% of the stated value ($1,000) plus 6% per annum of the stated value plus any conversion default payments due and owing by ATSI and (y) the product of (i) the highest number of shares of common stock issuable upon conversion times (ii) the highest closing price for the common stock during the period beginning on the date of first occurrence of the mandatory redemption event and ending one day prior to the date of redemption minus the amount of money we receive upon the exercise of the investment options provided in the Series E Preferred Stock which, upon conversion allows the holders to purchase an additional 0.8 share of ATSI common stock for each share of ATSI common stock received upon conversion.

 .    We may redeem our preferred stock only under certain circumstances, and redemption requires us to pay a significant amount of cash and issue additional warrants.

     We may redeem the Series A Preferred Stock only after the first anniversary of the issue date, and only if the market price for our common stock is 200% or more of the conversion price for the Series A Preferred Stock. The redemption price for the Series A stock is $100 per share plus accrued and unpaid dividends. We may redeem the Series D Preferred Stock only if the price of our common stock falls below $9.00, the price on the date of closing the Series D Preferred Stock. The redemption price is $1,270 per share, plus accrued but unpaid dividends, plus an additional warrant for the purchase of 150,000 shares of common stock. Subject to certain conditions, we have the right to redeem the Series E Preferred Stock if, at any time after October 11, 2001, on any trading day and for a period of 20 consecutive trading days prior thereto, the closing bid price is less than $1.24. Because of the high costs of redeeming the preferred stock and the limited circumstances under which redemption may occur, we are limited as to what steps we may take to prevent further dilution to the common stock if we find alternative forms of financing.

     RISKS RELATING TO MARKET FOR OUR COMMON STOCK

 .    The price of our common stock has been volatile and could continue to fluctuate substantially

     Our common stock is traded on the AMEX. The market price of our common stock has been volatile and could fluctuate substantially based on a variety of factors, including the following:

          - announcements of new products or technologies innovations by us or others;
          -    variations in our results of operations;
          -    the gain or loss of significant customers;
          -    the timing of acquisitions of businesses or technology licenses;
          -    legislative or regulatory changes;
          -    general trends in the industry;
          -    market conditions; and
          -    analysts' estimates and other events in our industry.

 .    Future sales of our common stock in the public market could lower our stock price

     Future sales of our common stock in the public market could lower our stock price and impair our ability to raise funds in new stock offerings. As of November 7, 2000, we had 67,986,944 shares of common stock outstanding, of which our affiliates held approximately 7,000,000 shares, and 2,091,056 shares issuable upon exercise of outstanding options and warrants, of which approximately 1,113,000 were held by affiliates. In addition, we had 19,582,203 shares reserved for issuance upon conversion of our outstanding Series A, D and E Preferred Stock (subject to adjustment) and we could issue up to approximately 19,000,000 shares in the merger with Genesis. The shares held by our affiliates are "restricted shares" and, accordingly, may not be sold publicly except in compliance with Rule 144. The remaining outstanding shares of our common stock and the shares issuable upon conversion of our preferred stock and exercise of warrants are freely tradable. In addition, we may issue a significant number of additional shares of common stock as consideration for acquisitions or other investments as well as for working capital. Sales of a substantial amount of common stock in the public market, or the perception that these sales may occur, could adversely affect the market price of our common stock prevailing from time to time in the public market and could impair our ability to raise funds in additional stock offerings.

 .    We will likely continue to issue common stock or securities convertible into common stock to raise funds we need, which will further dilute your ownership of ATSI and may put additional downward pricing pressure on the common stock

     Since we continue to operate at a loss, we will continue to need additional funds to stay in business. At this time, we are not likely to be able to borrow enough money to continue operations on terms we find acceptable so we expect to have to sell more shares of common stock or more securities convertible in common stock. Convertible securities will likely have similar features to our existing preferred stock, including conversion at a discount to market. The sale of additional securities will further dilute your ownership of ATSI and put additional downward pricing pressure on the stock.

     From January 1, 1999 to November 7, 2000, we issued 29,793,437 new shares of common stock on a fully diluted basis, which represents approximately 33% of our fully diluted outstanding common stock. The fully diluted outstanding common stock includes an assumed number of shares of common stock that have not yet been issued, but are issuable upon conversion of convertible preferred stock, warrants and stock options. Our convertible preferred stock has a conversion price that floats with the market price of our common stock. We calculated the number of shares included in this amount by using an assumed conversion price based on our market price as of November 10, 2000. The actual number of shares that may be issued may be materially higher or lower.

 .    We have signed an agreement for a private equity line of credit, which could further dilute your ownership of ATSI

     We signed an agreement on April 10, 2000 with an investor under which we may require the investor to purchase up to 5 million shares of common stock over an eighteen-month period at 92% of the market price for our common stock at the time of purchase. We are not required to use this credit line facility, but if we do use this facility, we must issue to the investor warrants for 1,500 shares of common stock for every $100,000 that is invested at an exercise price of 120% of the average of the five closing sale prices preceding the date of the investment, and an additional 1,000 warrants per 100,000 invested as a finder's fee on the same terms. The sale of additional securities would further dilute your ownership of ATSI and put additional downward pricing pressure on the stock.

 .    The potential dilution of your ownership of ATSI will increase as our stock price goes down, since our preferred stock is convertible at a floating rate that is a discount to the market price

     Our Series A, D and E Preferred Stock is convertible into common stock based on a conversion price that is a discount to the market price for ATSI's common stock. The conversion price for the Series A Preferred Stock is reset each year on the anniversary of the issuance of the stock, and the conversion price for the Series D and Series E Preferred Stock floats with the market on a day-to-day basis. For each series, the number of shares of common stock that will be issued on conversion increases as the price of our common stock decreases. Therefore, as our stock price falls, the potential dilution to the common stock increases, and the amount of pricing pressure on the stock resulting from the entry of the new common stock into the market increases.

 .    Sales of common stock by the preferred holders may cause the stock price to decrease, allowing the preferred stock holders to convert their preferred stock into even greater amounts of common stock, the sales of which would further depress the stock price

     The terms of the preferred stock may amplify a decline in the price of our common stock since sales of the common stock by the preferred holders may cause the stock price to fall, allowing them to convert into even more shares of common stock, the sales of which would further depress the stock price.

 .    The potential dilution of your ownership of ATSI resulting from our Series
     D and Series E Preferred Stock will increase if we sell additional common stock for less than the conversion price applicable to the Series D and Series E Preferred Stock

     The terms of the Series D and Series E Preferred Stock require us to adjust the conversion price if we sell common stock or securities convertible into common stock at a greater discount to market than that provided for the Series D Preferred Stock and at less than the lower of the market price or the conversion price with respect to the Series E Preferred Stock. Therefore, if we sell common stock or securities convertible into common stock in the future on more favorable terms than the discounted terms, we will have to issue even more shares of common stock to the holders than initially agreed on.

 .    The issuance of our convertible preferred stock may violate the rules of
     The American Stock Exchange, which could result in the delisting of our common stock causing us to be traded as an on over-the-counter bulletin board stock which could negatively impact our stock price and our ability to raise additional capital

     The rules of The American Stock Exchange, or the AMEX, require that the voting rights of existing stockholders may not be disparately reduced or restricted through any corporate action or issuance. The AMEX has stated in its interpretive materials relating to the exchange rules that floating priced convertible securities that vote on an as converted basis, such as our Series A Preferred Stock, raise voting rights concerns because of the possibility that, due to a decline in the price of the underlying common stock, the preferred stock holder will having voting rights disproportionate to its investment in our company. These interpretive materials also indicate that the AMEX may view the issuance of floating rate convertible securities, such as our Series A, D or E Preferred Stock as a violation of their rule against engaging in operations which are contrary to the public interest since the returns on securities of this type may become excessive compared with those of public investors in our common stock.

     Should we be delisted from the AMEX, it would be necessary for us to trade as an over-the-counter bulletin board stock. It is likely that the act of being delisted would depress our stock price allowing preferred stock holders to convert their preferred stock into greater amounts of common stock, the sale of which could further depress our stock price. Additionally, it is likely that it may be more difficult for us to raise additional capital on favorable terms if we were no longer listed on a national exchange.

 .    We expect to issue additional shares of common stock to pay dividends on the preferred stock, further diluting your ownership of ATSI and putting additional downward pricing pressure on the common stock

     The Series A Preferred Stock requires quarterly dividends of 10% per annum, and the Series D Preferred Stock requires quarterly dividends of 6% per annum. We have the option of paying these dividends in shares of common stock instead of cash and we expect to use that option. The number of shares of common stock that are required to pay the dividends is calculated based on the same floating conversion price applicable to the conversion of the preferred stock, so the lower our common stock price, the more shares of common stock it takes to pay the dividends. The issuance of these additional shares of common stock will further dilute your ownership of ATSI and put additional downward pricing pressure on the common stock. The amount of dividends accrued as of October 31, 2000 is approximately $146,000 on Series A Preferred Stock, and approximately $135,000 on the Series D Preferred Stock.

 .    You will almost certainly not receive any cash dividends on the common stock in the foreseeable future

     Sometimes investors buy common stock of companies with the goal of generating periodic income in the form of dividends. You may receive dividends from time to time on stock you own in other companies. We have no plan to pay dividends in the near future.

 .    If the price of common stock falls to a low price for a substantial period of time, the AMEX may delist our common stock

     The AMEX has in the past delisted stock that fell below $4 per share for an extended period of time. If our common stock falls to this level and is delisted, trading in our common stock would be conducted in the over-the-counter market on the electronic bulletin board or in the pink sheets administered by the NASD. This would likely adversely affect the liquidity of the common stock because it would be more difficult for stockholders to obtain accurate stock quotations. In addition, if our stock were not traded on a national exchange, sales of our stock would likely be subject to the SEC's penny stock rules, which generally create a delay between the time that a stockholder decides to sell shares and the time that the sale may be completed.

 .    The partial distribution of shares of our subsidiary GlobalSCAPE could tend to decrease the price of our common stock

     On September 14, 2000, we completed a partial distribution of GlobalSCAPE to our stockholders. Completion of this transaction partially separates the value of GlobalSCAPE that was historically inherent in our stock price and may reduce the price of our stock price.

 .    A delay or failure to complete a public offering may have a negative impact on us

     If we experience a delay or fail to complete a public offering we may inhibit GlobalSCAPE's ability to accelerate the implementation of their business plan. Additionally, a delay or failure to complete a public offering may adversely impact the influx of further capital into ATSI and/or GlobalSCAPE.

 .    Our Certificate of Incorporation and Bylaws and Delaware law could make it less likely that our stockholders receive a premium for their shares in an unsolicited takeover attempt

     Certain provisions of our certificate of incorporation, our bylaws and the Delaware General Corporation Law could, together or separately, discourage potential acquisition proposals or delay or prevent a change in control. Currently, those provisions include a classified board of directors, a prohibition on written consents in lieu of meetings of the stockholders and the authorization to issue up to 10,000,000 shares of preferred stock and up to 100,000,000 shares of common stock. Our board of directors has the power to issue any or all of these additional shares without stockholder approval, subject to the rules of the AMEX that require stockholder approval of the issuance of common stock or securities convertible into common stock equal to or in excess of 20.0% of the number of shares of common stock or the voting power outstanding before the issuance. The preferred shares can be issued with such rights, preferences and limitations as may be determined by the board. The rights of the holders of common stock will be subject to, and may be adversely affected by, the commitments or contracts to issue any additional shares of common stock or any shares of preferred stock. Authorized and unissued preferred stock and common stock could delay, discourage, hinder or preclude our unsolicited acquisition, could make it less likely that the stockholders receive a premium for their shares as a result of any such attempt and could adversely affect the market price of, and the voting and other rights of, the holders of outstanding shares of common stock.

                               THE ANNUAL MEETING

Date, Time, And Place

  The annual meeting will be held the Hilton San Antonio Airport Hotel, 611 Northwest Loop 410, San Antonio, Texas 78216, on February 26, 2001, starting at 9:00 a.m. (local time).

Purposes of The Annual Meeting

     At the annual meeting, ATSI stockholders will be asked to:

Proposal 1.  Approve Issuance of Shares in the Genesis Merger.  We have entered
             ------------------------------------------------
             into an Agreement and Plan of Reorganization, dated as of June 13, 2000, as amended by Amendment No. 1 to Agreement and Plan of Reorganization dated as of November 30, 2000, providing for the acquisition by merger of all the stock of Genesis Communications International, Inc. by us in exchange for shares of our common stock. If the merger is completed, up to approximately 19,000,000 shares of our common stock will be issued to the shareholders of Genesis in exchange for all of the outstanding shares of Genesis common stock in the merger. We cannot complete the merger unless you approve this Proposal and Proposal 3.

Proposal 2.  Approve Issuance of the Series E Preferred Stock and the Warrants
             -----------------------------------------------------------------
             and the Common Stock issuable upon conversion of Preferred Stock
             ----------------------------------------------------------------
             and Exercise of Warrants. In October 2000, we sold shares of our
             ------------------------
             Series E Preferred Stock and warrants to a private investor. The agreement with the investor provided that we would issue and sell additional shares of our Series E Preferred Stock and warrants once we had satisfied certain conditions. Two of these conditions are that the shareholders approve (i) the issuance of the Series E Preferred Stock , the Warrants and an indeterminate number of shares of common stock issuable upon conversion of the Series E Preferred Stock (including shares issuable upon exercise of the option to purchase additional shares upon conversion (the "Investment Options")) and exercise of the Warrants (Proposal Two) and (ii) the increase of the authorized common stock to 200,000,000 shares (Proposal Three). We are asking you to approve the issuance of the Series E Preferred Stock, the Warrants and an indeterminate number of shares of common stock issuable upon conversion of the Series E Preferred Stock (including shares issuable upon exercise of the Investment Options) and exercise of the Warrants in accordance with Rule 713 of the AMEX. If we do not receive approval, the investor will not purchase any more of our securities and, in the event we issue to the investor up to 20% of the common stock outstanding on the date that the Series E Preferred Stock was initially issued, we may be required to redeem the remaining shares of Series E Preferred Stock held by the investor.

Proposal 3.  Approve Amendment to Certificate of Incorporation to Increase
             -------------------------------------------------------------
             Authorized Shares. You will be asked to approve an amendment to our
             -----------------
             Certificate of Incorporation that will increase the authorized number of shares of our common stock from 100,000,000 to 200,000,000 shares.

Proposal 4.  Approve Amendment to Certificate of Incorporation to Change our
             ---------------------------------------------------------------
             Name. You will be asked to approve an amendment to our Certificate
             ----
             of Incorporation that will change our name to "ATSI Communications, Inc."

Proposal 5.  Election of Directors.  You will have the opportunity to elect two
             ---------------------
             members of the board of directors for a term of three years. The following two persons are our nominees for reelection:

                                Arthur L. Smith
                                John R. Fleming

Proposal 6.  Approve ATSI 2000 Incentive Stock Option Plan.  You will be asked
             ---------------------------------------------
             to authorize a new equity incentive plan that will provide for options to be granted for a total of 9.8 million shares of our common stock.

Proposal 7.  Appointment of Auditors.  You will be asked to ratify the selection
             -----------------------
             of Arthur Anderson LLP as our independent auditors for the year ending July 31, 2001.

Proposal 8.  Other Business.  If other business is properly raised at the
             --------------
             meeting or if we need to adjourn the meeting, you will vote on these matters, too.

       THE ATSI BOARD HAS UNANIMOUSLY APPROVED THE SHARE ISSUANCE TO GENESIS AND RECOMMENDS THAT ATSI STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF PROPOSAL ONE. IN ADDITION, THE ATSI BOARD RECOMMENDS THAT ATSI STOCKHOLDERS VOTE FOR THE ISSUANCE OF THE SERIES E PREFERRED STOCK, THE WARRANTS AND AN INDETERMINATE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE SERIES E PREFERRED STOCK (INCLUDING SHARES ISSUABLE UPON EXERCISE OF THE INVESTMENT OPTIONS) AND EXERCISE OF WARRANTS, APPROVAL OF THE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION, FOR THE NOMINEES FOR DIRECTOR AND APPROVAL OF THE STOCK OPTION PLAN.

Record Date; Shares Entitled To Vote; Quorum

       The ATSI board of directors has fixed the close of business on January 19, 2001 as the record date for ATSI stockholders entitled to notice of and to vote at the annual meeting. Holders of our common stock and Series A Preferred Stock are entitled to vote at the annual meeting. As of the record date, there were 71,836,766 shares of ATSI common stock outstanding, which were held by approximately 1,500 holders of record and approximately 15,000 beneficial owners, and 14,370 shares of Series A Preferred Stock held by 9 holders of record. Stockholders are entitled to one vote for each share of ATSI common stock they own plus 124.3 votes for each share of Series A Preferred Stock held as of the record date.

       The holders of a majority of the outstanding shares of ATSI stock issued and entitled to vote at the annual meeting must be present in person or by proxy to establish a quorum for business to be conducted at the annual meeting. Abstentions and "non-votes" are treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. "Non-votes" occur when a proxy:

       . is returned by a broker or other stockholder who does not have authority to vote;
       . does not give authority to a proxy to vote; or . withholds authority to vote on one or more proposals.

Votes Required

     The votes required for each of the proposals is as follows:

     Issuance of shares in the merger with Genesis.  The proposal to approve the
     ---------------------------------------------
issuance of shares in the Genesis merger must receive the affirmative vote of the holders of a majority of the shares of ATSI common stock and Series A Preferred Stock represented and voting at the meeting. If you are present in person or represented by proxy at the meeting and abstain from voting, it has the same effect as if you voted against this proposal. In addition, if you do not instruct your broker on how to vote on this proposal, your broker will not be able to vote for you. This will have no effect on the proposal, however, because those shares for which brokers are not able to vote will not be considered voting at the annual meeting and for purposes of approving this proposal.

     Issuance of the Series E Preferred Stock and the Warrants and the Common
     ------------------------------------------------------------------------
Stock issuable upon conversion of Preferred Stock and exercise of warrants. The
--------------------------------------------------------------------------
proposal to approve the issuance of the Series E Preferred Stock, the Warrants and an indeterminate number of shares of common stock issuable upon conversion of the Series E Preferred Stock (including shares issuable upon exercise of the Investment Options) and exercise of the Warrants in accordance with Rule 713 of the AMEX must receive the affirmative vote of the holders of a majority of the shares of ATSI common stock and Series A Preferred Stock represented and voting at the meeting. If you are present in person or represented by proxy at the meeting and abstain from voting, it has the same effect as if you voted against this proposal. In addition, if you do not instruct your broker on how to vote on this proposal, your broker will not be able to vote for you. This will have no effect on the proposal, however, because those shares for which brokers are not able to vote will not be considered voting at the annual meeting and for purposes of approving this proposal.

     Amendments to Certificate of Incorporation.  Each proposal to amend our
     ------------------------------------------
certificate of incorporation will be approved if the holders of a majority of the shares of our common stock and Series A Preferred Stock outstanding on January 19, 2001, vote in favor of that proposal. If you abstain from voting on either proposal, or do not give instructions to your broker on how to vote, it has the same effect as if you voted "against" that proposal.

     Election of Directors.  The two nominees for director who receive the most
     ---------------------
votes will be elected. So, if you do not vote for a particular nominee or you indicate "withhold authority to vote" for a particular nominee on your proxy card, your abstention will have no effect on the election of directors.

     ATSI 2000 Incentive Stock Option Plan.  The proposal to approve the ATSI
     -------------------------------------
2000 Incentive Stock Option Plan must receive the affirmative vote of a majority of the holders of the shares of ATSI common stock and Series A Preferred Stock represented and voting at the meeting. If you are present in person or represented by proxy at the meeting and abstain from voting, it has the same effect as if you voted against this proposal. In addition, if you do not instruct your broker on how to vote on this proposal, your broker will not be able to vote for you. This will have no effect on the proposal, however, because those shares for which brokers are not able to vote will not be considered voting at the annual meeting and for purposes of approving the ATSI 2000 Incentive Stock Option Plan.

     Approval of Independent Accountants.  The proposal to ratify the selection
     -----------------------------------
of our independent public accountants must receive the affirmative vote of a
       -----------
majority of the shares of ATSI common stock and Series A Preferred Stock represented and voting at the meeting. If you are present in person or represented by proxy at the meeting and abstain from voting, it has the same effect as if you voted against this proposal. In addition, if you do not instruct your broker on how to vote on this proposal, your broker will not be able to vote for you. This will have no effect on the proposal, however, because those shares for which brokers are not able to vote will not be considered as voting at the annual meeting and for purposes of ratifying the selection of our independent public accountants.
                 -----------

Voting of Proxies

    All valid, unrevoked proxies will be voted as directed. In the absence of instructions to the contrary, properly executed proxies will be voted in favor of each of the proposals listed in the notice of annual meeting and for the election of the nominees for director set forth herein.

     Votes cast in person or by proxy at the annual meeting will be tabulated at the annual meeting.

     If any matters other than those addressed on the proxy card are properly presented for action at the annual meeting, the persons named in the proxy will have the discretion to vote on those matters in their best judgment, unless authorization is withheld.

How To Vote By Proxy

     Complete, sign, date and return the enclosed proxy card in the enclosed envelope.

     THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING ARE OF GREAT IMPORTANCE TO ATSI STOCKHOLDERS. ATSI URGES YOU TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Revocability of Proxies

     Any ATSI stockholder who delivers a properly executed proxy may revoke the proxy at any time before it is voted. Proxies may be revoked by:

     . delivering a written revocation of the proxy to the ATSI Secretary before the annual meeting;
     . signing and returning a later dated proxy to the ATSI Secretary; or . appearing at the annual meeting and voting in person.

     Attendance at the annual meeting will not, in and of itself, constitute revocation of a proxy. An ATSI stockholder whose shares are held in the name of its broker, bank or other nominee must bring a legal proxy from its broker, bank or other nominee to the meeting in order to vote in person.

Deadline For Voting By Proxy

     Votes cast by mail must be received prior to the annual meeting to be counted.

Solicitation of Proxies

     Proxies will be solicited by mail. Proxies may also be solicited personally, or by telephone, fax, or other means by the directors, officers and employees of ATSI. Directors, officers and employees soliciting proxies will receive no annual or extra compensation, but may be reimbursed for related out-of-pocket expenses. In addition to solicitation by mail, ATSI will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners. ATSI will, upon request, reimburse these brokerage houses, custodians and other persons for their reasonable out-of-pocket expenses in doing so. The cost of solicitation of proxies will be paid by ATSI.

                           PROPOSAL ONE-APPROVAL OF
                   THE SHARE ISSUANCE IN THE GENESIS MERGER

Background of the Merger

     The provisions of the Genesis agreement are the result of arm's length negotiations conducted among representatives of ATSI and Genesis and their respective legal and financial advisors. The following is a summary of the meetings, negotiations and discussions between the parties that preceded execution of the Genesis agreement.

     Arthur L. Smith, Chairman of the Board and Chief Executive Officer of
ATSI, first became aware of Genesis in 1997 by reading an article about Genesis and their business plan in the September 1997 issue of Phone+ magazine. The
                                                       -----
Mexican long distance market had been opened up to competition that same year, and ATSI was in the process of adapting its business plan to capitalize on opportunities it felt would come about as a result of the demonopolization of the former Mexican long distance provider, Telefonos de Mexico. Noting that Genesis was a relatively small, private company focusing on providing domestic and international long distance services to Hispanics in the United States, Mr. Smith asked Craig Clement, who was at that time ATSI's Vice President - Corporate Development, to submit a letter of inquiry to Genesis in November 1997. The letter of inquiry led to several telephone conversations between Derek Gietzen, Chief Executive Officer of Genesis, and Messrs. Smith and Clement. Mr. Smith requested that Richard C. Benkendorf, a member of ATSI's Board of Directors, assist ATSI in its review of the Genesis operations.

     In May 1998, Mr. Gietzen and Thalia Gietzen, Chief Financial Officer of Genesis, held a conference call with ATSI personnel for a discussion of each company's objectives, and further discussions of a potential acquisition of Genesis by ATSI. As a result of this meeting, nondisclosure agreements were signed in June 1998 and a formal request for due diligence items was sent by ATSI to Genesis in early July 1998.

     Mr. and Ms. Gietzen visited San Antonio again on July 16 and 17, 1998 in order to make a presentation of Genesis to the ATSI Board of Directors, and to meet with Messrs. Smith, Clement, Benkendorf and Doug Saathoff, ATSI's Chief Financial Officer, to discuss relative company valuations, the possibilities of working together going forward, and to document those discussions. However, as a result of the discussion of relative valuations, representatives of both companies decided that it did not make sense to pursue a formal agreement with Genesis at that time, and that each preferred to concentrate on its own business strategy, and to conduct business with each other at arm's length as it made sense going forward.

     On January 26, 2000, Mr. Gietzen phoned Mr. Smith to discuss recent announcements made by ATSI, and improvements in ATSI's stock price. During this conversation, Mr. Smith became aware of the progress that Genesis had made on their own business plan, and that Genesis planned to have a presence in the near term in 85 of the top 100 counties in the United States in terms of Latino population.

     During February 2000, Mr. Smith and Mr. Gietzen agreed to open a dialogue about a potential merger of the two companies. These discussions included integration issues, including the desire of Mr. and Ms. Gietzen to have a continuing role in the management and operations of the combined entity, should any merger eventually take place.

     At a meeting of the ATSI Board of Directors held on March 16, 2000, the Board discussed terms surrounding a potential acquisition of Genesis by ATSI, and unanimously approved a resolution calling for Mr. Smith to negotiate the purchase of Genesis by ATSI on the best terms possible, subject to the Board's final approval. On March 24, 2000, Mr. Smith sent a signed Letter of Intent to Mr. Gietzen for ATSI to purchase 100% of the outstanding common stock of Genesis in exchange for shares of ATSI common stock.

     From April through May of 2000, each company performed due diligence reviews. Several visits were made by members of ATSI management to Genesis headquarters in San Diego, California, and to Genesis' calling center operations located in Otay Mesa, California, for due diligence purposes. During this same time frame, Mr. Smith consulted with ATSI's investment banker, Gerard Klauer Mattison & Co., Inc. concerning a proper valuation of Genesis based upon recent purchases of competitive local exchange carriers and interexchange carriers.

     These procedures culminated in meetings in San Diego between Messrs. Smith, Saathoff and Earl Posey, ATSI's Vice President of Human Resources and Administration, and Mr. and Ms. Gietzen on June 12 and 13, 2000. External legal counsel for each company was also present. An arm's length negotiation between Genesis' management and members of ATSI's management on June 12, 2000 resulted in an agreed upon value for Genesis of $37.3 million. In an arm's length discussion, Genesis representatives and ATSI representatives then discussed an appropriate method to calculate the ratio of ATSI shares to be given for each Genesis share. The average closing price of ATSI common stock on the American Stock Exchange for the 10 day period prior to signing the definitive agreements was $5.91. Because of recent volatility in the ATSI stock price, which had varied at that time since January 1, 2000 from a low price of $1.0156 to a high of $9.75 per share, it was also agreed that a "collar" be placed on the price of ATSI stock which would be used to determine the ratio of ATSI shares to Genesis shares at closing. It was agreed that, if the price of ATSI stock at closing were at or below $3.91 at closing, then a price of $3.91 would be used to
determine the ratio.   If the price were at or above $7.91 at closing, then a
price of $7.91 would be used. If the price of ATSI were between $3.91 and $7.91 at closing, then a price of $5.91 would be used. As such, ATSI would issue either 4,715,550 shares, 6,311,337 shares, or 9,539,642 shares for the acquisition of Genesis, based on a value of $37.3 million dollars and stock prices of $7.91, $5.91, or $3.91, respectively.

     These terms were reviewed and approved by ATSI's Board of Directors during a conference call held on June 13, 2000. The terms were then included in a definitive agreement for ATSI to purchase Genesis which was executed on June 13, 2000. This agreement called for the acquisition to take place by November 30, 2000. A press release outlining significant terms of the definitive agreement was issued on June 14, 2000.

     On October 5, 2000, ATSI announced via a public press release that the California Department of Corporations ("DOC") had set a fairness hearing for October 19, 2000. ATSI announced in the release that, upon receipt of a fairness permit from the DOC, that the proposed acquisition would be submitted to the Genesis shareholders for approval. The release also stated that ATSI anticipated closing the transaction by October 31, 2000.

     On October 16, 2000, ATSI announced via a public press release that it had canceled a previously announced agreement to secure $15 million in funding, and as an alternative had secured $10.0 million in funding from an investor subject to meeting certain conditions. After telephone conversations between legal counsel for both ATSI and Genesis and the DOC held on October 18 and 19, 2000, the fairness hearing scheduled for October 19, 2000 was delayed so that Genesis shareholders could be made fully aware of the recent changes in funding
commitments for ATSI.   On October 19, 2000, ATSI announced via a public press
release that the DOC fairness hearing scheduled for that day would be rescheduled for a later date to allow the proper disclosures to be made to the Genesis shareholders surrounding ATSI's new funding commitments.

     On August 2, 2000, ATSI's stock price closed below $3.91, which was the "low" price provided in the definitive agreement for the first time, at $3.88. The closing price of ATSI's common stock continued to decline, reaching a closing price of $1.69 on October 18, 2000. Both ATSI representatives and Genesis representatives were concerned that the proposed transaction would not be supported by many Genesis shareholders, and would not be deemed as "fair" by the DOC, at prices significantly below $3.91. As a result, both ATSI and Genesis representatives agreed on October 18 to consider modifying the definitive agreement to allow the terms of the acquisition to be changed. On November 27, 2000, ATSI's Board of Directors unanimously approved an amendment to the definitive agreement under which ATSI would issue a maximum of approximately 19,000,000 shares and a minimum of 6,294,416 shares, depending on a range of ATSI's closing stock price of from $0.88 to $7.00, respectively. This amendment to the definitive agreement was signed by both ATSI and Genesis on November 30, 2000 and announced by ATSI via a public press release on December 1, 2000. Under the terms of the amended agreement, the transaction is to close by February 28, 2001.

ATSI's Reasons For the Merger; Recommendations of ATSI's Board of Directors

       The board of directors of ATSI unanimously concluded that the merger was advisable and fair to, and in the best interests of ATSI and its stockholders and determined to recommend that the ATSI stockholders approve the issuance of the shares of ATSI common stock in the merger.

       ATSI's board of directors reviewed a number of factors in evaluating the merger, including, but not limited to, the following:

       . historical information concerning ATSI and Genesis' businesses, financial performance and condition, operations, technology, networks, market positions, products and management;
       . ATSI management's view of the financial condition, results of operations and businesses of ATSI and Genesis before and after giving effect to the merger and the ATSI board's determination of the merger's effect on stockholder value;
       .  current financial market conditions and historical stock market prices, volatility and trading information of ATSI common stock; . the belief that the proposed terms of the Genesis agreement were reasonable; and
       . the expected impact of the merger on ATSI's customers and employees.

ATSI's Board of Directors identified the following potential benefits, among others:

       . the creation of a strong market position in the U.S. Hispanic and Latin American communications market by combining ATSI's Mexican fiber optic network and presence in Central America and Genesis' U.S. Hispanic CLEC and long distance retail;
       . the expansion of ATSI's geographic presence and market coverage into 85 of the top 100 counties in the U.S. in terms of Latino population;
       . provides ATSI with a true "paired market" customer base on both sides of the U.S.-Mexico border when combined with ATSI's communication centers located in Mexico;
       . the complementary business models and customer bases of ATSI and Genesis, providing an opportunity to offer a broader range of complementary products to both new and existing customers;
       . the increased capitalization of the combined company, allowing for increased access to capital markets and potentially reducing the cost of capital;
       . the synergies of the combined company, including improved market position through expanded product offerings, extended reach and expanded network coverage;
       .  the potential cost savings from the elimination of network and human resource redundancies; and
       . the creation of a combined company with an experienced management team with a significant Latin component that has the breadth and depth to lead effectively and manage the combined company's growth.

  The ATSI board of directors also identified and considered a number of potentially negative factors in its deliberations concerning the merger, including the following:

       .  the potential benefits of the merger that the directors had discussed might not be realized fully, or within the time frame contemplated; . the merger might not be consummated, which could have a negative effect on ATSI's sales and operating results;

       .  key technical, marketing and management personnel might choose not to remain employed by ATSI after the merger;
       . the substantial charges that the combined company would incur in connection with the merger, including the costs of integrating the two companies' businesses and the transaction expenses;
       .  the combined company would experience negative cash flow potentially for several quarters and possibly longer;
       .  the possibility that the merger may not be consummated, even if approved by ATSI's and Genesis stockholders; and . other applicable risks described in this proxy statement under "Risk
            Factors."

       ATSI's board of directors concluded that, on balance, the merger's potential benefits to ATSI and its stockholders outweighed the associated risks. This discussion of the information and factors considered by ATSI's board of directors is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the merger, ATSI's board did not find it practicable to, and did not quantify or otherwise assign relative weight to, the specific factors considered in reaching its determination.

       For the reasons discussed above, ATSI's board of directors has determined the Genesis agreement and the merger to be advisable and fair to, and in the best interests of, ATSI's stockholders. In connection with the merger, ATSI's board of directors unanimously recommends approval of the issuance of shares of ATSI common stock as contemplated by the Genesis agreement.

Opinion of Financial Advisor

       Neither ATSI nor Genesis has received an opinion from a financial advisor that the transaction is fair from a financial point of view.

Material Federal Income Tax Consequences of the Merger

       For federal income tax purposes we and Genesis intend that (i) the merger will qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended; and (ii) except as described in the next sentence, none of ATSI, ATSI Merger Corp. or Genesis will recognize any gain or loss for federal or state income tax purposes as a result of the merger. The issuance of the GlobalSCAPE shares to the Genesis shareholders may be taxable to Genesis shareholders.

Dissenter's And Appraisal Rights

       ATSI's stockholders will not have the right to dissent from the merger with Genesis and receive a value for shares of ATSI common stock as determined by a court.

Accounting Treatment

       The merger is intended to qualify as a pooling of interests for accounting and financial reporting purposes. Accordingly, after the merger, the assets, liabilities and shareholder's equity of Genesis will be added to the corresponding balance sheet categories of ATSI at their recorded book values, subject to any adjustments required to conform the accounting policies and financial statement classifications of the two companies. In future financial statements, the results of operations of ATSI will include the results of both Genesis and ATSI for the entire fiscal year in which the merger occurs and all prior fiscal periods presented. ATSI must treat certain expenses incurred to effect the merger as current charges against income rather than as adjustments to its balance sheet.

Interests of Officers and Directors in the Merger

     In considering the recommendations of the ATSI board and with respect to the merger, stockholders of ATSI should be aware that officers and directors of Genesis may have interests in the merger that are different from, or in addition to, their interests as shareholders of Genesis generally. The ATSI board was aware of such interests and considered them, among other matters, in approving the Genesis agreement and the transactions contemplated by the Genesis agreement.

     Board of Directors.  ATSI and Genesis have agreed that after completion of
     ------------------
the merger, one person designated by Genesis will be named to the Board of Directors of ATSI.

     Ownership of Genesis Capital Stock; Stock Options.  As of January 19,
     -------------------------------------------------
2001, directors and executive officers of Genesis beneficially owned an aggregate of:

     . 3,100,000 shares of Genesis common stock, or 55.26% of the then outstanding common stock and common stock equivalents exercisable within 60 days.

     The interests of the directors and executive officers listed above represent 3,100,000 shares of Genesis common stock, or 55.26% of the shares eligible to vote. The above interests of the directors and executive officers will not be enhanced or accelerated by the merger.

     The aggregate number of shares of ATSI common stock and exercisable common stock equivalents which the Genesis directors and executive officers will hold will be 3,100,000 representing 9,650,480 shares of ATSI common stock and exercisable common stock equivalents assuming an Average Price of $0.88 per share.

     Indemnification; Directors' And Officers' Insurance.  Under the Genesis
     ---------------------------------------------------
agreement, ATSI has agreed that it will assume the same obligations with respect to indemnification of directors or officers of Genesis or its subsidiaries as were contained in the articles of incorporation or bylaws of Genesis or its subsidiaries and any indemnification or other agreements at the date of signing the Genesis agreement for a period of three years following the merger.

     Employment Agreements.  At the closing of the merger with Genesis, Derek
     ---------------------
Gietzen and Thalia Gietzen, the principal shareholders and the President and Chief Financial Officer of Genesis, will sign employment agreements with a subsidiary of ATSI. Under the terms of these agreements, Mr. and Ms. Gietzen will each receive a signing bonus of $150,000 and an anniversary bonus after one year of $150,000. Mr. Gietzen will have an annual salary of $180,000 and will receive an annual bonus of $110,000. Ms. Gietzen will have an annual salary of $140,000 per year and an annual bonus of $90,000. The employment agreements have a term of one year and will automatically renew for an additional year unless either ATSI or Mr. or Ms. Gietzen gives notice of a non-renewal 90 days before the end of the initial term.

Regulatory Approvals

     In addition to receiving the permit from the California Commissioner of Corporations relating to the fairness of the merger, we will also file a certificate of merger with the Secretary of State of California for approval. Once the certificate has been approved by the California Secretary of State, the merger will be officially completed and effective.

     On October 6, 2000, the Federal Communications Commission approved the Application for Consent to Transfer Control of Genesis to ATSI. In addition, application has been made to the twelve state public utility commissions ("PUC's") in which Genesis is a licensed carrier, either as a competitive local exchange carrier or long distance carrier, to transfer Genesis' authority to ATSI. Approvals have been received from some of the state PUC's and is pending in the rest.

     We do not anticipate that any additional regulatory approvals will be necessary. However, if we later determine that we must seek such additional approvals, we will seek them as quickly as possible so that we may consummate the merger. Genesis has agreed to cooperate in all regulatory approval processes.

Transactions Between ATSI and Genesis

     Since July 1999, ATSI has provided termination services into Mexico for a portion of Genesis' long distance traffic bound for that country. In fiscal 2000, Genesis paid ATSI a total of $445,000 for such services, and during the three months ended October 31, 2000, Genesis paid ATSI $9,000 for such services. Additionally, since July 1, 2000, Genesis has provided ATSI with certain carrier services. ATSI has paid $88,000 to Genesis for such services.

                             THE GENESIS AGREEMENT

     This section is a summary of the material terms of the Genesis agreement, a copy of which is attached as Annex A to this document. The following description is not a complete description of the Genesis agreement and is qualified by reference to the Genesis agreement. We encourage you to read the full text of the Genesis agreement for details of the merger and the terms and conditions of the Genesis agreement.

The Merger

     ATSI Merger Corp, ATSI's wholly-owned subsidiary formed for the sole purpose of effecting the merger, will be merged with and into Genesis, which will be the surviving company. The merger will occur following the approval of the share issuance by the ATSI stockholders and the approval of the merger by the Genesis shareholders and the satisfaction of other conditions to the merger. The holders of Genesis common stock will become holders of ATSI common stock in the merger.

Timing of Closing

     If the Genesis agreement is approved by the holders of a majority of the shares of Genesis common stock and the share issuance is approved by the ATSI stockholders, the merger closing will take place no later than the second business day after the approval, provided that all other conditions to the closing have been satisfied or waived. On the date the merger closes, a certificate of merger will be filed with the Secretary of State of the State of California. The merger will become effective when the certificate of merger has been duly filed with the Secretary of State of the State of California.

Conversion of Genesis Common Stock

     When the merger becomes effective, each outstanding share of Genesis capital stock will be converted as follows:

                      Average Price                                       Total ATSI Shares
                      -------------                                       -----------------

     Greater than or equal to $0.88 but less than or equal to
          $1.00................................................                                          19,000,000

     Greater than $1.00 but less than or equal to $1.99........          $19.0 million divided by the Average Price

     Greater than $1.99 but less than or equal to $2.99........                                           9,539,642

     Greater than $2.99 but less than or equal to $4.54........          $28.6 million divided by the Average Price

     Greater than $4.54 but less than or equal to $7.00........                                           6,294,416


     If the Average Price is less than $0.88 or greater than $7.00, then either ATSI or Genesis can terminate the agreement.

     In the Genesis agreement, "Average Price" means the average of the sum of the closing sale prices of ATSI common stock on the AMEX for each of the ten trading days ending two trading days before the closing date.

     Genesis shareholders will also receive shares of common stock of our 70%- owned subsidiary GlobalSCAPE, Inc. Genesis shareholders will receive one share of GlobalSCAPE common stock for every 20 shares of ATSI received in the merger.

     All of the shares of ATSI common stock to be issued in the Genesis merger will be listed on the AMEX. None of the GlobalSCAPE shares will be listed on any exchange until such time as GlobalSCAPE lists its shares.

     The shares of ATSI common stock and GlobalSCAPE common stock are being issued pursuant to the exemption from the registration requirements of the Securities Act of 1933 provided in Section 3(a)(10) of that act. In order to satisfy the requirements of that exemption, we will have a fairness hearing before the California Commissioner of Corporations. If the Commissioner finds that the merger is fair, it will issue a permit qualifying the ATSI and GlobalSCAPE shares under California law. If the permit is not obtained, ATSI has agreed to file a registration statement under the Securities Act for the shares of ATSI and GlobalSCAPE common stock to be issued in the merger.

     Under the rules of the AMEX, ATSI must receive the approval of its stockholders in order to issue a number of shares of its common stock, which is greater than 20% of the amount outstanding prior to the issuance. As of January 19, 2001, ATSI had 71,836,766 shares of common stock outstanding. If the Average Price is less than $1.322, then ATSI would be required to issue at least 14,383,043 shares, which is greater than 20% of the amount outstanding at that date. We are seeking stockholder approval ONLY for the potential issuance of ATSI shares greater than 20% of the amount outstanding prior to the closing of the merger with Genesis.

     If we do not receive approval for the share issuance, we could still complete the merger with Genesis although there is no agreement in place for an alternative structure.

Conversion of Genesis Options

     The outstanding options to acquire Genesis common stock will continue to be outstanding, but will become issuable for shares of ATSI common stock. The number of shares issuable upon exercise of the options and the exercise prices will be adjusted to take into account the conversion rate of the merger.

Representation On ATSI Board

     ATSI has agreed that at ATSI's next annual meeting, or sooner if reasonably practicable, ATSI will use its reasonable best efforts to appoint one person designated by Genesis to ATSI's Board of Directors for a term of at least one year.

Representations And Warranties

     The Genesis agreement contains customary representations and warranties made by Genesis, ATSI and ATSI Merger Corp regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the merger, which each company relied on when agreeing to the merger and will rely on when closing the merger. The representations and warranties given by ATSI, ATSI Merger Corp and Genesis relate to the following topics:

     . the organization, valid existence and qualification to do business of the companies and their respective corporate power and authority to own, operate and lease their assets and to carry on their business as currently conducted;

     . the authorization, execution, delivery and enforceability of the Genesis agreement and the transactions contemplated by the Genesis agreement and that the Genesis agreement and the transactions do not conflict with charter documents, material contracts or applicable licenses, statutes or orders;

     . certain representations to support the merger as a reorganization under Section 368(a) of the Internal Revenue Code;

     . the timeliness and accuracy of all documents and financial statements filed or to be filed with the SEC;

     . the capital structure of the companies, including the number of shares of capital stock authorized, issued and outstanding;

     .    ownership of subsidiaries;

     . the fair presentation in all material respects of the information in financial statements and the accuracy of books and records;

     .    the absence of undisclosed liabilities and obligations;

     . ownership, title and condition of assets, including real property and intangible assets;

     .    intellectual property;

     .    customers and material contracts;

     .    environmental matters;

     .    labor and employee relationships and ERISA;

     .    insurance;

     . litigation and compliance with laws, including laws relating to improper payments;

     .    taxes;

     .    the absence of material adverse events or changes;

     .    accuracy of disclosures made in connection with the merger; and

     .    Year 2000 computer issues.

     Additionally, ATSI and ATSI Merger Corp. represented that the capital stock of ATSI to be issued in the merger will be fully paid, nonassessable and not subject to preemptive rights when issued in the merger.

Certain Covenants

     The Genesis agreement contains mutual covenants of the parties that are typical for a transaction similar to the merger. Those covenants include the following:

     Conduct of Business.  Genesis has agreed to conduct its business in the
     -------------------
ordinary course from the date of the Genesis agreement until the earlier of the closing of the merger or the termination of the Genesis agreement.

     Genesis has also agreed, among other things, not to do any of the following without ATSI's consent:

     .    borrow any money;

     . enter into any transaction not in the ordinary course of business consistent with past practice or make any commitment involving an expense or capital expenditure in excess of $50,000;

     . encumber any assets except in the ordinary course of business consistent with past practice;

     . pay any bonus, royalty, increased salary or special remuneration to any officer, employee or consultant except in the ordinary course of business consistent with past practice;

     .    declare or pay any cash or stock dividend; or

     .    issue or sell any capital stock.

     Reasonable Efforts.  Each of the companies has agreed to use its
     ------------------
commercially reasonable efforts to preserve its business organization and goodwill.

     Inspection.  Each of the companies has agreed to permit representatives of
     ----------
the other to examine the properties, books, contracts, tax returns and other records and to furnish each other with information.

     Restraint on Solicitation.  Genesis has agreed that it and its
     -------------------------
representatives will not:

     . solicit, initiate or encourage the submission of any proposal or offer to acquire all or any significant part of the business and properties or capital stock of Genesis, whether by merger, purchase of assets, tender offer or otherwise (an "Acquisition Proposal"); or

     . participate in any discussions or negotiations regarding, or furnish to any person or group any information with respect to, or take any action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to any Acquisition Proposal.

     Expenses. Each party has agreed to pay its own expenses in connection with
     --------
the merger whether or not the merger is consummated, except that if Genesis' fees exceed $500,000, the amount of such excess will be deducted from the shares deposited into escrow.

     Information Statement.  ATSI and Genesis have agreed to prepare and file an
     ---------------------
information statement with the California Department of Corporations in connection with the Fairness Hearing and to promptly provide information necessary to complete the information statement and this proxy statement and cooperate in the completion of any regulatory filings. ATSI has also agreed to cause the shares of ATSI common stock to be issued in the merger to be listed on the AMEX.

Indemnification; Escrow of Shares

     Under the Genesis agreement, the Genesis shareholders will indemnify ATSI for (i) inaccuracies in or breaches of any representation or warranty made by Genesis in the Genesis agreement or any other certificate, instrument or contract delivered by or on behalf of Genesis pursuant to the Genesis agreement; (ii) breaches of any covenant or obligation of Genesis; or
(iii) any legal proceeding relating to the above. There will be no indemnification obligations until ATSI has suffered damages in excess of $150,000. At the closing, 7.5% of the ATSI and GlobalSCAPE shares to be issued in the merger will be deposited into an escrow account and will be held for one year to secure Genesis' indemnification obligations under the Genesis agreement. These escrow shares will be the sole source of recovery for us for indemnification claims.

Conditions to the Completion of the Merger

     The obligations of ATSI and ATSI Merger Corp. to complete the merger are subject to the satisfaction or waiver of all of the following additional conditions:

     . all of Genesis' representations and warranties in the Genesis agreement are true and correct in all material respects as of the closing;

     . Genesis shall have performed or complied in all material respects with its covenants or conditions in the Genesis agreement;

     . there shall be no order, decree or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the merger;

     . all necessary permits and authorizations of governmental authorities relating to the merger and to allow the business and operations of Genesis to be continued after the effective time shall have been made or obtained;

     . there has been no material adverse change in its business, operations or financial condition of Genesis;

     . ATSI has received an opinion from Arthur Andersen LLP that the merger will be treated as a "pooling of interests"; and

     . Derek and Thalia Gietzen shall have executed and delivered their employment agreements.

     The obligations of Genesis to complete the merger are subject to the satisfaction or waiver of all of the following conditions:

     . all of ATSI and ATSI Merger Corp's representations and warranties in the Genesis agreement are true and correct in all material respects as of the closing;

     . ATSI and ATSI Merger Corp. shall have performed or complied in all material respects with its covenants or agreements in the Genesis agreement;

     . there shall be no order, decree, or ruling by any court or governmental agency or threat thereof, or any fact or circumstance which would prohibit or render illegal the transactions contemplated by the Genesis agreement;

     . Derek and Thalia Gietzen shall have executed and delivered their employment agreements;

     . there shall be no litigation or proceeding shall be threatened or pending with the probable effect of enjoining or preventing the consummation of the merger of which could be reasonably executed to have a material adverse effect on the present or future operations a financial condition of Genesis

     . all material permits or authorizations from governmental authorities relating to the merger shall have been made or obtained; and

     . the fairness hearing shall have been held and the terms of the merger shall have been determined to be fair by the California Commissioner of Corporation or a registration statement with respect to the shares of ATSI common stock to be issued in the merger shall have been declared effective by the SEC.

Termination of Genesis Agreement

     The Genesis agreement may be terminated by mutual agreement of the parties at any time prior to closing. The Genesis agreement may also be terminated in the following situations:

          . by either party if the merger has not occurred by February 28, 2001, or if the Average Price is less than $0.88 or greater than $7.00;

          . by ATSI if Genesis has failed to satisfy any of ATSI's conditions to closing; or

          . by Genesis if ATSI has failed to satisfy any of Genesis' conditions to closing.

                               DIVIDEND POLICIES

     Neither ATSI nor Genesis has ever declared or paid cash dividends on shares of its common stock.

     ATSI currently intends to retain all of its earnings to finance the development and expansion of its business and therefore does not intend to declare or pay cash dividends on its common stock in the foreseeable future. The ATSI board, in its discretion, will determine whether to declare and pay dividends in the future. Any future declaration and payment of dividends will depend upon:

     .  ATSI's results of operations;

     .  ATSI's earnings and financial condition;

     .  contractual limitations;

     .  cash requirements;

     .  future prospects;

     .  applicable law; and

     .  other factors deemed relevant by ATSI's board of directors.

     The terms of ATSI's Series A and D Preferred Stock also prohibit the payment of dividends on shares of common stock until all outstanding dividends have been paid on the preferred stock and the terms of our Series E Preferred Stock prohibit the payment of dividends on our common stock without the consent of the holders of the Series E Preferred Stock.

                  RIGHTS OF STOCKHOLDERS FOLLOWING THE MERGER

     When issued, the shares of ATSI common stock and GlobalSCAPE common stock that the Genesis shareholders will receive will have the same rights and privileges as the holders of shares of ATSI and GlobalSCAPE common stock currently authorized and outstanding. For a description of the rights of holders of ATSI common stock, please read "Description of ATSI Capital Stock" on page 102 and for a description of the rights of holders of GlobalSCAPE common stock, please read "Description of GlobalSCAPE Capital Stock" on page 109. The issuance will result in each stockholder owning a smaller percentage of outstanding shares of ATSI, but your rights will remain the same.

                                 PROPOSAL TWO
                     APPROVAL OF ISSUANCE OF COMMON STOCK
          UPON CONVERSION OF PREFERRED STOCK AND EXERCISE OF WARRANTS

     On October 11, 2000, ATSI entered into a securities purchase agreement with a single institutional investor (the "Investor") pursuant to which ATSI sold and issued 2,500 shares of our 6% Series E Cumulative Convertible Preferred Stock (the "Series E Preferred Stock") and a warrant to purchase 909,091 shares of ATSI common stock. The agreement also provided that the Investor will purchase an additional 7,500 shares of Series E Preferred Stock and a warrant to purchase 2,727,273 shares of ATSI common stock upon the satisfaction by

ATSI of certain conditions described in the agreement. The terms of the Series E Preferred Stock provide that, after February 11, 2001, the Investor may, at its option, convert its Series E Preferred Stock into ATSI common stock according to a variable conversion formula, but in no event greater than $1.65, subject to adjustment based on the market price on February 11, 2001. In addition, when the Investor converts its Series E Preferred Stock, it has the option to purchase an additional 0.8 shares of common stock for each share issuable upon conversion at the conversion price then in effect. The exact number of shares of common stock issuable upon conversion of the Series E Preferred Stock is dependent on the market price of our common stock at the time of conversion and, therefore, is not currently known or determinable. However, the number of shares could be substantial. Assuming issuance of the additional 7,500 shares of Series E Preferred Stock and 2,727,273 warrants and the exercise of the option to purchase an additional 0.8 share upon conversion, the Investor would have received a total of 14,545,455 shares of common stock on January 19, 2001. For more information on the Series E Preferred Stock and the warrants, you should read the information under "Description of ATSI Capital Stock - Features of Series E Preferred Stock" and "Warrants" on pages 106 and 108.

     Pursuant to the agreement, we agreed to submit to our stockholders Proposal Three to ensure that a sufficient amount of authorized common stock is available for issuance to the Investor in the event it chooses to convert its Series E Preferred Stock or exercise its purchase rights pursuant to the warrants. Although we are unable at this time to determine whether, or how many, shares of common stock will be issuable pursuant to the Investor's Series E Preferred Stock conversion rights or whether the Investor will exercise its purchase rights under the warrants, the agreement requires, and the Board considers it advisable that we be in a position to issue, such additional shares in such circumstances without calling a special meeting of stockholders.

     Pursuant to Rule 713 of the AMEX and our listing agreement with the AMEX with respect to our outstanding common stock, stockholder approval is required for a transaction which may involve the issuance by us of common stock equal to twenty percent (20%) or more of the common stock outstanding on the date of issuance of the Series E Preferred Stock for less than the greater of book or market value of the common stock. The issuance of our common stock pursuant to the Investor's conversion rights with respect to the Series E Preferred Stock , (including the right to purchase common stock pursuant to the Investment Option) may constitute such an issuance.

     Under the terms of the agreement, in the event that the issuance of the common stock is not approved, the Investor will not be required to purchase the additional 7,500 shares of Series E Preferred Stock nor the warrant to purchase 2,727,273 shares of common stock. In the event we issue to the Investor 19.99% of the common stock outstanding on the date of issuance of the Series E Preferred Stock and have not received approval from the stockholders to issue additional shares to the Investor, we would be required to redeem the remaining Series E Preferred Stock held by the Investor. Such redemption could negatively effect our ability to finance our current and future operations. Under our agreement with the Investor, we would receive an additional $7.5 million if we satisfy the conditions to closing for the purchase by the Investor of the additional 7,500 shares of Series E Preferred Stock and 2,727,273 warrants. Among the conditions are the closing of the Genesis merger and the approvals we are seeking in proposals two and three.

     Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote on this item at the Annual Meeting is necessary to ratify the issuance of the Series E Preferred Stock, the Warrants and an indeterminate number of shares of common stock issuable upon conversion of the Series E Preferred Stock (including shares issuable upon exercise of the Investment Options) and exercise of the Warrants in accordance with Rule 713 of the AMEX. The enclosed form of proxy provides a means for stockholders to vote to approve the issuance of the common stock, to vote against it or to abstain from voting with respect to it. If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder's proxy are to be voted, such shares will be voted FOR the approval of the issuance of the Series E Preferred Stock, the Warrants and an indeterminate number of shares of common stock issuable upon conversion of the Series E Preferred Stock (including shares issuable upon exercise of the Investment Options) and exercise of the Warrants in accordance with Rule 713 of the AMEX. Under applicable Delaware law, in determining whether this item has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against this item. Broker non-votes will not be counted and will have no effect.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ISSUANCE OF THE SERIES E PREFERRED STOCK, THE WARRANTS AND AN INDETERMINATE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE SERIES E PREFERRED STOCK (INCLUDING SHARES ISSUABLE UPON EXERCISE OF THE INVESTMENT OPTIONS) AND EXERCISE OF THE WARRANTS IN ACCORDANCE WITH RULE 713 OF THE AMEX TO THE INVESTOR.

                                PROPOSAL THREE
                           APPROVAL OF AMENDMENT TO
                  THE COMPANY'S CERTIFICATE OF INCORPORATION
                         TO INCREASE AUTHORIZED SHARES

     The Board of Directors of ATSI has unanimously approved an amendment to Section A of Article III of the Amended and Restated Certificate of Incorporation of ATSI (the "Certificate"), which would increase the number of authorized shares of common stock that we are authorized to issue. The proposed amendment (the "Authorized Stock Amendment") is set forth in its entirety in Annex B to this proxy statement.

     The Certificate currently authorizes the issuance of 100,000,000 shares of common stock of which 100,000,000 shares were issued and outstanding or reserved for issuance as of January 19, 2001. The Authorized Stock Amendment would authorize the issuance of 200,000,000 shares of common stock.

     If approved, the increased number of authorized shares of common stock would be available for issuance from time to time for such purposes and consideration as the Board may approve and no further vote of our stockholders will be required, except as provided by the Certificate, under Delaware law or the rules of any national securities exchange on which shares of our common stock are at the time listed or quoted.

     Except for the matters discussed more fully in proposals one, two and six and employee stock options, there are no present plans, understanding or agreements which would involve the issuance of additional shares of common stock. However, we may from time to time wish to issue shares of common stock to afford the Board greater flexibility in meeting possible future financing requirements, to effect future transactions such as acquisitions, stock splits or stock dividends and to meet other corporate needs as they arise, as such, the Board considers it advisable so that we may be in a position to issue such additional shares in such circumstances without requiring approval of stockholders, except as may be required by the Certificate, under Delaware law or the rules of any national securities exchange on which shares of common stock are at the time listed or quoted.

     The authorization of additional shares of common stock will not, by itself, have any effect on the rights of holders of the currently outstanding shares of common stock. However, any issuance of additional shares of common stock could, depending on the circumstances, affect the existing holders of shares of common stock by diluting per share earnings and voting power of the outstanding common stock. The availability for issuance of additional shares of common stock could also discourage or make more difficult efforts to obtain control of ATSI.

     The additional shares of common stock for which authorization is sought would be identical to the shares of common stock now authorized. Holders of common stock do not have preemptive rights to subscribe to additional securities which may be issued by us.

     Under the terms of the agreement with the Investor, in the event that the Authorized Stock Amendment is not approved, the Investor will not be required to purchase the additional 7,500 shares of Series E Preferred Stock nor the warrant to purchase 2,727,273 shares of common stock. In the event we issue to the Investor 19.99% of the common stock outstanding on the date of issuance of the Series E Preferred Stock, we would be required to redeem the remaining Series E Preferred Stock held by the Investor. In addition, if the Average Price for determining the number of shares to be issued in the merger were less than $2.00, we would not have enough authorized shares of common stock to complete the merger with Genesis.

     Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote on this item at the Annual Meeting is necessary to ratify the Authorized Stock Amendment. The enclosed form of proxy provides a means for stockholders to vote for the Authorized Stock Amendment, to vote against it or to abstain from voting with respect to it. If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder's proxy are to be voted, such shares will be voted FOR the Authorized Stock Amendment. Under applicable Delaware law, in determining whether this item has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against this item. Broker non-votes will not be counted and will have no effect.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AUTHORIZED STOCK AMENDMENT.

                                 PROPOSAL FOUR
                           APPROVAL OF AMENDMENT TO
                  THE COMPANY'S CERTIFICATE OF INCORPORATION
                                TO CHANGE NAME

     Our board of directors has unanimously approved an amendment to Article I of our Amended and Restated Certificate of Incorporation to change our name to "ATSI Communications, Inc." (the "Name Change Proposal"). As amended, Article I would read as follows:

                                   ARTICLE I
                                      NAME

             The name of the Company is ATSI Communications, Inc.

     Our board of directors believes that the new name more accurately reflects the broader scope of ATSI's business today and would facilitate consistency in our identity as a diversified, "borderless" communications provider throughout our target market. The proposed amendment would not affect stockholders' rights, would not necessitate any exchange of outstanding stock certificates, and would not affect our American Stock Exchange ticker symbol.

     Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of common stock and Class A Preferred Stock present in person or by proxy and entitled to vote on this item at the Annual Meeting is necessary to approve the Name Change Proposal. The enclosed form of proxy provides a means for stockholders to vote for the Name Change Proposal, to vote against it or to abstain from voting with respect to it. If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder's proxy are to be voted, such shares will be voted FOR the Name Change Proposal. Under applicable Delaware law, in determining whether this item has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against this item.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NAME CHANGE PROPOSAL.

                                 PROPOSAL FIVE
                             ELECTION OF DIRECTORS

     The Amended and Restated Certificate of Incorporation of the Company provides that the number of directors shall be determined by resolution of the Board of Directors. The Board of Directors has by resolution established the number of directors of the Company at six, with such directors being divided into three classes. The Board proposes that the stockholders elect two directors to serve until the Annual Meeting of Stockholders in 2004 and until their successors have been duly elected and qualified. Proxies cannot be voted for more than two persons. The nominees, Arthur L. Smith and John R. Fleming, will constitute the Class C directors. Arthur L. Smith is presently serving as a director of the Company. The other directors of the Company will continue in office for their existing terms. Robert B. Werner, who would have stood for election at the annual meeting, resigned as a director on November 7, 2000. Biographical information on the two nominees and continuing directors is set forth below under "Directors and Executive Officers."

     The Board is composed of two Class A directors (Messrs Kauachi and Revesz), two Class B directors (Messrs Benkendorf and Nye), and two Class C directors (Messrs. Smith and Fleming), whose terms will expire upon the election and qualification of directors at the annual meeting of stockholders in 2002, 2003 and 2001, respectively.

     Assuming the presence of a quorum, directors shall be elected by a plurality of the votes cast at the Annual Meeting by holders of common stock entitled to vote. Votes withheld are not counted in the number of votes cast in the election of directors. Under applicable Delaware law, in tabulating the vote, broker nonvotes will have no effect on the vote. The enclosed proxy, if properly signed and returned will be voted FOR the election of the two nominees unless the vote is WITHHELD. Although the Company does not anticipate that either of such nominees will refuse or be unable to accept or serve as directors of the Company for the term specified, the persons named in the enclosed form of proxy intend, if either of such nominees is unable or unwilling to serve as a director, to vote the shares represented by the proxy for the election of such other person as may be nominated or designated by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT EACH HOLDER OF COMMON STOCK VOTE "FOR" THE ELECTION OF EACH OF THE TWO INDIVIDUALS NOMINATED ABOVE FOR ELECTION AS DIRECTORS

Directors and Executive Officers

Name                                 Age    Position Held
----                                 ---    -------------

Arthur L. Smith                       36    Chief Executive Officer and Chairman of the Board of Directors
H. Douglas Saathoff                   38    Chief Financial Officer, Senior Executive Vice President and
                                            Treasurer
K. Earl Posey                         57    Senior Vice President, Human Resources and Administration
J. Christopher Cuevas                 35    Vice President, Corporate Controller
Karen R. Mella                        42    Vice President, Investor Relations and Corporate Communications
Raymond G. Romero                     46    Vice President, General Counsel and Corporate Secretary
Tim Nicolau                           45    Chief Executive Officer of GlobalSCAPE, Inc.
Sandra Poole-Christal                 34    President of GlobalSCAPE, Inc.
Jesus Enriquez                        48    Senior Vice President, Director General, ATSI-Mexico
John R. Fleming                       46    Director
Murray R. Nye                         48    Director
Tomas Revesz                          63    Director
Richard C. Benkendorf                 61    Director
Carlos K. Kauachi                     60    Director

     Arthur L. Smith has served as Chief Executive Officer and a director of the Company since its formation in June 1996 and served as President of the Company since its formation in June 1996 to July 1998. Mr. Smith also served as President, Chief Operating Officer and a director of ATSI-Canada since its formation in May 1994. From December 1993 until May 1994, Mr. Smith served in the same positions with Latcomm International Inc., which company amalgamated with Willingdon Resources Ltd. to form ATSI-Canada in May 1994. Mr. Smith has also served as President and Chief Executive Officer of American TeleSource International, Inc., a Texas corporation ("ATSI-Texas"), one of the Company's principal operating subsidiaries, since December 1993. From June 1989 to December 1993, Mr. Smith was employed as director of international sales by GeoComm Partners, a satellite-based telecommunications company located in San Antonio, providing telecommunications services to Latin America. Mr. Smith has over nine years experience in the telecommunications industry.

     Murray R. Nye has served as a director of the Company since its formation in June 1996. Mr. Nye also served as Chief Executive Officer and a director of ATSI-Canada from its formation in May 1994. From December 1993 until May 1994, Mr. Nye served in the same positions with Latcomm International Inc., which company amalgamated with Willingdon Resources Ltd. to form ATSI-Canada in May 1994. From 1992 to 1995, Mr. Nye served as President of Kirriemuir Oil & Gas Ltd. From 1989 until 1992, Mr. Nye was self-employed as a consultant and Mr. Nye is again currently self-employed as a consultant. Mr. Nye serves as a director of D.M.I. Technologies, Inc., an Alberta Stock Exchange-traded company.

     H. Douglas Saathoff, C.P.A., has served as Senior Executive Vice President of the Company since July 2000. Mr. Saathoff has served as Treasurer and Chief Financial Officer of the Company since its formation in June 1996. Mr. Saathoff also served as Secretary and Senior Vice President of the Company from June 1996 to July 2000. Mr. Saathoff also served as Vice President, Chief Financial Officer and Treasurer of ATSI-Canada since February 1996 and Secretary since June 1996. Mr. Saathoff has served as Vice President-Finance of ATSI-Texas since June 1994 and as Secretary and Treasurer of ATSI-Texas since October 1994. Prior to joining the Company, Mr. Saathoff served in various accounting roles including Financial Reporting Manager for U.S. Long Distance Corp., a San Antonio-based, publicly traded long distance telecommunications company and as an accountant with Arthur Andersen LLP for five years.

     K. Earl Posey has served as Senior Vice President, Human Resources since January 2000. From January 1999 to December 1999, Mr. Posey served as an instructor at Belmont and Vanderbilt University. Mr. Posey served as Vice-President Human Resources for PMT Services, Inc. a Nashville-based telecommunications company from April 1997 to December 1998. Prior to that time, he served as Vice-President, Human Resources with A+ Communications from January 1993 to April 1997. Mr. Posey previously held positions in human resources and manufacturing with Nortel Networks, Inc., Black and Decker Manufacturing Company and ITT Telecommunications as well.

     J. Christopher Cuevas, C.P.A, has served as Vice President, Corporate Controller since April 2000. Mr. Cuevas served as Corporate Controller from August 1998 to April 2000. From December 1994 to August 1998, he served in various roles within the Company including Manager of Financial Reporting and Director of Reporting. From January 1991 to November 1994, Mr. Cuevas served as Manager of Financial Reporting for Eastex Energy, Inc. a Houston-based, publicly traded energy company. Prior to that time, Mr. Cuevas served in several accounting roles including two years as an accountant with Price
Waterhouse.

     Karen R. Mella, has served as ATSI's Vice President, Investor Relations and Corporate Communications since April 2000. In addition, Ms. Mella served as Director of Investor Relations from January 1997 to April 2000. From October 1995 to February 1997, she served as Director of Investor Relations for USLD Communications, Inc., a San Antonio-based long distance communications company, publicly traded on Nasdaq. Prior to that time, Ms. Mella was the Manager of Investor Relations for Titan Holdings, Inc., a San Antonio-based property and casualty insurance company, publicly traded on the NYSE.

     Raymond G. Romero, has served as Vice President, General Counsel and Corporate Secretary since July 2000. From October 1999 through April 2000, Mr. Romero was employed as Vice President, Business Development for Open World Communications, Inc. and from April 1999 through September 1999, he was employed as President of Eurotech International, Inc., both Internet companies. Prior to that time he served in a variety of roles including serving as a Partner with Competitive Strategies Group, Ltd., a telecommunications consulting firm from April 1997 through April 1999 and as Vice President and General Counsel for Ameritech International, an international telecommunications company, from April 1991 through December 1995.

     Tim Nicolau has served as Chief Executive Officer of GlobalSCAPE, Inc. since October 16, 2000. Prior to joining GlobalSCAPE, Inc., Mr. Nicolau served as Vice President, Product Management of the WebServices Division for the Chicago-based Comdisco, Inc. Prior to Comdisco, Mr. Nicolau served as Executive Vice-President of Sales and Marketing for Computer Concepts Corp., (renamed Direct Insite Corporation), Vice-President of Sales, Industrial Products Division for United States Data Corporation, and Management Consultant for Perot Systems.

     Sandra Poole-Christal has served as President of GlobalSCAPE, Inc. since January 1, 1998. Ms. Poole-Christal founded GlobalSCAPE, Inc. in 1996 at the request of the Company. Ms. Poole-Christal was one of the founding employees of the Company, serving as its Director of International Sales and Marketing from January 1994 until April 1996. Prior to joining the Company, Ms. Poole-Christal served as an account executive with GeoComm Partners. Ms. Poole-Christal holds a BA in Communications from Baylor University. Ms. Poole-Christal is the daughter of Charles R. Poole, who was President of the Company until July 31, 2000.

      John R. Fleming has served as a Director of ATSI since January 2001. Mr. Fleming is the principal and founder of Vision Corporation, an early-stage investment company that focuses on communications technologies, service and hardware. Prior to forming Vision Corporation, Mr. Fleming served as President, International of IXC Communications, Inc. from April 1998 to December 1999. Immediately prior to that he served as IXC's President of Emerging Markets from December 1997, as Executive Vice President of IXC from March 1996 through November 1997 and as Senior Vice President of IXC from October 1994 through March 1996. He served as Vice President of Sales and Marketing of IXC from its formation in July 1992 until October 1994. Prior to that, Mr. Fleming served as Director of Business Development and Director of Carrier Sales of CTI from 1986 to March 1990 and as Vice President -- Marketing and Sales of CTI from March 1990 to July 1992. Mr. Fleming was a Branch Manager for Satellite Business Systems from 1983 to 1986.

      Jesus Enriquez has served as Senior Vice President of the Company since February 1998, and as Director General of American TeleSource International de Mexico, S.A. de C.V. (ATSI-Mexico), one of the Company's principal operating subsidiaries, since August 1996. From March 1995 to July 1996 Mr. Enriquez served as Commercial Director of ATSI-Mexico. From January 1989 to February 1995, Mr. Enriquez was the Director General of Servicios Espectro Radioelectricos ("SERSA"), an international communications company in Mexico City.

      Tomas Revesz has served as a director of the Company since its formation in June 1996. Mr. Revesz has served as President of Long Distance International, Inc., a long distance reseller, since October 1993. From 1983 to June 1993, Mr. Revesz served as President of Star Long Distance, Inc., also a long distance reseller. From January 1990 until August 1993, Mr. Revesz served as Vice President of Operations of AAA Telephone & Communications, Inc., a telephone interconnection company.

      Richard C. Benkendorf has served as a director of the Company since October 1996. From 1991 to present, Mr. Benkendorf has been a principal of Technology Impact Partners, which provides advisory and investment services. From 1989-1991, Mr. Benkendorf served as Senior Vice President Investment, Planning, Mergers & Acquisitions and Venture Capital for Ameritech, a communications services company.

      Carlos K. Kauachi has served as a director of the Company since October 1996. From 1996 to present, Mr. Kauachi has been self-employed as a consultant. From 1962 until 1996, Mr. Kauachi served in various positions with Telefonos de Mexico, the then privately owned telecommunications monopoly in Mexico, including Vice President-Telephone Business Development, Vice President-Marketing and Sales and, most recently, Vice President-International Business Development.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS
                                AND COMMITTEES

      The business affairs of the Company are managed under the direction of the Board of Directors. The Board of Directors of the Company held a total of 17 meetings during the fiscal year ended July 31, 2000. The Compensation Committee, composed of Messrs. Nye, Benkendorf and Kauachi, reviews and makes recommendations to the Board of Directors regarding executive compensation matters and administers the Company's stock option plans. The Audit Committee, composed of Messrs. Benkendorf and Revesz, is responsible for reviewing the Company's financial statements and overseeing the Company's accounting practices and audit procedures. The Compensation Committee and the Audit Committee held four and seven meetings, respectively, during the fiscal year ended July 31, 2000. No incumbent director of the Company during the fiscal year ended July 31, 2000 attended fewer than 75% of the aggregate number of meetings of the Board on which the director served.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information concerning the compensation earned during the Company's last three fiscal years by the Company's Chief Executive Officer and each of the Company's other four most highly compensated executive officers whose total cash compensation exceeded $100,000 for services rendered in all capacities for the fiscal years ended July 31, 2000 (collectively, the "Named Executive Officers").

                                                   Annual Compensation                      Long-Term Compensation
                                        --------------------------------------------------------------------------------------------
                                                                                      Awards               Payouts
                                                                            ----------------------------------------
                                                                                            Securities
                                                               Other Annual   Restricted    Underlying                    All Other
Name And Principal Position     Fiscal                        Compensation      Stock        Options/    LTIP Payout   Compen-sation
---------------------------      Year   Salary ($)  Bonus ($)     ($)(1)      Awards ($)     SARs (#)        ($)            ($)
                                 ----   ----------  ---------     ------      ----------     --------        ---            ---


Arthur L. Smith(2)                2000   $124,915    $ 4,500        -             -                -          -              -
Chief Executive Officer           1999    129,519          -        -             -          200,000          -              -
                                  1998     96,731     10,634        -             -                -          -              -

Charles R. Poole(3)               2000    117,231          -        -             -                -          -              -
President                         1999    126,442          -        -             -          150,000          -              -
                                  1998     95,808      2,474        -             -           50,000          -              -

H. Douglas Saathoff(4)            2000     99,163      4,500        -             -                -          -              -
Chief Financial Officer, Senior   1999    102,244          -        -             -          100,000          -              -
 Executive Vice President and     1998     91,394     13,631        -             -                -          -              -
 Treasurer

Sandra Poole-Christal             2000    131,421     59,680        -             -                -          -              -
President, GlobalSCAPE            1999     80,000     40,000        -             -           75,000          -              -
                                  1998     73,423     31,000        -             -                -          -              -

__________
(1) Certain of the Company's executive officers receive personal benefits in addition to salary; however, the Company has concluded that the aggregate amount of such personal benefits does not exceed the lesser of $50,000 or 10% of annual salary and bonus for any Named Executive Officer.
(2) Also serves as Chief Executive Officer of American TeleSource International, Inc., a Texas corporation ("ATSI-Texas"), the Company's principal operating subsidiary. Mr. Smith's compensation is paid by ATSI-Texas.
(3) Mr. Poole resigned effective July 31, 2000. Also served as President of ATSI-Texas. Mr. Poole's compensation was paid by ATSI-Texas.
(4) Also serves as Vice President-Finance and Secretary and Treasurer of ATSI-Texas. Mr. Saathoff's compensation is paid by ATSI-Texas.


Employment Agreements

     The Company has entered into employment agreements with certain of its executive officers as follows:

                                                                      Minimum
         Name                             Term                     Annual Salary
                                          ----                     -------------
Sandra Poole-Christal(1)   January 1, 1998-December 31, 2001(2)     $ 80,000 (3)
Arthur L. Smith            August 1, 1998 - July 31, 2001(2)        $130,000 (4)
H. Douglas Saathoff        January 1, 2000 - December 31, 2000      $104,738 (5)

__________
(1) agreement is between Sandra Poole-Christal and the Company's subsidiary, GlobalSCAPE, Inc.
(2) agreement provides for an automatic renewal for an additional one-year term unless notice of termination is given 120 days prior to end of initial term.
(3) agreement provides for 6 months of continuing payments in the event of executive's death or disability; if executive is terminated without cause, executive is entitled to continuing payments until the third anniversary of the start date or for 12 months from termination, whichever is longer; if executive resigns following a change in control of GlobalSCAPE, executive is entitled to continuing payments until the third anniversary of the start date, or if agreement has been renewed, until 1 year following anniversary date.
(4) agreement provides for 6 months of continuing payments in the event of executive's death or disability; if executive is terminated without cause, executive is entitled to continuing payments until the third anniversary of the start date or for 12 months from termination, whichever is longer; if executive resigns following a change in control of Company, executive is entitled to continuing payments until the third anniversary of the start date, or if agreement has been renewed, until 1 year following anniversary date.
(5) agreement provides for 6 months of continuing payments in the event of executive's death or disability; if executive is terminated without cause, executive is entitled to continuing payments until the third anniversary of the start date or for 12 months from termination, whichever is longer; if executive resigns following a change in control of Company, executive is entitled to continuing payments until the third anniversary of the start date, or if agreement has been renewed, until 1 year following anniversary date.

     The Board may increase each officer's salary, and may pay a bonus to each of them from time to time. Each of the employment agreements provides for early termination under certain conditions, and restricts each executive from various competing and other potentially damaging activities during employment and for a specified time after termination of employment.

Stock Option Plans

     1997 Option Plan

     The American TeleSource International Inc. 1997 Stock Option Plan (the "1997 Option Plan") was adopted in February 1997 by the Board of Directors of the Company and approved in May 1997 by the Company's stockholders.

     The 1997 Option Plan terminated on February 10, 1998. No further options will be granted under the 1997 Option Plan. All options outstanding under the 1997 Option Plan on the date of termination will remain outstanding under the 1997 Option Plan in accordance with their respective terms and conditions.

     As of July 31, 2000, options for 312,003 shares were outstanding under the 1997 Option Plan at a weighted average exercise price of $1.59 and options for 171,667 shares were exercisable. As of July 31, 2000, 4,450,331 options had been exercised.

     1998 Option Plan

     The American TeleSource International, Inc. 1998 Stock Option Plan (the "1998 Option Plan") was adopted in September 1998 by the Board of Directors of the Company and approved December 1998 by the Company's stockholders.

     The 1998 Option Plan authorizes the grant of up to two million incentive stock options and non-qualified stock options to employees, directors and certain other persons. As of July 31, 2000, the Board had granted options to purchase 2,097,300 shares of common stock under the 1998 Option Plan at exercise prices as follows: (i) 1,541,000 at $0.55 per share, (ii) 302,300 at $0.78 per share, (iii) 254,000 at $0.81 - $4.63. As of July 31, 2000, options for
1,379,211 shares were outstanding under the 1998 Option Plan at a weighted average exercise price of $0.70. As of July 31, 2000, 85,499 options were exercisable at a weighted average exercise price of $0.60, 525,255 options had been exercised and 192,834 options had been forfeited.

Stock Option Grants in Fiscal 2000

     No options were granted to the Named Executive Officers during the Company's fiscal year ended July 31, 2000.

Aggregate Option Exercises in Fiscal 2000 and Fiscal Year-End Option Values

     The following table shows stock options exercised by the Named Executive Officers during the fiscal year ended July 31, 2000, including the aggregate value of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of July 31, 2000. Also reported are the values of "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the Common Stock price as of July 31, 2000.

                           Shares
                          Acquired                    Number of Securities Underlying       Value of Unexercised
                             On          Value                  Unexercised               In-the-Money Options at
                          Exercise      Realized             Options at FYE(#)                   FYE($)(2)
                          --------      --------             -----------------                   ---------
Name                        (#)          ($)(1)       Exercisable      Unexercisable     Exercisable  Unexercisable
----                        ---          ------       -----------      -------------     -----------  -------------

Arthur L. Smith            866,666    $2,393,998           -              133,334             -         $526,669
Charles R. Poole           383,333       677,833           -               83,334             -          301,336
H. Douglas Saathoff        933,333     2,576,999           -               66,667             -          263,335
Sandra Poole-Christal       40,000       111,150           -               50,000             -          197,500

__________
(1) The values of the exercised options represent the difference between the closing price of the shares underlying the options on the AMEX and the exercise price of the options on the date of exercise. The value realized does not take into account any restrictions on trading as a result of (a) insider trading rules and policies, (b) market conditions and (c) the restrictions described in "Certain Relationships and Related Transactions" relating to the Board of Directors plan to lend approximately $1.5 million to certain key executive officers to allow them to exercise their vested options.

(2) The values of the unexercised options are based upon the $4.50 closing price per share on July 31, 2000, as reported on the American Stock Exchange, and represent the difference between the fair market value of the shares underlying the options and the exercise price of the options at fiscal year end.

Compensation Committee Interlocks and Insider Participation

     Messrs. Benkendorf, Kauachi and Nye serve on the Compensation Committee. The Compensation Committee met four times in fiscal 2000.

     In January 1997, the Company entered into an agreement with KAWA Consultores, S.A. de C.V., an international consulting firm of which Company director Carlos K. Kauachi is president, for international business development support. Under the terms of the agreement, the Company paid the consulting firm $8,000 per month for a period of twelve months. In January 1998, the agreement was renewed at $10,000 per month (payable in a combination of cash and Common Stock) for a period of twelve months. In March 1999, the agreement was renewed at $6,000 per month for a period of twelve months. Subsequent to February 2000, the agreement was continued month-to-month until July 2000 when it was terminated.

     The Company has entered into a month-to-month agreement with Technology Impact Partners, a consulting firm of which Company director Richard C. Benkendorf, is principal and owner. Under the agreement, Technology Impact Partners provides the Company with various services that include strategic planning, business development and financial advisory services. Under the terms of the agreement, the Company pays the consulting firm $3,750 per month plus expenses. At July 31, 2000, the Company has a payable to Technology Impact Partners of approximately $112,000.

Director Compensation

     Directors are reimbursed their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors. Each director other than Arthur L. Smith receives $1,000 for each meeting of the Board attended excluding telephonic meetings for which each director other than Arthur L. Smith receives $250.

     On September 9, 1998, each of the directors of the Company were granted options to purchase 75,000 shares of Common Stock of the Company, with the exception of Murray R. Nye, who was granted options to purchase 150,000 shares of Common Stock of the Company. In addition, each of the directors serving on a committee of the Board were granted options to purchase an additional 15,000 shares of Common Stock for each committee served on, at an exercise price of $0.55 per share under the 1998 Option Plan.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission concerning their holdings of, and transactions in, securities of the Company. Copies of these filings must be furnished to the Company.

     Based on a review of the copies of such forms furnished to the Company and other information, the Company believes that, during the fiscal year ended July 31, 2000, all of its directors and executive officers were in compliance with the applicable filing requirements.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Set forth below is a report submitted by the Compensation Committee of the Board of Directors addressing the Company's compensation policies for fiscal 2000 as they affected Arthur L. Smith as Chief Executive Officer and the other Named Executive Officers.

Compensation Philosophy

     The Board's executive compensation plan for fiscal 2000 was designed to provide significant incentive compensation opportunities in addition to market competitive salaries, and to aid in the retention of the Named Executive Officers. The plan was intended to link individual employee objectives with overall Company strategies for fiscal 2000, and to reward the Named Executive Officers for their individual contributions to those strategies. The committee uses compensation and performance data from a peer group of comparable companies to help it establish market competitive compensation and performance standards for the Company's employees.

     Compensation paid to the Named Executive Officers during fiscal 2000 consisted primarily of three elements: base salaries, cash bonuses and stock option grants. The Board's emphasis on linking compensation to performance criteria and levels of responsibility is reflected in the components of compensation received by the Named Executive Officers during fiscal 2000, as presented in the summary compensation table which precedes this report.

     Base salaries. Minimum base salaries paid to the Named Executive Officers were set according to existing contractual arrangements. Adjustments to those minimum salary levels were determined by evaluating the competitive marketplace, the scope of each individual's responsibilities, the planned and past performance of the Company, and, to a certain extent, subjective measures of each individual's performance.

     Cash Bonuses. Annual cash bonuses to the Named Executive Officers are linked to corporate, individual and product line objectives. In determining the actual cash bonuses paid to the Named Executive Officers, the actual financial performance relative to the Company's 2000 operating plan, market factors and the accomplishments of individual performance objectives are considered. Cash bonuses may be awarded on the basis of the Company's financial performance relative to its plan and individual performance. No cash bonuses were awarded to the named Executive Officers for 2000, except Sandra Poole-Christal.

     Stock Option Grants. Stock options are granted from time to time in order to promote the interest of the Company and its stockholders by providing an effective means to attract, retain and increase the commitment of certain individuals and to provide such individuals with additional incentive to contribute to the success of the Company.

     Chief Executive Officer Compensation.   The compensation paid to the Chief
Executive Officer differed from the other Named Executive Officers only in base salary. Arthur L. Smith's base salary was higher than the other Named Executive Officers of the Company, and considered to be in line with other early stage companies of a similar nature. Cash bonuses paid to Arthur L. Smith were calculated based upon the same criteria used to calculate cash bonuses to the other Named Executive Officers. The differences in the Chief Executive Officer's compensation compared with that of the other Named Executive Officers was attributable to the additional responsibilities associated with that position.

     This Report on Executive Compensation is made by and on behalf of the Board of Directors of the Company.

                         Respectfully submitted,
                         COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS Murray R. Nye, Richard C. Benkendorf and Carlos K. Kauachi

     The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A and 14C under the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 under the Exchange Act.

                         BOARD AUDIT COMMITTEE REPORT

     Effective January 31, 2000, the Securities and Exchange Commission adopted new rules and amendments to current rules relating to the disclosure of information about companies' audit committees. In large part, the new rules are based on recommendations made by the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees. The new rules require that, for all votes of stockholders occurring after December 15, 2000, the proxy statement must contain a report of the audit committee addressing several issues identified in the rules. In addition, the SEC recommends that audit committees adopt written charters. Any such charter must be included as an attachment to the proxy statement at least once every three years. Our Audit Committee adopted a charter on April 3, 2000, and it is included in this proxy statement as Annex C.

     Our Audit Committee has reviewed and discussed with management the Company's consolidated financial statements as of and for the fiscal year ended July 31, 2000.

     Our Audit Committee has discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

     Our Audit Committee has received and reviewed the written disclosures and the letter from the independent public accountants required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with the independent public accountants their independence.

     Based on the reviews and discussions referred to above, our Audit Committee recommends to the board of directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K.

Audit Committee Members - Fiscal 2000:

Richard C. Benkendorf
Carlos K. Kauachi

     The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A and 14C under the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 under the Exchange Act.


                               PERFORMANCE GRAPH

     The Company's common stock has been registered under Section 12 of the Securities Exchange Act of 1934, as amended, since October 20, 1997. The following Performance Graph compares the Company's cumulative total stockholder return on its common stock from October 20, 1997 through July 31, 1998, 1999 and July 31, 2000 with the cumulative total return of the NASDAQ Market Value Index and the Company's peer group over the same period. The peer group is comprised of nine telecommunications companies operating in similar markets, offering comparable products and services as the Company. The nine companies included in the peer group are Firstcom Corporation, IDT Corporation, Pacific Gateway Exchange, Primus Telecom Group, Star Telecomm Inc., Startec Global Communications Corporation, Teleglobe Inc., Telscape International Inc., and Viatel Inc. The graph assumes that the value of the investment in the Company's common stock and each index was $100 at October 20, 1997 and that all dividends were reinvested.

                         [PERFORMANCE GRAPH GOES HERE]



                     Comparison of Cumulative Total Return
                Among the Company, NASDAQ Index and Peer Group

     -----------------------------------------------------------------------------------
     Index for:                   Oct. 20,        July 31,       July 31,       July 31,
     ---------                    --------        --------       --------       --------
                                   1997            1998           1999           2000
                                   ----            ----           ----           ----
     -----------------------------------------------------------------------------------
     The Company                  100.0           27.41          37.90         131.20
     -----------------------------------------------------------------------------------
     NASDAQ Market Value Index    100.0          117.57         166.10         241.81
     -----------------------------------------------------------------------------------
     Peer Group                   100.0          128.26          97.16          64.54
     -----------------------------------------------------------------------------------


     The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A and 14C under the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 under the Exchange Act.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In April 1998, the Company engaged two companies for billing and administrative services related to network management services it provides. The companies, which are owned by Tomas Revesz, a director of the Company, were paid approximately $140,000 for their services during fiscal 1998. Subsequent to July 31, 1999, the Company entered into an agreement with the two companies capping their combined monthly fees at $18,500 per month. For fiscal 1999 and 2000, the companies were paid approximately $180,000 and $160,000, respectively, for their services. Additionally, the Company has a payable to Mr. Revesz of $90,000.

     In February 1999, we entered into notes payable with related parties, all of whom were officers or directors of ATSI in the amount of $250,000. The notes accrued interest at a rate of 12% per year until paid in full. As of July 31, 2000, the notes were paid in full.

     In February 2000, our Board of Directors approved a plan to lend approximately $1.5 million in the aggregate to certain key executive officers to allow them to exercise approximately 2,250,000 of their vested options. The notes, which expire in February 2002, are at an interest rate of LIBOR, with interest payable annually. The executive officers who borrowed under the plan must adhere to the following conditions: 1) they must contribute 10% in cash of the amount borrowed; 2) the stock obtained with the exercises must be held in escrow by ATSI for the term of the loan or until such time as the note is paid; and 3) any derivative equity obtained from the stock's ownership must be escrowed for a six-month period. As of April 30, 2000, we had lent approximately $1.2 million in non-recourse notes to key executive officers allowing them to exercise vested options. As of July 31, 2000, the note receivable balance was approximately $1.1 million.

     On August 1, 2000 we entered into a consulting agreement with Charles R. Poole, former President and Chief Operating Officer of ATSI-Delaware, to perform certain consulting services for the period beginning August 1, 2000 and ending December 31, 2000 in the amount of approximately $10,583 per month.

          See "Executive Compensation - Compensation Committee Interlocks and Insider Participation" for certain additional relationships and related party transactions.

                                 PROPOSAL SIX
             APPROVAL OF THE ATSI 2000 INCENTIVE STOCK OPTION PLAN

     The Board of Directors has adopted, subject to stockholder approval, the ATSI 2000 Incentive Stock Option Plan (the "2000 Option Plan").

     The purposes of the 2000 Option Plan are (i) to align the interests of the stockholders of the Company and the recipients of stock options granted under the plan, (ii) to advance the interests of the Company by attracting, motivating and retaining well-qualified persons by providing such persons with performance-related incentives, and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

     The following is a summary of the 2000 Option Plan, which is qualified in its entirety by reference to the text of the 2000 Option Plan. The 2000 Option Plan is attached as Annex D to this proxy statement and incorporated herein by reference.

Administration

     The Compensation and Stock Option Committee (the "Compensation Committee") will administer the 2000 Option Plan. Each member of the Compensation Committee is a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     The Compensation Committee is authorized, subject to the terms of the 2000 Option Plan to interpret the 2000 Option Plan and its application, to establish rules and regulations as it deems necessary or desirable for the administration of the 2000 Option Plan, and to the grant of a stock option thereunder, conditions with respect to the grant, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions are final, binding and conclusive.

     The Compensation Committee is authorized, subject to the terms of the 2000 Option Plan to select eligible persons for participation in the 2000 Option Plan and, subject to the terms of the 2000 Option Plan, to determine the terms and conditions of each stock option granted under the 2000 Option Plan. Each option granted will be evidenced by a written agreement between the Company and the optionee setting forth the terms and conditions of such option.

     The Compensation Committee may delegate some of its power and authority under the 2000 Option Plan to the Board of Directors provided, however, that the
                                                     --------  -------
Compensation Committee may not delegate such power to a person who is a "covered employee" within the meaning of Section 162(m) of the Code or is likely to be a "covered employee" during the period an award to such employee would be outstanding.

     The Board and the Compensation Committee are indemnified to the full extent permitted by law, except as may be provided in the Company's Certificate of Incorporation and/or Bylaws.

Shares Available

     The maximum number of shares of Common Stock available under the 2000 Option Plan is 9.8 million, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation spin-off or other similar change in capitalization. If shares of Common Stock subject to an option granted under the 2000 Option Plan are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of that option, those shares will again be available for the grant of new options under the 2000 Option Plan.

     Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise, or a combination thereof. Stock options granted under the 2000 Option Plan may be either incentive stock options ("ISOs") or non-qualified stock options ("NQSOs"). An ISO is a stock option granted in accordance with Section 422 of the Code that is intended by the Compensation Committee to constitute an ISO. An NQSO is a stock option that is not an ISO.

Eligibility To Participate

     The Compensation Committee may grant options under the 2000 Option Plan to any officer, employee, persons expected to become officers and employees or consultants of the Company, as it may, in its sole discretion, from time to time select. As of the date of this proxy statement, ATSI has approximately 30 employees (which number includes officers).

Stock Options

     The Compensation Committee will determine which eligible persons will receive grants of stock options under the 2000 Option Plan and, subject to the limitations described below, will determine the number of shares of Common Stock subject to each stock option grant, the related purchase price per share of Common Stock, the period during which the stock option may be exercised, whether the stock option will become exercisable in cumulative or non-cumulative installments and in part or in full at any time and whether the stock option is intended to constitute an ISO. The Compensation Committee may, for any reason at any time, take action to cause any or all outstanding options granted under the 2000 Option Plan to become exercisable in part or in full. The Compensation Committee may also establish performance measures or other criteria that need to be satisfied as conditions to the grant of an option or to the exercisability of all or a portion of an option.

     Each option, or portion thereof, that is not an ISO shall be a NQSO. An ISO may not be granted to any person who is not an employee of the Company or a subsidiary (as defined in Section 424 of the Code). Each ISO shall be granted within ten (10) years of the date of the 2000 Option Plan. To the extent the effective aggregate Fair Market Value of the shares of common stock, as of the date of the option grant, with respect to which options designated as ISO are exercisable for the first time by a participant during any calendar year exceeds $100,000, such options shall constitute NQSOs.

     Purchase Price. The purchase price per share of Common Stock subject to a stock option granted under the 2000 Option Plan may not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option. If an ISO is granted to a person who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code), then the per share purchase price may not be less than 110% of the Fair Market Value of a share of Common Stock on the date of grant. The "Fair Market Value" of a share of Common Stock on a given date is the closing transaction price of a share of Common Stock as reported on the American Stock Exchange on that date, or if there are no reported transactions on such date, on the next preceding date for which a transaction was reported; provided, however, that Fair Market Value may be determined by the Compensation Committee by whatever means it, in the good faith exercise of its discretion, shall deem appropriate.

     The closing transaction price of a share of Common Stock on January 18, 2001 was $1.4375.

     Limitations on Number of Shares Subject to Stock Options. To the extent necessary for an award to be qualified performance-based compensation under
Section 162(m) of the Code, and the rules and regulations thereunder, the maximum number of shares of Common Stock with respect to which stock options may be granted under the 2000 Option Plan during any fiscal year of the Company to any person is 1,000,000.

     Limitations on Period of Exercisability of ISOs. An ISO may not be exercisable later than 10 years after its date of grant. If an ISO is granted to a person who, at the time of the grant, owns more than 10 percent of the Company's Common Stock, then that ISO may not be exercised later than five years after its date of grant.

     Exercise of a Stock Option Following Termination of Employment or Service. Unless otherwise provided in the agreement relating to a stock option granted under the 2000 Option Plan, the following rules apply in the case of an optionee's termination of employment with, or service to, the Company:

     If an optionee's employment with, or service to, the Company terminates by reason of the disability of the optionee, each stock option granted under the 2000 Option Plan to the optionee will become fully exercisable and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earlier to occur of
(i) the date that is one year after the date of the termination of employment or service or (ii) the expiration date of the term of such option.

     If an optionee retires on or after age 62 and at the time of the optionee's retirement the optionee has been continuously employed by the Company for a period of not less than 10 years, each option held by such optionee shall, to the extent not exercisable as of the effective date of the optionee's retirement, become exercisable in accordance with the vesting provisions set forth in the agreement relating to such option and upon becoming exercisable may be exercised by such optionee (or such optionee's legal representative or similar person) until the expiration date of the term of such option.

     If an optionee's employment with, or service to, the Company is terminated because of the death of the optionee, each stock option granted under the 2000 Option Plan to the optionee will become fully exercisable and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person until and including the earlier to occur of (i) the date that is one year after the date of death and (ii) the expiration date of the term of such option.

     If an optionee's employment with, or service to, the Company terminates for any reason, other than disability, retirement or death or for cause, each stock option granted under the 2000 Option Plan to the optionee will be exercisable only to the extent exercisable on the date of termination of employment or service and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earlier to occur of (i) the date that is three months after the date of the termination of employment or service or (ii) the expiration date of the term of such option; provided, that if the optionee's employment with, or service to, the Company is terminated for Cause, all stock options granted under the 2000 Option Plan and held by the optionee (including non-discretionary options described below) will terminate automatically on the effective date of the optionee's termination of employment or service. For purposes of the 2000 Option Plan, "Cause" includes
(i) the commission of a criminal act, fraud, gross negligence or willful misconduct against, or in derogation of the interests of the Company, (ii) divulging confidential information regarding the Company, (iii) interference with the relationship between the Company and any major supplier or customer, or (iv) the performance of any similar action that our Board or Compensation Committee, in its sole discretion, may deem to be sufficiently injurious to the interests of the Company to constitute cause for termination.

     If an optionee dies during the period of exercisability following termination of employment or service described above, each stock option granted under the 2000 Option Plan to the optionee will be exercisable only to the extent exercisable on the date of death and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person until and including the earlier to occur of (i) the date that is one year after the date of death or (ii) the expiration date of the term of such option.

Change In Control

     Upon a Change in Control (as defined in the 2000 Option Plan) unless the Compensation Committee shall expressly provide otherwise in the agreement relating to the grant of the option, the option shall become fully exercisable.

Exercise Of Stock Options; Non-Transferability; Designation Of Beneficiaries

     Payment for shares of Common Stock purchased upon the exercise of an option granted pursuant to the 2000 Option Plan shall be made as set forth in the agreement relating to such option. Except as otherwise set forth in the agreement relating to an option, no stock option granted under the 2000 Option Plan may be transferred other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence, each stock option may be exercised during an optionee's lifetime only by the optionee or the optionee's legal representative or similar person. Each optionee may file with the Compensation Committee a written designation of one or more persons as such optionee's beneficiary or beneficiaries (both primary and contingent) in the event of such optionee's death.

Federal Income Tax Consequences

     The following is a brief overview of the United States federal income tax consequences of participation in the 2000 Option Plan and should not be relied upon as being a complete description. It does not address the state or local tax aspects of participation in the 2000 Option Plan.

     Grant of Option. An optionee will not recognize taxable income upon the grant of a stock option under the 2000 Option Plan.

     Exercise of Non-Qualified Options. An optionee will recognize compensation taxable as ordinary income, and the Company generally will be allowed a corresponding deduction for federal income tax purposes, in an amount equal to the excess of the fair market value, on the date of exercise of an NQSO, of the shares of Common Stock acquired over the purchase price therefor.

     Exercise of Incentive Stock Options. An optionee will not recognize any taxable income by reason of exercise of an ISO, and the Company will not be allowed any deduction with respect to the exercise at that time. However, the excess, if any, of the fair market value, at the time of exercise, of the Common Stock acquired upon the exercise over the purchase price therefor will be included in alternative minimum taxable income subject to the alternative minimum tax.

     Qualifying Disposition of ISO Shares. If an optionee disposes of Common Stock acquired pursuant to the exercise of an ISO two years or more after the date of grant of the ISO or one year after the date of transfer of Common Stock to the optionee, whichever is later, the amount, if any, realized in excess of the purchase price for such Common Stock will be treated as long-term capital gain or the amount, if any, by which the purchase price exceeds the amount realized upon the disposition will be treated as a long-term capital loss. The Company will not be entitled to any deduction with respect to a disposition of Common Stock occurring under the circumstances described in this paragraph.

     Disqualifying Disposition of ISO Shares. If an optionee disposes of Common Stock acquired pursuant to the exercise of an ISO within two years after the date of grant of the ISO or one year after the date of transfer of Common Stock to the optionee, whichever is later, the optionee will recognize ordinary income, and the Company will be entitled to a corresponding deduction, in an amount equal to the amount, if any, realized in excess of the purchase price for the Common Stock, but only considering the amount realized to the extent it does not exceed the fair market value of the Common Stock on the date of exercise. Any amount realized upon disposition in excess of the fair market value of the Common Stock on the date of exercise will be treated as long-term capital gain if the Common Stock has been held for more than 12 months or as a short-term capital gain if the Common Stock has been held for a shorter period. If the amount realized upon disposition is less than the purchase price for the shares, the excess of the purchase price over the amount realized will be treated as a long-term or short-term capital loss, depending on the holding period of the Common Stock. The Company will not be entitled to any deduction with respect to the amount recognized by the employee as capital gain.

     Income Tax Withholding. The taxable compensation recognized by the optionee upon the exercise of a stock option will be subject to withholding of tax by the Company.

Effective Date, Amendment And Termination

     Subject to approval by the stockholders at the Annual Meeting, the 2000 Option Plan became effective as of December 15, 2000 (the "Effective Date"), the date of its approval by our Board. The Board may amend the 2000 Option Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Sections 162(m) and 422 of the Code. Nonetheless, the Board may not increase the number of shares available under the 2000 Option Plan, effect any change inconsistent with Section 422 of the Code, extend the term of the 2000 Option Plan or permit the grant of a stock option having an exercise price less than 100% of Fair Market Value on the date of grant of such option, without stockholder approval. No amendment may impair the rights of a holder of an outstanding stock option granted under the 2000 Option Plan without the holder's consent.

     The 2000 Option Plan will terminate on the tenth anniversary of the Effective Date, but may be terminated earlier by our Board. Termination of the 2000 Option Plan will not affect the terms or conditions of any stock option granted under the 2000 Option Plan prior to the termination date. No stock options may be granted under the 2000 Option Plan after it has been terminated.

     The approval of the 2000 Option Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting, in person or by proxy, and entitled to vote thereon.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2000 OPTION PLAN.


                                PROPOSAL SEVEN
                         RATIFICATION OF SELECTION OF
                        INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Arthur Andersen LLP to serve as independent public accountants of the Company for the fiscal year ending July 31, 2001. Although stockholder ratification is not required, the Board of Directors has directed that such appointment be submitted to the stockholders of the Company for ratification at the Annual Meeting. Arthur Andersen LLP has served as the independent accountants of the Company since

July 1994. A representative of Arthur Andersen LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

     Assuming the presence of a quorum, the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote on this item at the Annual Meeting is necessary to ratify the selection of the Company's independent public accountants. The enclosed form of proxy provides a means for stockholders to vote for the ratification of selection of independent public accountants, to vote against it or to abstain from voting with respect to it. If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder's proxy are to be voted, such shares will be voted FOR the ratification of selection of independent public accountants. Under applicable Delaware law, in determining whether this item has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against this item. Broker non-votes will not be counted and will have no effect.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING JULY 31, 2001.

                             FINANCIAL INFORMATION


             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


           AMERICAN TELESOURCE INTERNATIONAL, INC. AND SUBSIDIARIES

                                INTRODUCTION TO
                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

     The following unaudited pro forma consolidated balance sheet as of October 31, 2000 and the unaudited pro forma consolidated statement of operations for the years ended July 31, 1998, 1999 and 2000 and the three months ended October 31, 2000, gives effect to the following:

     The acquisition of Genesis Communications International, Inc. is assumed to have occurred as of August 1, 1997.

     The unaudited pro forma balance sheet as of October 31, 2000 includes the unaudited historical balance sheet of both the Company and Genesis as of October 31, 2000. The unaudited pro forma consolidated statement of operations for the years ended July 31, 1998, 1999 and 2000 and the three months ended October 31, 2000, reflects the audited historical income statement of the Company for the years ended July 31, 1998, 1999 and 2000, the unaudited historical income statements of Genesis for the twelve month periods ended July 31, 1998, 1999 and 2000 and the unaudited historical income statements of the Company and Genesis for the three months ended October 31, 2000.

     These unaudited pro forma results have been prepared for comparative purposes only and include certain adjustments such as the amortization of goodwill, the elimination of intercompany transactions and/or balances and the elimination of certain personnel costs and professional fees related to the acquisition. We have valued the acquisition at $16,720,000 based on the issuance of 19,000,000 shares of our common stock at a stock price of $0.88. For purposes of this pro forma disclosure we have assumed that the entire valuation will be accounted for as goodwill to be amortized over a period of twenty years.

     The unaudited pro forma information is not necessarily indicative of the results that would have occurred had such transaction actually taken place at the beginning of the period specified nor does such information purport to project the results of operations for any future date or period. Significant assumptions and adjustments are disclosed in the accompanying notes. Although the Company believes the acquisition may qualify for treatment as a pooling-of-interests, in accordance with generally accepted accounting principals the following pro forma results were prepared assuming the transaction was accounted for as a purchase.

     The following unaudited pro forma consolidated balance sheet and the unaudited pro forma statement of operations should be read in conjunction with the audited financial statements and other financial information pertaining to the Company and Genesis.

                     AMERICAN TELESOURCE INTERNATIONAL, INC
                     PRO FORMA CONSOLIDATING BALANCE SHEET
                             AS OF OCTOBER 31, 2000
                                  (UNAUDITED)
                    (In thousands, except share information)


                                                        ATSI     Genesis   Sub-total    Adjustments     Pro forma
                                                      ---------  --------  ----------  --------------   ---------
ASSETS
------
CURRENT ASSETS
Cash and cash equivalents                             $  2,799   $   956    $  3,755                    $  3,755
Accounts receivable                                      2,146     2,258       4,404           (76)(a)     4,328
Prepaid and other current assets                           661       661       1,322                       1,322
                                                      --------   -------    --------                    --------
Total current assets                                     5,606     3,875       9,481                       9,405

PROPERTY AND EQUIPMENT, (At cost):                      20,199     3,228      23,427                      23,427
Less: accumulated depreciation and amortization         (9,371)   (1,355)    (10,726)                    (10,726)
                                                      --------   -------    --------                    --------
Net property and equipment                              10,828     1,873      12,701                      12,701
OTHER ASSETS, net
Goodwill, net                                            4,867         -       4,867        16,720(b)     21,587
Contracts, net                                           4,374         -       4,374                       4,374
Trademarks, net                                            525         -         525                         525
Other assets                                               498       564       1,062                       1,062
Total assets                                          $ 26,698   $ 6,312    $ 33,010        16,644      $ 49,654
                                                      ========   =======    ========   ===========      ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable                                      $  5,639   $   752    $  6,391           (76)(a)  $  6,315
Accrued liabilities                                      2,902     3,075       5,977                       5,977
Current portion of notes payable                           515         -         515                         515
Current portion of convertible long-term debt              515         -         515                         515
Current portion of obligations under capital leases      3,511       446       3,957                       3,957
Other current liabilities                                  160       666         826                         826
                                                      --------   -------    --------                    --------
Total current liabilities                               13,242     4,939      18,181                      18,105
LONG-TERM LIABILITIES:
Notes payable, long-term                                     -     1,825       1,825                       1,825
Obligations under capital leases, long-term              2,195       670       2,865                       2,865
Other long-term liabilities                                 68         -          68                          68
Total long-term liabilities                              2,263     2,495       4,758                       4,758
MINORITY INTEREST                                          555         -         555                         555
COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK                               4,254         -       4,254                       4,254
STOCKHOLDERS' EQUITY:
Preferred stock                                              -         -           -                           -
Common stock                                                68     3,428       3,496            17(c)      3,513
Additional paid-in capital                              52,346         -      52,346        16,703(c)     69,049
Accumulated deficit                                    (45,290)   (3,426)    (48,716)                    (48,716)
Warrants outstanding                                     1,381         -       1,381                       1,381
Notes due from officers/employees                       (1,106)   (1,124)     (2,230)                     (2,230)
Deferred compensation                                     (194)        -        (194)                       (194)
Other comprehensive loss                                  (819)        -        (819)                       (819)
                                                      --------   -------    --------                    --------
Total stockholders' equity                               6,384    (1,122)      5,264        16,720        21,984
                                                      --------   -------    --------   -----------      --------
Total liabilities and stockholders' equity            $ 26,698   $ 6,312    $ 33,010        16,644      $ 49,654
                                                      ========   =======    ========   ===========      ========

   The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements

                     AMERICAN TELESOURCE INTERNATIONAL, INC
                PRO FORMA CONSOLIDATING STATEMENTS OF OPERATIONS
                        FOR THE YEAR ENDED JULY 31, 1998
                                  (UNAUDITED)
                    (In thousands, except share information)


                                         ATSI      Genesis     Sub-total     Adjustments   Pro forma
                                         ----      --------    ---------     -----------   ---------
                                       (audited)
OPERATING REVENUES:                      $34,520      $12,806       $47,326                     $47,326
OPERATING EXPENSES:
 Cost of services                         22,287        9,177        31,464                      31,464
                                         -------      -------       -------
 Selling, general and administrative      13,877        6,005        19,882     (531)(e)         19,351
 Depreciation and amortization             1,822          251         2,073      836 (g)          2,909
                                         -------      -------       -------   ------
Total operating expenses                  37,986       15,433        53,419                      53,724
                                         -------      -------       -------
Operating income (loss)                   (3,466)      (2,627)       (6,093)    (305)            (6,398)
Other, net                                (1,489)        (497)       (1,986)                     (1,986)
                                         -------      -------       -------
Income (loss) before income tax
 expense
                                          (4,955)      (3,124)       (8,079)    (305)            (8,384)
                                         -------      -------       -------   ------
Income tax expense                           139            -           139                         139
Minority interest                              -            -             -                           -
Net income (loss)                        $(5,094)     $(3,124)      $(8,218) $  (305)           $(8,523)
Less: Preferred dividends                      -            -             -                           -
                                         -------      -------       -------
Net income (loss) to common
 stockholders
                                         $(5,094)     $(3,124)      $(8,218) $  (305)           $(8,523)
                                         =======      =======       =======  =======            =======

Basic and diluted loss per share
                                         $ (0.12)                   $ (0.20)                    $ (0.12)
Weighted average common shares
 outstanding                              41,093                     41,093   19,000 (h)         70,093

   The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

                     AMERICAN TELESOURCE INTERNATIONAL, INC
                PRO FORMA CONSOLIDATING STATEMENTS OF OPERATIONS
                        FOR THE YEAR ENDED JULY 31, 1999
                                  (UNAUDITED)
                    (In thousands, except share information)


                                        ATSI       Genesis      Sub-total       Adjustments    Pro forma
                                        ----       --------     ---------       -------------  ---------
                                       (audited)
OPERATING REVENUES:                      $34,518      $20,584       $54,902                       $54,902
OPERATING EXPENSES:
 Cost of services                         21,312       13,049        34,361                        34,361
                                         -------      -------       -------                       -------
 Selling, general and administrative      14,998        6,243        21,241     (649) (e)          20,592
 Depreciation and amortization             3,248          340         3,588      836  (g)           4,424
                                         -------      -------       -------     ----              -------
Total operating expenses                  39,558       19,632        59,190                        59,377
                                         -------      -------       -------                       -------
Operating income (loss)                   (5,040)         952        (4,088)    (187)              (4,275)
Other, net                                (1,696)        (654)       (2,350)                       (2,350)
                                         -------      -------       -------                       -------
Income (loss) before income tax
 expense                                  (6,736)         298        (6,438)    (187)              (6,625)
                                         -------      -------       -------     ----              -------
Income tax expense                             -            -             -                             -
Minority interest                              -            -             -                             -
Net income (loss)                        $(6,736)     $   298       $(6,438)   $(187)             $(6,625)
Less: Preferred dividends                   (855)           -          (855)                         (855)
                                         -------      -------       -------                       -------
Net income (loss) to common
 stockholders                            $(7,591)     $   298       $(7,293)   $(187)             $(7,480)
                                         =======      =======       =======    =====              =======


Basic and diluted loss per share
                                         $ (0.16)                   $ (0.15)                      $ (0.11)
Weighted average common shares
 outstanding                              47,467                     47,467   19,000 (h)           66,467

   The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

                     AMERICAN TELESOURCE INTERNATIONAL, INC
                PRO FORMA CONSOLIDATING STATEMENTS OF OPERATIONS
                        FOR THE YEAR ENDED JULY 31, 2000
                                  (UNAUDITED)
                    (In thousands, except share information)


                                        ATSI       Genesis     Sub-total    Adjustments    Pro forma
                                        ----       -------     ---------    -----------    ---------
                                       (audited)
OPERATING REVENUES:                     $ 39,429     $25,825     $ 65,254     (445) (d)      $ 64,809
OPERATING EXPENSES:
 Cost of services                         26,798      15,041       41,839     (445) (d)        41,394
                                        --------     -------     --------   ------           --------
 Selling, general and administrative      15,782       9,616       25,398   (2,076) (e,f)      23,322
 Depreciation and amortization             4,681         423        5,104      836  (g)         5,940
                                        --------     -------     --------   ------           --------
Total operating expenses                  47,261      25,080       72,341                      70,656
                                        --------     -------     --------                    --------
Operating income (loss)                   (7,832)        745       (7,087)   1,240             (5,847)
Other, net                                (2,221)       (534)      (2,755)                     (2,755)
                                        --------     -------     --------                    --------
Income (loss) before income tax
 expense                                 (10,053)        211       (9,842)   1,240             (8,602)
                                        --------     -------     --------   ------           --------
Income tax expense                             -           -            -                           -
Minority interest                              -           -            -                           -
Net income (loss)                       $(10,053)    $   211     $ (9,842)  $1,240           $ (8,602)
Less: Preferred dividends                 (7,085)          -       (7,085)                     (7,085)
                                        --------     -------     --------                    --------
Net income (loss) to common
 stockholders                           $(17,138)    $   211     $(16,927)  $1,240           $(15,687)
                                        ========     =======     ========   ======           =========


Basic and diluted loss per share
                                        $  (0.30)                $  (0.30)                    $ (0.21)
Weighted average common shares
 outstanding                              56,851                   56,851   19,000  (h)        75,851

   The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

                    AMERICAN TELESOURCE INTERNATIONAL, INC
               PRO FORMA CONSOLIDATING STATEMENTS OF OPERATIONS
                  FOR THE THREE MONTHS ENDED OCTOBER 31, 2000
                                  (UNAUDITED)
                   (In thousands, except share information)

                                         ATSI       Genesis     Sub-total     Adjustments            Pro forma
                                         ----       -------     ---------     -----------            ---------
OPERATING REVENUES:                      $ 7,499     $ 6,099       $13,598            (97) (d)         $13,501
OPERATING EXPENSES:
 Cost of services                          5,528       4,315         9,843            (97) (d)           9,746
                                         -------     -------       -------        -------              -------
 Selling, general and administrative       5,272       2,621         7,893           (893) (e,f)         7,000
 Depreciation and amortization             1,150         102         1,252            209  (g)           1,461
                                         -------     -------       -------        -------              -------
Total operating expenses                  11,950       7,038        18,988           (781)              18,207
                                         -------     -------       -------        -------              -------
Operating income (loss)                   (4,451)       (939)       (5,390)           684               (4,706)
Other, net                                  (208)         10          (198)                               (198)
                                         -------     -------       -------                             -------
Income (loss) before income tax
 expense                                  (4,659)       (929)       (5,588)           684               (4,904)
                                         -------     -------       -------        -------              -------
Income tax expense                           (66)          -           (66)                                (66)
Minority interest                             41           -            41                                  41
Net income (loss)                        $(4,684)    $  (929)      $(5,613)       $   684              $(4,929)
Less: Preferred dividends                   (887)          -          (887)                               (887)
                                         -------     -------       -------                             -------
Net income (loss) to common
 stockholders                            $(5,571)    $  (929)      $(6,500)       $   684              $(5,816)
                                         =======     =======       =======        =======              =======

Basic and diluted loss per share
                                         $ (0.08)                  $ (0.10)                             $(0.07)
Weighted average common shares
 outstanding                              67,703                    67,703         19,000  (h)          86,703

     The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

                    AMERICAN TELESOURCE INTERNATIONAL, INC.

NOTES TO PRO FORMA FINANCIAL STATEMENTS
---------------------------------------
                                  (UNAUDITED)

1.  PRO FORMA ADJUSTMENTS

The following pro forma adjustments have been made to reflect the acquisition as of the beginning of the year ended July 31, 1998:

a)  To eliminate intercompany receivables and payables as of October 31, 2000.

b)  To record goodwill of $16,720,000 as of October 31, 2000.

c) To record an increase in common stock of $16,720,000, reflecting the acquisition as of October 31, 2000.

d) To eliminate intercompany revenues and cost of sales between ATSI and Genesis of approximately $445,000 and $97,000, for the year ended July 31, 2000 and the three months ended October 31, 2000, respectively.

e) To reduce SG&A expenses for personnel reductions associated with the merger of approximately $531,000, $649,000, $1.7 million and $729,000, for the years ended July 31, 1998, 1999, 2000 and the three months ended October 31, 2000, respectively.

f) To eliminate acquisition costs associated with the merger of approximately $351,000 and 164,000, for the year ended July 31, 2000 and the three months ended October 31, 2000, respectively.

g) To record the amortization of goodwill of approximately $836,000 for each of the years ended July 31, 1998, 1999 and 2000 and $209,000 for the three months ended October 31, 2000.

h) To record the increase in the number of average common shares outstanding for the 19,000,000 shares assumed to be issued to Genesis' shareholders as of August 1, 1997.

                   ATSI SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected financial and operating data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and ATSI's Consolidated Financial Statements and the Notes thereto included elsewhere herein. The historical consolidated financial data of ATSI as of and for the three months ended October 31, 1999 and October 31, 2000 have been derived from ATSI's interim consolidated financial statements which, in the opinion of management of ATSI, have been prepared on the same basis as the audited consolidated financial statements and include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the financial data for such periods. The statement of operations data for the three months ended October 31, 2000 is not necessarily indicative of results for a full year.

                                                                                                   Three Months Ended
                                                         Years ended July 31,                          October 31,
                                        ------------------------------------------------------   ----------------------
                                            1996       1997       1998       1999        2000        1999        2000
                                            ----       ----       ----       ----        ----        ----        ----
                                                (In thousands of $, except per share data)             (unaudited)
Consolidated Statement of Operations
 Data:
Operating revenues:
Postpaid services                        $10,807    $12,545    $13,858    $ 7,202    $  3,623     $ 1,175     $   335
Integrated prepaid services                   --      1,421      5,774      5,424       5,949       1,401       1,390
Network services                           2,614      1,698     13,362     19,250      24,729       6,105       4,352
Internet e-commerce                           54        564      1,526      2,642       5,128         782       1,422
                                         -------    -------    -------    -------    --------     -------     -------
Total operating revenues                  13,475     16,228     34,520     34,518      39,429       9,463       7,499
Operating expenses:
Cost of services                          10,833     12,792     22,287     21,312      26,798       6,526       5,528
Selling, general and administrative        3,876      6,312     12,853     12,652      14,884       3,374       5,221
Bad debt                                     554        735      1,024      2,346         898         120          51
Depreciation and amortization                281        591      1,822      3,248       4,681         908       1,150
                                         -------    -------    -------    -------    --------     -------     -------
Total operating expenses                  15,544     20,430     37,986     39,558      47,261      10,928      11,950
Loss from operations                      (2,069)    (4,202)    (3,466)    (5,040)     (7,832)     (1,465)     (4,451)
                                         -------    -------    -------    -------    --------     -------     -------
Net loss                                 $(2,205)   $(4,695)   $(5,094)   $(7,591)   $(17,138)     (3,207)     (5,571)
                                         =======    =======    =======    =======    ========     -------     =======
Per share information:
Net loss                                 $ (0.11)   $ (0.18)   $ (0.12)   $ (0.16)   $  (0.30)    $ (0.07)    $ (0.08)
Weighted average common shares            19,928     26,807     41,093     47,467      56,851      48,687      67,703
 outstanding

Consolidated Balance Sheet Data:                                                                         October 31, 2000
                                                                                                         ----------------
Working capital (deficit)                                                                                     $(7,636)
Current assets                                                                                                  5,606
Total assets                                                                                                   26,698
Long-term obligations, including
 current portion                                                                                                6,736
Total stockholders' equity                                                                                      6,384

            ATSI MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following is a discussion of the consolidated financial condition and results of operations of ATSI for the three months ended October 31, 1999 and October 31, 2000 and for the three fiscal years ended July 31, 1998, 1999, and 2000. It should be read in conjunction with our Consolidated Financial Statements, the Notes thereto and the other financial information included elsewhere in this proxy statement. For purposes of the following discussion, fiscal 1998 or 1998 refers to the year ended July 31, 1998, fiscal 1999 or 1999 refers to the year ended July 31, 1999 and fiscal 2000 or 2000 refers to the year ended July 31, 2000.

General

     Our mission is to employ leading-edge technologies for delivery of exceptional telecommunication services to underserved Latino markets in the U.S. and Latin America emphasizing convenience, accessibility, quality, reliability, and affordability, while continually seeking to add value through new and innovative products and services. Utilizing a framework of licenses, interconnection and service agreements, network facilities and retail distribution channels (hereinafter collectively referred to as the "framework"), we are primarily focused on capturing market share in the international telecommunications corridor between the United States and Mexico. Even with poor phone-line penetration, our research indicates that Mexico and the U.S. may exchange more international traffic than any other two countries in the world within the next two years. As the regulatory environments allow, we also plan to establish framework in other Latin American countries as well. In addition to facilities we own or operate in the U.S. and Mexico, we currently own or have rights to use facilities in and have strategic relationships with carriers in Costa Rica, El Salvador, and Guatemala.

     Utilizing the framework described above, we provide local, domestic long distance and international calls from our own public telephones and communication centers within Mexico, and provide similar services to some third party-owned casetas, public telephones and hotels in Mexico. Consumers visiting a Company-owned communication center or public telephone may dial directly to the desired party in exchange for cash payment, or can charge the call to a U.S. address (collect, person-to-person, etc.) or calling card, or to a U.S. dollar-denominated credit card with the assistance of an operator. In July 1998, we began providing domestic U.S. and international call services to Mexico to residential customers on a limited basis in the U.S. Callers may either pre-subscribe to our one-plus residential service, or dial around their pre-subscribed carrier by dialing 10-10-624, plus the area code and desired number. Where possible, these retail calls are transported over our own network infrastructure.

     Utilizing the same framework described above, we also serve as a retail and wholesale facilities-based provider of network services for corporate clients and U.S. and Latin American telecommunications carriers. These customers typically lack transmission facilities into certain markets, or require additional capacity into certain markets. We currently provide these services to and from the United States, Mexico, Costa Rica, El Salvador and Guatemala.

     We also own approximately 70% of GlobalSCAPE, Inc., which is rapidly becoming a leader in electronic commerce of top Internet-based software, utilizing the Web as an integral component of its development, marketing, distribution and customer relationship strategies. Utilizing CuteFTP as its flagship product, GlobalSCAPE's downloads for products increased from approximately 7.5 million for the year ended July 31, 1999 to approximately 11.2 million for the year ended July 31, 2000.

     As discussed in Note 12 to our consolidated financial statements we have determined that we have three reportable operating segments: 1) U.S Telco; 2) Mexico Telco; and 3) Internet e-commerce.

     Additionally, we have determined that our U.S. and Mexican subsidiaries should be reported as separate segments although many of our products are borderless and utilize the operations of entities in both the U.S. and

Mexico. Both the U.S. Telco and Mexico Telco segments include revenues generated from Network Management Services and Direct Dial Services. For the three years presented, our U.S. Telco segment generated all of the call services revenues. GlobalSCAPE, Inc. and its operations are accounted for exclusively as a part of the Internet e-commerce operating segment.

     Our consolidated financial statements have been prepared assuming that we will continue as a going concern. We have incurred losses since inception and have a working capital deficit as of July 31, 2000. Additionally, we have had recurring negative cash flows from operations with the exception of the three-month period ended January 31, 1998. For the reasons stated in Liquidity and Capital Resources and subject to the risks referred to in Liquidity and Capital Resources, we expect improved results of operations and liquidity in the last half of fiscal 2001. However, we cannot assure you that this will be the case.



Three Months ended October 31, 2000 Compared to Three Months ended October 31, 1999

     Operating Revenues. Consolidated operating revenues were down 21% between periods from $9.5 million for the first quarter of fiscal 2000 to $7.5 million for the first quarter of fiscal 2001. Telco revenues (all revenues other than e-commerce) declined from $8.7 million to $6.0 million while e-commerce revenues generated by GlobalSCAPE each increased by approximately $640,000 between periods. During the first quarter of fiscal 2001 we continued to shift our focus away from certain services, such as Postpaid Call Services and Satellite-based Private Network services. This shifting of revenues is a result of the changing face of the telecommunications market in Mexico since the demonopolization of Telmex began in January 1997, as well as regulatory and technological advances made by the Company. Prior to Telmex's demonopolization, limited avenues existed for callers to make calls from Mexico to the United States. The vast majority of the calls placed in Mexico had to be made from either a subscribed Telmex line, from a Telmex payphone on a prepaid basis, or on a postpaid basis by accessing a U.S.-based operator and billing the call on collect to a valid U.S. address, or to a valid dollar-denominated credit card. Almost all calls utilized the Telmex local and long distance network infrastructure. Because of the limited calling options available in Mexico at the time, the Company set up its own operator center and processed calls from its own phones and casetas, as well as locations owned by others, and did so at premium prices. Historically, we also focused on selling satellite-based private networks in an effort to establish a satellite-based network infrastructure between the U.S. and Mexico, which we felt we would eventually utilize to carry our own international calls at some point and decrease our dependence on the more expensive Telmex network infrastructure.

     As of October 31, 2000, approximately 20 long distance concessions had been granted to companies desiring to compete against the former Telmex monopoly. The entrance of these alternative long distance providers into the Mexican market has resulted in several changes, most notably more fiber optic capacity, particularly in the crystal triangle made up of Mexico City, Guadalajara and Monterrey; a steady increase in the calling options available within Mexico; and a decrease in the cost of long distance phone calls on both a retail and wholesale basis due to more competition. Callers now have a variety of ways to make calls from public telephones or cellular telephones, many of which are made on a prepaid basis at lower premiums than postpaid calls used to be. As a result of the decreasing volumes of postpaid calls generated and processed by the Company, and lower margin associated with those calls, the Company stopped providing these services to most non-owned locations, closed its operator center in November 1999 and began utilizing the services of third-party owned operator centers. As such, revenues generated from postpaid services declined from $1.2 million for the first quarter of fiscal 2000 to approximately $335,000 for the first quarter of fiscal 2001.

     Fiber optic lines installed during fiscal 2000 have also reduced satellite-based private network demand in Mexico, causing us to reduce our focus on selling satellite-based private networks within Mexico. Private network revenues declined from approximately $737,000 to approximately $583,000 quarter to quarter.

     Utilizing licenses it received upon its acquisition of Sinfra in 1997, the Company set up a satellite-based network between San Antonio, Texas and Monterrey and Mexico City, Mexico. The Company also began leasing fiber optic capacity between San Antonio, Dallas, Monterrey and Mexico City in July 1999. Together, these two networks represent the Company's fixed costs of operation today. Armed with this hybrid network, the Company has focused its efforts recently on maintaining its retail presence of payphones and communications centers in Mexico, and adding third party traffic to its network between the U.S. and Mexico. As such, integrated prepaid traffic from its Mexican locations has remained relatively constant, and the amount of wholesale carrier traffic transported by the Company has increased during. However, increased fiber optic capacity into the major metropolitan areas of Mexico has resulted in pricing pressures and much lower per-minute revenues for carrier services. Large increases in volumes have resulted in comparatively smaller revenue increases, and lower margins on carrier services. While the number of minutes of carrier traffic processed by the Company increased by approximately 7% between quarters, revenues actually decreased by approximately 30% or $1.6 million from $5.4 million to $3.8 million. In addition to market pressures, the Company experienced a disruption in service, not related to Year 2000 issues, which resulted in a loss of transported minutes during the quarter.

     All of the above revenues are included in our U.S. Telco results in Footnote 8 in the accompanying financial statements as external revenues with the exception of approximately $98,000 of private network service revenues and approximately $178,000 of postpaid service revenues included in our external Mexico Telco results.

     Integrated prepaid service revenues, which are generated by calls processed by us without live or automated operator assistance, remained flat at approximately $1.4 million for both quarters. A majority of these revenues, stated in U.S. dollars in the accompanying consolidated financial statements, are generated by calls processed by our public telephones and casetas in Mexico in exchange for immediate cash payment in pesos, the currency in Mexico. During fiscal 2001, we also generated approximately $31,000 in revenues from the sale of other companies' services, primarily prepaid calling cards and prepaid cellular packages. These revenues, included in integrated prepaid, were generated in the U.S. and Mexico communication centers. With the exception of approximately $19,000 of retail service revenues included in our U.S. Telco results as external revenues, all of the above revenues are included in our Mexico Telco results.

     Revenues from the Company's e-commerce subsidiary GlobalSCAPE, Inc. increased 82% between quarters from approximately $782,000 to approximately $1.4 million as GlobalSCAPE continued to increase the rate at which users download and register its products. During the quarter ended October 31, 1999, GlobalSCAPE customers downloaded and registered approximately 2.2 million and 28,000 of its products, respectively. During the quarter ended October 31, 2000, downloads and registrations increased approximately 23% and 50%, respectively, compared to the first quarter of fiscal year 2000. Downloads serve not only as the primary driver for product registration revenues but increase GlobalSCAPE's targeted audience for banner advertisements. GlobalSCAPE began selling banner advertisements in April 1999, and for the quarter ended October 31, 2000, advertising revenues represented approximately 9% of the total e-commerce revenues.

     Cost of Services. Cost of services declined approximately 15% or $1.0 million between quarters but increased as a percentage of revenues from 69% to 74% between quarters. Cost of services for e-commerce remained flat at 3%, for the first quarters of fiscal 2000 and fiscal 2001. Cost of services as a percentage of revenues on the Company's telco business increased from 75% to 90% between quarters. This increase was primarily due to the pricing pressures related to the Company's carrier services business as well as increased costs related to reserve satellite capacity held by the Company during the period. As the Company experienced a significant decline in network management revenue, a greater portion of the satellite bandwidth was not being utilized. In an effort to reduce the additional reserved satellite capacity cost, the Company restructured its satellite bandwidth contract in September 2000 resulting in lower short-term financial obligations while still allowing the Company the flexibility and additional capacity it will need in both the near and long-term to achieve its business plan. To further combat pricing pressures, the Company, in September 2000, renegotiated lower prices within its carrier service line, which should result in better margins going-forward. The shift toward prepaid services away from postpaid services, which historically were sold at high premiums, in Mexico has also contributed to lower


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margins. In order for the Company's telco business to strengthen its gross profit margin and maintain a competitive advantage over its competitors, management's belief is that it needs to further build-out its network, continue to focus on retail-based call services and continue to shift traffic from third-party owned networks to its own networks. As such, we continue to desire to produce retail growth, with a desired ultimate retail/wholesale mix of 70% retail and 30% wholesale. We cannot estimate when we will be able to achieve this desired mix.

     Selling, General and Administrative (SG&A) Expenses. SG&A expenses increased 55%, or approximately $1.8 million between periods. SG&A expenses associated with our e-commerce subsidiary increased approximately 214% or $932,000 between periods due primarily to continuing growth, professional fees of approximately $230,000 related to the Form 10 and other SEC filings, R&D costs related to product enhancement and the development of new products and approximately $152,000 of compensation expense related to the granting of stock options. SG&A expenses associated with our U.S. and Mexico telco segments increased approximately 31% or $914,000 between periods. This increase was due primarily to the Company's recording of approximately $475,000 of severance expenses in the quarter as well as increased professional fees of $141,000 related to SEC filings, Genesis transaction costs and strategic research services. Additionally, our Mexico telco segment's salaries and wages increased as a result of severance packages paid to terminated employees in accordance with Mexican law.

     Bad Debt Expense. Bad Debt Expense declined approximately 58% or $69,000 between periods due to the decline in the Company's postpaid call services business between quarters.

     Depreciation and Amortization. Depreciation and amortization increased approximately 27% or $242,000 between periods. The primary reason for the increase in depreciation and amortization expense during the quarter was $158,000 of expense attributed to capitalized leasehold improvements at our previous location, for which we believe there to be no future benefit. Additionally, the increased depreciation and amortization is attributable to an approximate $2.9 million increase in fixed assets between October 31, 1999 and October 31, 2000.

     Operating Loss. The Company's operating loss increased approximately 202% or $3.0 million from the first quarter of fiscal 2000, primarily due to decreased revenues, increased cost of services as a percentage of revenues, increased selling, general and administrative expenses and increased depreciation and amortization.

     Other Income(expense). Other expense decreased approximately 127% or $265,000 between quarters from $473,000 to $208,000. This decrease was principally attributable to other income of approximately $184,000 related to the settlement of liquidating damages owed to the holders of our Series C and Series D Preferred Stock.

     Preferred Stock Dividends. During the quarter ended October 31, 2000, we recorded approximately $887,000 of non-cash expenses related to cumulative convertible preferred stock, in the form of discount or "beneficial conversion feature" as well as cumulative dividends on our preferred stock. As of October 31, 2000, two months remain to fully recognize the "beneficial conversion feature" associated with our Series A preferred stock issuance.

     Net Loss. The net loss for the three months ended October 31, 2000 increased approximately 74% or $2.4 million between periods. The increased net loss was primarily due to decreased revenues, increased cost of services as a percentage of revenues, increased selling, general and administrative expenses and increased depreciation and amortization.

Year ended July 31, 2000 Compared to Year Ended July 31, 1999

     Operating Revenues. Consolidated revenues for fiscal 2000 totaled $39.4 million, a 14% increase over fiscal 1999's amount of $34.5 million. Telco revenues (all revenues other than e-commerce) and e-commerce


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revenues generated by GlobalSCAPE each increased by approximately $2.4 million between years. During fiscal 2000, we continued to shift our focus away from certain services, such as Postpaid Call Services and Satellite-based Private Network services, toward others services, such as Carrier and Integrated Prepaid Services. This shifting of revenues has been the result of the changing face of the telecommunications market in Mexico since the demonopolization of Telmex on January 1, 1997, as well as regulatory and technological advances made by the Company. Prior to January 1997, limited avenues existed for callers to make calls from Mexico to the United States. The vast majority of the calls placed in Mexico had to be made from either a subscribed Telmex line, from a Telmex payphone on a prepaid basis, or on a postpaid basis by accessing a U.S.-based operator and billing the call on collect to a valid U.S. address, or to a valid dollar-denominated credit card. Almost all calls utilized the Telmex local and long distance network infrastructure. Because of the limited calling options available in Mexico at the time, the Company set up its own operator center and processed calls from its own phones and casetas, as well as locations owned by others, and did so at premium prices. During this same time frame, we also focused on selling satellite-based private networks in an effort to establish a satellite-based network infrastructure between the U.S. and Mexico, which we felt we would eventually utilize to carry our own international calls at some point and decrease our dependence on the more expensive Telmex network infrastructure.

     As of July 31, 2000, 19 long distance concessions had been granted to companies desiring to compete against the former Telmex monopoly. The entrance of these alternative long distance providers into the Mexican market has resulted in several changes, most notably more fiber optic capacity, particularly in the crystal triangle made up of Mexico City, Guadalajara and Monterrey; a steady increase in the calling options available within Mexico; and a decrease in the cost of long distance phone calls on both a retail and wholesale basis due to more competition. Callers now have a variety of ways to make calls from public telephones or cellular telephones, many of which are made on a prepaid basis at lower premiums than postpaid calls used to be. As a result of the decreasing volumes of postpaid calls generated and processed by the Company, and lower margin associated with those calls, the Company stopped providing these services to most non-owned locations, closed its operator center in November 1999 and began utilizing the services of third-party owned operator centers. As such, revenues generated from postpaid services declined from $7.2 million in fiscal 1999 to $3.6 million in fiscal 2000. During fiscal 2000, we processed approximately 50,000 calls from Mexico as compared to approximately 160,000 in fiscal 1999.

     Fiber optic lines installed during fiscal 2000 have also reduced satellite-based private network demand in Mexico, causing us to reduce our focus on selling satellite-based private networks within Mexico. Private network revenues declined from $5.1 million in fiscal 1999 to $2.5 million in fiscal 2000 due to the loss of customers upon expiration or termination of their contracts.

     In 1997, the Company acquired Sinfra, which owns licenses allowing the Company to transport traffic internationally on a packet-switched basis. Utilizing these licenses, the Company set up a satellite-based network between San Antonio, Texas and Monterrey and Mexico City, Mexico. The Company also leased fiber optic capacity between San Antonio, Dallas, Monterrey and Mexico City in July 1999. Together, these two networks represent the Company's fixed costs of operation today. Armed with this hybrid network, the Company has focused its efforts during the past two years on maintaining its retail presence of payphones and communications centers in Mexico, and adding third party traffic to its network between the U.S. and Mexico. As such, integrated prepaid traffic from its Mexican locations has remained relatively constant during the past three years, and the amount of wholesale carrier traffic transported by the Company has increased dramatically during this time frame. However, increased fiber optic capacity into the major metropolitan areas of Mexico has resulted in pricing pressures and much lower per-minute revenues for carrier services. Large increases in volumes have resulted in comparatively smaller revenue increases, and lower margins on carrier services. While the number of minutes of carrier traffic processed by the Company increased by 146% from 78.6 million minutes in fiscal 1999 to 193.4 million minutes in fiscal 2000, revenues increased by only 57% from $14.1 million in fiscal 1999 to $22.2 million in fiscal 2000.

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     All of the above revenues are included in our U.S. Telco results in
Footnote 12 in the accompanying financial statements as external revenues with the exception of approximately $483,000 of private network service revenues and $535,000 of postpaid service revenues included in our external Mexico Telco results.

     Integrated prepaid service revenues, which are generated by calls processed by us without live or automated operator assistance, increased only slightly between years. A majority of these revenues, stated in U.S. dollars in the accompanying consolidated financial statements, are generated by calls processed by our public telephones and casetas in Mexico in exchange for immediate cash payment in pesos, the currency in Mexico. While the number of these calls and consequently the pesos collected increased slightly between years, those pesos converted into more U.S. dollars during fiscal 2000 as the average exchange rate between years went from 9.77 pesos to the dollar for fiscal 1999 to 9.50 pesos to the dollar for fiscal 2000. During fiscal 2000, we generated approximately $70,000 in revenues from the sale of other companies' services, primarily prepaid calling cards and prepaid cellular packages. These revenues, included in integrated prepaid, were generated in the U.S. and Mexico communication centers. With the exception of approximately $24,000 of retail service revenues included in our U.S. Telco results as external revenues, all of the above revenues are included in our Mexico Telco results.

     Revenues from GlobalSCAPE, Inc., our e-commerce subsidiary, increased by approximately $2.5 million or 94% between years. This growth was due primarily to the increased number of downloads and registrations of products between periods. Downloads and registrations grew from nearly 4.1 million and 93,000 in fiscal 1999 to approximately 10.8 million and 183,000 in fiscal 2000, respectively. The increase in downloads has resulted in a corresponding increase in our revenues as downloads serve as the primary driver of revenues in coming months as well as increasing the target audience for banner advertisements.

     Cost of Services. Cost of services increased approximately $5.5 million or 26% between years from $21.3 million in fiscal 1999 to $26.8 million in fiscal 2000, and increased as a percentage of revenues from 62% to 68%. The increase in cost of services was principally attributable to the increased volume of carrier service business. The shift toward prepaid services away from postpaid services, which historically were sold at high premiums, in Mexico has also contributed to lower margins. Our carrier services business is exclusively accounted for in our U.S. Telco segment. Carrier services revenues increased from 41% to 57% of overall corporate revenues, period to period. During this timeframe, variable and fixed costs associated with the Company's carrier services business increased, causing margins to decrease. This resultant change in our traffic mix was the primary contributor to an increase in the combined telco operations cost of services from 66% to 78% from fiscal 1999 to fiscal 2000. As long as wholesale carrier services comprise a large percentage of our revenues, the trend of decreasing margins as a percentage of revenues will continue unless the Company is able to negotiate lower costs with its underlying carriers in Mexico, or is able to extend its network under its long distance concession to decrease its reliance on the underlying carriers. As such, we continue to desire to produce retail growth, with a desired ultimate retail/wholesale mix of 70% retail and 30% wholesale. We cannot estimate when we will be able to achieve this desired mix.

     Selling, General and Administrative (SG&A) Expenses. SG&A expenses increased 18%, or approximately $2.2 million from fiscal 1999 to fiscal 2000. As a percentage of revenue, these expenses increased slightly from 37% to 38%. The increase in SG&A was primarily due to added costs incurred by GlobalSCAPE to support the introduction of new products into the market, professional fees related to SEC filings at both GlobalSCAPE and the Company, and personnel growth within GlobalSCAPE as it prepared to spin-off from ATSI. GlobalSCAPE's increase in SG&A costs from fiscal 1999 to fiscal 2000 was approximately $1.5 million. SG&A costs associated with our telco businesses increased approximately $748,000 between periods. The increase is attributable to the opening of communication centers in the U.S., costs related to our American Stock Exchange listing in February 2000, professional fees related to SEC filings and merger and acquisition services, and rent expense as a result of moving the corporate location. These costs have been included in the SG&A expenses of our U.S. Telco segment. Non-cash expenses, related to our option plans, decreased from approximately $545,00 in fiscal 1999 to $346,000 in fiscal 2000.

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     Bad Debt Expense. Bad Debt Expense significantly decreased from fiscal 1999 to fiscal 2000 by approximately $1.4 million. In the fourth quarter of fiscal 1999, we incurred approximately $1.5 million of bad debt expense through the establishment of reserves related to specific wholesale and private network customers.

     Depreciation and Amortization. Depreciation and amortization rose approximately $1.4 million, or 44%, and rose as a percentage of revenues from 9% to 12% between years. The increased depreciation and amortization is attributable to an approximate $2.0 million increase in fixed assets between years as well as increased amortization related to acquisition costs, trademarks and goodwill. The Company also began providing additional depreciation expense as a result of a change in accounting estimate for useful lives within its Mexican subsidiaries. Additionally, the Company fully depreciated approximately $165,000 of our fixed assets for which we believe there are no associated future benefits.

     Operating Loss. Our operating loss increased approximately $2.8 million from 1999 due primarily due to increased cost of services as both a percentage and in actual dollars, increased SG&A and increased depreciation and amortization, all of which were discussed above.

     Other Income(expense). Other income (expense) increased approximately $525,000 between years. This increase was principally attributable to additional debt discount expense associated with the Company's conversion of convertible notes and a note payable during fiscal 2000. Other increases in interest expense are a result of increased indebtedness and capital leases.

     Preferred Stock Dividends. During fiscal 2000, we recorded approximately $7.1 million of non-cash expense related to cumulative convertible preferred stock. In addition to cumulative dividends on our Series A, Series B, Series C, and Series D Preferred Stock, which are accrued at 10%, 6%, 6%, and 6%, respectively, we have recorded approximately $6.7 million related to the discount or "beneficial conversion feature" associated with our various preferred stock issuances. Accounting rules call for us to amortize as a discount the difference between the market price and the most beneficial conversion price to the holder over the lesser of the period most beneficial to the holder or upon exercise of the conversion feature. Due to increases in our stock price at the time such issuances occurred this "beneficial conversion feature" has in some instances been substantial. The period over which this amortization is recorded ranges from immediately for our Series D Preferred Stock to one year for our various Series A Preferred Stock issuances. The proceeds of the preferred stock issuances during fiscal 2000 were approximately $5.7 million. As of July 31, 2000, we had approximately $335,000 of discount recorded related to the beneficial conversion features of our Series A Preferred Stock issued in December 1999 which will be amortized over the next four months.

     Net income (loss.) Net loss increased from approximately $7.6 million to $17.1 million between years. The increase in net loss was due primarily to increased cost of services as a percentage of revenues, increased SG&A expense, increased depreciation and amortization and increased preferred stock dividend expense between years.

Year ended July 31, 1999 Compared to Year Ended July 31, 1998

     Operating Revenues. Operating revenues were relatively flat between fiscal 1999 and fiscal 1998, due primarily to the decline in postpaid services, which was offset by the growth in carrier services, private network and Internet e-commerce services.

     Network services, which include both retail and wholesale transport services, increased 44%, or $5.9 million, from 1998 to 1999. Carrier service revenues derived from the wholesale transport of traffic for U.S.-based carriers increased as we processed approximately 78.6 million minutes in 1999 as compared to 46.1 million minutes in 1998. The 70% increase in minutes did not result in a proportional increase in revenues as competitive and other market factors caused our revenue per minute to decline from period to period. Our fourth quarter 1998


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agreement with Satelites Mexicanos, S.A. de C.V., or ("SATMEX"), allowed us to secure and resell additional bandwidth capacity. This increased capacity and flexibility allowed us to increase billings to existing corporate clients who previously dealt with SATMEX directly and to add additional retail corporate clients more quickly. All of the above revenues are included in our U.S. Telco results in Footnote 12 in the accompanying financial statements as external revenues with the exception of approximately $467,000 of private network revenues included in our external Mexico Telco results.

     Postpaid service revenues decreased approximately $6.7 million, or 48%, between fiscal 1998 and fiscal 1999. This decline is principally attributable to our strategy of focusing on providing international call services from our own payphones and communication centers (casetas). In July 1998, we ceased providing call services for third-party owned payphones and hotels in the U.S., Jamaica and the Dominican Republic and decreased the level of services provided to third-party owned telephones and hotels in Mexico, as these services did not utilize our core business and the costs associated with further provision of services did not justify keeping the business. During fiscal 1999, we processed approximately 160,000 calls from Mexico as compared to approximately 314,000 for the same period in 1998 and no calls for third-party owned telephones and hotels in the U.S., Jamaica and the Dominican Republic as compared to approximately 350,000 calls in 1998. All of the above revenue is included in our U.S. Telco results in Footnote 12 in the accompanying consolidated financial statements with the exception of approximately $465,000 of postpaid service revenues included in our Mexico Telco results.

     Integrated prepaid service revenues, which are generated by calls processed by us without live or automated operator assistance, declined approximately $350,000, or 6% between years. A majority of these revenues, stated in U.S. dollars in the accompanying consolidated financial statements are generated by calls processed by our public telephones and casetas in Mexico in exchange for immediate cash payment in pesos. While the number of these calls and consequently the pesos collected increased between years, those pesos converted into fewer U.S. dollars as the average exchange rate between years went from
8.33 pesos to the dollar for fiscal 1998 to 9.77 pesos to the dollar for fiscal 1999. All of the above revenues are included in our Mexico Telco results.

     Revenues from GlobalSCAPE increased approximately $1.1 million or 73% between years. GlobalSCAPE's purchase of the rights to the source code of CuteFTP, its flagship product in January 1999, resulted in an enhanced version of CuteFTP which increased the number of downloads and subsequent purchases. Additionally, GlobalSCAPE began using its Internet presence to produce ad revenues in the fourth quarter of 1999.

     Cost of Services. Cost of services decreased approximately $975,000, or 4% between years, and decreased as a percentage of revenues from 65% to 62%. The decline in cost of services between years was primarily a result of the contributions of GlobalSCAPE. Prior to GlobalSCAPE's purchase of CuteFTP, it was obligated to pay royalties to CuteFTP's original author for the right to sell and distribute CuteFTP. The purchase of the source code eliminated such royalty fees and improved GlobalSCAPE's and ATSI's gross margins. Gross margins for our combined telco operations remained flat at 34% between years, in spite of intense market pressures in our wholesale network transport services, which is accounted for in our U.S. Telco segment. By eliminating and reducing certain call services, such as those offered to third-party owned payphones and hotels in the U.S., Jamaica, the Dominican Republic and Mexico, which did not fully utilize our own network infrastructure, we were able to move toward vertical integration of our services and operations and maximize our gross margins using our own network where possible. As noted previously a majority of our postpaid call services products are accounted for in our U.S. Telco segment.

     Selling, General and Administrative (SG&A) Expenses. SG&A expenses decreased 2%, or approximately $200,000 between years, as we did not incur expenses incurred in the prior year associated with the exchange of shares between ATSI-Canada and ATSI-Delaware. As a percentage of revenue, these expenses remained flat at 37%. We had anticipated that these expenses would decline as a percentage of revenues, but they did not do so as a result of the delay of fiber capacity available to us. In the fourth quarter of 1999, we began to further integrate


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our two primary operating subsidiaries in our Mexico Telco segment, Computel and
ATSI-Mexico, as we continued to seek ways to lower our SG&A expenses. Net of non-cash expenses, related to our option plans, SG&A expenses decreased approximately $300,000.

     Bad Debt Expense. Bad debt expense increased $1.3 million from fiscal 1998 to fiscal 1999. During the fourth quarter of 1999, we established specific bad debt reserves of approximately $1.5 million related to retail and wholesale transport of network management services. While we have reserved for these customers, we are actively pursuing collection of amounts owed including legal proceedings specifically related to approximately $1.2 million of the accounts reserved. Excluding these specific reserves, bad debt expense declined both as a % of revenues and in actual dollars between years.

     Depreciation and Amortization. Depreciation and amortization rose approximately $1.4 million, or 78%, and rose as a percentage of revenues from 5% to 9% between years. The increased depreciation and amortization is attributable to an approximate $2.4 million increase in fixed assets between years as well as increased amortization related to acquisition costs, trademarks and goodwill. The majority of the assets purchased consisted of equipment, which added capacity to our existing international network infrastructure including the Network Technologies (N.E.T.) equipment purchased in December 1998 and our new Nortel DMS 250/300 International Gateway switch purchased in January 1999.

     Operating Loss. Our operating loss increased $1.6 million from 1998 primarily due to increased depreciation and amortization and increased bad debt expense which more than offset the improvements in gross margin dollars produced from 1998 to 1999.

     Other Income(expense). Other income (expense) decreased approximately $70,000 between years. This decrease was principally attributable to the increase in interest expense from approximately $1.6 million for 1998 to approximately $1.7 million for 1999.

     Preferred Stock Dividends. During fiscal 1999, we recorded approximately $855,000 of expense related to cumulative convertible preferred stock. In addition to cumulative dividends on our Series A and Series B Preferred Stock, which are accrued at 10% and 6%, respectively per month, we have recorded a discount or "beneficial conversion feature" associated with the issuance of our preferred stock of approximately $1.6 million related to Series A Preferred Stock, which is being amortized over a twelve-month period and $1.1 million related to Series B Preferred Stock, which is being amortized over a three-month period.

     Net income (loss.) Net loss increased from approximately $5.1 million to $7.6 million between years. The increase in net loss was due primarily to increased bad debt expense, depreciation and amortization and preferred stock dividends between years.

Liquidity and Capital Resources

    Because we did not produce sufficient gross margin dollars to cover our selling, general and administrative costs, we generated negative cash flows from operations during fiscal 2000 of approximately $4.7 million and $654,000 during the first quarter of fiscal 2001. The amount of cash used in our operations is a result of the net loss incurred during these periods, the timing of cash receipts from our customers, as well as activities related to payments to vendors. We have historically operated with negative cash flows and have sought to fund those losses and deficits by completing private equity placements.

     For fiscal 2000, our net loss, after adjustments for non-cash items (depreciation and amortization, amortization of debt discount, deferred compensation and the provision for losses on accounts receivable) was approximately $3.7 million. Management of the operating assets and liabilities, which consists mainly of collections on accounts receivable and payments made on outstanding payables and accrued liabilities, produced negative cash flows of approximately $1.0 million, resulting in the negative cash flows for the period of $4.7

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million. Although we have produced negative earnings before interest, taxes, depreciation and amortization ("EBITDA") of approximately $3.2 million during the year ended July 31, 2000, cash raised from private equity issuances (discussed below) has allowed us to reduce our combined accounts payable/accrued liabilities balance by approximately $1.1 million between July 31, 1999 and July 31, 2000.

     For the quarter ended October 31, 2000, our net loss, after adjustments for non-cash items (depreciation and amortization, amortization of debt discount, deferred compensation, provision for losses on accounts receivable and minority interest) was approximately $3.2 million. Management of the operating assets and liabilities, which consists mainly of collections on accounts receivable and payments made on outstanding payables and accrued liabilities, produced positive cash flows of approximately $2.6 million, resulting in the negative operating cash flows for the period of $654,000. Accordingly, our combined accounts payable/accrued liabilities balance increased by approximately $2.3 million between July 31, 2000 and October 31, 2000.

     Until we are able to produce positive cash flows from operations on a recurring basis, management will be faced with deciding whether to use available funds to pay vendors and suppliers for services necessary for operations, to service its debt requirements, or to purchase equipment to be used in the growth of our business. Until then, our operating activities may result in net cash being used, or provided, regardless of our income statement results. As noted in this proxy statement we have not always paid all of our suppliers on time. Some of these suppliers are critical to our operations. These suppliers have given us payment extensions in the past, although there is no guarantee they will do so in the future. Our ability to continue to make payments to these suppliers is dependent on our ability to continue to raise additional capital and improve our cash flows from operations.

     During the year ended July 31, 2000, we received cash proceeds, net of issuance costs, of $5.7 million from the issuance of preferred stock, and $4.9 million from the issuance of common stock as a result of warrant and option exercises. These funds were used to pay down outstanding payables balances, to make payments on our debt and capital lease obligations, and to purchase approximately $2.0 million in equipment, including furniture, equipment and leasehold improvements associated with both ATSI and GlobalSCAPE's moves to new office space during fiscal 2000. Additionally, on January 31, 2000, we converted approximately $2.9 million in outstanding notes and accrued interest, which had been classified as a current liability into common stock of the Company. The net result of our operating, investing and financing activities was an increase in cash during the period of $1.2 million and negative working capital at July 31, 2000 of approximately $5.3 million. This represents a $1.6 million improvement over our working capital deficit of $6.9 million at July 31, 1999.

     During the quarter ended October 31, 2000, the Company acquired approximately $296,000 in equipment which was not financed through capital lease or financing arrangements. Additional cash outflows included the payment of approximately $211,000 toward our capital lease obligations and an additional $358,000 toward note payables during the three months ended October 31, 2000. In an effort to improve our working capital position, we raised approximately $2.3 million, in October 2000, net of issuance costs, in a private placement of our Series E Preferred Stock, and an additional $81,000 was raised through the exercise of options. These funds were used to pay down outstanding payable balances, to make payments on debt and capital lease obligations, and to purchase approximately $296,000 in equipment. The net result of the Company's operating, investing and financing activities during the quarter was a working capital deficit at October 31, 2000 of approximately $7.6 million and cash on hand of approximately $2.8 million. This represents a $2.3 million increase in our working capital deficit from $5.3 million at July 31, 2000.

     Included in the Company's current obligations at October 31, 2000, are notes payable and convertible debt of approximately $1.0 million, $515,000 of which were scheduled to mature on October 31, 2000. This debt obligation was fulfilled in its entirety with the issuance of a new debt instrument on November 1, 2000 for a period of thirty days with the right to extend for two thirty-day periods. As of November 30, 2000, the note was extended an additional thirty days. The Company's current obligations also include the total obligation under its debt facility with NTFC Capital Corporation because of the Company's non-compliance with various covenants of the debt facility as of October 31, 2000. Although the Company does not anticipate NTFC Capital Corporation calling the amounts due under the debt facility, the Company has classified the debt as current in accordance with accounting principles generally accepted in the U.S. Based upon our results before and after the period ended October 31, 2000, we will most likely be in default of these same covenants at the end of our next fiscal quarter January 31, 2001. As such, we have requested that NTFC review our current business plan, including expected results and capital requirements, in order to re-set the financial covenants applicable to its capital lease obligation and prevent events of default from occurring on a quarterly basis going forward. Based on discussions with NTFC, management believes it is probable that NTFC will re-set the financial covenants after it has completed its review of this information.

     In the near term, we must continue to manage our costs of providing services and overhead costs as we begin focusing on optimizing use of our network. In July 2000, we announced that we had acquired a Mexican company, which holds a long distance concession license in that country, which we believe will eventually allow us to significantly reduce our cost of transporting services. The terms of the agreement called for us and our Mexican affiliates to purchase 100% of the stock of Grupo Intelcom de Mexico, S.A. de C.V. from Alfonso Torres Roqueni (a 51% stockholder) and COMSAT Mexico, S.A. de C.V. (a 49% stockholder) for a total purchase price of approximately $4,176,000 consisting of $755,000 in cash, $500,000 in the form of a note payable, which was paid off prior to July 31, 2000, 400,000 shares of our common stock and 100,000 warrants at $6.00 for a period of three years. At July 31, 2000, Grupo Intelcom had total assets of approximately $10,000 and a net loss for the seven months ending July 31, 2000 of approximately $8,000. In order for us to significantly reduce costs with the concession, we will need to purchase a significant amount of hardware and software, allowing us to expand and operate our own network in Mexico. This expansion of our network will allow us to reduce our origination and termination costs through the elimination of interconnection costs we currently pay to other concessionaires. We are evaluating the speed, and the extent, of our planned network buildout in an effort not to overextend ourselves financially. Operationally, we can choose how and where to extend our network into niche areas with proven demand for services to provide the best impact on our financial condition, cash flows and earnings.

     We believe that these capital expenditures may approximate up to $60 million over a five-year period. We will likely need to raise these funds through additional debt and/or equity capital.

     As planned, we continued to shift our focus during the year away from traffic generated outside of our core market of Mexico, and focused on generating and transporting traffic over our own international network infrastructure in order to produce better cash flow results. The result was an increase in wholesale network transport traffic flowing over our network. Overall, network services contributed approximately 63% of overall corporate revenues during the year. We continue to experience market pressures on our carrier services business. In order to produce better cash flows, we must focus on keeping our international network between Mexico and the U.S. optimally utilized with a blend of retail and wholesale traffic. However, we anticipate that pricing pressures will continue in our wholesale transport market, so it will focus our efforts on implementing a retail strategy which targets the growing and underserved Latino markets in both the U.S. and Mexico. Although management does not expect improved results from this effort until the latter stages of fiscal 2000, it believes that our retail strategy combined with the deployment of leading edge technology for communications transport will ultimately bring about improved profitability and sustainable growth in the future.

     Going forward, the Company hopes to improve its performance during the next year primarily by consolidating the Genesis customer base and operations in the U.S. with its own Mexico-based retail customer base and operations, and by extending its own network between its customers utilizing its long distance concession in order to better control its costs of doing business. The Company would also like to increase and integrate its service offerings on a retail basis on both sides of the U.S.-Mexico border. However, neither of these objectives can be satisfied fully in the near term without first closing on the Genesis transaction.

     On September 12, 2000, we completed the distribution of a portion of our ownership in our wholly owned subsidiary GlobalSCAPE to our stockholders. The distribution was part of a previously announced plan to distribute or spin-off a portion of our ownership in GlobalSCAPE contemporaneously with a public offering of GlobalSCAPE, in order to raise funds for GlobalSCAPE's growth and ATSI's general corporate purposes. GlobalSCAPE and ATSI decided not to make a public offering of GlobalSCAPE common stock contemporaneously with the distribution in light of current market conditions. We are still evaluating different ways to potentially benefit financially by giving up some, or all of our current ownership in GlobalSCAPE. Because GlobalSCAPE currently contributes significantly to our consolidated EBITDA results, we expect our consolidated operating and cash flow results to decline after the distribution and offering, if one is made.


     On January 22, 2001, we announced that ATSI and GlobalSCAPE, Inc. have engaged the investment banking firm of Roth Capital Partners, Inc., one of the largest independent investment banking and brokerage firms on the West Coast. Roth Capital will serve as the exclusive financial advisor to GlobalSCAPE to assist management in evaluating strategic financing alternatives, which may include the following:

       .  A proposed public offering of GlobalSCAPE's common stock.
       .  The possible acquisition of third parties by GlobalSCAPE.
       .  The possible sale of all or part of ATSI's ownership in GlobalSCAPE.


Inflation/Foreign Currency

     Inflation has not had a significant impact on our operations. With the exception of integrated prepaid services from our communication centers and coin operated public telephones, almost all of our revenues are generated and collected in U.S. dollars. Services from our casetas and public telephones are generally provided on a "sent-paid" basis at the time of the call in exchange for cash payment, so we do not maintain receivables on our books that are denominated in pesos. In an effort to reduce foreign currency risk, we attempt to convert pesos collected to U.S. dollars quickly and attempt to maintain minimal cash balances denominated in pesos. Some expenses related to certain services provided by us are incurred in foreign currencies, primarily Mexican pesos. The devaluation of the Mexican peso over the past several years has not had a material adverse effect on our financial condition or operating results.

Seasonality

     Although it is not a significant portion of our overall revenues our postpaid services revenues are typically higher on a per phone basis during January through July, the peak tourism months in Mexico.

Year 2000 Compliance

     Prior to January 1, 2000 we initiated a program to identify and address issues associated with the ability of our date-sensitive information, telephony and business systems to properly recognize the year 2000 in order to avoid interruption of the operation of these systems at the turn of the century. We expended approximately $100,000 in our efforts to ensure readiness for year 2000 issues. As of October 31, 2000, we have experienced no problems associated with Year 2000 issues, that have caused a disruption in our normal business operations, within our internal systems or the systems of our external vendors or customers.

Market Risk

     We are subject to several market risks. Specifically, we face commodity price risks, equity price risks and foreign currency exchange risk.

     Commodity Price Risk
     --------------------

     Certain of our businesses, namely wholesale carrier services, operate in an extremely price sensitive environment. The wholesale business over the past twelve months has seen significant reductions in the price per minute charged for transporting minutes of traffic. While we have been able to withstand these pricing pressures, certain of our competitors are much larger and better positioned to continue to withstand these price reductions. Our ability to further absorb these price reductions may be dependent on our ability to further reduce our costs of transporting these minutes.

     Equity Price Risks
     ------------------

     Until such time as we are able to consistently produce positive cash flows from operations, we will be dependent on our ability to continue to access debt and equity sources of capital. While recent history has shown us capable of raising equity sources of capital; future equity financings and the terms of those financings will be largely dependent on our stock price, our operations and the future dilution to our stockholders.

     Foreign Currency Exchange Risk
     ------------------------------

     We face two distinct risks related to foreign currency exchange risk; transaction risk and translation risk.

     As previously discussed under the caption "Inflation", we face risks related to certain of our revenue streams, namely, integrated prepaid services from our own Mexican communication centers and payphones and the transacting of business in pesos as opposed to U.S. dollars. Historically, we have been able to minimize foreign currency exchange risk by converting from pesos to U.S. dollars quickly and by maintaining minimal cash balances denominated in pesos. As we grow our retail business in Mexico it is likely that we will face increasing foreign currency transaction risks.

      Historically, we have recorded foreign currency translation gains/losses due to the volatility of the peso exchange rate as compared to the U.S. dollar over time. We anticipate we will continue to experience translation gains/losses in our assets and liabilities, specifically in fixed assets, which are accounted for at historical pesos amounts on the books of our Mexican subsidiaries but converted to U.S. dollars for consolidation purposes at current exchange rates.

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

                        GENESIS SELECTED FINANCIAL DATA

     The following selected financial and operating data should be read in conjunction with "Genesis Management's Discussion and Analysis of Financial Condition and Results of Operations" and Genesis' Financial Statements and the Notes thereto included elsewhere herein. The historical financial data of Genesis as of and for the ten months ended October 31, 1999 and October 31, 2000 have been derived from Genesis' interim financial statements which, in the opinion of management of Genesis, have been prepared on the same basis as the audited financial statements and include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the financial data for such periods. The statement of operations data for the ten months ended October 31, 2000 is not necessarily indicative of results for a full year.

                                                                                               Ten Months Ended
                                                    Year Ended December 31,                       October 31,
                                         1995     1996     1997       1998       1999         1999           2000
                                        ------   ------   -------    -------    -------      -------        -------
                                                                  (dollars in thousands)
Statement of Operations Data:
Operating Revenues
 Long distance                          $   --   $   --   $11,237    $13,453    $15,804      $12,715        $12,150
 Local                                      --       --     2,103      2,151      2,277        1,874          2,363
 Carrier                                    --       --        --        467      7,437        6,749          8,180
 Other                                      --       --         2          4         19           15              5
                                        ------   ------   -------    -------    -------      -------        -------
Total Operating Revenues                    --       --    13,342     16,075     25,537       21,353         22,698
Bad Debt Expense                            --       --     1,624      1,219      1,431        1,272            969
                                        ------   ------   -------    -------    -------      -------        -------
Net Operating Revenues                   1,292    9,884    11,718     14,856     24,106       20,081         21,729
Cost of services                           958    6,296     7,820      9,329     14,401       12,492         13,976
                                        ------   ------   -------    -------    -------      -------        -------
Gross Margin                               333    3,588     3,898      5,527      9,705        7,588          7,753
Sales and marketing                        504    2,095     3,379      3,925      5,678        4,252          5,418
General and administrative                 279      688     1,756      2,269      2,426        1,919          2,353
Depreciation and amortization               20       60       242        298        394          320            342
                                        ------   ------   -------    -------    -------      -------        -------
Income (loss) from operations             (469)     745    (1,479)      (965)     1,207        1,098           (360)
Interest expense, net                       23      140       337        668        637          547            251
                                        ------   ------   -------    -------    -------      -------        -------
Income (loss) before income taxes         (492)     605    (1,816)    (1,633)       570          551            611
Income tax provision (benefit)            (117)     245       (95)         2          5            5            --8
                                        ------   ------   -------    -------    -------      -------        -------
Net income (loss)                       $ (375)  $  359   $(1,721)   $(1,635)   $   565      $   546        $  (619)
                                        ======   ======   =======    =======    =======      =======        =======

Balance Sheet Data:                                                                                October 31, 2000
                                                                                                   ----------------
 Working capital (deficit)                                                                              $(1,068)
 Current assets                                                                                           3,870
 Total assets                                                                                             6,312
 Long-term obligations, including current portion                                                         2,941
 Total stockholders' equity                                                                              (1,121)

                      GENESIS MANAGEMENT'S DISCUSSION AND
                      ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS


     The following is a discussion of the financial condition and results of operations of Genesis for the three years ended December 31, 1997, 1998, and 1999 and the ten months ended October 31, 1999 and 2000. It should be read in conjunction with Genesis' Financial Statements, the notes thereto and the other financial information included elsewhere in this proxy statement.

Ten Months ended October 31, 2000 Compared to the Ten Months Ended October 31, 1999

     Gross Operating Revenues. Gross operating revenues increased approximately 6% or $1.3 million between periods, due to increases in carrier services and local services offset somewhat by a decrease in long distance services.

     Long distance services decreased 4%, or approximately $565,000, between periods, while local services increased approximately $489,000, or 26%. The decrease in long distance services revenues is a result of a decrease in the number of minutes of retail traffic carried period to period due to a shift in Genesis' marketing efforts toward bundled local service. The customer base, however, increased from an average of 51,000 local and long distance customers for the ten months ended October 31, 1999 to an average of 56,000 customers for the ten months ended October 31, 2000. Accordingly, the decreased minutes and long distance revenues were almost entirely offset with the increase in our local customer base and accordingly, local service revenues.

     Carrier service revenues increased approximately $1.4 million, or 21% between periods. This increase is attributable to an increase in carrier service minutes between periods. During the ten months ended October 31, 2000, Genesis carried approximately 55.4 million minutes as compared to approximately 19.6 million minutes during the ten months ended October 31, 1999.

     Bad Debt Expense. Bad debt expense, which is recorded as a reduction in gross operating revenues decreased approximately $303,000 from the ten months ended October 31, 1999 to the ten months ended October 31, 2000. The reduction in bad debt expense is primarily a result of decreased long distance revenue and increased prepaid local revenue. Additionally, bad debt expense decreased as a percentage of net operating revenues from 6% to 5%, between periods.

     Cost of Services. Cost of services increased approximately $1.5 million or 12% between periods and increased slightly as a percentage of net operating revenues from 62% to 64%. The increase in cost of services between periods was primarily related to the increased carrier service revenue, which typically has a lower gross margin. Gross margins decreased slightly from 38% to 36% between periods.

     Selling, General and Administrative (SG&A) Expenses. SG&A expenses increased 26% or approximately $1.6 million from the period ended October 31, 1999 to the period ended October 31, 2000. As a percentage of net operating revenues, these expenses increased from approximately 31% to 36% period to period. The increase in SG&A as a percentage of net operating revenues and in actual dollars period to period is primarily due to increased sales and marketing initiatives during the latter half of the period.

     Depreciation and Amortization. Depreciation and amortization expenses rose approximately $22,000, or 7%, but stayed flat as a percentage of revenues at 2%. The increased depreciation and amortization is attributable to an approximate $340,000 increase in fixed assets from October 31, 1999 to October 31, 2000.

     Operating Income (Loss). The operating loss of approximately $360,000 for the ten months ended October 31, 2000 represents an approximate $1.5 million decline from operating income of approximately $1.1 million for the ten months ended October 31, 1999. As mentioned previously, this decline is primarily related to increases in cost of services and SG&A expenses.

     Other, net. Other expense decreased approximately $296,000 between years. This decrease was due to the recognition of gain on the sale of the "Genesis" trademark during the period ended October 31, 2000.

     Income tax provision (benefit). A tax provision of approximately $8,000 was recorded for the ten months ended October 31, 2000 as compared to the ten months ended October 31, 1999 when a tax provision of approximately $5,000 was recorded.

     Net income (loss.) The net loss of $619,000 for the period ended October 31, 2000 represents a $1.2 million decline from net income of $546,000 for the previous years' period. The decline between periods was primarily a result of increased cost of services and SG&A expenses offset somewhat by the gain recognized on the sale of the "Genesis" trademark.

Year ended December 31, 1999 Compared to Year Ended December 31, 1998

     Gross Operating Revenues. Gross operating revenues increased approximately 59% or $9.5 million between years, due to large increases in carrier services and long distance services and a small increase in local services.

     Long distance services increased 17%, or $2.4 million, from 1998 to 1999, while local services increased approximately $126,000. The increase in these revenues is a result of the increased minutes and customers from 1998 to 1999. Minutes of retail traffic increased from approximately 56 million minutes in 1998 to approximately 63 million minutes in 1999 or an approximate 13% increase year to year. Additionally, Genesis' customer base increased from an average of 46,000 local and long distance customers in 1998 to an average of 55,000 customers in 1999. The increase in minutes between years did not have a proportional impact on revenues due to pricing pressures which saw the retail revenue per minute drop from a high of approximately $0.294 per minute in the third quarter of 1998 to a low of approximately $0.217 per minute for the fourth quarter of 1999.

     Carrier service revenues increased approximately $7.0 million, or 1493% between 1998 and 1999. This increase is attributable to the rollout of Genesis' wholesale carrier program in December 1998. During the year ended December 31, 1999, Genesis' network carried approximately 30.3 million minutes as compared to approximately one million minutes for the year ended December 31, 1998.

     Bad Debt Expense. Bad debt expense, which is recorded as a reduction in gross operating revenues increased approximately $212,000 from 1998 to 1999, but decreased as a percentage of net operating revenues from 8% to 6% between years. The increased bad debt expense primarily resulted from increased long distance services.

     Cost of Services. Cost of services increased approximately $5.1 million, or 54% from the year ended December 31, 1998 to December 31, 1999, but decreased as a percentage of revenues from 63% to 60%. The increase in cost of services between years was a direct result of the increased revenues. Genesis was able to reduce cost of services as a percentage of revenues year to year primarily as a result of its focused efforts in the last half of 1998 and early 1999 to reduce expenses including cost of services. As a result of these efforts gross margins improved from 37% to 40% between years.

     Selling, General and Administrative (SG&A) Expenses. SG&A expenses increased 31% or approximately $1.9 million. As a percentage of revenues, these expenses decreased from approximately 41% to 33% from 1998 to 1999. This decrease in SG&A as a percentage of revenues is due to the focused efforts in the last half of 1998 and in early 1999 to reduce expenses as well as the increased wholesale carrier revenues which are not as SG&A intensive as long distance and local services.

     Depreciation and Amortization. Depreciation and amortization expenses rose approximately $96,000, or 32%, but stayed flat as a percentage of revenues at 2%. The increased depreciation and amortization is attributable to an approximate $256,000 increase in fixed assets from December 31, 1998 to December 31, 1999. The majority of the assets purchased consisted of additional switch equipment for switches located in Los Angeles and Dallas as well as the expansion of corporate office space.

     Operating Income (Loss). Operating income of $1.2 million in 1999 represents an approximate $2.2 million improvement over the operating loss of approximately $965,000 in 1998. The improvement in operating income was due to increased revenues and improved gross margins which offset the increases in SG&A expenses as well as depreciation and amortization.

     Other, net. Other expense decreased approximately $31,000 between years. This decrease was principally due to a decrease in interest expense from approximately $680,000 in 1998 to approximately $638,000 in 1999.

     Income tax provision (benefit). In 1999, a tax provision of approximately $5,000 was recorded as compared to 1998 when neither a tax provision nor a benefit was recorded.

     Net income (loss.) Net income of $565,000 for the year ended December 31, 1999, represents a $2.2 million improvement over net loss of $1.6 million in 1998. The improved position was a result of increased revenues and improved gross margins as mentioned previously.

Year ended December 31, 1998 Compared to Year Ended December 31, 1997

     Gross Operating Revenues. Gross operating revenues increased approximately 20% or $2.7 million between years, due to increases in long distance services and the commencement of wholesale carrier services during the year.

     Long distance services increased 20%, or $2.2 million, from 1997 to 1998, while local services increased approximately $48,000. The increase in these revenues is a result of the increased minutes and customers from 1997 to 1998. Minutes of retail traffic increased from approximately 45.3 million minutes in 1997 to approximately 56 million minutes in 1998 or an approximate 24% increase year to year. Additionally, Genesis' customer base increased slightly from an average of 45,000 local and long distance customers in 1997 to an average of 46,000 customers in 1998. The increase in minutes between years had a proportional impact on increased revenues year to year as the retail revenue per minute remained relatively constant between years with a high of $0.295 per minute in the first quarter of 1997 and a low of $0.285 per minute in the first quarter of 1998.

     In December 1998, Genesis launched a wholesale carrier program resulting in revenues of approximately $467,000 on approximately one million minutes. While the wholesale carrier product is not the focus of Genesis' retail oriented strategy, Genesis believes that it will continue to have opportunities to generate additional revenues without proportional increases in its cost of services and SG&A expenses.

     Bad Debt Expense. Bad debt expense, which is recorded as a reduction in gross operating revenues, decreased approximately $405,000 from 1997 to 1998, and decreased as a percentage of net operating revenues from 14% to 8% between years. The reduction in bad debt expense between years is a result of more aggressive collection efforts.

     Cost of Services. Cost of services increased approximately $1.5 million, or 19% between years, but decreased as a percentage of revenues from 67% to 63%. The increase in cost of services between years was a direct result of the increased revenues between years. Genesis was able to reduce cost of services as a percentage of revenues year to year primarily as a result of its focused efforts in the last half of 1998 to reduce expenses including cost of services. As a result of these efforts gross margins improved from 33% to 37% between years.

     Selling, General and Administrative (SG&A) Expenses. SG&A expenses increased 21% or approximately $1.1 million. As a percentage of revenues, these expenses decreased from approximately 44% to 41% from 1997 to 1998. This decrease in SG&A as a percentage of revenues is primarily due to the previously mentioned focus on cost reductions in late 1998.

     Depreciation and Amortization. Depreciation and amortization expenses rose approximately $56,000, or 23%, but stayed flat as a percentage of revenues at 2%. The increased depreciation and amortization is attributable to an approximate $1.3 million increase in fixed assets from December 31, 1997 to December 31, 1998. The majority of the assets purchased consisted of an additional switch located in Dallas, Texas.

     Operating Income (Loss). The operating loss of approximately $965,000 in 1998 represents an approximate $514,000 improvement over the operating loss of approximately $1.5 million in 1997. The improvement in operating loss was due to increased revenues and improved gross margins offset somewhat by the increases in SG&A expenses as well as depreciation and amortization.

     Other, net. Other expense increased approximately $331,000 between years. The increase was primarily due to an increase in interest expense from approximately $342,000 in 1997 to approximately $680,000 in 1998.

     Income tax provision (benefit). No tax provision nor benefit was recorded in 1998 as compared to 1997 when a tax benefit of approximately $95,000 was recorded.

     Net income (loss.)   Net loss of $1.6 million for the year represents an
approximate $86,000 improvement from the net loss of $1.7 million in 1997. The improvement in net loss between years was primarily a result of increased revenues and improved gross margins as mentioned previously.

Liquidity and Capital Resources

     For the ten months ended October 31, 2000, Genesis generated positive cash flows from operations of approximately $1.1 million, in spite of net losses of approximately $619,000. After adjustments for non-cash items, (depreciation and amortization and the provision for losses on accounts receivable), Genesis produced net loss of approximately $402,000. Management of the operating assets and liabilities, which consists mainly of collections on accounts receivable and payments made on outstanding payables and accrued liabilities, produced positive cash flows of approximately $1.5 million, resulting in the cash flows for the period of $1.2 million. During the ten months ended October 31, 2000, Genesis produced negative earnings before interest, taxes, depreciation and amortization ("EBITDA") of approximately $17,000.

     During the ten months ended October 31, 2000, Genesis received cash proceeds, net of issuance costs, of approximately $37,000 from the issuance of common stock as a result of option exercises. These cash proceeds combined with the cash flows from operations of approximately $1.2 million were used to make payments on debt and capital lease obligations, and to purchase approximately $200,000 in equipment. Additionally, in the period, Genesis converted approximately $878,500 in outstanding subordinated debentures, which had been classified as a long-term liability into its common stock. The net result of operating, investing and financing activities was an increase in cash during the period of approximately $605,000 and negative working capital at October 31, 2000 of approximately $1.1 million. This represents an approximate $1.2 million reduction from our positive working capital of approximately $87,000 at December 31, 1999. The decrease in working capital is largely related to liabilities incurred as a result of the pending merger with ATSI.

     On December 1, 2000, San Antonio, Texas based American TeleSource International, Inc. (ATSI), a publicly-held telecommunications company similarly focused on the Hispanic niche market, announced that it had signed an amendment to the definitive agreement to purchase Genesis, originally announced in June 2000. Under the amended agreement, the number of shares of ATSI common stock to be delivered to Genesis shareholders at closing will range from 6,294,416 shares to approximately 19,000,000 shares. The number of shares of ATSI common stock to be issued at closing will be based on the Average Price of ATSI's common stock, which is defined as the average of the sum of the closing sales prices of ATSI common stock on The American Stock Exchange for each of the ten trading days ending two days preceding the closing date. Genesis shareholders will also receive one share of common stock of GlobalSCAPE, Inc., ATSI's majority owned e-commerce subsidiary, for each twenty shares of ATSI received. Closing of the transaction is contingent upon, among other things, required U.S. regulatory approvals and approvals by both companies shareholders.

Inflation

     Inflation has not had a significant impact on operations.

Seasonality

     Historically, Genesis has experienced some seasonality in long distance services with the fourth quarter traditionally being the strongest quarter and the first quarter traditionally the weakest.

Market Risk

     Genesis is subject to commodity price risks.

     Commodity Price Risk
     --------------------

     Certain of Genesis' services, including long distance services and wholesale carrier services, operate in a price sensitive environment. The wholesale business over the past twelve months has seen significant reductions in the price per minute charged for transporting minutes of traffic. Additionally, at different times in the past Genesis has seen significant reductions in its retail revenue per minute, most notably during the year ended December 31, 1999. While Genesis has been able to withstand these pricing pressures, certain of its competitors are much larger and better positioned to continue to withstand these price reductions. Genesis' ability to further absorb these price reductions may be dependent on its ability to further reduce the costs of transporting these minutes.

                                 ATSI BUSINESS

Overview and Recent Developments

     We are a telecommunications provider, focusing on the market for wholesale and retail services between the United States and Latin America, and within Latin America. Most of our current operations involve services between the U.S. and Mexico or within Mexico. We own various transmission facilities and lease facilities of other providers as necessary to complete our network. Specifically, we own teleports, which are the earth stations where satellite transmission and receiving equipment are located, and switches, which are computers which route calls to their intended destination by opening and closing appropriate circuits. We lease fiber optic cable and satellite capacity to connect our teleports and switches in the United States to our teleports and switches in Mexico, and rely on other carriers to complete the long distance portion of our traffic within the U.S. and Mexico.

     Our subsidiary GlobalSCAPE, Inc. distributes Internet productivity software.

     We began operations in 1994 as a Canadian holding company, Latcomm International, Inc. with a Texas operating subsidiary, Latin America Telecomm, Inc. Both corporations were renamed "American TeleSource International, Inc." in 1994. In May 1998, the Canadian corporation completed a share exchange with a newly formed Delaware corporation, also called American TeleSource International, Inc., which resulted in the Canadian corporation becoming the wholly owned subsidiary of the Delaware corporation.

     We have had operating losses for almost every quarter since we began operations in 1994. The auditor's opinion on our financial statements as of July 31, 2000 calls attention to substantial doubts about our ability to continue as a going concern. This means that they question whether we can continue in business. We have experienced difficulty in paying our vendors and lenders on time in the past, and may experience difficulty in the future. If we are unable to pay our vendors and lenders on time, they may stop providing critical services or repossess critical equipment that we need to stay in business.

     Our principal operating subsidiaries are:

     . ATSI Comunicaciones, S.A. de C.V. or ATSI Comunicaciones, which we acquired in 2000, possesses a concession from the Mexican government to provide long distance services and the right to interconnect with local providers in Mexico.
     . American TeleSource International de Mexico, S.A. de C.V. or ATSI Mexico, which was formed in 1995 to support our operations in Mexico, and perform regulatory, sales, marketing, planning, and technical maintenance services.
     . Sistema de Telefonia Computarizada, S.A. de C.V. or Sistecom, which we acquired in August 1997; this subsidiary owns 136 casetas in 66 cities in Mexico;
     . Servicios de Infraestructura, S.A. de C.V. or Sinfra, which we acquired in June 1997; this subsidiary owns certain transmission equipment and valuable long term licenses in Mexico;
     . TeleSpan, Inc. which was formed in February 1998 to carry our wholesale and private network services traffic between the U.S. and Latin America; and
     . GlobalSCAPE, Inc., which was formed in April 1996 to implement Internet strategies, which are not currently consistent with our core business.

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Recent Developments

     During our fiscal year ending July 31, 2000, we:

     .    obtained a listing on the American Stock Exchange;
     . secured a long distance concession license in Mexico through our acquisition of Grupo Intelcom, S.A. de C.V. which will permit us to carry our own intra-Mexico long distance traffic and interconnect directly with the local Mexican network thereby reducing our costs;
     . signed a definitive agreement to acquire Genesis Communications International, Inc. furthering our long-term commitment to a retail strategy;
     .    were selected to join the Russell 3000 and 2000 indexes;
     .    secured coverage from our first analyst;
     . announced the distribution of a portion of our ownership in our wholly owned subsidiary, GlobalSCAPE, Inc. to our stockholders.

     Subsequent to year-end we have completed our partial distribution of GlobalSCAPE to our stockholders and closed a $10 million equity funding, $2.5 million of which was funded on closing.

     In fiscal year 2000, our subsidiary GlobalSCAPE also achieved certain milestones. They released a new Internet productivity software product, CuteZIP(TM) 1.0 and introduced version 4.0 of its chief software product CuteFTP(R). Subsequent to July 31, 2000, GlobalSCAPE has continued its momentum with the effectiveness of its Form 10, allowing it to become a publicly reporting company, the hiring of a new Chief Executive Officer and the signing of an agreement with Best Buy to distribute CuteFTP(R) in its stores.

Strategy and Competitive Conditions

     Our strategy is to position ourselves to take advantage of the de-monopolization of the Latin American telecommunications market, as well as the increasing demand for services in this market. Historically, state-run companies operating as a legal or de facto monopoly have provided telecommunications services in Latin America. Although these companies failed to satisfy the demand for services in their countries, the regulatory scheme effectively precluded competition by foreign carriers. Currently, there is a trend toward demonopolization of the telecommunications industry in Latin America, and many of these countries are in various stages of migration toward a competitive, multi-carrier market.

     At the same time that Latin American markets have been opening up, the demand for telecommunications services between the United States and Latin America (particularly Mexico) has been strengthened by:

     .    rapid growth of the Latino segment of the United States population
     .    increase in trade and travel between Latin America and the United
          States
     . the build-out of local networks and corresponding increase in the number of telephones in homes and businesses in Latin countries
     . proliferation of communications devices such as faxes, mobile phones, pagers, and personal computers
     .    declining rates for services as a result of increased competition.

     In addition, technological advances have provided emerging carriers with the means to provide high quality transmission on a cost-effective basis. Most notably, we as well as other emerging carriers now use packet switching technology, which is a method of transmitting telecommunications traffic by breaking the information into packets. The packets can then be organized in a way that permits the information to be transmitted over long distances more quickly and using less capacity than traditional methods. The packets are reassembled at the receiving end to re-create the message. We have also incorporated asynchronous transfer

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mode or "ATM" technology into our network. ATM is a high-speed, packet switching technology that allows voice, facsimile, video and data packets to be carried simultaneously on the same network.

     We have focused most of our efforts on Mexico, but have some operations, primarily private networks, in Costa Rica, El Salvador, and Guatemala and intend to expand our services as regulatory and market conditions permit. Ultimately we would like to provide services throughout Latin America.

     Strategy and Competitive Conditions - Mexican Market. Telefonos de Mexico (or Telmex) had a legal franchise to control the entire market for local and long distance telecommunications in Mexico until June of 1995, when new laws began to open the market to competition. This means that Telmex owned or controlled all of the physical infrastructure needed to transport telecommunications traffic, including the local network of telephone lines to homes and business in a given area, and the long distance network of lines between the local networks. In January 1997, the Mexican government began granting licenses to provide long distance service to competing companies, and has licensed at least 21 new long distance providers. Two of these new license holders are Mexican based affiliates of top tier U.S. carriers MCI/Worldcom and AT&T. Although the Mexican government has also licensed additional local competitors, the build out of additional local infrastructure is just beginning, and the local network in Mexico is still dominated by Telmex. We began assembling a framework of licenses, reciprocal services agreements with other carriers, other service agreements, network facilities, and distribution channels in Mexico, in 1994, in anticipation of the demonopolization of this market. In 1994, we began providing private network services between the U.S. and Mexico via satellite. Since then, we have established a retail distribution network in Mexico through the acquisition and/or installation of public payphones and communication centers, have entered the U.S. wholesale market for termination services to Mexico, and have begun implementation of a U.S. retail strategy through the introduction of our presubscribed and dial around services targeted to the Latino market in the U.S. We have also invested in our own transmission facilities, beginning in 1994 with satellite teleport equipment and most recently with the acquisition of a new Nortel International Gateway Switch and the deployment of packet switching technology in our network. As true competition has emerged, we have been able to negotiate increasingly more favorable rates for local network access and long distance services with the newly licensed long distance carriers. In fiscal year 2000 we secured our own long distance license, which will permit us to interconnect directly with the local network and build out our own long distance network, further reducing our costs. We believe that our establishment of a solid framework of licenses, proprietary network and favorable reciprocal services agreements have positioned us to take advantage of the benefits to be reaped as the Mexican telecommunications industry enters a truly competitive phase. We believe that we have a clear competitive advantage over pure resellers, and that we have overcome significant hurdles that are a barrier to entry in this market even for large carriers. We intend to use our framework to capture increased amounts of the communications traffic in the Mexican market.

     Retail. Although Telmex and the Mexican affiliates of several large U.S. based carriers are active participants in the Mexican retail market, we believe that these carriers will focus on the most lucrative sectors of the market, leaving many opportunities to further develop the large portion of the market that continues to be underserved, both in the U.S. and Mexico. We will devote most of our new resources on deploying innovative new public and prepaid services that will function in the same manner regardless of the consumer's location north or south of the U.S./Mexico border, such as enhanced prepaid calling services. Our marketing term for these types of services is "borderless." We will use our existing retail distribution network, and may pursue acquisitions of established distribution channels from others, such as the announced acquisition of Genesis Communications International, Inc. (Genesis), a privately held company with a proven retail strategy and performance. We believe that our focus on a retail strategy, combined with the cost reductions to come from additional network build-out under our Mexican long distance license, will permit us to improve overall corporate profit margins and secure a stable customer base.

     Wholesale. The U.S. wholesale market for termination to Mexico has become increasingly dynamic as competition, call volumes and industry capacity along U.S. -Mexico routes have all increased. Although we nearly doubled the volume of wholesale minutes we transmitted to Mexico during fiscal year 2000, downward

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pricing pressure in this market resulted in a less than proportional increase in revenues. We continue to expect our wholesale volume of traffic transported to increase during the upcoming year. Additionally, we plan to explore ways to exploit our wholesale operation without the investment of significant new resources (see Network Management Services - Carrier Services).

     Although we have succeeded in obtaining reciprocal services agreements with various Mexican-based providers that permit us to terminate northbound traffic in the U.S., we have not realized substantial revenue from these arrangements. We believe that the additional network build-out under our own long distance license will permit us to lower costs significantly, improving our competitive position in the wholesale market for both north and southbound services.

Retail Distribution Network

     Our Mexican retail distribution network currently consists of communication centers and public pay telephones.

     Communication centers. Communication centers, formerly called casetas, are indoors calling centers strategically located to serve travelers and the large population of the country that do not have personal telephones. Communications centers are a widely recognized and utilized medium in Mexico, but do not currently have a real equivalent in the U.S. Our centers have traditionally offered local, domestic Mexico and international long distance calling and in fiscal 2000, we began offering additional enhanced services such as prepaid and Internet services. We are the largest communication center operator in Mexico with approximately 136 casetas in 66 cities operating under the trade name "Computel(TM)." Each location employs at least one attendant, who processes calls, monitors call duration, collects money and runs daily reports on call activity. As compared to public pay telephones, our centers offer privacy and comfort as well as the personalized attention needed by customers who are not accustomed to using a telephone. Key factors favoring us over competing caseta operators are the well-recognized Computel name, a reliable platform and billing system, the provision of facsimile services (which are not offered by many other operators) and a larger distribution network. The next largest competitor in Mexico has only 70 locations.

     Using these communication centers as the cornerstone, we intend to further increase our retail presence in Mexico and the U.S. Prior to the announcement of our Genesis acquisition we had initiated a plan to bring the Communication Center concept to strategic markets in the U.S., targeting Mexican nationals and U.S. citizens of Mexican origin who are familiar with the caseta concept and the Computel(TM) name. The Communication Centers were seen as a way to distribute "borderless" products that function in the same manner regardless of the users location north or south of the U.S./Mexico border. These products were to be marketed to established Latino households, and on a prepaid basis to recent immigrants and transient Latinos who may have acculturation issues, or identity, credit or economic challenges. It is our belief that we can capture customer loyalty by serving these challenged consumers, and then keep their business as they establish households in the U.S. Subsequent to the receipt of our long distance concession license in Mexico and the announcement of our definitive agreement to acquire Genesis, we have closed all four of these U.S. Communication Centers so that we can better utilize our resources. One form that this may take is the expansion of our communication center presence in Mexico.

     Pay Telephones. We also own and operate approximately 515 pay telephones in various Mexican cities and resort areas, including Acapulco, Cancun, Cozumel, Mazatlan, Puerto Vallarta, Tijuana, Huatulco, Puerto Escondido, Cabo San Lucas, and Puerto Angel. All of our pay telephones are "intelligent" phones, meaning that certain features are fully automated, reducing operating costs. Our telephones accept pesos and U.S. quarters.

     We market our pay telephone services in Mexico through direct sales efforts as well as some independent marketing representatives working on a commission basis. We have targeted a significant portion of our pay telephone marketing efforts toward various resort areas in Mexico, specifically on locations with high tourist-traffic such as airports, ship ports and marinas, restaurants and bars. Approximately 16 million U.S. tourists visit

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Mexico each year, and the country's vacation destinations are major hubs for northern visitors via major U.S. airline carriers, and cruise ships. Although we target the tourist market for payphones and operator-assisted calling, these services are available for Mexican nationals as well.

     As of November 1, 2000, there were 31 authorized payphone providers in Mexico, of which Telmex is the largest. We believe we are the second largest provider after Telmex in the tourist markets, where we have focused our efforts. Our multi-pay payphones give us a significant advantage over our largest competitor, Telmex, which accepts only pre-paid Telmex calling cards. Vendors of the cards are often difficult to locate and denominations tend to be higher than needed by consumers. Although other companies have plans to install pay telephones, we believe that we will be one of the few providers with our own network, allowing us to maintain flexibility with respect to rates.

Services and Products

     In the presentation of our historical financial results, we have divided our revenues into three categories: Network Management Services, consisting of both carrier services and private network services; Call Services, consisting of both integrated prepaid and postpaid services; and Internet e-commerce.

Network Management Services

     We offer private network telecommunications services between the United States and Latin America and within Latin America.

Carrier Services

     We offer wholesale termination services to U.S. and Latin American carriers who lack transmission facilities, require additional capacity or do not have regulatory permission to terminate traffic in Mexico. Revenues from this service accounted for approximately 57% of our overall revenues in fiscal 2000. The percentage of our total volume of wholesale traffic sent by customer fluctuates dramatically, on a quarterly, and sometimes, daily basis. Although two customers may make up 50% of this volume at a given time, a month later the volumes sent by these two customers may be less than 5%. In general, our agreements with these customers do not require significant volume commitments from them, so they are free to re-route their traffic away from us to a lower priced carrier at will. While we are the primary route choice for certain customers and certain segments of some customer's traffic we are the second or third route choice for some of these customers, meaning that they send us their overflow traffic if their primary route choice does not have sufficient capacity to meet their demand. The volume of this overflow traffic may fluctuate dramatically from day to day. For fiscal 2000, we had two customers whose traffic accounted for more than 10% of our consolidated revenues. This market continued to experience tremendous downward pricing pressure during fiscal year 2000 due to a combination of several factors, most notably an increase in the activation of fiber optic cable along U.S.-Mexico routes and regulatory changes which permitted the top tier carriers to lower their international wholesale rates. Therefore, although we experienced significant increased volumes in this line of business during the year, the increased additional revenue was not proportional. We have seen a substantial increase in volume since we activated our high-quality fiber route in July 1999, and believe this fiber network will continue to attract increased volumes from top tier carriers. Additionally, we believe it will generate opportunities to transport traffic for Mexican carriers. We should be able to use the increased volumes to negotiate more favorable termination costs in Mexico, and with the receipt of our Mexican long distance license, we should be able to cut our costs for carrying this traffic by further extending our own network facilities in Mexico.

     We occupy a unique position in the market for wholesale services. Our unique licenses from the Mexican government allow us to transport traffic from the United States to Mexico outside of the International Settlement Policy, which is the international accounting and settlements policy governing the methods that U.S. and foreign

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carriers use to settle the cost of carrying traffic over each other's network.
The International Settlements Policy causes MCI/Worldcom and AT&T to charge higher rates than they might otherwise charge. Additionally, the recent receipt of our Mexican long distance license should help with a historical disadvantage we had when competing with several of these larger carriers. We have been at a disadvantage with respect to these large carriers because we did not have a Mexican license to carry our own long distance traffic within Mexico and had to pay a licensed carrier, such as the Mexican affiliate of MCI/Worldcom or AT&T, to carry our traffic from our Mexican points of presence to its final destination. At the other end of the spectrum, we compete with numerous small companies who illegally carry traffic into and within Mexico. These companies do not pay the fees charged by Mexican-licensed carriers and are therefore able to offer very competitive prices. However, these companies do not typically own their own transmission facilities, and are not able to control costs or transport large volumes of traffic as effectively as us for long periods of time because they are also subject to having their operations shut down by Mexican regulators.

     We believe that we have less than 1% of the market for wholesale termination services. See our Risk Factor captioned "We may not successfully compete with others in the industry" for additional description of the competition in this market.

Private Networks

     We offer private communications links for multi-national and Latin American customers who use a high volume of telecommunications services and need greater dependability than is available through public networks. These services include data, voice, and fax transmission as well as videoconferencing and Internet. During fiscal 2000, we did not devote significant resources toward the development of this business in Mexico. However, expansion of this line of business is consistent with our plans to build out our network in Mexico, since many of the same facilities that would be used for delivery of retail consumer products could be used for private network services as well.

     We have and will continue to use the provision of private network services as an entry into new Latin markets that are in the process of migrating from state-run systems to competitive systems.

     We compete with MCI/Worldcom, Americatel, and Telscape International Inc., as well as the former telecommunication monopolies in the Latin American countries in providing private network services. Factors contributing to our competitiveness include reliability, network quality, speed of installation, and in some cases, geography, network size, and hauling capacity. We believe we have a reputation as a responsive service provider capable of processing all types of network traffic. We are at a competitive disadvantage with respect to larger carriers who are able to provide networks for corporations that encompass more countries in Latin America, as well as Europe, Asia and other parts of the globe. Prices in this market are also generally declining as fiber optic cable is activated.

     We believe that we have less than 1% of the market for private network services.

Call Services

     We currently offer call services between Mexico and the United States primarily for traffic originating in Mexico.

Integrated Prepaid Services

     Our principal call services product during fiscal 2000 is integrated prepaid services, which are generated by calls processed by us without live or automated operator assistance. A majority of these calls are generated by our public telephones and communication centers in Mexico in exchange for immediate cash payment in pesos.

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     In Mexico, we compete with other companies who have a comercializadora license for integrated prepaid or sent paid traffic. The comercializadora license allows companies to interconnect with the local telecommunications infrastructure in order to resell local and long distance services from public telephones.

Postpaid

     An additional Call Services product is operator-assistance for international collect, person-to-person, third party, calling card and credit card calls originating in Mexico. Again the primary sources of demand for operator assistance are our pay telephones and casetas in Mexico.

     As part of our ongoing efforts to minimize costs, we began outsourcing our live operator services in July 1999, and executed an agreement with another operator service provider to handle our call services traffic on a transaction basis. The vendor will continue our practice of providing bilingual service 24 hours per day, 7 days per week.

     In the U.S., on a very limited basis, we provided 1+ and MEXICOnnect (SM) service to residential and business customers in the San Antonio metropolitan area. MEXICOnnect allows customer to dial-around their presubscribed carrier by dialing 10-10-624 + the area code + the telephone number. Under the 1+ program, customers presubscribe to our network for all long distance calls made from their telephone number, eliminating the need to dial any extra digits to reach our network. In the U.S., we compete with large carriers such as AT&T, MCI/Worldcom, and Sprint as well as numerous smaller companies for presubscribed long distance. Price remains a primary concern for many consumers since the technology is not distinguishable from one provider to another. We are focused on the Latino market and offer an aggressive international rate to Mexico as well as competitive domestic rates.

     Our postpaid services product has declined due to lower volumes of operator-assisted calls originating in Mexico and terminating in the U.S, new services such as prepaid cellular being introduced into the market by our competitors, and Mexican cellular providers recently introducing the concept of "calling party pays." In spite of these declines we believe our owned retail distribution network will continue to generate call services traffic. Competition for traffic from third parties in this market revolves largely around the amount of commissions the operator services provider is willing to pay. We are currently focusing more on improving our profitability rather than simply generating additional revenues, and it has therefore lost ground to competitors willing to accept lower profit margins by paying higher commissions. However, we believe we have a reputation as a reliable provider, and we are also able to offer the value-added service of intelligent pay telephones in hotel lobbies.

     Other than Telmex we compete with BBG Communications, Helix Communications and International Communication Services in the Call Services area.

     We believe that we have less than 1% of the market for call services.

Electronic Commerce via Internet

     GlobalSCAPE was formed in April 1996 to implement Internet related strategies that are not complementary to our core business. GlobalSCAPE's revenues are attributable to sales of Internet productivity software, primarily its flagship product CuteFTP(TM) which it has historically distributed via its web site. GlobalSCAPE operates autonomously, generating substantially all funds for its development and expansion internally from its own operations. In fiscal year 2000 GlobalSCAPE released a new Internet productivity software product, CuteZIP(TM) 1.0 and introduced version 4.0 of its chief software product CuteFTP(R). Subsequent to July 31, 2000, GlobalSCAPE has continued its momentum with the effectiveness of its Form 10, allowing it to
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become a publicly reporting company, the hiring of a new Chief Executive Officer and the signing of an agreement with Best Buy to distribute CuteFTP in its stores.

     On September 12, 2000, we completed the distribution of a portion of our ownership in our wholly owned subsidiary GlobalSCAPE to our stockholders. The distribution was part of a previously announced plan to distribute or spin-off a portion of our ownership in GlobalSCAPE contemporaneously with a public offering of GlobalSCAPE, in order to raise funds for GlobalSCAPE's growth and ATSI's general corporate purposes. GlobalSCAPE and ATSI decided not to make a public offering of GlobalSCAPE common stock contemporaneously with the distribution in light of current market conditions.

     GlobalSCAPE's market includes all computer users on the Internet. GlobalSCAPE's products are distributed as shareware, meaning that users may download and use the products for free on a trial basis for a limited time. After the expiration of the trial period, the user must register the product to be in compliance with the license and to obtain product support. GlobalSCAPE's primary source of revenue is generated through product registration, with additional revenues generated by advertising in the form of ad banners and sponsorships in its "live" software products and on our web site. On a monthly basis, GlobalSCAPE receives approximately 1.2 million unique visitors to its web site and displays more than 15 million in-product and web site ad banners. For the year ended July 31, 2000, approximately 11,200,000 copies of software products were downloaded from GlobalSCAPE's servers, of which approximately 183,000 copies were registered (including approximately 24,000 upgrades of previously registered products).

     GlobalSCAPE's flagship product, CuteFTP(R), is a Windows(R)-based file transfer protocol (FTP) utility allowing users the ability to transfer and manage files via the Internet, including MP3's, web pages, software, videos and graphics. We believe that CuteFTP(R) has 30% of the U.S. market share for FTP programs. Their portfolio of products also includes CuteHTML(R), an advanced HTML editor for developing web sites, CuteMAP(R), an image mapping utility for graphic navigation through web sites, CuteMX, a file-searching and sharing program that enables users to interact directly with each other in real time to search for and share all types of files, including multi-media files, as well as providing chat, instant messaging, a Windows multi-media player, and streaming audio and video capacity, and others in various stages of alpha and beta testing.

     GlobalSCAPE intends to leverage its strong brand recognition into a full suite of "Cute" products, and to use its products in order to attract advertising revenue and to market products of other on-line retailers and service providers on a revenue sharing basis.

     GlobalSCAPE operates in a highly competitive environment with respect to all its products. CuteFTP(TM)'s primary competitors are WS_FTP, FTP Voyager and Bulletproof FTP. While many FTP products have mimicked CuteFTP(TM)'s features, they are not commercially successful due to their late arrival to the marketplace and lack of support infrastructure. CuteHTML(TM) and CuteMAP(TM), although relatively new to the market, have the advantage of being able to piggyback on the success of CuteFTP(TM) through product integration and cross-marketing efforts. CuteMX competes against approximately a dozen file sharing programs on the market, including Napster, the current market leader. The CuteMX program has broad applications allowing end users to transfer all file types and is positioned as a mainstream application.

Network

     We have established a technologically advanced network which uses both satellite and fiber optic cable to transmit telecommunications traffic between the U.S. and Mexico. Our network incorporates ATM technology, which is compatible with other transmission technologies such as frame relay and Internet protocols, permitting us to explore even more cost-effective transmission methods in the future. See page 89, "Strategy and Competitive Conditions" for a description of ATM technology. Frame relay is a method of allocating capacity on

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demand so that a customer's needs may be filled with less capacity than the traditional system of dedicating a certain amount of capacity to a particular purpose. Internet protocol refers to a method of organizing information such that it may be carried on the Internet. Our network also employs compression technology to carry greater volumes on the same facilities.

     Generally, our strategy is to use the fiber optic arm to access major metropolitan areas in Mexico and the satellite arm to access semi-rural and smaller metropolitan areas. If there is a problem in either portion of the network, we will be able to minimize service interruptions by transferring traffic to the other portion until the problem is resolved. Our fiber route runs from our facility at the Infomart in Dallas, Texas to Mexico City, Mexico. We own or have the right to use satellite transmission and receiving equipment in
1) San Antonio, Texas, 2) Mexico City, Monterrey, and Cancun, Mexico, 3) Guatemala City, Guatemala, 4) San Salvador, El Salvador, and 5) San Jose, Costa Rica.

     We lease fiber capacity from third parties, primarily Bestel USA, Inc. with whom we have a 3-year lease for fiber optic cable from San Antonio, Texas to Mexico City, Mexico until March 2002. We lease satellite capacity on the Mexican satellites Solidaridad I and II, from Satelites Mexicanos, S.A. de C.V. or "SATMEX, with whom we have an agreement for capacity through April 2001. ATSI has leased a fixed amount of capacity from each of these vendors for a fixed monthly price. Each of these vendors has the right to terminate service for non-payment. During 1999, ATSI was unable to make payments to SATMEX on time. SATMEX agreed not to suspend service under the terms of a payment plan calling for ATSI to bring our account current by December 15, 1999. ATSI has met the terms of the payment plan, and is now current in our payments to both of these vendors.

     We own switching and other equipment in the U.S. and Mexico. In April 1999, we began using our new Nortel DMS 300/250 International Gateway Switch in our Dallas location. This advanced switch will permit us to deploy the new retail and wholesale products that is key to our competitive strategy.

     All aspects of our owned network facilities are designed to allow for modular expansion, permitting us to increase capacity as needed.

     Until we have completed the build-out of our own network under the terms of our recently acquired long distance concession license we must contract with others to complete the intra-Mexico and domestic U.S. portions of our network. We have reciprocal service agreements in place with four Mexican long distance license holders, Operadora Protel, S.A. de C.V., Avantel, S.A. de C.V., Miditel, S.A. de C.V. and Bestel, S.A. de C.V. Our Mexican long distance license will allow us to interconnect directly with Telmex and other local carriers and should lower our transmission costs. We have reciprocal service agreements with Radiografica Costarricense, S.A., FT&T, S.A., and Corporacion Solares, S.A. de C.V. for transmission services in Costa Rica, Guatemala and El Salvador, respectively. In the U.S., we purchase long distance capacity from various companies.

     We purchase local line access in Mexico for our payphones and casetas from Telmex, and various cellular companies including SOS Telecomunicaciones, S.A. de C.V., Portatel del Sureste, S.A. de C.V., Movitel del Noreste, S.A. de C.V, and Baja Celular Mexicana, S.A. de C.V.

Year 2000 Compliance

     Prior to January 1, 2000 we initiated a program to identify and address issues associated with the ability of our date-sensitive information, telephony and business systems to properly recognize the year 2000 in order to avoid interruption of the operation of these systems at the turn of the century. We expended approximately $100,000 in our efforts to ensure readiness for year 2000 issues. As of October 31, 2000, we have experienced no problems associated with Year 2000 issues that would have caused a disruption in our normal business operations, within our internal systems or the systems of our external vendors or customers.

Licenses/Regulatory

     Our operations are subject to federal, state and foreign laws and regulations.

Federal

     Pursuant to Section 214 of the Communications Act of 1934, the Federal Communications Commission ("FCC") has granted us global authority to provide switched international telecommunications services between the U.S. and certain other countries. We maintain informational tariffs on file with the FCC for our international retail rates and charges. On October 19, 2000 we announced that the FCC that they had consented to the transfer of Genesis Communications International, Inc.'s 214 certificate to ATSI had informed us. Genesis is now providing international telecommunications services under our 214 certificate.

     In October 1996, the FCC issued an order that non-dominant interexchange carriers will no longer be required to file tariffs for interstate domestic long distance services. Under the terms of the FCC order, detariffing would be mandatory after a nine-month transition period. Interexchange carriers would still be required to retain and make available information as to the rates and terms of the services they offer. Several parties appealed the FCC's order and, in February 1997, the D.C. Circuit issued a stay preventing the rules from taking effect pending judicial review. We are currently unable to predict what impact the FCC's order will have on us.

     The Telecommunications Act of 1996, which became law in February 1996, was designed to dismantle the monopoly system and promote competition in all aspects of telecommunications. The FCC has promulgated and continues to promulgate major changes to their telecommunications regulations. One aspect of the Telecom Act that is of particular importance to us is that it allows Bell Operating Companies or BOCs to offer in-region long distance service once they have taken certain steps to open their local service monopoly to competition. Given their extensive resources and established customer bases, the entry of the BOCs into the long distance market, specifically the international market, will create increased competition for us. Southwestern Bell's application to offer in region long distance was approved in June 2000.

     Although we do not know of any other specific new or proposed regulations that will affect our business directly, the regulatory scheme for competitive telecommunications market is still evolving and there could be unanticipated changes in the competitive environment for communications in general. For example, the FCC is currently considering rules that govern how Internet providers share telephone lines with local telephone companies and compensate local telephone companies. These rules could affect the role that the Internet ultimately plays in the telecommunications market.

     The International Settlements Policy governs settlements between top tier U.S. carriers' and foreign carriers' costs of terminating traffic over each other's networks. The FCC recently enacted certain changes in our rules designed to allow U.S. carriers to propose methods to pay for international call termination that deviate from traditional accounting rates and the International Settlement Policy. The FCC has also established lower benchmarks for the rates that U.S. carriers can pay foreign carriers for the termination of international services and these benchmarks may continue to decline. These rule changes have lowered the costs of our top tier competitors and are contributing to the substantial downward pricing pressure facing us in the wholesale carrier market.

State

     Many states require telecommunications providers operating within the state to maintain certificates and tariffs with the state regulatory agencies, and to meet various other requirements (e.g. reporting, consumer protection, notification of corporate events). We believe we are in compliance with all applicable State laws and regulations governing our services.

Mexico

     The Secretaria de Comunicaciones y Transportes or the SCT and COFETEL (Comision Federal de Telecomunicaciones or Federal Telecommunications Commission) have issued our Mexican subsidiaries the following licenses:

     Comercializadora License - a 20-year license issued in February 1997 allowing for nationwide resale of local calling and long distance services from public pay telephones and casetas.

     Teleport and Satellite Network License - a 15-year license issued in May 1994 allowing for transport of voice, data, and video services domestically and internationally. The license allows for the operation of a network utilizing stand-alone VSAT terminals and/or teleport facilities, and connection to the local network via carriers having a long distance license. A shared teleport facility enables us to provide services to multiple customers through a single teleport.

     Packet Switching Network License - a 20-year license issued in October 1994 allowing for the installation and operation of a network interconnecting packet switching nodes via our proprietary network or circuits leased from other licensed carriers. The license supports any type of packet switching technology, and can be utilized in conjunction with the Teleport and Satellite Network License to build a hybrid nationwide network with international access to the U.S.

     Value-Added Service License - an indefinite license allowing us to provide a value added network service, such as delivering public access to the Internet.

     Concession License - a 30-year license granted in June 1998 to install and operate a public network.

     Like the United States, Mexico is in the process of revising its regulatory scheme consistent with its new competitive market. Various technical and pricing issues related to connections between carriers are the subjects of regulatory actions, which will effect the competitive environment in ways we are not able to determine at this time.

Other Foreign Countries

     In addition to Mexico, we currently have operations in Costa Rica, El Salvador, and Guatemala. The telecommunications markets in these countries are in transition from monopolies to functioning, competitive markets. We have established a presence in those countries by providing a limited range of services, and intend to expand the services we offer as regulatory conditions permit. We do not believe that any of our current operations in those countries require licensing, and we believe we will be in compliance with applicable laws and regulations governing our operations in those countries.

Employees

     At September 1, 2000, we (excluding ATSI-Mexico) had 85 full-time employees, of whom 18 were sales and marketing personnel, and 67 performed operational, technical and administrative functions, and 15 part-time employees. Of the foregoing, GlobalSCAPE employed 26, and Sinfra employed three. We believe our future success will depend to a large extent on our continued ability to attract and retain highly skilled and qualified employees. We consider our employee relations to be good. None of these aforementioned employees belong to labor unions.

     At September 1, 2000, ATSI-Mexico had 437 full-time employees of whom 408 were operators and 29 performed sales, marketing, operational, technical and administrative functions. A portion of ATSI-Mexico's employees, chiefly operators, belongs to a union.

Properties

     Our executive offices, principal teleport facility and control center are located at our leased facilities in San Antonio, Texas, consisting of 23,100 square feet. The lease expires July 2008, and has two five-year renewal options. We pay annual rent of $244,850 (increasing to $282,705 for the remaining term) under the lease and are responsible for taxes and insurance. GlobalSCAPE, Inc.'s offices are located at its leased facility in San Antonio, Texas, consisting of 14,553 square feet. The lease expires July 2008. GlobalSCAPE, Inc. pays annual rent of $174,636 per year and is responsible for taxes and insurance. Management believes our leased facilities are suitable and adequate for their intended use.

Legal Proceedings

     In January 1999, we terminated a wholesale carrier services contract with Twister Communications, Inc. for failure to pay for services rendered. On January 29, 1999, while we were attempting to collect payments from them, they filed a Demand for Arbitration seeking damages for breach of contract before the American Arbitration Association. The customer claims that we wrongfully terminated an International Carrier Services Agreement executed by the parties in June 1998 under which we provided wholesale carrier services from June 1998 to January 1999. The customer's claims for damages represent amounts that it claims it had to pay in order to replace the service provided by us.

     We dispute that we terminated the contract wrongfully and assert that the customer breached the agreement by failing to pay for services rendered and by intentionally making false representation regarding our traffic patterns and on March 3, 1999 we filed a Demand for Arbitration seeking damages for breach of contract in an amount equal to the amounts due to us for services rendered plus interest, plus additional damages for fraud. Although an arbitration panel was initially selected, Twister has since filed for bankruptcy and has not pursued any discovery in this matter. We are monitoring the bankruptcy proceeding to determine whether we can recover a portion of the amount owed us.

     We believe that we have a justifiable basis for our arbitration demand and that we will be able to resolve the dispute without a material adverse effect on our financial condition. Moreover, given the bankruptcy proceeding, we do not believe that Twister will pursue the arbitration. Until the arbitration proceedings are formally dropped or take place, we cannot reasonably estimate the possible loss, if any, and there can be no assurance that the resolution of this dispute would not have an adverse effect on our results of operations.


     On June 16, 1999, our subsidiary, ATSI Texas initiated a lawsuit in District Court, Bexar County, Texas against PrimeTEC International, Inc., Mike Moehle and Vartec Telecom, Inc. claiming misrepresentation and breach of conduct. Under an agreement signed in late 1998, PrimeTEC was to provide quality fiber optic capacity in January 1999. Mike Moehle is PrimeTEC's former president who negotiated the fiber lease and Vartec is PrimeTEC's parent, which was to provide the fiber capacity. The delivery of the route in early 1999 was a significant component of our operational and sales goal for the year and the failure of our vendor to provide the capacity led to our negotiating an alternative agreement with Bestel, S.A. de C.V. at a higher cost. This case was settled in full in November 2000 for $500,000 in cash and $500,000 to be applied to carrier services provided by ATSI to Vartec.

     We are also a party to additional claims and legal proceedings arising in the ordinary course of business. We believe it is unlikely that the final outcome of any of the claims or proceedings to which we are a party would have a material adverse effect on our financial statements; however, due to the inherent uncertainty of litigation, the range of possible loss, if any, cannot be estimated with a reasonable degree of precision and there can be no assurance that the resolution of any particular claim or proceeding would not have an adverse effect on our results of operations in the period in which it occurred.

                      ATSI SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding ownership of the Common Stock as of January 19, 2001 by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) the Chief Executive Officer and each other executive officer of the Company named in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group.

                                                                 Amount and Nature of
                                                                Beneficial Ownership of
        Name                                                        Common Stock(1)            Percent of Class
        ----                                                        ---------------            ----------------
Arthur L. Smith (2)......................................              3,490,282                    4.95%
H. Douglas Saathoff. (3).................................              1,070,416                    1.52%
Sandra Poole-Christal (4)................................                 65,000                       *
John R. Fleming                                                                -                       *
Murray R. Nye (5)........................................                525,500                       *
Tomas Revesz (6).........................................                177,000                       *
Richard C. Benkendorf (7)................................                215,000                       *
Carlos K. Kauachi (8)....................................                165,423                       *
All directors and executive officers as a group (13
 persons) (9)............................................              6,576,285                    8.55%

________

* Less than 1%

(1) To the knowledge of the Company, each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him. Shares of Common Stock that are not outstanding but that may be acquired by a person upon exercise of options within 60 days of November 15, 2000 are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person but are not deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.
(2) Includes 66,667 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days of January 19, 2001
(3) Includes 33,333 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days of January 19, 2001.
(4) Includes 25,000 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days of January 19, 2001.
(5) Includes 40,000 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days of January 19, 2001.
(6) Includes 30,000 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days of January 19, 2001.
(7) Includes 35,000 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days of January 19, 2001.
(8) Includes 30,000 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days of November 15, 2000.
(9) Includes 494,165 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days of January 19, 2001.

     The following table sets forth certain information regarding ownership of the Company's approximately 70% owned subsidiary GlobalSCAPE, Inc.'s Common Stock as of January 19, 2001 by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company or the Company's subsidiary, (iii) the Chief Executive Officer and each other executive officer of the Company named in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group.

                                                                 Amount and Nature of
                                                                Beneficial Ownership of
        Name                                                        Common Stock(1)            Percent of Class
        ----                                                        ---------------            ----------------
Arthur L. Smith...............................................           171,181                    1.32%
H. Douglas Saathoff...........................................            51,854                       *
Sandra Poole-Christal.........................................             2,000                       *
Murray R. Nye.................................................            24,250                       *
Tomas Revesz..................................................             7,350                       *
Richard C. Benkendorf.........................................             9,000                       *
Carlos K. Kauachi.............................................             8,271                       *
All directors and executive officers as a group (13 persons)..           278,356                    2.36%

* Less than 1%

     To the knowledge of the Company, each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him. Shares of Common Stock that are not outstanding but that may be acquired by a person upon exercise of options or warrants within 60 days of January 19, 2001 are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person but are not deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

     The following table sets forth certain information regarding ownership of the Company's seventy percent-owned subsidiary GlobalSCAPE, Inc.'s Common Stock as of January 19, 2001 by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company or the Company's subsidiary, (iii) the Chief Executive Officer and each other executive officer of the Company named in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group.


                                                                 Amount and Nature of
                                                                Beneficial Ownership of
        Name                                                        Common Stock(1)            Percent of Class
        ----                                                        ---------------            ----------------
Arthur L. Smith (2).............................................          16,190                       *
H. Douglas Saathoff (2).........................................          16,190                       *
Craig K. Clement (2)............................................          16,190                       *
Sandra Poole-Christal (3).......................................         291,429                    2.22%
All directors and executive officers as a group (3 persons) (4).         323,809                    2.44%

*Less than 1%

___________

(1) To the knowledge of the Company, each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him. Shares of Common Stock that are not outstanding but that may be acquired by a person upon exercise of options or warrants within 60 days of the Record Date are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person but are not deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.
(2) Includes 16,190 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days of January 19, 2001.
(3) Includes 291,429 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days of January 19, 2001.
(4) Includes 323,809 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days of January 19, 2001.


                       DESCRIPTION OF ATSI CAPITAL STOCK

     As of January 19, 2001, the authorized and outstanding capital stock of ATSI consisted of 100,000,000 shares of ATSI common stock, of which 71,836,766 shares were issued and outstanding, and 10,000,000 shares of preferred stock of which 50,000 shares have been designated as Series A Preferred Stock, of which 17,703 were issued and outstanding, 2,000 shares have been designated as Series B Preferred Stock, of which no shares were issued and outstanding, 500 have been designated as Series C Cumulative Convertible Preferred Stock, of which no shares are issued and outstanding, 3,000 shares have been designated as Series D Preferred Stock, of which 1,745 are issued and outstanding, and 15,000 shares of Series E Cumulative Convertible Preferred Stock, of which 2,500 were issued and outstanding. At January 19, 2001, the total number of shares issuable upon conversion of the Series A, Series D and Series E Preferred Stock, and ATSI's private equity line of credit was approximately 16.6 million shares of common stock. ATSI also has an aggregate of 1,590,136 warrants outstanding with an average exercise price of $2.91 per share and options to purchase 1,391,344 shares of common stock outstanding at an average exercise price of $1.17 per share.

     The following description provides a summary of the material rights and limitations relating to ownership of ATSI's common stock.

Common Stock

     Subject to the rights of holders of preferred stock then outstanding, holders of common stock are entitled to receive such dividends as may from time to time be declared by the Board of Directors of ATSI. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote. Because holders of common stock do not have cumulative voting rights, the holders of a majority of the shares of common stock represented at a meeting can select all of the directors. In addition, super majority voting requirements apply in respect of certain stockholder actions. Holders of common stock have no preemptive rights to subscribe for any additional securities that ATSI may issue and there are no redemption provisions or sinking fund provisions applicable to the common stock, nor is the common stock subject to calls or assessments by ATSI. All shares of common stock are legally issued, fully paid and nonassessable. Upon the liquidation, dissolution or winding up of ATSI, holders of the common stock are entitled to share equally, share-for-share, in the assets available for distribution after payment to all creditors of ATSI, subject to the rights, if any, of the holders of any outstanding shares of preferred stock.

Preferred Stock

     Pursuant to the ATSI Certificate of Incorporation, the Board of Directors of ATSI is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of preferred stock from time to time in one or more Series and to establish the number of shares to be included in each such Series and to fix the designation, powers, preferences and relative, participating, optional and other special rights of the shares of each such Series and any qualifications, limitations or restrictions thereof. Because the Board of Directors has such power to establish the powers, preferences and rights of each Series, it may afford the holders of preferred stock preferences, powers and rights (including voting rights) senior to the rights of the holders of common stock. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.

     There are currently three Series of preferred stock outstanding: Series A Preferred Stock, Series D Preferred Stock and Series E Preferred Stock. The descriptions of the features of the Series A, Series D and Series E Preferred Stock set forth below are summaries only and are qualified by ATSI's Certificate of Incorporation, copies of which are available from ATSI.

Features of Series A Preferred Stock
------------------------------------

--------------------------------------------------------------------------------------------------------
Shares Outstanding                        14,370
--------------------------------------------------------------------------------------------------------
Amount Paid Per Share                     $100
--------------------------------------------------------------------------------------------------------
Dividends                                 Cumulative; 10% per annum on the liquidation value of $100 per share payable quarterly in arrears beginning June 1,
                                          1999; payable in shares of ATSI common stock at ATSI's
                                          option; participate in distributions to common stock holders as if preferred stock had been converted into common stock on record date for distribution
--------------------------------------------------------------------------------------------------------
Dividend Preference                       Prior to common stock, ratably with Series D and Series E
                                          preferred stock
--------------------------------------------------------------------------------------------------------
Liquidation Preference                    Prior to common stock, shares ratably with Series D and
                                          Series E preferred stock; liquidation payment of $100 per
                                          share outstanding plus accrued and unpaid dividends
--------------------------------------------------------------------------------------------------------
Voting Rights                             Votes as if conversion of outstanding shares occurred on
                                          record date for vote;  majority approval required for
                                          significant corporate events such as merger or sale
--------------------------------------------------------------------------------------------------------
Conversion Price                          Initially average of closing sale prices for the 20 trading days preceding issuance;  reset on each anniversary date to greater of 75% of initial conversion price ($0.893 as to
                                          4,370 shares and $0.7711 as to 10,000 shares) or 75% of 20 day trading average prior to anniversary date
--------------------------------------------------------------------------------------------------------
Conversion Time                           Optional from date of issuance to February 28, 2005;
                                          mandatory conversion on February 28, 2005
--------------------------------------------------------------------------------------------------------
Adjustments to Conversion Price           As appropriate in event of stock split, reverse stock split or stock dividend.  Upon a reorganization, reclassification or other change to the common stock, Series A preferred stock becomes convertible into the kind and amount of shares of
                                          stock and other securities and property receivable upon such event.
--------------------------------------------------------------------------------------------------------
Change of Control of ATSI                 No special provision
--------------------------------------------------------------------------------------------------------
Mandatory Redemption                      None
--------------------------------------------------------------------------------------------------------
Optional Redemption                       At ATSI's option after first anniversary of issue date if
                                          market price of common stock is 200% or more of conversion price, for $100 per share plus accrued and unpaid dividends
--------------------------------------------------------------------------------------------------------
Trading/Conversion Restrictions           Common shares issued on conversion restricted with exception of common shares underlying 10,000 shares of Series A which
                                          ATSI has agreed to register
--------------------------------------------------------------------------------------------------------

Features of Series D Preferred Stock
------------------------------------

--------------------------------------------------------------------------------
Shares Outstanding                        3,000
--------------------------------------------------------------------------------
Amount Paid Per Share                     $1,000$
--------------------------------------------------------------------------------
Dividends                                 Cumulative; 6% per annum on the stated
                                          value of $1,000 payable quarterly in
                                          arrears, beginning December 31, 2000;
                                          payable in cash or registered shares
                                          of ATSI common stock, at ATSI's
                                          election
--------------------------------------------------------------------------------
Dividend Preference                       Prior to common stock, ratably with
                                          Series A and Series E preferred stock
--------------------------------------------------------------------------------
Liquidation Preference                    Prior to common stock, shares ratably
                                          with Series A preferred stock and
                                          Series E preferred Stock; liquidation
                                          payment of $1,300 per share
                                          outstanding plus accrued and unpaid
                                          dividends
--------------------------------------------------------------------------------
Voting Rights                             None, except as required by Delaware
                                          law or if ATSI (i) alters or changes
                                          the rights, preferences or privileges
                                          of the Series D preferred stock; (ii)
                                          creates any new class or series of
                                          capital stock having a liquidation
                                          preference over the Series D preferred
                                          stock or alters or changes the rights,
                                          preferences or privileges of any
                                          senior securities so as to affect
                                          adversely the Series D preferred
                                          stock; (iii) increases the authorized
                                          number of shares of Series D preferred
                                          stock; or (iv) does any act or thing
                                          not authorized or contemplated by the
                                          terms of the Series D preferred stock
                                          which would result in taxation of the
                                          holders of the Series D preferred
                                          stock under Section 305 of the
                                          Internal Revenue Code.
--------------------------------------------------------------------------------
Conversion Price                          Lesser of $5.4375 or 83% of the
                                          average of the lowest 5 closing prices
                                          for the common stock during the 10
                                          trading days prior to conversion (the
                                          "Market Price").
--------------------------------------------------------------------------------
Conversion Time                           Any time after February 22, 2000,
                                          except for a single 30 day lock out if
                                          common stock price falls below $2.50;
                                          mandatory conversion of any remaining
                                          shares on February 22, 2002
--------------------------------------------------------------------------------
Adjustments to Conversion Price           Upon notice of stock split, dividend,
                                          issuance of additional shares or share
                                          equivalents at a discount to market
                                          distribution of assets or debt
                                          instruments as a dividend in
                                          liquidation or by way of return of
                                          capital or taking of any other action
                                          affecting the number of outstanding
                                          shares which would have a material
                                          adverse effect on the holders of the
                                          Series D preferred stock at conversion
                                          (each a "Valuation Event"), the
                                          conversion price will be adjusted as
                                          follows: (i) if the Valuation Event
                                          occurs during the period of 10 trading
                                          days immediately preceding a
                                          conversion date, the Market Price will
                                          be the average of the 5 lowest closing
                                          prices for the common stock for 5
                                          trading days during the period
                                          beginning on the trading day
                                          immediately following the Valuation
                                          Event or, if there are 4 trading days
                                          or less, then that number or days or
                                          (ii) if the Valuation Event occurs on
                                          the trading day immediately preceding
                                          the conversion date, the conversion
                                          price will be the lesser of (x)
                                          $5.4375 or (y) 83% of the closing
                                          price of a share of common stock on
                                          the AMEX on the trading day before the
                                          conversion date.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                          If common stock becomes ineligible for
                                          trading on OTCBB, NYSE, AMEX or
                                          NASDAQ, conversion price adjusted to
                                          65% of average of the Market Price. If
                                          ATSI issues unregistered common stock,
                                          common stock warrants or securities
                                          convertible into common stock at a
                                          lower price than conversion price for
                                          Series D preferred, and grants the
                                          purchaser demand registration rights
                                          exercisable prior to two years from
                                          the issue date, holder's conversion
                                          price is adjusted to lowest price for
                                          new issuance
--------------------------------------------------------------------------------
Change of Control of ATSI                 Holder may elect redemption at 120% of
                                          sum of $1,300 per share and accrued
                                          and unpaid dividends, or convert to
                                          whatever type of security the common
                                          stockholders received in the change of
                                          control
--------------------------------------------------------------------------------
Mandatory Redemption                      Upon change of control of ATSI, holder
                                          may elect redemption at 120% of sum of
                                          $1,300 per share and accrued and
                                          unpaid dividends, or convert to
                                          whatever type of security the common
                                          stockholders received in the change of
                                          control; Holder may elect redemption
                                          at $1,270 per share plus accrued and
                                          unpaid dividends if ATSI refuses to
                                          honor conversion notice or third party
                                          brings suit challenging conversion
--------------------------------------------------------------------------------
Optional Redemption                       At ATSI's option if price of common
                                          stock falls below price at closing
                                          date, for $1,270 per share plus
                                          accrued but unpaid dividends plus
                                          additional warrant for 150,000 shares
                                          of common stock (on same terms as
                                          warrant issued to The Shaar Fund on
                                          February 22, 2000)
--------------------------------------------------------------------------------
Trading/Conversion Restrictions           Common shares issued on conversion to
                                          be restricted until registration; one
                                          time 30 day lock out if price of
                                          common stock is $2.50 or less
--------------------------------------------------------------------------------
Right of First Refusal & Liquidated       Ten day right of first refusal on
Damages for Failure to Comply with        issuance of common stock, warrants for
Right of First Refusal                    common stock, or securities
                                          convertible into common stock for
                                          price less than then-current market
                                          price, or debt with interest greater
                                          than 9.9%; liquidated damages for
                                          failure to comply with right of first
                                          refusal provision equal to 10% of
                                          amount paid for right of first refusal
                                          securities.
--------------------------------------------------------------------------------
Liquidated Damages for Failure to         Damages for failure to timely deliver
Deliver Shares on Time                    common stock issuable upon conversion
                                          of preferred stock up to $250 per day
                                          per 10 shares of preferred stock;
                                          damages for failure to timely deliver
                                          common stock issuable upon exercise of
                                          warrants or in payment of dividends up
                                          to $250 per day per 500 shares of
                                          common stock.
--------------------------------------------------------------------------------
Waiver of Bankruptcy Provisions           Waiver to the maximum extent permitted
                                          by law of any relief available under
                                          federal bankruptcy laws in connection
                                          with conversion obligation.
--------------------------------------------------------------------------------
Other                                     No issuances of common stock that
                                          would cause holder to own more than 5%
                                          of ATSI's total common stock at any
                                          given time; if 5% limit would be
                                          exceeded on February 22, 2002 ATSI
                                          shall redeem excess shares at $1,270
                                          per share plus accrued or unpaid
                                          dividends or extend conversion date
                                          for one year
                                          Unless ATSI obtains stockholder
                                          approval under AMEX rules, total
                                          issuances of common stock during term
                                          of Series D not to
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                          exceed 11,509,944 (20% of ATSI's total
                                          shares outstanding at closing date);
                                          ATSI must redeem any excess at $1,270
                                          per share plus accrued and unpaid
                                          dividends May not create new stock
                                          having liquidation preference over
                                          Series D
--------------------------------------------------------------------------------

Features of Series E Preferred Stock
------------------------------------

     You can find definitions of certain terms used in this description of the features of our Series E Preferred Stock under the subheading "Certain Definitions."

--------------------------------------------------------------------------------
Shares Outstanding                  2,500; an additional 7,500 shares to be
                                    issued at 2/nd/ Closing, subject to
                                    satisfaction of conditions to Closing.
--------------------------------------------------------------------------------
Amount Paid Per Share               $1,000
--------------------------------------------------------------------------------
Dividends                           None
--------------------------------------------------------------------------------
Liquidation Preference              Prior to common stock, shares ratably with
                                    Series A and D Preferred Stock; liquidation
                                    payment of $1,000 per share outstanding plus
                                    6% per annum.
--------------------------------------------------------------------------------
Voting Rights                       None, except as required by Delaware law or
                                    if ATSI (i) alters or changes the rights,
                                    preferences or privileges of the Series E
                                    preferred stock; (ii) creates any new class
                                    or series of capital stock having a
                                    liquidation preference over the Series E
                                    preferred stock or alters or changes the
                                    rights, preferences or privileges of any
                                    senior securities so as to affect adversely
                                    the Series D preferred stock; (iii)
                                    increases the authorized number of shares of
                                    Series E preferred stock; or (iv) does any
                                    act or thing not authorized or contemplated
                                    by the terms of the Series E preferred stock
                                    which would result in taxation of the
                                    holders of the Series E preferred stock
                                    under Section 305 of the Internal Revenue
                                    Code.
--------------------------------------------------------------------------------
Conversion Price                    Lesser of the Market Price and the Fixed
                                    Conversion Price but the Conversion Price
                                    shall not be less than the Floor Price.
--------------------------------------------------------------------------------
Conversion Time                     By the Holders: At any time and from time to
                                    time; provided, however, that, subject to certain exceptions, prior to the date which is the later of (a) February 11, 2001 and
                                    (b) the date the Registration Statement is declared effective, the holders may not convert at a price less than $1.24.

                                    By ATSI: Subject to certain exceptions, at
                                    any time after October 11, 2001.
--------------------------------------------------------------------------------
Adjustments to Conversion Price     The conversion price is subject to
                                    adjustment for stock splits, stock dividends
                                    and similar events. In addition, if ATSI
                                    sells common stock or securities convertible
                                    into or exchangeable for common stock at a
                                    price less than the conversion price in
                                    effect, the conversion price will be
                                    adjusted on a weighted average basis.
--------------------------------------------------------------------------------
Change of Control of ATSI           Holder may convert to whatever type of
                                    security the common stockholders received in
                                    the change of control transaction.
--------------------------------------------------------------------------------
Mandatory Redemption                Holder may elect redemption at the greater
                                    of (i) $1,250 per share plus 6% per annum
                                    plus all default payments and liquidated
                                    damages, if any, and (ii) the Parity Value
                                    if: ATSI refuses to honor conversion notice,
                                    ATSI fails to obtain an effective
                                    registration statement prior to March 11,
                                    2001, if bankruptcy proceedings are
                                    initiated against the Company ATSI, if the
                                    Mexican government limits or terminates the
                                    scope of ATSI's concession or if ATSI fails
                                    to maintain a listing on NASDAQ, NYSE or
                                    AMEX.
--------------------------------------------------------------------------------
Optional Redemption                 Subject to certain conditions, at ATSI's
                                    option if closing bid price is below $1.3125
                                    and has been for the 20 preceding trading
                                    days, at a price equal to
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  $1,150 per share plus 6% per annum plus all
                                  default payments and liquidated damages, if
                                  any.
--------------------------------------------------------------------------------
Liquidated Damages for Failure    If (i) the Registration Statement is not
to Meet Registration Deadlines    declared effective by February 11, 2001, (ii)
                                  2001, (ii) sales of the ATSI common stock
                                  cannot be made pursuant to the Registration
                                  Statement after it is declared effective or
                                  (iii) the common stock is not traded on the
                                  Nasdaq National Market, the Nasdaq Small Cap
                                  Market, the NYSE or the AMEX, ATSI shall pay
                                  to each holder an amount equal to $1,000 times
                                  .03 times the sum of the number of months that
                                  any of the conditions specified above exists.
--------------------------------------------------------------------------------
Investment Option                 On any conversion date relating to a
                                  conversion of the Series E Preferred Stock,
                                  the holder has the option to purchase eight
                                  tenths (.80) of one additional share of common
                                  stock for every share of common stock issuable
                                  upon conversion, at an exercise price equal to
                                  the conversion price then in effect.
--------------------------------------------------------------------------------
Other                             No issuances of common stock that would cause
                                  the holder to own more than 4.9% of ATSI's total common stock at any given time;

                                  Total issuances of common stock during term of Series E not to exceed 13,590,590 (19.99% of ATSI's total shares outstanding at closing date), without prior stockholder approval;

                                  Ten day right of first refusal on issuance of common stock, warrants for common stock, or securities convertible into common stock except for issuance in a firm commitment underwritten public offering, issuances in connection with a merger or acquisition or upon conversion or exercise of outstanding options, warrants or other convertible securities. For issuances under ATSI's equity line of credit, the right of first refusal is for 15 trading days.
--------------------------------------------------------------------------------

Certain Definitions.
-------------------

"Fixed Conversion Price" means $ 1.65 per share; provided, however, that if the Reset Price is lower than the Fixed Conversion Price on the Reset Date, then the Fixed Conversion Price will be the Reset Price but if ATSI issues or sells
                                               ---
equity securities under its equity line of credit, the Fixed Conversion Price will be the lowest of (i) the Fixed Conversion Price otherwise in effect, (ii) the price at which common stock is issued under the equity line or (iii) the average closing bid price for the common stock during the 10 consecutive trading days prior to the issuance under the Equity Line.

"Floor Price" means $1.24 per share but if the closing bid price of the common stock is less than $1.24 per share for any 10 trading days during any 20 consecutive trading day period, then the Floor Price will be eliminated.

"Market Price" means the average of the 5 lowest closing bid prices during the 10 consecutive trading dates before the date of a notice of conversion.

"Parity Value" means (i) the product of (x) the highest number of shares of common stock issuable upon conversion of the Series E Preferred Stock times (y) the highest closing price for the common stock during the period from the date that a mandatory redemption event first occurred and ending on the day prior to the date of the mandatory redemption minus (ii) the aggregate exercise price payable upon full exercise of investment option described above.

"Reset Price" means the average of the closing bid prices for the lowest 5 consecutive trading days during the 20 consecutive trading day period ending on the Reset Date.

"Reset Date" means the date which is the later of (i) February 11, 2001 and (ii) the date the Registration Statement is declared effective by the SEC.

"Registration Statement" means the registration statement covering the shares of common stock to be sold by the selling stockholder.

Warrants

     ATSI has outstanding warrants to purchase a total of 1,595,136 shares of its common stock at an average exercise price of $2.76. The following table sets forth a summary of the terms of these warrants.

           Number of Shares
             for which
            Exercisable         Exercise Price/Share      Expiration Date
            -----------         --------------------      ---------------
               30,000                  $3.09               March 9, 2002
              175,000                   7.17               March 31, 2003
              150,000                   4.37             February 22, 2002
               50,000                   1.25                July 2, 2004
               20,000                   1.19             September 24, 2004
              100,000                   6.00               July 21, 2003
               50,000                   5.46               July 25, 2003
              909,091                   1.72              October 11, 2004
              106,045                   0.94              December 8, 2004
                5,000                   1.72              November 1, 2003

     In addition, under the terms of ATSI's agreement with RGC described in Proposal Two, RGC has agreed to purchase a warrant to purchase an additional 2,727,273 shares at $1.72 per share upon the satisfaction by ATSI of certain conditions described in the agreement. Also, ATSI has agreed to issue warrants exercisable for an additional 225,000 shares at an exercise price of $1.72 per share.

Provisions having possible anti-takeover effects

     The ATSI Certificate and the ATSI Bylaws (as hereinafter defined) contain provisions that could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions which may involve an actual or threatened change of control of ATSI. The provisions are designed to reduce the vulnerability of ATSI to an unsolicited proposal for a takeover of ATSI that does not contemplated the acquisition of all of its outstanding shares or an unsolicited proposal for the restructuring or sale of all or part of ATSI. The provisions are also intended to discourage certain tactics that may be used in proxy contests. Set forth below is a description of such provisions in the ATSI Certificate and the ATSI Bylaws.

     Pursuant to the ATSI Certificate, directors, other than those, if any, elected by the holders of preferred stock, can be removed from office by the affirmative vote of the holders of preferred stock, owning 66 2/3% of the voting power of the then outstanding shares of capital stock entitled to vote thereon ("Voting Stock"). Vacancies on the Board of Directors may be filled by the remaining directors without stockholder approval.

     The ATSI Certificate provides for the Board of Directors to be divided into three classes, with staggered three-year terms. As a result, only one class of directors will be elected at each annual meeting of stockholders of ATSI, with the other classes continuing for the remainder of their respective three-year term. The classification of the Board of Directors makes it more difficult to replace the Board of Directors as well as for another party to obtain control of ATSI by replacing the Board of Directors. Since the Board of Directors has the power to retain and discharge officers of ATSI, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

     The ATSI Certificate provides that except as otherwise provided for with respect to the rights of holders of preferred stock, no action that is required or permitted to be taken by the stockholders of ATSI at any annual or special meeting of the stockholders may be effected by written consent of the stockholders in lieu of a meeting of stockholders, unless the action by such written consent has been expressly approved in advance by the Board of Directors. This provision makes it difficult for stockholders to initiate or effect an action by written consent, and thereby effect an action opposed by the Board of Directors. The ATSI Certificate and ATSI Bylaws also provide that special meetings of stockholders may be called only by the President or a majority of the Board of Directors of ATSI. In addition, the ATSI Bylaws set forth an advance notice procedure with regard to business to be brought before an annual meeting of stockholders of ATSI.

     The ATSI Certificate further provides that the Board of Directors, by a majority vote, may adopt, alter, amend or repeal provisions of the ATSI Bylaws. However, stockholders may only adopt, alter, amend or repeal provisions of the ATSI Bylaws by a vote of 66 2/3% or more of the combined voting power of the then outstanding Voting Stock. In addition, the ATSI Certificate provides that whenever any vote of voting stock is required by law to amend, alter, repeal or rescind ("Change") any provision thereof, then, in addition to any affirmative vote required by law the affirmative vote of 66 2/3% or more of the combined voting power of the then outstanding shares of Voting Stock is required to Change certain provisions of the ATSI Certificate, including the provisions referred to above relating to interested stockholder transactions, the filling of vacancies on the Board of Directors, the removal of directors, the limitations on stockholders and the approval of amendments to the ATSI Bylaws.

Transfer Agent

     ChaseMellon Shareholder Services is the transfer agent and registrar for ATSI's common stock.

                   DESCRIPTION OF GLOBALSCAPE CAPITAL STOCK

     GlobalSCAPE is authorized to issue up to 50,000,000 shares of capital stock, consisting of 40,000,000 shares of common stock and 10,000,000 shares of preferred stock, of which 12,936,190 shares of common stock and no shares of preferred stock were issued and outstanding as of January 19, 2001. An additional 616,409 shares of common stock are issuable upon exercise of outstanding options under GlobalSCAPE's stock option plan at an average exercise price of $.0588 per share. In addition, GlobalSCAPE is authorized to issue up to 3,660,000 shares of common stock under its stock option plan.

     The following description provides a summary of the material rights and limitations relating to ownership of GlobalSCAPE's common stock.

Common Stock

     GlobalSCAPE's shares of common stock have identical rights and privileges in every respect. GlobalSCAPE's stockholders do not have the preemptive right to subscribe to any and all issues of GlobalSCAPE's shares and securities. Each holder of common stock is entitled to one vote for each share owned of record on matters submitted to a vote of the stockholders. Holders of common stock are not entitled to cumulative voting rights in the election of directors. If GlobalSCAPE is liquidated, the holders of common stock are entitled to participate ratably in the assets available for distribution after preferential payments are made to holders of preferred stock.

     GlobalSCAPE's board of directors has discretion to declare dividends or make other distributions on the outstanding shares of capital stock at any regular or special meeting out of legally available funds.

Preferred Stock

     The board of directors may, without further action of GlobalSCAPE's stockholders, issue shares of preferred stock in one or more Series and fix the designations, powers, preferences and relative, participating, optional or other rights of such Series and any qualifications, limitations or restrictions. The board of directors may, without further action by GlobalSCAPE's stockholders, issue shares of preferred stock which it has designated. The rights of holders of common stock will be subject to, and may be adversely affected by, the rights of holders of preferred stock. While the issuance of preferred stock provides flexibility in connection with additional financing, possible acquisitions and other corporate purposes, future issuances may have the effect of delaying, deferring or preventing the change of control in us without further action by the stockholders and may discourage bids for the common stock at a premium over the market price. The board of directors may, without stockholder approval, provide for the issuance of preferred stock that could have voting, conversion or other rights superior to the rights of holders of common stock. GlobalSCAPE has no present plans to issue any preferred stock.

Transfer Restrictions

     Transfer restrictions have been placed on the GlobalSCAPE common stock in a desire to maximize the potential for a successful underwriting in the future. It is common for an underwriter to require that existing stockholders restrict the transfer of their stock for a period of 180 days following an initial public offering. However, there can be no assurances that the restrictions will enhance GlobalSCAPE's ability to consummate a public offering of its stock.

     The transfer of the GlobalSCAPE stock is restricted, pursuant to GlobalSCAPE's bylaws, for a period ending the earlier of: i) 180 days after such time as GlobalSCAPE completes an initial public offering of its stock and GlobalSCAPE lists and registers its stock on a national securities exchange or causes its shares to be quoted on the automatic quotation system of a national securities association or ii) January 1, 2002. Consequently, holders may not be able to sell GlobalSCAPE common stock for a long time. Prior to that time, GlobalSCAPE common stock may not be transferred except for:

     .    transfers to GlobalSCAPE;
     .    transfers to existing GlobalSCAPE stockholders;
     .    transfers by gift, bequest or operation of the laws of descent;
     . transfers to another entity pursuant to the merger, consolidation, stock-for-stock exchange or similar transaction involving GlobalSCAPE;
     . transfers by the stockholder to members of his or her immediate family, trusts for the benefit of such immediate family members and partnerships in which such immediate family members are the only partners;
     . transfers by a partnership to its partners, provided that the common stock in the hands of the transferee remains subject to the same restrictions on transfer as they were then held by the transferor;
     .    transfers which would be exempt from the registration requirements of
          Section 5 of the Act by virtue of the exemption provided by Section 4(2) of the Act if the transferor were the issuer of common stock, provided that the transferee is an "accredited investor" within the meaning of Rule 501(a) under the Act and the common stock in the hands of such transferee remains subject to the same restrictions on transfer as they were when held by the transferor; or
     . other transfers upon the prior written consent of GlobalSCAPE, in its sole discretion.

Certain Charter and Bylaw Provisions

     The GlobalSCAPE Certificate (as hereinafter defined) and GlobalSCAPE Bylaws (as hereinafter defined) provide that any action required or permitted to be taken by GlobalSCAPE's stockholders may be taken only at a duly called annual or special meeting of stockholders or by a written consent signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and that special meetings of stockholders may be called only by GlobalSCAPE's President, the board of directors, or a committee of the board of directors which has been designated by the board of directors. These provisions could have the effect of delaying until the next stockholders' meeting stockholder actions which are favored by the holders of a majority of GlobalSCAPE's outstanding voting securities. GlobalSCAPE's bylaws do not allow for cumulative voting for directors or for any other purpose. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares might be able to ensure the election of one or more directors. These and other provisions contained in GlobalSCAPE's Certificate and Bylaws could delay or discourage certain types of transactions involving an actual or potential change in control of GlobalSCAPE (including transactions in which stockholders might otherwise receive a premium for their shares over the then current prices) and may limit the ability of stockholders to remove then-current management or approve transactions that stockholders may deem to be in their best interests and, therefore, could adversely affect the price of GlobalSCAPE's common stock.

Transfer Agent

     ChaseMellon Shareholder Services will be the transfer agent and registrar for GlobalSCAPE's common stock.

                                GENESIS BUSINESS

General

       Genesis was incorporated under the laws of the state of California on March 16, 1995. Genesis's executive officers are located at 12750 High Bluff Drive, Suite 200, San Diego, California 92130 and its telephone number is (858) 792-2400. Genesis is certified as an inter-exchange carrier in Arizona, Colorado, California, Florida, Illinois, Nevada, New Jersey, New Mexico, New York, Oregon, Texas and Utah.

       Genesis commenced business initially as a long distance switch-less reseller using a "shared network" through a nationwide wholesale long distance carrier. In January 1997, in an effort to lower its network cost and obtain better control over the quality of network services, Genesis installed its own fiber-optic network and digital switching equipment. This state of the art equipment, with SS7 technology, is housed in Genesis's Los Angeles facility. Genesis expanded the geographic coverage of its network by adding a second switching facility in Dallas, Texas, in December 1998.

       Genesis initially focused its marketing efforts on selling long distance service to Spanish speaking residential customers who make a proportionately high amount of international calls to Mexico, and Central and South America.
One of the core principles of Genesis is the goal of delivering "real value" to the customers in the form of competitive telecommunications services. Although other companies may gear their sales efforts toward the Hispanic market, Genesis believes that there is an unacceptably low level of consumer value built into those programs. Genesis created flexible service plans designed to meet the domestic and international calling requirements of this rapidly growing marketplace. Genesis also provides a variety of customized services including calling cards, operator services and 800 numbers to those customers.

       New customers are obtained primarily from an extensive telemarketing effort. Genesis currently has one sales facility in Otay Mesa, California. This location provides excellent access to a staff of bilingual (English/Spanish) telemarketers and has proven to be cost effective for Genesis. Genesis also has a well developed Sales Quality Control Department. This group is charged with insuring the absolute best quality sale and making sure the customer knows what he or she is purchasing. This is accomplished by monitoring sales calls as they are happening, and making proactive post sales calls to monitor customer satisfaction. In addition, an independent Confirmation Company verifies all sales.

       With the passage of the Telecommunications Act of 1996, Genesis was able to expand its services offerings to include local service. Genesis remains on the leading edge in the competitive local exchange carrier market and has been successful in provisioning local customers, despite the difficulties encountered in dealing with the incumbent local exchange carriers. One of Genesis's competitive advantages in the local arena has been its development of a system-to-system interface with the local exchange carriers that has automated the order provisioning process. This automation reduced Genesis's operating expenses and has helped to place Genesis at the forefront of the local competition.

       Genesis is able to provide high quality services while being positioned as a low cost provider. This is primarily due to Genesis's commitment to implement new technology that automates processes and streamlines the workflow.

The Business Opportunity

       The highly competitive and rapidly changing telecommunications market has created an opportunity for carriers that can offer high quality, low cost local and long distance services. The restructuring of the network access costs paid by long distance carriers, the introduction of new network technologies and the deregulation of both domestic and international markets is driving decreased costs and increased competition.

       Genesis began offering pre-paid local service to the Hispanic community in 1998 and currently has nearly 3,000 customers on this product. Genesis intends to continue to grow this area. Genesis currently services over 56,000 local and long distance customers.

Services Provided By Genesis

       Genesis provides a full array of telecommunications services, including local, long distance, calling card, toll free 800/888, pre-paid local and pre-paid long distance services.

       Local Service. This is the type of service typically provided by the Regional Bell Operating Company's ("RBOC's"). The Telecommunications Act of 1996 created the opportunity for other companies to compete in this market. Genesis provides local service by purchasing "total service resale" from the RBOC's at discounts off of the RBOC's retail rates that range from 12% to 32%. Genesis then offers local service to its customers - the local network facilities that service the customer are not affected - the RBOC continues to own the local network facilities and resells the network facilities to Genesis. Genesis then provides all of the customer support functions including: Sales, Order Processing, Customer Service, Billing, Credit and Collections and Network Trouble Reporting.

       Genesis offers local service as a value-added service for its long distance customers. While Genesis continues to offer traditional local service, Genesis plans to emphasize the pre-paid segment of the market.

       Long Distance Service. This is the traditional type of long distance calling provided by AT&T, MCI and Sprint and includes all direct dialed calls (i.e. 1 + area code and number) that leave a customer's local calling area. Genesis began marketing long distance service to residential customers in June, 1995.

       Genesis can originate calls in the areas where it has obtained the required regulatory approvals and has installed its network facilities. These areas currently include Arizona, California, Colorado, Florida, Illinois, Nevada, New Jersey, New Mexico, New York, Oregon, Texas and Utah. Although Genesis can only originate calls in its service area, it can terminate calls to any direct dial destination in the world. Genesis uses other larger long distance companies to purchase wholesale call termination to destinations not serviced by Genesis's own facilities.

       Calling Card Service. Genesis offers calling card service similar to that of all the major carriers. The "Genesis Calling Card" service is accessed by dialing a toll-free 800 number from anywhere in the United States. The customer is then prompted for their calling card number and destination number. The calling card call processing platform utilized by Genesis provides for call completion in either English or Spanish. Genesis does not currently emphasize the marketing of calling cards, but rather offers them to customers who will benefit from the use of this product.

       Toll-Free 800/888/877 Service. Genesis can also provide toll-free 800/888/877 service to its customers, although Genesis is not actively marketing this service. This type of calling has seen a dramatic amount of growth since 1993 when 800 number portability was introduced.

       Pre-Paid Local and Long Distance Service. A result of the Telecommunications Act of 1996, the prepaid telecommunications service industry has quickly become one of the fastest growing niches in the industry. The target market for pre-paid services are customers who cannot obtain traditional post-paid local services. Industry studies show that over 15 million people do not have a telephone at their residence. In addition, at any given time, over 4% of the nation's telephones are in "suspend for non-payment" status.

       Pre-paid local and long distance services are essentially identical to the traditional type of local and long distance services described above, with the simple difference being that the services must be paid for in advance. Genesis began offering these services to residential customers in the fourth quarter of 1998.

Marketing

       Genesis primarily utilizes telemarketing for its residential services.. Telemarketing is by far the most prominent method of procuring new customers, with over 95% of Genesis's existing customer base obtained in this manner. Genesis believes that this is the most cost-effective means for soliciting residential customers and provides access to a broad geographic area. Genesis currently employs over 120 telemarketing sales representatives. Pre-paid services, as they are typically marketed to people who currently do not have a telephone at their residence, are marketed using other means, such as direct mail, newspaper, radio and television advertising.

Customer Service

       Currently, Genesis employs approximately 25 Customer Care personnel (including in-department supervisors and a manager). The Customer Care representatives are responsible for taking all of the information necessary to process new orders for local service, identifying issues that need to be referred to the technicians for "trouble shooting," and assisting both long distance and local customers with questions regarding service options, rate plans, and billing. All Customer Care representatives are required to participate in a ten-week training course on telecommunications. This course helps to reinforce a company-wide knowledge of the business and covers topics including the Telecommunications Act of 1996, networking basics, and Genesis's sales process. The representatives are thoroughly trained in the use of Genesis's proprietary software, called Telecommunications Data Management System ("TDMS"). This software has been tailor made to fit the needs of Genesis's customers by handling all customers provisioning, call processing, bill generation and Customer Care support systems. All of Genesis's Customer Care Representatives are bilingual (English/Spanish). Genesis believes that an important element in the growth of its business has been the fact that Genesis's marketing programs are geared toward the Hispanic marketplace and strong support systems have been put in place to service them.

Credit and Collections

       Credit and Collections are important factors in Genesis's business. Genesis considers the timely collection of customer balances a high priority. Currently, Genesis directly bills all of its local customers and many of its "long distance only" commercial customers. Genesis has implemented a number of procedures in an effort to maximize collections on these accounts and employs a number of bilingual (English/Spanish) Collections Representatives. Based upon industry experience and its experience since it began operations in June 1995, Genesis has maintained a bad debt rate of approximately 8% of gross customer billings.

       Genesis has entered into "billing and collection" agreements with local exchange carriers ("LEC's"), such as Pacific Bell and Verizon, which enables Genesis to transmit billing records to the LEC's for the long distance calls made by its customers. These calls are then billed to the customer on their local phone bill. Genesis plans to enter into a similar agreement with other LEC's as is merited by billing volumes.

       Genesis also has a billing and collection agreement with Billing Information Concepts, Inc. ("BIC" formerly "USBI") of San Antonio, Texas. BIC has "billing and collection" agreements with most of the major LECs. This enables Genesis to bill its customers through the LECs even though Genesis has not entered into direct billing and collection agreements with the LECs. Genesis currently transmits call detail records to BIC three times per week in an effort to bill customers on a current basis.

Competition

       With an overall market share of nearly 90%, the "Big 3" companies (AT&T, MCI and Sprint) largely determine the margins available to the other long distance companies, including Genesis, based on the retail price they set for their retail service offerings. Most of Genesis's competitors are substantially larger than Genesis and possess greater financial resources and operational capabilities and benefit from established reputations and brand name recognition. The Telecommunications Act of 1996 provides for the eventual entry of the Regional Bell Operating Companies ("RBOCs") into the long distance industry. Entry of the RBOCs into long distance would cause a significant increase in the level of competition.

       Price, network quality and customer service are the principle competitive factors in the long distance market. The rates that Genesis charges for its long distance services are generally less than the rates charged by the "Big 3" companies for the same services. Since all long distance companies have substantially the same network quality (i.e., fiber optic lines and digital switching), Genesis believes that the vertical service offerings and lower rates are important factors in its ability to attract and retain customers. However, Genesis does not believe that price is the exclusive reason that customers select a particular long distance company and thus believes that its specialization in the Hispanic market will allow Genesis to differentiate itself based on the quality of its customer service.

       Genesis developed, and is continuing to develop enhancements to, a proprietary telecommunications software package that addresses nearly all aspects of Genesis's operations. This software package, TDMS, includes functions such as raw call detail processing, account set-up, sales reporting, LEC provisioning, electronic network switch interfacing, network engineering reporting and management reporting. The TDMS software package also provides the departmental operational support for Accounts Receivable, Credit and Collections, Order Processing, Sales, Engineering and Customer Care. Genesis believes the TDMS package provides Genesis with a competitive advantage as it allows Genesis to provide both local and long distance service orders utilizing a direct electronic interface with the local exchange companies, thus reducing Genesis's operating expenses.

Licenses/Regulatory

       Genesis' operations are subject to various U.S. federal laws, regulations, agency actions and court decisions. Genesis' local resale services and facilities-based long distance services are subject to regulation by the FCC and the various public utility commissions in the states where Genesis offers services. Recent regulatory actions that have been taken, and may in the future be taken, by the FCC and some of the state commissions may increase the intense competition faced by Genesis. It is possible that future federal and state regulation could be adopted that would have a material adverse effect on Genesis' business, operating results and financial condition.

Properties

       Genesis' executive offices are located at leased facilities in San Diego, California, consisting of approximately 24,000 square feet. The lease expires January 2006, and has one five-year renewal option. Genesis pays annual rent of approximately $770,000 (increasing to approximately $900,000 for the remaining term) under the lease and is responsible for taxes and insurance. Genesis believes its leased facilities are suitable and adequate for their intended use.

Legal Proceedings

       On October 17, 2000, Genesis sent notice to its then current landlord, Spieker Properties, regarding termination of its current lease. Spieker claims that Genesis' lease of the premises was terminated on November 1, 2000, as a result of Spieker's purported exercise of a right to recapture. Spieker sought possession of the premises and damages in the form of holdover rent for all periods of time that Genesis remained in the premises after November 1, 2000, and attorney's fees and costs incurred in the litigation.

       Genesis has vigorously opposed Spieker's claim, contests the validity of Spieker's purported recapture notice, and has successfully prevented the eviction. Genesis moved out of the premises of its own accord on January 12, 2001, to move into larger offices, and turned the premises over to Spieker. By doing so, Spieker's lawsuit was converted by operation of law into a civil action for damages only. Genesis continues to oppose Spieker's claims and it intends to challenge the validity of the purported recapture.

       Genesis is also from time to time a party to claims and legal proceedings arising in the ordinary course of business. Genesis believes it is unlikely that the final outcome of any of the claims or proceedings to which it is a party would have a material adverse effect on its financial statements; however, due to the inherent uncertainty of litigation, the range of possible loss, if any, cannot be estimated with a reasonable degree of precision and there can be no assurance that the resolution of any particular claim or proceeding would not have an adverse effect on its results of operations in the period in which it occurred.

                              GENESIS MANAGEMENT

Directors and Executive Officers

       The following table sets forth certain information concerning the current directors and executive officers of the Company:

       Name                Age       Position Held
       ----                ---       -------------

       Derek M. Gietzen     37       President and Chief Executive Officer
       Thalia R. Gietzen    38       Chief Financial Officer

       Derek M. Gietzen has served as President and Chief Executive Officer of the Company since its formation in March 1995. Prior to co-founding Genesis, he served as President and Chief Operating Officer of WXL Communications, a competitive telecommunications provider in the deregulated Canadian marketplace. Additionally, Mr. Gietzen served as Vice President and General Manager of a start-up long distance company for approximately three years. Mr. Gietzen began his telecommunication career in the marketing division of Com Systems, Inc. a $150-million long distance and operator services provider. Mr. Gietzen has nearly 12 years experience in the telecommunications industry.

       Thalia R. Gietzen has served as Chief Financial Officer of the Company since its formation in March 1995. Prior to co-founding Genesis, she served as Chief Financial Officer and Vice President of Finance for a large long distance and operator services provider. Ms. Gietzen also served as Assistant Controller for Com Systems, Inc. a $150-million long distance and operator services provider. Prior to that time, Ms. Gietzen was an accountant with Grant Thornton Accountants & Management Consultants. Ms. Gietzen has nearly twelve years experience in the telecommunications industry.

Summary Compensation Table

     The following table sets forth information concerning the compensation earned during Genesis last three fiscal years by its Chief Executive Officer and its only other executive officer whose total cash compensation exceeded $100,000 for services rendered in all capacities for the fiscal years ended December 31, 1998, 1999 and 2000 (collectively, the "Genesis Named Executive Officers").

                                                       Annual Compensation
                                                  ----------------------------
       Name And Principal Position                   Fiscal
       ---------------------------                    Year       Salary ($)
                                                      ----       ----------

       Derek M. Gietzen                               2000       $177,500
       President and Chief Executive Officer          1999       $172,750
                                                      1998       $167,750

       Thalia R. Gietzen                              2000       $137,500
       Chief Financial Officer                        1999       $132,500
                                                      1998       $127,500

Stock Options

     Neither of the Genesis Named Executive Officers holds any options exercisable for Genesis common stock, nor were either of them granted any such options during Genesis' fiscal years ended December 31, 1998, 1999 and 2000.


                          GENESIS SECURITY OWNERSHIP
                  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding ownership of Genesis common stock as of January 19, 2001 by (i) each person known by Genesis to be the beneficial owner of more than 5% of the outstanding shares of Genesis common stock, (ii) each director of Genesis, (iii) the Chief Executive Officer and each other executive officer of Genesis, and (iv) all executive officers and directors of Genesis as a group.

                                                                     Amount and Nature of
                                                                    Beneficial Ownership of
           Name                                                        Common Stock(1)         Percent of Class
           ----                                                        ---------------         ----------------
       Derek Gietzen (2)........................................        3,100,000                   55.26%
       Thalia Gietzen (2).......................................        3,100,000                   55.26%

       All executive officers and directors as a group (2
         persons) (3)...........................................        3,100,000                   55.26%

__________

     * Less than 1%


(1) To the knowledge of Genesis, each person named in the table has sole voting and investment power with respect to all shares of Genesis common stock shown as beneficially owned by them. Shares of Genesis common stock that are not outstanding but that may be acquired by a person upon exercise of options within 60 days of January 19, 2001 are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person but are not deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.
(2) Derek and Thalia Gietzen's total ownership of 3,100,000 shares is jointly held in a trust.

                     DESCRIPTION OF GENESIS CAPITAL STOCK

     As of January 19, 2001, the authorized capital stock of Genesis consisted of 10,000,000 shares of Genesis common stock, of which 5,610,645 shares were issued and outstanding. Genesis also has options to purchase 439,550 shares of common stock outstanding at an average exercise price of $2.77 per share.

     The following description provides a summary of the material rights and limitations relating to ownership of Genesis' common stock.

Genesis Common Stock

     Holders of Genesis common stock are entitled to one vote per share on all matters to be voted upon by shareholders. Holders of Genesis common stock do not have the right to cumulate votes in the election of directors. The shares of Genesis common stock have no preemptive rights, no redemption or sinking fund provisions, and are not liable for further call or assessment.

     The holders of Genesis common stock are entitled to receive dividends when and as declared by the board of directors out of funds legally available for dividends. In the past, Genesis has not declared and paid any dividends and does not intend to pay dividends on the Genesis common stock in the foreseeable future.

     Upon a liquidation of Genesis, its creditors will be paid before any distribution to holders of Genesis common stock. The holders of Genesis common stock would be entitled to receive a pro rata distribution per share of any excess amount.

Potential anti-takeover effect of provisions of California law

     Section 1203 of the California General Corporations Law includes provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of Genesis. First, if an "interested person" makes an offer to purchase the shares of some or all of Genesis' shareholders, Genesis must obtain an affirmative opinion in writing as to the fairness of the offering price prior to completing the transaction. California law considers a person to be an "interested person" if the person directly or indirectly controls Genesis, if the person is directly or indirectly controlled by one of Genesis' officers or directors, or if the person is an entity in which one of Genesis' officers or directors holds a material financial interest. If after receiving an offer from such an "interested person" Genesis receives a subsequent offer from a neutral third party, then Genesis must notify its shareholders of this offer and afford each of them the opportunity to withdraw their consent to the "interested person" offer.

     Section 1203 and other provisions of California law could make it more difficult for a third party to acquire a majority of Genesis' outstanding voting stock, by discouraging a hostile bid, or delaying, preventing or deterring a merger, acquisition or tender offer in which Genesis' shareholders could receive a premium for their shares, or effect a proxy contest for control of Genesis or other changes in its management.

                             STOCKHOLDER PROPOSALS

     Stockholders who wish to submit proposals for inclusion in the Company's proxy statement for its next annual meeting must do so no later than October 7, 2001.

     The Company's Bylaws provide that any stockholder intending to present a proposal or nomination for election of one or more directors or other proposal at an annual stockholder meeting must deliver a written notice to the Company's Corporate Secretary at the Company's principal executive offices not later than the close of business on the tenth day following the date the Company first makes public disclosure (whether by press release reported by a major national news service or in a document publicly filed by the Company with the Securities and Exchange Commission) of the date of the Annual Meeting.

     Any such notice from a stockholder to the Company's Corporate Secretary must contain (i) the name and address of that stockholder and (ii) a representation that the stockholder is a holder of record of the Company's stock entitled to vote at the meeting and intends to appear in person or by proxy at such meeting to propose the business desired to be brought before the meeting or to nominate the person(s) specified in the notice, as the case may be. If the stockholder's notice to the Company's Corporate Secretary proposes to nominate one or more individuals for election as a director, that notice must also include (i) the name and address of the person(s) to be nominated, (ii) all information relating to each such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including that individual's written consent to being named in the proxy statement as a nominee and to serve as a director if elected) and (iii) a description of all arrangements or understandings between that stockholder and each nominee and any other person(s) pursuant to which the nomination(s) is to be made by the stockholder. If the stockholder's notice to the Corporate Secretary proposes to bring other business before the Annual Meeting, that notice must include (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting that business at the Annual Meeting, and (ii) any material interest of the stockholder in that business. If a stockholder proposal or nomination is not made in accordance with the procedure set forth above, the Chairman of the Annual Meeting may refuse to transact the proposed business or acknowledge the proposed nomination(s) at such meeting.

     In order for a stockholder proposal to be included in the Board of Directors' proxy statement for the next Annual Meeting of Stockholders, such proposal must be submitted in writing and must be received at 6000 Northwest Parkway, Suite 110, San Antonio, Texas 78249, Attention: Corporate Secretary.

                                 OTHER MATTERS

     As of the date of this proxy statement, the Board of Directors does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

                      WHERE YOU CAN FIND MORE INFORMATION

     ATSI files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information ATSI files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. ATSI SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

     You may request a copy of ATSI's annual, quarterly and special reports, proxy statements and other information, at no cost, by writing or telephoning ATSI at the following addresses:

      ATSI has supplied all information contained in this proxy statement relating to ATSI and Genesis has supplied all such information relating to Genesis.

      You should rely only on the information contained in this proxy statement to vote on the ATSI proposals ATSI has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated February 7, 2001. You should not assume that the information contained in the proxy statement is accurate as of any date other than that date, and neither the mailing of this proxy statement to stockholders nor the issuance of ATSI common stock in the merger shall create any implication to the contrary.

                  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                       Page
                                                                                                       ----
Consolidated Financial Statements of American TeleSource International, Inc. and Subsidiaries

Report of Independent Public Accountants..............................................................   F-2

Consolidated Balance Sheets as of July 31, 1999 and 2000..............................................   F-3

Consolidated Statements of Operations for the Years Ended July 31, 1998, 1999 and 2000................   F-5

Consolidated Statements of Comprehensive Loss for the Years Ended July 31, 1998, 1999 and 2000........   F-6

Consolidated Statements of Stockholders' Equity for the Years Ended July 31, 1998, 1999 and 2000......   F-7

Consolidated Statements of Cash Flows for the Years Ended July 31, 1998, 1999 and 2000................   F-8

Notes to Consolidated Financial Statements............................................................   F-9

Financial Statements of Genesis Communications International, Inc.

Report of Independent Public Accountants..............................................................  F-35

Balance Sheets as of December 31, 1998 and 1999 and October 31, 2000 (Unaudited)......................  F-36

Statements of Operations for the Years Ended December 31, 1997, 1998 and 1999 and for the ten months
Ended October 31, 1999 and 2000 (Unaudited)...........................................................  F-37

Statements of Stockholder's Deficit for the years ended December 31, 1998 and 1999....................  F-38

Statements of Cash Flows for the years ended december31, 1997, 1998 and 1999 and the ten months
Ended October 31, 1999 and 2000 (Unaudited)...........................................................  F-39

Notes to Financial Statements.........................................................................  F-40

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To American TeleSource International, Inc.:


     We have audited the accompanying consolidated balance sheets of American TeleSource International, Inc. (a Delaware corporation) and subsidiaries (the Company) as of July 31, 1999 and 2000, and the related consolidated statements of operations, comprehensive loss, stockholders' equity and cash flows for the years ended July 31, 1998, 1999 and 2000. These financial statements are the responsibility of Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American TeleSource International, Inc. and subsidiaries as of July 31, 1999 and 2000, and the results of their operations and their cash flows for the years ended July 31, 1998, 1999 and 2000, in conformity with accounting principles generally accepted in the United States.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
Note 2 to the consolidated financial statements, the Company has a working capital deficit, has suffered recurring losses from operations since inception, has negative cash flows from operations and has limited capital resources available to support further development of its operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. The Company's plans in regard to these matters are also described in Note 2.
The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts including goodwill and other intangibles or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.


                                         /s/ ARTHUR ANDERSEN LLP


San Antonio, Texas
September 29, 2000

                    AMERICAN TELESOURCE INTERNATIONAL, INC.
                               AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                   (In thousands, except share information)

                                                                                                   July 31,
                                                                                            ---------------------
                                                                                               1999         2000
                                                                                            --------     --------
ASSETS
------
CURRENT ASSETS:
 Cash and cash equivalents                                                                  $    379     $  1,550
 Accounts receivable, net of allowance of $1,600 and $757, respectively                        3,693        3,186
 Inventory                                                                                         -           74
 Prepaid expenses and other                                                                      987          631
                                                                                            --------     --------
     Total current assets                                                                      5,059        5,441
                                                                                            --------     --------

PROPERTY AND EQUIPMENT (At cost):                                                             16,669       19,388
 Less - Accumulated depreciation                                                              (4,713)      (8,330)
                                                                                            --------     --------
     Net property and equipment                                                               11,956       11,058
                                                                                            --------     --------

OTHER ASSETS, net:
 Goodwill, net                                                                                 5,032        4,901
 Concession license, net                                                                           -        4,422
 Contracts, net                                                                                  703            -
 Trademarks, net                                                                                 789          570
 Other assets                                                                                    615          502
                                                                                            --------     --------
     Total assets                                                                           $ 24,154     $ 26,894
                                                                                            ========     ========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
CURRENT LIABILITIES:
 Accounts payable                                                                           $  4,164     $  3,931
 Accrued liabilities                                                                           2,849        2,350
 Current portion of notes payable                                                              1,351          544
 Current portion of convertible long-term debt                                                 1,942          289
 Current portion of obligations under capital leases                                           1,430        3,411
 Deferred revenue                                                                                233          167
                                                                                            --------     --------
     Total current liabilities                                                                11,969       10,692
                                                                                            --------     --------

LONG-TERM LIABILITIES:
 Notes payable, less current portion                                                             312            -
 Obligations under capital leases, less current portion                                        5,523        2,506
 Other                                                                                           213           56
                                                                                            --------     --------
     Total long-term liabilities                                                               6,048        2,562
                                                                                            --------     --------

COMMITMENTS AND CONTINGENCIES:

REDEEMABLE PREFERRED STOCK
 Series D Cumulative Convertible Preferred Stock, 3,000 shares authorized, no shares issued and outstanding at July 31, 1999, 3,000 shares issued and outstanding at
    July 31, 2000, carrying value of $3,079,000, mandatory redemption value of $4,680,000          -        3,079
STOCKHOLDERS' EQUITY:
 Preferred stock, $0.001 par value, 10,000,000 shares authorized, Series A
    Cumulative Convertible Preferred Stock, 50,000 shares authorized, 24,145 shares issued and outstanding at July 31, 1999 and 2,425 issued and
      outstanding at July 31, 2000                                                                 -            -

    Series B Cumulative Convertible Preferred Stock, 2,000 shares authorized, 2,000 shares issued and outstanding at July 31, 1999;
      no shares issued and outstanding at July 31, 2000                                            -            -
 Common stock, $0.001 par value, 100,000,000 shares authorized,
      48,685,287 issued and outstanding at July 31, 1999
      67,408,979 issued and outstanding at July 31, 2000                                          49           67
 Additional paid in capital                                                                   29,399       51,625
 Accumulated deficit                                                                         (21,987)     (39,125)
 Notes issued to officers                                                                          -       (1,108)
 Other comprehensive loss                                                                       (858)        (779)
 Deferred compensation                                                                          (466)        (119)
                                                                                            --------     --------
     Total stockholders' equity                                                                6,137       10,561
                                                                                            --------     --------

     Total liabilities and stockholders' equity                                             $ 24,154     $ 26,894
                                                                                            ========     ========

The accompanying notes are an integral part of these consolidated financial statements.

                    AMERICAN TELESOURCE INTERNATIONAL, INC.
                               AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   (In thousands, except per share amounts)




                                                                                 For the Years Ended July 31,
                                                                           1998                  1999                 2000
                                                                        -----------          ------------         ------------
OPERATING REVENUES:
 Network Services
    Carrier                                                             $ 10,047             $  14,123            $  22,191
    Private Network                                                        3,315                 5,127                2,538
 Call services
    Integrated Prepaid                                                     5,774                 5,424                5,949
    Postpaid                                                              13,858                 7,202                3,623
 Internet e-commerce                                                       1,526                 2,642                5,128
                                                                       ---------            ----------           ----------

     Total operating revenues                                             34,520                34,518               39,429
                                                                       ---------            ----------           ----------

OPERATING EXPENSES:
 Cost of services                                                         22,287                21,312               26,798
 Selling, general and administrative                                      12,853                12,652               14,884
 Bad debt expense                                                          1,024                 2,346                  898
 Depreciation and amortization                                             1,822                 3,248                4,681
                                                                       ---------            ----------           ----------

     Total operating expenses                                             37,986                39,558               47,261
                                                                       ---------            ----------           ----------

OPERATING LOSS                                                            (3,466)               (5,040)              (7,832)

OTHER INCOME (EXPENSE):
 Interest income                                                              76                    59                   77
 Other income                                                                 32                     -                   70
 Other expense                                                               (24)                  (10)                 (20)
 Interest expense                                                         (1,573)               (1,745)              (2,348)
                                                                       ---------            ----------           ----------

     Total other income (expense)                                         (1,489)               (1,696)              (2,221)
                                                                       ---------            ----------           ----------

LOSS BEFORE INCOME TAX EXPENSE                                            (4,955)               (6,736)             (10,053)

FOREIGN INCOME TAX EXPENSE                                                  (139)                    -                    -
                                                                       ---------            ----------           ----------

NET LOSS                                                                  (5,094)               (6,736)             (10,053)

LESS: PREFERRED STOCK DIVIDENDS                                                -                  (855)              (7,085)
                                                                       ---------            ----------           ----------

NET LOSS TO COMMON STOCKHOLDERS                                          ($5,094)              ($7,591)            ($17,138)
                                                                       =========            ==========           ==========

BASIC AND DILUTED LOSS PER SHARE                                          ($0.12)               ($0.16)              ($0.30)
                                                                       =========            ==========           ==========

WEIGHTED AVERAGE
   COMMON SHARES OUTSTANDING                                              41,093                47,467               56,851
                                                                       =========            ==========           ==========

The accompanying notes are an integral part of these consolidated financial statements.

                    AMERICAN TELESOURCE INTERNATIONAL, INC.
                               AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
                                (In thousands)

                                                                                  For the Years Ended July 31,
                                                                               1998               1999             2000
                                                                             -------            --------          -------
Net loss to common stockholders                                              ($5,094)            ($7,591)        ($17,138)

  Other comprehensive (loss) income, net of tax of $0:

  Foreign currency translation adjustments                                     ($160)              ($714)            $ 79
                                                                           ---------         -----------       ----------

Comprehensive loss to common stockholders                                    ($5,254)            ($8,305)        ($17,059)
                                                                           =========         ===========       ==========


The accompanying notes are an integral part of these consolidated financial statements.

                    AMERICAN TELESOURCE INTERNATIONAL, INC.
                               AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                (In thousands)

                                                                                                                       Notes
                                             Preferred Stock       Common Stock        Additional     Accumulated receivable from
                                             ---------------    -----------------
                                             Shares  Amount     Shares     Amount   Paid In Capital     Deficit       officers
                                             ------  ------     ------     ------   ---------------     -------       --------
BALANCE, July 31, 1997                          -       -       36,788    $ 17,376                      ($9,302)
   Issuances of common shares for cash          -       -        5,500       3,496
   Issuances of common shares for
   reduction in indebtedness                    -       -        2,871       1,076
   Conversion of convertible debt to
   common shares                                -       -          200         100
   Issuances of common shares for
   services                                     -       -          245         246
   Compensation expense                         -       -
   Cumulative effect of translation
   adjustment                                   -       -
   Exchange of common shares for
   common stock                                 -       -                  (22,248)     22,248
   Net loss                                     -       -                                                (5,094)
                                            -----   -----    ---------    --------    --------         --------     ----------
BALANCE, July 31, 1998                          -       -       45,604    $     46    $ 22,248         ($14,396)
   Issuances of common shares for cash          -       -        2,706           3       1,637
   Issuances of common shares for
   services                                     -       -           96                      40
   Issuances of common shares for
   acquisition                                  -       -          279                     179
   Issuances of preferred stock                26       -                                4,176
   Deferred compensation                        -       -                                  344
   Dividends                                    -       -                                                   (80)
   Amortization of equity discount              -       -                                  775             (775)
   Compensation expense                         -       -
   Cumulative effect of translation
   adjustment                                   -       -
   Net loss                                     -       -                                                (6,736)
                                            -----   -----    ---------    --------    --------         --------     ----------
BALANCE, July 31, 1999                         26       -       48,685    $     49    $ 29,399         ($21,987)
   Issuances of common shares for cash          -       -        8,470           8       6,279
   Issuances of common shares for
   services                                     -       -          419                      25
   Issuances of common shares for
   acquisition                                  -       -          400                   2,921
   Issuances of preferred stock                28       -                                2,646
   Conversion of preferred stock              (27)      -        6,802           7         287
   Conversion of convertible debt to
   common shares                                -       -        2,633           3       3,115
   Dividends                                    -       -                                                  (432)
   Amortization of equity discount              -       -                                6,653           (6,653)
   Compensation expense                         -       -
   Warrants issued with debt                    -       -                                  300
   Notes receivable from shareholders           -       -                                                             (1,108)
   Cumulative effect of translation
   adjustment                                   -       -
   Net loss                                     -       -                                               (10,053)
                                            -----   -----    ---------    --------    --------         --------     --------
BALANCE, July 31, 2000                         27       -       67,409    $     67    $ 51,625         ($39,125)     ($1,108)
                                            =====   =====    =========    ========    ========         ========     ========


                                                  Cumulative                    Total
                                                  Translation    Deferred    Stockholders'
                                                  Adjustment   Compensation    Equity
                                                  ----------   ------------    ------
BALANCE, July 31, 1997                             $    16         ($1,154)   $ 6,936
   Issuances of common shares for cash                                   -      3,496
   Issuances of common shares for
   reduction in indebtedness                                             -      1,076
   Conversion of convertible debt to
   common shares                                                         -        100
   Issuances of common shares for
   services                                                              -        246
   Compensation expense                                                487        487
   Cumulative effect of translation
   adjustment                                         (160)              -       (160)
   Exchange of common shares for
   common stock                                                          -          0
   Net loss                                                              -     (5,094)
                                                  --------     -----------     ------
BALANCE, July 31, 1998                               ($144)          ($667)   $ 7,087
   Issuances of common shares for cash                                   -      1,640
   Issuances of common shares for
   services                                                              -         40
   Issuances of common shares for
   acquisition                                                           -        179
   Issuances of preferred stock                                          -      4,176
   Deferred compensation                                              (344)         0
   Dividends                                                             -        (80)
   Amortization of equity discount                                       -          0
   Compensation expense                                                545        545
   Cumulative effect of translation
   adjustment                                         (714)              -       (714)
   Net loss                                                                    (6,736)
                                                  --------     -----------     ------
BALANCE, July 31, 1999                               ($858)          ($466)   $ 6,137
   Issuances of common shares for cash                                   -      6,287
   Issuances of common shares for
   services                                                              -         25
   Issuances of common shares for
   acquisition                                                           -      2,921
   Issuances of preferred stock                                          -      2,646
   Conversion of preferred stock                                         -        294
   Conversion of convertible debt to
   common shares                                                         -      3,118
   Dividends                                                             -       (432)
   Amortization of equity discount                                       -          0
   Compensation expense                                                347        347
   Warrants issued with debt                                             -        300
   Notes receivable from shareholders                                    -     (1,108)
   Cumulative effect of translation
   adjustment                                           79               -         79
   Net loss                                                              -    (10,053)
                                                  --------        --------    -------
BALANCE, July 31, 2000                               ($779)          ($119)   $10,561
                                                  ========        ========    =======


  The accompanying notes are an integral part of these consolidated financial statements.

                    AMERICAN TELESOURCE INTERNATIONAL, INC.

                               AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                (In thousands)

                                                                                         For the Years Ended July 31,
                                                                               1998                 1999                2000
                                                                             --------             --------            --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                 ($ 5,094)            ($ 6,736)            ($10,053)
  Adjustments to reconcile net loss to net cash used in
  operating activities-
   Depreciation and amortization                                              1,822                3,248                4,681
   Amortization of debt discount                                                307                  346                  442
   Deferred compensation                                                        487                  545                  347
   Provision for losses on accounts receivable                                1,024                2,346                  898
   Changes in operating assets and liabilities-
   Increase in accounts receivable                                           (2,495)              (2,568)                (678)
   (Increase) decrease in prepaid expenses and other                            197               (1,632)                  88
   Increase (decrease) in accounts payable                                    3,479               (1,139)                (776)
   Increase (decrease) in accrued liabilities                                  (192)               1,857                  462
   Increase (decrease) in deferred revenue                                       71                 (191)                 (66)
                                                                      -------------        -------------        -------------
Net cash used in operating activities                                          (394)              (3,924)              (4,655)
                                                                      -------------        -------------        -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                         (3,297)                (956)              (1,993)
  Acquisition of business, net of cash acquired                              (2,112)                (171)              (1,334)
                                                                      -------------        -------------        -------------
Net cash used in investing activities                                        (5,409)               1,127)              (3,327)
                                                                      -------------        -------------        -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of debt                                              2,547                  437                  745
  Net increase (decrease) in short-term borrowings                              353                 (488)                (137)
  Net increase (decrease) from advanced funding arrangements                   (228)                 361                  217
  Payments on debt                                                           (1,141)                (679)                (745)
  Capital lease payments                                                     (1,044)                (941)              (1,424)
  Payments on long-term liabilities                                             (67)                (123)                 (36)
  Proceeds from issuance of preferred stock,
   net of issuance costs                                                          -                4,176                5,646
  Proceeds from issuance of common stock,
   net of issuance costs                                                      4,553                1,596                4,887
                                                                      -------------        -------------        -------------
Net cash provided by financing activities                                     4,973                4,339                9,153
                                                                      -------------        -------------        -------------

NET INCREASE (DECREASE) IN CASH                                                (830)                (712)               1,171


CASH AND CASH EQUIVALENTS, beginning of year                                  1,921                1,091                  379
                                                                      -------------        -------------        -------------

CASH AND CASH EQUIVALENTS, end of year                                       $1,091                 $379               $1,550
                                                                      =============       ==============        =============


       The accompanying notes are an integral part of these consolidated financial statements.

                    AMERICAN TELESOURCE INTERNATIONAL, INC.
                               AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     The accompanying consolidated financial statements are those of American TeleSource International, Inc. and our subsidiaries ("ATSI" or the "Company"). We were formed on June 6, 1996 under the laws of the state of Delaware for the express purpose of effecting a "Plan of Arrangement" with American TeleSource International, Inc., which was incorporated under the laws of the province of Ontario, Canada (hereinafter referred to as "ATSI-Canada"). The Plan of Arrangement called for the stockholders of ATSI-Canada to exchange their shares on a one-for-one basis for shares of ATSI. On April 30, 1998, shareholders of ATSI-Canada approved the Plan of Arrangement, and on May 11, 1998, ATSI-Canada became a wholly owned subsidiary of ATSI. ATSI is publicly traded on the American Stock Exchange ("AMEX") under the symbol "AI."

     Through our subsidiaries, we provide retail and wholesale communications services within and between the United States (U.S.) and select markets within Latin America. Utilizing a framework of licenses, interconnection and service agreements, network facilities and distribution channels, our intentions are to provide U.S. standards of reliability to Mexico and other markets within Latin America which have historically been underserved by telecommunications monopolies. As of July 31, 2000, our operating subsidiaries are as follows:


     ATSI Comunicaciones, S.A. de C.V., ("ATSI-COM" a Mexican corporation)
     --------------------------------------------------------------------

     Utilizing our 30-year license which we acquired in July 2000, ATSI-COM provides long distance services and the right to interconnect with local providers in Mexico. See discussion of acquisition of this concession license in
Note 11.

     American TeleSource International, Inc. ("ATSI-Texas" a Texas corporation)
     --------------------------------------------------------------------------

     ATSI-Texas contracts with third-party operator services for the providing of postpaid services from public telephones and communication centers owned by our subsidiaries in Mexico, as well as some third party-owned public telephones, communication centers and hotels in Mexico. Although these calls originate in Mexico, they are terminated and billed in the United States and Mexico through agreements that ATSI-Texas has with these third party entities. Additionally, ATSI-Texas contracts with third parties on behalf of TeleSpan and Sinfra for some carrier services and private network contracts.

     American TeleSource International de Mexico, S.A. de C.V. ("ATSI-Mexico" a
     --------------------------------------------------------------------------
Mexican corporation)
--------------------

     ATSI-Mexico owns and operates coin-operated public telephones in Mexico. Utilizing our 20-year comercializadora license which expires in February 2017, ATSI purchases telephone lines and resells local, long distance and international calls from public telephones connected to the lines. Direct dial, or integrated prepaid calls may be made from the telephones using pesos or quarters, and users may use the services of ATSI-Texas to place calls to the U.S. by billing calls to valid third parties, credit cards or calling cards.

     Sistema de Telefonia Computarizada, S.A. de C.V. ("Computel" a Mexican
     ----------------------------------------------------------------------
corporation)
------------

     Computel is the largest private operator of communication centers in Mexico, operating approximately 136 casetas in 66 cities. Direct dial calls may be made from the communication centers using cash or credit cards, and users may use the services of ATSI-Texas to place calls to the U.S. by billing calls to valid third parties, credit cards or calling cards. Computel utilizes telephone lines owned by ATSI-Mexico.

     Servicios de Infraestructura, S.A. de C.V ("Sinfra" a Mexican corporation)
     --------------------------------------------------------------------------

     Utilizing our 15-year Teleport and Satellite Network license which expires in May 2009, Sinfra owns and operates our teleport facilities in Cancun, Monterrey and Mexico City, Mexico. These facilities are used for the provision of international private network services. Sinfra also owns a 20-year Packet Switching Network license which expires in October 2014.

     TeleSpan, Inc. ("TeleSpan" a Texas corporation)
     -----------------------------------------------

     TeleSpan owns and operates our teleport facilities in the U.S. and Costa Rica. TeleSpan contracts with U.S. based entities and carriers seeking facilities or increased capacity into Mexico, Costa Rica, El Salvador and Guatemala. For network services into Mexico, TeleSpan utilizes facilities owned by Sinfra.

     GlobalSCAPE, Inc. ("GlobalSCAPE" a Texas corporation)
     -----------------------------------------------------

     GlobalSCAPE markets CuteFTP and other digitally downloadable software products and distributes them over the Internet utilizing electronic software distribution ("ESD"). See Note 18 related to the distribution of a portion of ATSI's ownership in GlobalSCAPE.

     ATSI de CentroAmerica (a Costa Rican corporation)
     -------------------------------------------------

     ATSI de CentroAmerica markets international private network services in Costa Rica and other Latin American countries and looks to develop corporate development opportunities in Latin American countries through joint ventures and interconnection agreements with existing telecommunication monopolies.

     2. FUTURE OPERATIONS, LIQUIDITY, CAPITAL RESOURCES AND VULNERABILITY DUE TO CERTAIN CONDITIONS

     The accompanying consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern. For the period from December 17, 1993 to July 31, 2000, we have incurred cumulative net losses of $39.1 million. We had a working capital deficit of $6.9 million at July 31, 1999 and $5.3 million at July 31, 2000 and we had negative cash flows from operations of $.4 million, $3.9 million and $4.7 million for the years ended July 31, 1998, 1999 and 2000, respectively. We have limited capital resources available to us, and these resources may not be available to support our ongoing operations until such time as we are able to generate positive cash flow from operations. There is no assurance we will be able to achieve future revenue levels sufficient to support operations or recover our investment in property and equipment, goodwill and other intangible assets. These matters raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon the ongoing support of our stockholders and customers, our ability to obtain capital resources to support operations and our ability to successfully market our services.

     We are likely to require additional financial resources in the near term and could require additional financial resources in the long-term to support our ongoing operations. We have retained various financial advisers to assist us in refining our strategic growth plan, defining our capital needs and obtaining the funds required to meet those needs. The plan includes securing funds through equity offerings and entering into lease or long-term debt financing agreements to raise capital. There can be no assurances, however, that such equity offerings or other financing arrangements will actually be consummated or that such funds, if received, will be sufficient to support existing operations until revenue levels are achieved sufficient to generate positive cash flow from operations. If we are not successful in completing additional equity offerings or entering into other financial arrangements, or if the funds raised in such stock offerings or other financial arrangements are not adequate to support us until a successful level of operations is attained, we have limited additional sources of debt or equity capital and would likely be unable to continue operating as a going concern.

     3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The consolidated financial statements have been prepared on the accrual basis of accounting under accounting principles generally accepted in the United States (GAAP). All significant intercompany balances and transactions have been eliminated in consolidation. Certain prior period amounts have been reclassified for comparative purposes.

     Estimates in Financial Statements
     ---------------------------------

     The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

     Revenue Recognition Policies
     ----------------------------

     We recognize revenue from our integrated prepaid and postpaid services as such services are performed, net of unbillable calls. Revenue from carrier services and private network contracts are recognized when service commences for service commencement fees and monthly thereafter as services are provided. We recognize revenue from equipment sales when the title for the equipment transfers to the customer and from equipment installation projects when they are completed. Revenues related to our Internet products are recognized at the point of delivery, as we bear no additional obligation beyond the provision of our software product other than post-contract customer service. Post-contract customer costs approximated $22,000, $33,000 and $58,000 at July 31, 1998, 1999 and 2000, respectively.

     Foreign Currency Translation
     ----------------------------

     Until January 1, 1999, Mexico's economy was designated as highly inflationary. GAAP requires the functional currency of highly inflationary economies to be the same as the reporting currency. Accordingly, the consolidated financial statements of all of our Mexican subsidiaries, whose functional currency is the peso, were remeasured from the peso into the U.S. dollar for consolidation. Monetary and nonmonetary assets and liabilities were remeasured into U.S. dollars using current and historical exchange rates, respectively. The operating activities of these subsidiaries were remeasured into U.S. dollars using a weighted-average exchange rate. The resulting translation gains and losses were charged directly to operations. As of January 1, 1999, Mexico's economy was deemed to be no longer highly inflationary. According to GAAP requirements the change from highly inflationary to non-highly inflationary requires that the nonmonetary assets be remeasured using not the historical exchange rates, but the exchange rate in place as of the date the economy changes from highly inflationary to non-highly inflationary. As such, our non-monetary assets in Mexico have been remeasured using the exchange rate as of January 1, 1999. Subsequent to January 1, 1999, monetary assets and non-monetary assets are translated using current exchange rates and the operating activity of these Mexican subsidiaries remeasured into U.S. dollars using a weighted average exchange rate. The effect of these translation adjustments are reflected in the other comprehensive income account shown in stockholders' equity.

     Restricted Cash
     ---------------

     In the year ended July 31, 2000, we issued a Letter of Credit (LOC) secured by Certificates of Deposit to our provider of satellite transmission capacity, SATMEX, S.A. de C.V., ("SATMEX") in the amount of $250,000 to secure outstanding amounts payable to them. As of July 31, 2000, SATMEX has not drawn down on the LOC.

     Accounts Receivable
     -------------------

     We utilize the services of credit card processing companies for the billing of commercial credit card calls. We receive cash from these calls, net of transaction and billing fees, generally within 20 days from the dates the calls are delivered. All other calls (calling card, collect, person-to-person and third party billed) are billed under an agreement between a billing clearinghouse and us. This agreement allows ATSI to submit call detail records to the clearinghouse, which in turn forwards these records to the local telephone company to be billed. The clearinghouse collects the funds from the local telephone company and then remits the funds, net of charges, to ATSI. Because this collection process can take up to 90 days to complete, ATSI participates in an advance funding program offered by the clearinghouse whereby 100% of the call records are purchased for 75% of their value within five days of presentment. The remaining 25% value of the call records are remitted to ATSI, net of interest and billing charges and an estimate for uncollectible calls, as the clearinghouse collects the funds from the local telephone companies. Under the advanced funding agreement, the collection clearinghouse has a security interest in the unfunded portion of the receivables as well as future receivables generated by our long distance business. The allowance for doubtful accounts reflects our estimate of uncollectible calls at July 31, 1999 and 2000. ATSI currently pays a funding charge of prime plus 4% per annum on the amounts that are advanced to ATSI. Receivables sold with recourse during fiscal years 1998, 1999, and 2000 were $11,127,221, $6,138,549 and $2,858,574 respectively. At July 31, 1998, 1999 and 2000, $484,381, $444,398 and $227,793
of such receivables were uncollected, respectively. See Note 5 for additional disclosure regarding advanced funding.

     In fiscal 1998, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 125 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." This statement provides accounting and reporting standards for, among other things, the transfer and servicing of financial assets, such as factoring receivables with recourse. The adoption of these statements has not had a material impact on the financial position or results of operations of the Company.

     Impuesto al Valor Agregado (Value-Added Tax) ("IVA")
     ----------------------------------------------------

     Our Mexican subsidiaries are required to report a value-added tax related to both purchases and sales of services and assets, for local tax reporting. Accordingly, each subsidiary maintains both an IVA receivable and IVA payable account on their subsidiary ledgers. For consolidated reporting purposes, we net our Mexican subsidiaries IVA receivable and IVA payable accounts as allowed by regulatory requirements in Mexico. For the year ended July 31, 1999, this netting of IVA accounts resulted in the elimination of IVA payable, a corresponding reduction in IVA receivable of approximately $1.2 million and a net IVA receivable of $85,000. For the year ended July 31, 2000, this netting of IVA accounts resulted in the elimination of IVA receivable, a corresponding reduction in IVA payable of approximately $225,000 and a net IVA payable of $228,000.

     Basic and Diluted Loss Per Share
     --------------------------------

     Loss per share was calculated using the weighted average number of common shares outstanding for the years ended July 31, 1998, 1999 and 2000. Common stock equivalents, which consist of the stock purchase warrants and options described in Note 9, were excluded from the computation of the weighted average number of common shares outstanding because their effect was antidilutive. We have also excluded the convertible preferred stock described in Note 8, from the computation of the weighted average number of common shares outstanding, as their effect will also be antidilutive.

     Property and Equipment
     ----------------------

     Property and equipment are stated at cost. Depreciation and amortization are computed on a straight-line basis over the estimated useful lives of the related assets, which range from three to fifteen years. Expenditures for maintenance and repairs are charged to expense as incurred. Direct installation costs and major improvements are capitalized.

     Effective for the fiscal years beginning after July 31, 1996, we follow rules as prescribed under Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121"). SFAS 121 requires an assessment of the recoverability of our investment in long-lived assets to be held and used in operations whenever events or circumstances indicate that their carrying amounts may not be recoverable. Such assessment requires that the future cash flows associated with the long-lived assets are estimated over their remaining useful lives and an impairment loss is recognized when the undiscounted future cash flows are less than the carrying value of such assets. As of July 31, 2000, we have determined that the estimated undiscounted future cash flows associated with our long-lived assets are greater than the carrying value of such assets and that no impairment loss needs to be recognized.

     Goodwill, Concession License, Contracts, Trademarks and Other Assets
     --------------------------------------------------------------------

     At July 31, 1999 and 2000, other assets consisted primarily of goodwill, trademarks and acquisition costs with the exception of concession license costs which were incurred for the first time in the year ended July 31, 2000. For the years ended July 31, 1999 and 2000, goodwill, primarily related to the purchase of Computel, was $5,296,646 and $5,310,490, respectively, net of accumulated amortization of $265,089 and $408,908, respectively. Goodwill is amortized over 40 years. Concession license costs related to our acquisition in the fourth quarter of fiscal 2000 of Grupo Intelcom, S.A. de C.V., a Mexican company that held a concession license, were approximately $4,421,931. The concession license costs are being amortized over 28 years, the remaining life of the concession license. As of July 31, 1999 and 2000, acquisition costs were $1,596,620, related to our acquisition of several independent marketing representatives, net of accumulated amortization of $893,212, and $1,596,620, respectively. Acquisition costs were fully amortized as of July 31, 2000. As of July 31, 1999 and 2000, other assets included $898,943 related to the purchase of the rights to CuteFTP, net of accumulated amortization of $110,352 and $329,096, respectively. This trademark is being amortized over an estimated five-year life. As of July 31, 1999 and 2000, other assets also included approximately $615,000 and $502,000, not identified as goodwill, concession license, acquisition costs or trademarks. As it relates to SFAS 121, as of July 31, 2000, we have determined that the estimated future cash flows associated with our goodwill, concession license, and other intangible assets are greater than the carrying value of such assets and that no impairment loss needs to be recognized. For the years ended July 31, 1998, 1999 and 2000, we recorded amortization expense of $369,219, $925,440 and $1,075,566, respectively related to our other assets.

     Income Taxes
     ------------

     We account for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Under the provisions of SFAS 109, we recognize deferred tax liabilities and assets based on enacted income tax rates that are expected to be in effect in the period in which the deferred tax liability or asset is expected to be settled or realized. A change in the tax laws or rates results in adjustments in the period in which the tax laws or rates are changed.

     Research and Development
     ------------------------

     Our subsidiary, GlobalSCAPE, Inc. incurs Research and Development Expenses.
       These research and development expenses include all direct costs, primarily salaries for Company personnel and outside consultants, related to the development of new products and significant enhancements to existing products and are expensed as incurred until such time as technological feasibility is achieved. For the years ended July 31, 1998, 1999 and 2000, research and development expenses were $0, $101,716 and $414,541, respectively.

     Statements of Cash Flows
     ------------------------

     Cash payments and non-cash investing and financing activities during the periods indicated were as follows:


                                                                    For the Years Ended July 31,
                                                              -----------------------------------------
                                                                 1998            1999           2000
                                                                 ----            ----           ----
Cash payments for interest                                    $ 1,349,679     $ 1,101,771    $ 2,272,111
Cash payments for taxes                                       $   148,097     $         -    $         -
Non-cash:
Common shares issued for services                             $   246,591     $    40,000    $    24,968
Notes receivable and accrued interest issued to exercise
options for common shares                                     $         -     $         -    $ 1,107,898
Common shares issued for acquisition                          $         -     $   178,750    $ 2,921,008
Conversion of convertible debt to common shares               $   100,000     $         -    $ 3,333,664
Capital lease obligations incurred                            $ 4,635,693     $         -    $   275,096
Common share subscriptions sold                               $         -     $    42,500    $         -

     For purposes of determining cash flows, we consider all temporary cash investments with an original maturity of three months or less to be cash and cash equivalents.

     New Accounting Pronouncements
     -----------------------------

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements," which provides the SEC's views in applying accounting principles generally accepted in the U.S. to selected revenue recognition issues. We have reviewed the guidance of this SAB and believe that our accounting policies and the disclosures in the consolidated financial statements and in "Proposal 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations" are appropriate and adequately address the requirements of this SAB.

     In June 2000, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards (SFAS) No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," an amendment of SFAS 133. SFAS 133 established accounting and reporting standards for derivative instruments, including certain derivative instruments imbedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS 138 amends the accounting and reporting standards of SFAS 133. The adoption of this statement has not had a material effect on the financial condition or results of operations of the Company.

     Disclosures about Fair Value of Financial Instruments
     -----------------------------------------------------

     The following methods and assumptions were used to estimate the fair value of each class of financial instrument held by us:

     Current assets and liabilities: The carrying value approximates fair value due to the short maturity of these items.

     Long-term debt and convertible debt: Since our debt is not quoted, estimates are based on each obligations' characteristics, including remaining maturity, interest rate, credit rating, collateral, amortization schedule and liquidity (without consideration for the convertibility of the notes). We believe that the carrying amount does not differ materially from the fair value.

     4. PROPERTY AND EQUIPMENT, NET (at cost)

     Following is a summary of our property and equipment at July 31, 1999 and 2000:


                                       July 31, 1999         July 31, 2000
                                       -------------         -------------
Telecommunication equipment                      $ 6,476,395        $ 8,332,035
Land and buildings                                   447,348            516,915
Furniture and fixtures                               902,873          1,560,097
Equipment under capital leases                     7,758,739          7,255,673
Leasehold improvements                               474,748            834,035
Other                                                608,914            888,307
                                               -------------        -----------
                                                  16,699,417         19,387,062
Less: accumulated depreciation                    (4.712,671         (8,329,671)
                                               -------------        -----------
Total - property and equipment, net              $11,956,746        $11,057,391
                                               =============        ===========

     Depreciation expense as reported in our Consolidated Statements of Operations includes depreciation expense related to our capital leases. For the years ended July 31, 1998, 1999 and 2000, we recorded approximately $1,453,000, $2,323,000 and $3,605,0000, respectively of depreciation expense related to our fixed assets. The Company reviewed its' depreciable lives among its telecommunication assets in Mexico and the U.S. and made a downward revision of the estimated lives of telecommunication assets in Mexico to conform with lives in the U.S. This change did not have a significant effect on the consolidated financial statements of the Company.


     5. NOTES PAYABLE AND CONVERTIBLE DEBT


Notes payable are comprised of the following:

                                                            July 31,2000     July 31,1999
                                                            ------------     ------------
Note payable to a company, see terms below.                      $137,071        $      -

Note payable to an individual, see terms below.                   150,000               -

Note payable to a bank, see terms below.                          150,000          70,000

Note payable to a bank, see terms below.                                -          33,000

Note payable to a bank, see terms below.                                -          41,739

Notes payable to related parties see terms below.                 100,000               -

Note payable to an individual, see terms below.                   368,768               -

Notes payable to taxing entity see terms below.                   390,173         379,466

Notes payable to various banks see terms below.                    56,878          20,730

Notes payable to a company, net of discount, see
terms below.                                                      309,588               -
                                                               ----------        --------
                                                               $1,662,478        $544,935

Less: current portion                                          $1,350,696        $544,935
                                                               ----------        --------
 Total non-current notes payable                               $  311,782        $      -
                                                               ==========        ========

     During November 1996, we entered into an agreement with a financing company under which we are advanced an additional 13.75% of our receivables sold to a billing clearinghouse, as discussed in Note 3. These advances are typically outstanding for periods of less than 90 days, and are repaid, including accrued interest, the clearinghouse on behalf of us as our receivables from long distance call collects services. We were charged 4% per month for these fundings. In November 1999, we paid off the remaining amounts due under the arrangement. The financing company now claims that we owe them an additional $14,000. We believe the amount claimed by the financing company is in error and that the billing clearinghouse has, in fact, paid approximately $183,000 more to the financing company than what it is owed. Accordingly, we have a receivable in the amount of approximately $169,000 as of July 31, 2000, included as a part of accounts receivable in the accompanying consolidated balance sheet. We continue to work with the financing company to resolve this dispute.

     During February 1999, we entered into a note payable with an individual, for working capital purposes, in the amount of $150,000. Interest accrued at an interest rate of 12% per year, principal and interest due at maturity. The note originally matured in May 1999, but was extended until November 1999. During the year ended July 31, 2000, the note was paid off in full, including accrued interest.

     During January 1999, one of our subsidiaries entered into a note payable with a bank in the amount of $180,000 related to our acquisition of a computer software program known as "CuteFTP." (See Note 11). The note calls for principal payments of $5,000 per month for twelve months and $10,000 per month for twelve months. Interest accrues monthly at an interest rate of the Lender's "Prime Rate" plus 1%. At July 31, 2000, the Lender's "Prime Rate" was approximately 9.50%.

     During October 1999, one of our subsidiaries entered into a note payable with a bank, for working capital purposes, in the amount of $50,000. The note calls for principal payments of $1,000 per month for six months and $3,667 per month for twelve months. Interest accrues monthly at an interest rate of the Lender's "Prime Rate" plus 1%. At July 31, 2000, the Lender's "Prime Rate" was approximately 9.50%.

     During February 2000, one of our subsidiaries entered into a note payable with a bank, for working capital purposes, in the amount of $70,000. The note calls for principal plus interest payments of $6,142 per month for twelve months. The principal plus interest payments are subject to changes based on the Lender's "Prime Rate" plus 1%. At July 31, 2000, the Lender's "Prime Rate" was 9.50%.

     In February 1999, we entered into notes payable with related parties, all of whom were officers or directors of ATSI, in the amount of $250,000. The notes accrued interest at a rate of 12% per year until paid in full. The notes were paid off in full prior to July 31, 2000.

     In January 1999, one of our subsidiaries entered into an agreement with an individual related to an acquisition of a computer software program known as "CuteFTP." (See Note 11). The agreement calls for twelve principal and interest payments of $63,000 per month beginning February 28, 1999. We have imputed interest using an interest rate of 12% per annum. The note was paid off in full prior to July 31, 2000.

     The Company, through its acquisition of Computel, assumed notes payables to a taxing entity for various past due taxes. The notes have interest rates ranging from 8% to 15%, with scheduled monthly principal and interest payments of approximately $19,224. The notes were scheduled to mature between July 1999 and July 2001 and are collateralized by the assets of Computel. The Company is in negotiations with the taxing entity to exchange certain assets for a partial reduction or total elimination of its indebtedness.

     The Company, through its acquisition of Computel, assumed notes payables to various banks in Mexico. The notes have interest rates ranging from 8% to 15%, with monthly principal and interest payments of approximately $3,000. The notes were originally scheduled to mature between October 1999 and December 2015 and are collateralized by the assets of Computel. In the year ended July 31, 1999, we, through Computel, exchanged certain assets collateralized by the notes for a reduction in our indebtedness. The balance of $20,730 remaining at July 31, 2000 matures during the fiscal year ended July 2001.

     During October 1997, we entered into a note payable with a company in the amount of $1,000,000. The note calls for quarterly payments of principal and interest beginning in January 1998 and continuing until October 2004. Interest accrues on the unpaid principal at the rate of 13% per year. We also issued 250,000 warrants to the note holder which carry an exercise price of $3.56 per warrant. These warrants expire in October 2000. The amount of debt discount recorded by us related to the issuance of these warrants was $103,333. The fair value of the warrants was calculated on the date of issuance using an option pricing model with the following assumptions: Dividend yield of 0.0%, expected volatility of 30%, risk-free interest rate of 6.00%, and an expected life of three years. The warrants expire three years from their date of issuance, and are not exercisable for a period of one year after their initial issuance. In January 1998, the noteholder exercised 700,000 warrants at an exercise price of $0.70, unrelated to the warrants noted above, in consideration of a $490,000 reduction of the principal balance outstanding on the note. In January 2000, the noteholder converted the remaining note payable balance inclusive of principal, accrued interest and other fees into approximately 370,603 shares of common stock at a conversion price of $1.1844 per share of common stock.

     Convertible Debt

     In January 2000, the note holders converted $2.2 million of convertible notes, originally issued in March and May of 1997, which would have been due in March 2000. The convertible notes' face value and accrued interest at the time of conversion was approximately $2.2 million and $700,000, respectively. At issuance, the convertible notes had 4,776,176 warrants to the convertible debt holders at an exercise price of $0.27 per share. Unamortized debt discount associated with the warrants at the time of conversion was approximately $106,000, which the Company fully expensed in January 2000. In January 2000, conversion of the notes resulted in the issuance of 726,257 shares of Common Stock related to the warrants, 716,424 of which were the aforementioned $0.27 warrants and 9,833 of unrelated $0.85 warrants against the face value and accrued interest owed them. The remaining convertible notes and accrued interest were converted into 2,262,329 shares of Common Stock.

     In July 2000, we entered into a convertible note in the amount of $500,000, for working capital purposes. Interest accrues at a rate of 12% per annum and is payable upon maturity or conversion. The note originally matured October 31, 2000 but was extended 30 days with the option to extend for two additional thirty-day periods. Additionally, the note holder received 50,000 warrants to purchase shares of American TeleSource International, Inc. priced at 115% of market price on the date of note issuance. The warrants are exercisable for 3 years from the date of issuance. The fair value of the warrants was determined to be $4.22 per share and the Company assigned $211,000 to the value of the warrants in stockholder's equity. The Company has recorded the $211,000 as debt discount and is amortizing the discount over the term of the debt based on the effective interest rate. Principal outstanding as of July 31, 2000, net of debt discount is $289,000. The terms of repayment of the note is contingent upon a financing

     6.   LEASES

     Operating Leases
     ----------------

     We lease office space, furniture, equipment and network capacity under noncancelable operating leases and certain month-to-month leases. During fiscal 1998, 1999 and 2000, we also leased certain equipment under capital leasing arrangements. Rental expense under operating leases for the years ended July 31, 1998, 1999 and 2000, was $942,750, $2,952,710 and $4,713,240, respectively.
Future minimum lease payments under the noncancelable operating leases at July 31, 2000 are as follows:


          2001                                                  $3,064,757
          2002                                                   1,980,530
          2003                                                   1,833,244
          2004                                                     584,597
          2005                                                     476,549
          Thereafter                                             1,347,935
                                                                ----------
          Total minimum lease payments                          $9,287,612
                                                                ==========

     Capital Leases
     --------------

     Future minimum lease payments under the capital leases together with the present value of the net minimum lease payments at July 31, 2000 are as follows:

          2001                                                 $ 4,553,407
          2002                                                   1,553,250
          2003                                                   1,271,970
          2004                                                      50,151
          Thereafter                                                     -
                                                               -----------
          Total minimum lease payments                           7,428,778
          Less: Amount representing taxes                          (14,483)
                                                               -----------
          Net minimum lease payments                             7,414,295
          Less: Amount representing interest                    (1,496,951)
                                                               -----------
          Present value of minimum lease payments              $ 5,917,344
                                                               ===========


     In April 1997, we, through ATSI-Mexico, secured a capital lease facility with IBM de Mexico to purchase intelligent pay telephones for installation in Mexico. The capital lease facility of approximately $1.725 million has allowed us to install U.S. standard intelligent pay telephones in various Mexican markets. In April 1998, we through ATSI-Mexico, secured an additional capital lease facility with IBM de Mexico for approximately $2.9 million to increase network capacity and to fund the purchase and installation of public telephones in Mexico. In May 1999, we restructured our capital lease obligation with IBM de Mexico by extending the payment of our total obligation. The restructured lease facility calls for monthly payments of principal and interest of approximately $108,000 beginning in July 1999 and extending through June 2003. Interest accrues on the facility at an interest rate of approximately 13% per year. The obligation outstanding under said facility at July 31, 1999 and July 31, 2000 was approximately $3,826,000 and $3,120,000, respectively. As of October 31, 2000, we had not yet made our July payment for approximately $108,000. Per the terms of our agreement with IBM de Mexico they have the right to call all of the outstanding capital lease facility should we be in arrears with our monthly payment.

Subsequent to July 31, 2000, IBM has agreed not to call the capital lease facility and has restructured our capital lease obligation by increasing our monthly payments due in calendar 2001. For this reason, the Company has not reclassified the capital lease obligation to current liabilities as of July 31, 2000.

     In December 1998, we ordered a DMS 250/300 International gateway switch from Northern Telecom, Inc. at a cost of approximately $1.8 million. As of July 31, 1999, we entered into a capital lease transaction with NTFC Capital Corporation, ("NTFC") to finance the switch and an additional approximate $200,000 of equipment over a five and a half-year period with payments deferred for six months. Quarterly payments approximate $141,000 and the capital lease has an interest rate of approximately 12%. The lease facility requires that we meet certain financial covenants on a quarterly basis beginning October 31, 1999, including minimum revenue levels, gross margin levels, EBITDA results and debt to equity ratios. As Of July 31, 2000, we are not in compliance with the financial covenants related to revenues, gross margins and EBITDA results. We have classified the entire capital lease in our accompanying consolidated balance sheet as a current liability. As in previous quarters we have requested and received a waiver for the non-compliance of the financial covenants and are actively working to restructure the covenants. We also have certain affirmative covenants under the facility, including a covenant on Year 2000 compliance, under which we give assurance that our systems will be able to process transactions effectively before, on and after January 1, 2000. The obligation outstanding under said facility at July 31, 2000 was approximately $2,039,000. The additional $39,000 is interest incurred during the deferment period.

     We secured a capital lease for approximately $500,000 in December 1998 for the purchase of Asynchronous Transfer Mode ("ATM") equipment from Network Equipment Technologies ("N.E.T."). The capital lease is for thirty-six months with monthly payments of approximately $16,000 a month. Our capital leases have interest rates ranging from 11% to 14%. The obligation outstanding under said facility at July 31, 1999 and July 31, 2000 was approximately $468,000 and $306,000, respectively.

     7.   DEFERRED REVENUE

     We record deferred revenue related to the private network services provided. Customers may be required to advance cash to us prior to service commencement to partially cover the cost of equipment and related installation costs. Any cash received prior to the actual commencement of services is recorded as deferred revenue until services are provided by us, at which time we recognize the service commencement revenue. At July 31, 1999 and July 31, 2000 we had approximately $233,000 and $167,000 of deferred revenues outstanding, respectively.

     8.   SHARE CAPITAL

     As discussed in Note 1, in May 1998, we completed our Plan of Arrangement whereby the shareholders of ATSI-Canada exchanged their shares on a one-for-one basis for shares of ATSI-Delaware stock. The exchange of shares resulted in the recording on our books of $0.001 par value stock and additional paid-in capital.

     During the year ended July 31, 1998, we issued 8,816,461 common shares. Of this total, 7,765,174 shares were issued for approximately $3.2 million of net cash proceeds and reductions in indebtedness of approximately $1.1 million through the exercise of 7,765,174 warrants and options, 245,016 shares were issued for services rendered to us, 200,000 were issued resulting from the conversion of a $100,000 convertible note and 606,271 shares were issued for approximately $333,000 in net cash proceeds.

     During the year ended July 31, 1999, we issued 3,081,721 common shares. Of this total, 2,203,160 shares were issued for approximately $1.3 million of net cash through the exercise of 2,203,160 warrants and options, 36,643 shares were issued for consulting services rendered to us, 59,101 shares were issued to a stockholder in exchange for a guarantee of up to $500,000 of Company debt, 503,387 shares and an equal number of warrants to purchase our common stock for $0.70 per share were issued in exchange for approximately $300,000 in net cash proceeds and 279,430 shares were issued related to our acquisition of certain customer contracts in previous years. The shares issued for services rendered, the guarantee of Company debt, and the shares issued for the $300,000 in cash proceeds (including the shares underlying the warrants issued) have not been registered by us, nor do we have any obligation to register such shares.

     During the year ended July 31, 2000, we issued 18,723,692 common shares. Of this total, 8,469,825 shares were issued for approximately $6.3 million of net cash through the exercise of 8,469,825 warrants and options, 6,802,013 shares were issued as a result of the conversion of preferred shares, 2,632,929 were issued as a result of the conversion of convertible notes, 387,359 shares were issued for services rendered to us, 31,566 shares were issued to a stockholder in exchange for a guarantee of up to $500,000 of Company debt, and 400,000 shares were issued related to our acquisition of Grupo Intelcom, S.A de C.V as noted in Note 11. The shares issued for services rendered, the guarantee of Company debt, and the shares issued for our acquisition of Grupo Intelcom, S.A. de C.V. have not been registered by us, nor do we have any obligation to register such shares.

     As noted in the previous paragraphs we have on occasion granted shares of our common stock in lieu of cash for services rendered by both employees and non-employees. These services have included bonuses, employee commissions and professional fees. The fair value of these services was determined using invoiced amounts and, in lieu of cash, we distributed shares to these parties based upon the market price of our common stock when the services were rendered. These services were expensed in the period in which the services were performed according to the terms of invoices and/or contracted agreements in compliance with accounting principles generally accepted in the U.S.

     Additionally, we have from time to time issued shares in lieu of cash for services rendered related to private equity placements. The contracts with the various parties called for a designated number of shares to be issued based upon the total shares distributed in the private placements.

     At July 31, 1999, stock subscription receivables of $42,500, were outstanding related to sales of common stock. We collected such amounts subsequent to said date. No dividends were paid on our common stock during the years ended July 31, 1998, 1999 and 2000.

     The shareholders of ATSI-Canada approved the creation of a class of preferred stock at our annual shareholders meeting on May 21, 1997. Effective June 25, 1997, the class of preferred stock was authorized under the Ontario Business Corporations Act. According to our amended Articles of Incorporation, our Board of directors may issue, in series, an unlimited number of preferred shares, without par value. No preferred shares have been issued as of July 31, 2000.

Pursuant to ATSI-Delaware's Certificate of Incorporation, our Board of directors may issue, in series, an unlimited number of preferred shares, with a par value of $0.001. In March and April 1999, we issued a total of 24,145 shares of Series A Preferred Stock for cash proceeds of approximately $2.4 million and in July 1999 we issued 2,000 shares of Series B Preferred Stock for cash proceeds of approximately $2.0 million. The Series A Preferred Stock accrues cumulative dividends at the rate of 10% per annum payable quarterly, while the Series B Preferred Stock accrues cumulative dividends at the rate of 6% per annum. During the first and second quarter of fiscal 2000, the holder elected to convert all 2000 shares of its Series B Preferred Stock and accumulated dividends into shares of common stock resulting in the issuance of approximately 2,625,214 shares of common stock. Additionally, the holders of the aforementioned Series A Preferred Stock elected to convert all of their outstanding preferred shares and accumulated dividends into shares of common stock resulting in the issuance of approximately 3,616,231 shares of common stock.

In September 1999, we issued 500 shares of Series C Preferred Stock for cash proceeds of approximately $500,000. The Series C Preferred Stock accrues cumulative dividends at the rate of 6% per annum. In the quarter ended April 30, 2000, the holder elected to convert all 500 shares of Series C Preferred Stock and accumulated dividends into shares of common stock resulting in the issuance of approximately 492,308 shares of common stock.

In December 1999 and February 2000, we issued 1,425 shares and 1,000 shares, respectively, of Series A Preferred Stock for cash proceeds of approximately $1.4 million and $1.0 million, respectively. The Series A Preferred Stock accrues cumulative dividends at the rate of 10% per annum payable quarterly. As of July 31, 2000, we have accrued approximately $128,000 for dividends.

In February 2000, we also issued 3,000 shares of Series D Preferred Stock for cash proceeds of approximately $3.0 million. The Series D Preferred Stock accrues cumulative dividends at the rate of 6% per annum payable quarterly. As of July 31, 2000, we have accrued approximately $90,000 for dividends.

The Series A Preferred Stock and any accumulated, unpaid dividends may be converted into Common Stock for up to one year at the average closing price of the Common Stock for twenty (20) trading days preceding the Date of Closing (the "Initial Conversion Price"). On each Anniversary Date up to and including the fifth Anniversary Date, the Conversion price on any unconverted Preferred Stock, will be reset to be equal to 75% of the average closing price of the stock for the then twenty (20) preceding days provided that the Conversion price can not be reset any lower than 75% of the Initial Conversion Price. As these conversion features are considered a "beneficial conversion feature" to the holder, we allocated approximately $3.6 million of the approximate $5.0 million in proceeds to additional paid-in capital as a discount to be amortized over various periods ranging from ninety days to a twelve month period. As of July 31, 2000, approximately $335,000 of beneficial conversion feature remains to be amortized related to our December 1999 Series A Preferred Stock. The Series A Preferred Stock is callable and redeemable by us at 100% of its face value, plus any accumulated, unpaid dividends at our option any time after the Common Stock of ATSI has traded at 200% or more of the conversion price in effect for at least twenty (20) consecutive trading days, so long as we do not call the Preferred Stock prior to the first anniversary date of the Date of Closing.

The terms of our Series B Preferred Stock allowed for the conversion of the preferred shares and any accumulated, unpaid dividends to be converted into Common Stock for up to two years at the lesser of a) the market price on the day prior to closing or b) 78% of the five lowest closing bid prices on the ten days preceding conversion. As this conversion feature is considered a "beneficial conversion feature" to the holder, we allocated approximately $1.1 million, of the $2.4 million in proceeds to additional paid-in capital as a discount to be amortized over a three-month period. As of July 31, 2000, no beneficial conversion feature remains to be amortized.

The terms of our Series C Preferred Stock allowed for the conversion of the preferred shares and any accumulated, unpaid dividends to be converted into Common Stock for up to two years at the lesser of a) the market price on the day prior to closing or b) 78% of the five lowest closing bid prices on the ten days preceding conversion. Consistent with the accounting for our Series A and Series B Preferred Stock, this is considered a "beneficial conversion feature" to the holder. We allocated approximately $139,000 of the proceeds to additional paid-in capital as a discount to be amortized over a three-month period, all of which was amortized during the year ended July 31, 2000.

The Series D Preferred Stock and any accumulated, unpaid dividends may be converted into Common Stock for up to two years at the lesser of a) the market price on the day prior to closing or b) 83% of the five lowest closing bid prices on the ten days preceding conversion. Consistent with the accounting for our Series A, Series B and Series C Preferred Stock, this is considered a "beneficial conversion feature" to the holder. We allocated all of the $3,000,000 in proceeds to additional paid-in capital as a discount to be amortized over the lesser of the period most beneficial to the holder or upon exercise of the conversion feature. The discount was amortized in its entirety during the quarter ended April 30, 2000.

The terms of our Series A, Series B, Series C, and Series D Preferred Stock restrict us from declaring and paying dividends on our common stock until such time as all outstanding dividends have been fulfilled related to collectively, the Preferred Stock.

The terms of our Series D Preferred Stock allow for mandatory redemption by the holder upon certain conditions. The Series D Preferred Stock allows the holder to elect redemption upon the change of control of ATSI at 120% of the sum of $1300 per share and accrued and unpaid dividends. Additionally, the holder may elect redemption at $1270 per share plus accrued and unpaid dividends if we refuse to honor conversion notice or if a third party challenges conversion.

The outstanding Series A and Series D Preferred Stock have liquidation preference prior to common stock and ratably with our recently issued Series E Preferred Stock, as discussed in Note 18.

     On April 14, 2000, we signed an agreement with a private equity fund, under which the fund agreed to purchase up to 5,000,000 shares of our common stock over an eighteen-month period at 92% of the market price for our common stock at the time of purchase. We also issued 175,000 warrants as a finder's fee to the entities that introduced us to the equity fund at an exercise price of $7.17 per warrant. These warrants expire March 31, 2003. We have no initial commitment to draw on the facility, but may do so based upon average trading volumes on an as-needed basis as often as every twenty days, subject to certain restrictions. If we use this facility we must issue the investor warrants for 1,500 shares of common stock for every $100,000 that is invested at an exercise price of 120% of the average of the five closing sale prices preceding the date of the investment, and an additional 1,000 warrants per $100,000 invested as a finder's fee on the same terms. The amount of funds to be generated under the facility for us will depend on the price of ATSI's common stock at the time each draw is executed. Before we can draw on the facility, any shares to be issued under the facility must be registered with the Securities and Exchange Commission. As of November 14, 2000, no registration statement had been filed to do so.

     In May 2000, the Board of Directors of our subsidiary, GlobalSCAPE, Inc. amended their certificate of incorporation to increase the number of authorized shares of capital stock which they had the authority to issue to 50,000,000 shares consisting of 40,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share. The Board of Directors also declared a 7.6 for 1 stock split of the outstanding shares of the issued and outstanding common stock. The effect of the split was to increase the outstanding shares from 1,700,000 shares to 12,920,000. At July 31, 2000, we held all of the outstanding shares of GlobalSCAPE's outstanding stock.

     9.   STOCK PURCHASE WARRANTS AND STOCK OPTIONS

     During the year ended July 31, 2000, certain stockholders and holders of convertible debt were issued warrants to purchase shares of common stock at exercise prices ranging from $0.94 to $7.17 per share. Following is a summary of warrant activity from August 1, 1997 through July 31, 2000:

                                                       Year Ending July 31,
                                     ------------------------------------------------------
                                                1998              1999               2000
                                     ------------------------------------------------------
Warrants outstanding, beginning             14,489,942         7,562,168          4,203,925

Warrants issued                                667,400           933,387            601,045

Warrants expired                                     -        (2,386,470)           (80,000)
Warrants exercised                          (7,595,174)       (1,905,160)        (4,043,925)
                                            ----------        ----------         ----------


Warrants outstanding, ending                 7,562,168         4,203,925            681,045
                                            ==========        ==========         ==========

Warrants outstanding at July 31, 2000 expire as follows:

      Number of Warrants                 Exercise Price                   Expiration Date
      ------------------                 --------------                   ---------------
           150,000                          $4.37                        February 22, 2002
            30,000                          $3.09                            March 9, 2002
           175,000                          $7.17                           March 31, 2003
           100,000                          $6.00                            July 21, 2003
            50,000                          $5.46                            July 25, 2003
            50,000                          $1.25                             July 2, 2004
            20,000                          $1.19                       September 24, 2004
           106,045                          $0.94                         December 8, 2004

     On February 10, 1997, the Board of directors granted a total of 4,488,000 options to purchase Common Shares to directors and employees of ATSI under the 1997 Stock Option Plan. Certain grants were considered vested based on past service as of February 10, 1997. The 1997 Stock Option Plan was approved by a vote of the stockholders at our Annual Meeting of Shareholders on May 21, 1997.

     In September 1998, our Board of directors adopted the 1998 Stock Option Plan. Under the 1998 Stock Option Plan, options to purchase up to 2,000,000 shares of common stock may be granted to employees, directors and certain other persons. The 1997 and 1998 Stock Option Plans are intended to permit us to retain and attract qualified individuals who will contribute to our overall success. The exercise price of all of the options is equal to the market price of the shares of common stock as of the date of grant. The options vest pursuant to the individual stock option agreements, usually 33 percent per year beginning one year from the grant date with unexercised options expiring ten years after the date of the grant. On September 9, 1998, the Board of directors granted a total of 1,541,000 options to purchase common stock to directors and employees of ATSI. On December 16, 1998, the Board approved the granting of an additional 302,300 in options to employees of ATSI. The 1998 Stock Option Plan was approved by a vote of the stockholders at our Annual Meeting of Shareholders on December 17, 1998.

     Since December 16, 1998, the Board of Directors have approved the granting of an additional 254,000 in options to employees of ATSI.

     A summary of the status of our 1997 and 1998 Stock Option Plans for the years ended July 31, 1998, 1999 and 2000 and changes during the periods are presented below:

                                                              Years Ended July 31,
                                        ---------------------------------------------------------------
1997 Stock Option Plan                                 1998                           1999
                                        ---------------------------------------------------------------
                                                             Weighted                        Weighed
                                                             Average                         Average
                                              Shares      Exercise Price      Shares      Exercise Price
Outstanding, beginning of year            4,483,000           $0.58          4,655,333        $0.74
Granted                                     429,000           $2.33                  -            -
Exercised                                  (245,000)          $0.58           (298,000)       $0.58
Forfeited                                   (11,667)          $1.28           (134,666)       $0.71
                                          ---------                          ---------
Outstanding, end of year                  4,655,333           $0.74          4,222,667        $0.75
                                          =========           =====          =========        =====
Options exercisable at end of year
                                          2,571,332           $0.58          3,271,333        $0.60
                                          =========           =====          =========        =====
Weighted average fair value of options
 granted during the year                                      $1.50                             N/A
                                                              =====                           =====

                                               Year Ended July 31,
                                        --------------------------------
1997 Stock Option Plan                               2000
                                        --------------------------------
                                                           Weighted
                                                           Average
                                          Shares           Exercise
                                                           Price

Outstanding, beginning of year           4,222,667          $0.75
Granted                                          -              -
Exercised                               (3,907,331)         $0.66
Forfeited                                   (3,333)         $0.58
                                        ----------
Outstanding, end of year                   312,003          $1.59
                                        ==========          =====
Options exercisable at end of year

                                           171,667          $1.55
                                        ==========          =====
Weighted average fair value of options
granted during the year                                       N/A
                                                            =====




                                                              Years Ended July 31,
                                        ---------------------------------------------------------------
1998 Stock Option Plan                                    1999                           2000
                                        ---------------------------------------------------------------
                                                          Weighted                         Weighted
                                                          Average                          Average
                                          Shares          Exercise        Shares           Exercise
                                                           Price                           Price
Outstanding, beginning of year                  -                -       1,881,800          $0.63
Granted                                 1,942,300            $0.65         155,000          $2.57
Exercised                                       -                -        (525,255)         $0.57
Forfeited                                 (60,500)           $0.78        (132,334)         $0.69
                                        ---------                        ---------
Outstanding, end of year                1,881,800            $0.63       1,379,211          $0.70
                                        =========            =====       =========          =====
Options exercisable at end of year
                                                -                -          85,499          $0.60
                                                                         =========          =====
Weighted average fair value of options
granted during the year                                      $0.65                          $1.92
                                                             =====                          =====

     The weighted average remaining contractual life of the stock options outstanding at July 31, 2000 is approximately 6.5 years for options granted under the 1997 Stock Option Plan and approximately 8 years for options granted under the 1998 Stock Option Plan.

     In January 1998, the Board of Directors of our subsidiary, GlobalSCAPE, Inc. approved the 1998 Stock Option Plan (the Plan) for officers, other employees, directors and consultants of GlobalSCAPE. Under the terms of the Plan, up to 728,571 shares of the Company's common stock may be granted in the form of incentive stock options or non-qualified stock options, awarded, or sold to officers, other employees, directors and consultants. The Company awarded approximately 384,000 options under the Plan, which were subsequently cancelled in February 2000. The Company is currently in discussions with the previous option holders regarding the issuance of replacement options.

     In May 2000, the Board of Directors of our subsidiary, GlobalSCAPE approved the 2000 stock option plan (the "Plan") for key employees, non-employee directors, and advisors of GlobalSCAPE. Under the terms of the Plan, up to 3,660,000 shares of the Company's common stock may be granted in the form of incentive stock options or non-qualified stock options. The maximum aggregate number of shares of common stock which may be granted to any optionee during the term of the Plan shall not exceed 2,000,000. The Plan provides that the purchase price per share for incentive stock options and non-qualified stock options shall not be less than the fair market value of the common stock on the date of grant.

The maximum term for an option granted is ten years from the date of grant. As of July 31, 2000, no options have been granted under the Plan.

     In October 1995, SFAS No. 123, "Accounting for Stock-Based Compensation" was issued. SFAS 123 defines a fair value based method of accounting for employee stock options or similar equity instruments and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period of the award, which is usually the vesting period. However, SFAS 123 also allows entities to continue to measure compensation costs for employee stock compensation plans using the intrinsic value method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). We have adopted SFAS 123 effective August 1, 1996, and have elected to remain with the accounting prescribed by APB 25. We have made the required disclosures prescribed by SFAS 123.

     In accordance with APB 25, we recorded deferred compensation expense related to approximately 1.5 million of the options granted based on the increase in our stock price from February 10, 1997, when the options were granted, to May 21, 1997, when the underlying 1997 Stock Option Plan was approved by our stockholders. We recorded additional deferred compensation expense related to approximately 1.5 million of the options granted based on the increase in our stock price from September 9, 1998 to December 17, 1998, when the underlying 1998 Stock Option Plan was approved by our stockholders.

     As of July 31, 1999 and July 31, 2000, we had $465,487 and $119,449,
respectively, of deferred compensation related to options granted.

     Because we have elected to remain with the accounting prescribed by APB 25, no compensation cost has been recognized for our fixed stock option plan based on SFAS 123. Had compensation cost for our stock-based compensation plans been determined on the fair value of the grant dates for awards under the fixed stock option plans consistent with the method of SFAS 123, our net loss (in thousands) and loss per share would have been increased to the pro forma amounts indicated below:

                                                                 Year Ended July 31,
                                      -----------------------------------------------------------------------
                                                       1998                1999            2000
                                                       ----                ----            ----
Net loss to common stockholders
--------------------------------------
As reported                                          ($5,094)           ($7,591)        ($17,138)
Pro forma                                            ($5,936)           ($8,046)        ($17,657)
Basic and diluted loss per share
--------------------------------------
As reported                                           ($0.12)            ($0.16)          ($0.30)
Pro forma                                             ($0.14)            ($0.17)          ($0.31)

     The fair value of the option grant is estimated based on the date of grant using an option pricing model with the following assumptions used for the grants in 1998, 1999 and 2000: Dividend yield of 0.0%, expected volatility of 46%, 62% and between 104% - 141%, (depending on the time of grant) respectively, risk-free interest rate of 5.10%, 6.50% and 6.25%, respectively, and an expected life of ten years. The fair value of these options is being amortized over the three-year vesting period of the options.

     10.  EMPLOYEE BENEFIT PLAN

     In January 1, 1999, the Company established a Retirement Plan, which is a qualified employee profit-sharing program. The purpose of the Plan is to provide a program whereby contributions of participating employees and their employers are systematically invested to provide the employees an interest in the Company and to further their financial independence. Participation in the Plan is voluntary and is open to employees of the Company who become eligible to participate upon the completion of a half-year of continuous service. The term of each Plan Year begins January 1 and ends December 31.

     Participating employees may contribute from 2% to 15% of their total annual compensation, including bonuses, subject to certain limitations, including a $7,000 annual limitation, subject to inflation. Participants may elect to make these contributions on a before-tax or after-tax basis, or both, with federal income taxes on before-tax contributions being deferred until a distribution is made to the participant. Participants' contributions of up to 3% of their elective deferrals are matched 25% by the Company. Participant's contributions in excess of 3% of their annual compensation are not matched by the Company. The Employer may also contribute an additional amount determined in its sole judgment. Such additional contribution, if any, shall be allocated to each Participant in proportion to his or her Compensation for the Plan Year while a Participant.

     Subsequent to December 31, 1999, the Company made a matching contribution of approximately $9,600. No discretionary contribution was made for the Plan Year 1999.


     11.  ACQUISITIONS

     As announced in June 2000, we have signed a definitive agreement to acquire Genesis Communications International, Inc., a privately owned telecommunications company for approximately $37.3 million, to be paid in shares of our common stock. The number of shares to be issued will vary depending on the average of the closing price of our common stock for the ten days preceding closing, with a stated minimum of 4.7 million shares and a stated maximum of 9.6 million shares.

     The following unaudited pro forma results of operations, for the three years ended July 31, 2000, assumes the acquisition of Genesis occurred as of August 1, 1997. Such pro forma information is not necessarily indicative of the results of future operations. The following pro forma results were prepared assuming the transaction was accounted for as a purchase.


                                                  Year Ended
                            ---------------------------------------------------
                              July 31, 1998     July 31, 1999     July 31, 2000
                              -------------     -------------     -------------
                                                 (unaudited)
                            ---------------------------------------------------
Operating revenues              $ 47,326          $ 56,382        $  64,809
Gross margin                    $ 15,862          $ 22,021        $  23,415

EBITDA                           ($3,489)         $    149        $      93

Net loss to common
stockholders                     ($8,264)          ($7,360)        ($15,567)

Basic and diluted loss
  per share                       ($0.16)           ($0.13)          ($0.23)


     These unaudited pro forma results have been prepared for comparative purposes only and include certain adjustments such as the amortization of goodwill, the elimination of intercompany transactions and the elimination of certain personnel costs and professional fees related to the acquisition. We have valued the acquisition at $14,327,343 based on the issuance of 9,551,562 shares of our common stock at a stock price of $1.50 (our closing price on November 8, 2000). For purposes of this pro-forma disclosure we have assumed that the entire valuation will be accounted for as goodwill to be amortized over a period of twenty years.

     The unaudited pro forma information is not necessarily indicative of the results that would have occurred had such transactions actually taken place at the beginning of the period specified nor does such information purport to project the results of operations for any future date or period.

     In January 1999, GlobalSCAPE acquired the rights to the source code of a computer software program known as "CuteFTP(TM)." Prior to January 1999, it had been the distributor of this software under an exclusive distribution agreement executed in June 1996 with the software's author. They acquired the rights to CuteFTP in exchange for cash payments totaling approximately $190,000 in January and February 1999 and an additional $756,000 to be paid in twelve monthly installments.

     In July 2000, we acquired Grupo Intelcom, S.A. de C.V., a Mexican company, which owned a long distance license issued by the Mexican government. The terms of the agreement called for us to purchase 100% of the stock of Grupo Intelcom from Alfonso Torres Roqueni (a 51% stockholder) and COMSAT Mexico, S.A. de C.V., (a 49% stockholder) for a total purchase price of approximately $4,176,000 consisting of $755,000 in cash, $500,000 in the form of a note payable, which was paid off prior to July 31, 2000, 400,000 shares of our common stock valued at approximately $2.5 million and 100,000 warrants exercisable at $6.00 for a period of three years and valued at approximately $440,000.

     12.   SEGMENT REPORTING

     In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which establishes standards for reporting information about operating segments in annual and interim financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS No. 131 supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." Generally, financial information is required to be reported on the basis that it is used internally for evaluating segment performance and deciding how to allocate resources to segments. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. SFAS No. 131 need not be applied to interim financial statements in the initial year of its application, but comparative information for interim periods in the initial year of application is to be reported in financial statements for interim periods in the second year of application. In an attempt to identify our reportable operating segments, we considered a number of factors or criteria. These criteria included segmenting based upon geographic boundaries only, segmenting based on the products and services provided, segmenting based on legal entity and segmenting by business focus. Based on these criteria we have determined that we have three reportable operating segments: (1) U.S. Telco; (2) Mexico Telco; and (3) Internet e-commerce. Our Internet e-commerce subsidiary, GlobalSCAPE, Inc. and its operations can be differentiated from the telecommunication focus of the rest of ATSI. Additionally, we believe that our U.S. and Mexican subsidiaries should be separate segments even though many of the products are borderless. Both the U.S. Telco and Mexican Telco segments include revenues generated from Integrated Prepaid, Postpaid, and Private Network Services. Our Carrier Services revenues, generated as a part of our U.S. Telco segment, are the only revenues not currently generated by both the U.S. Telco and Mexico Telco segments. We have included the operations of ATSI-Canada, ATSI-Delaware and all businesses falling below the reporting threshold in the "Other" segment. The "Other" segment also includes intercompany eliminations.

     We have used earnings before interest, taxes, depreciation and amortization (EBITDA) in our segment reporting as it is the chief measure of profit or loss used in assessing the performance of each of our segments.


                                       As of and for the years ending
                         -------------------------------------------------------
                            July 31, 1998       July 31, 1999      July 31, 2000
U.S. Telco
--------------------------------------------------------------------------------
External revenues             $ 26,695,690       $ 25,519,967     $  27,359,003
Intercompany revenues         $  1,300,000       $  1,951,656     $   2,617,760
                              ------------       ------------     -------------
Total revenues                $ 27,995,690       $ 27,471,623     $  29,976,763
                              ============       ============     =============

EBITDA                            ($16,807)       ($1,785,694)      ($4,680,052)

Operating loss               ($1,294,037)        ($3,782,919)       ($6,912,446)

Net loss                     ($1,819,986)        ($4,405,213)       ($7,353,641)

Total assets                $ 10,049,021        $ 11,229,863      $  12,555,903

Mexico Telco
-------------------------------------------------------------------------------
External revenues           $  6,298,620        $  6,355,936      $   6,941,761
Intercompany revenues       $  5,136,541        $  3,901,246      $   2,427,907
                            ------------        ------------      -------------
Total revenues              $ 11,435,161        $ 10,257,182      $   9,369,668
                            ============        ============      =============

EBITDA                       ($1,434,261)        ($1,050,963)         ($473,752)

Operating loss               ($1,927,928)        ($2,098,527)       ($2,528,919)

Net loss                     ($2,564,103)        ($2,437,230)       ($3,295,340)

Total assets                $ 17,228,025        $ 11,778,300      $   9,808,068


Internet  e-commerce
-------------------------------------------------------------------------------
External revenues           $  1,525,517        $  2,642,376      $   5,128,096
Intercompany revenues             25,000                   -                  -
                            ------------        ------------      -------------
Total revenues              $  1,550,517        $  2,642,376      $   5,128,096
                            ============        ============      =============

EBITDA                      $    215,051        $  1,052,015      $   2,007,993

Operating income            $    188,658        $    873,832      $   1,623,067

Net income                  $    197,698        $    854,068      $   1,570,857

Total assets                $    537,289        $  1,222,238      $   2,245,590

Other
-------------------------------------------------------------------------------
External revenues                      -                   -                  -
Intercompany revenues        ($6,461,541)        ($5,852,902)       ($5,045,667)
                            ------------        ------------      -------------
Total revenues               ($6,461,541)        ($5,852,902)       ($5,045,667)
                            ============        ============      =============

EBITDA                         ($408,783)            ($7,000)           ($5,000)

Operating loss                 ($433,683)           ($31,900)          ($13,385)

Net loss                       ($907,570)        ($1,602,709)       ($8,059,143)

Total assets                 ($3,563,743)           ($76,108)     $   2,284,389

Total
-------------------------------------------------------------------------------
External revenues           $ 34,519,827        $ 34,518,279      $  39,428,860
Intercompany revenues                  -                   -                  -
                            ------------        ------------      -------------
Total revenues              $ 34,519,827        $ 34,518,279      $  39,428,860
                            ============        ============      =============

EBITDA                       ($1,644,800)        ($1,791,642)       ($3,150,811)

Depreciation, Depletion and Amortization    ($1,822,190)    ($3,247,872)     ($4,680,872)

Operating loss                              ($3,466,990)    ($5,039,514)     ($7,831,683)

Net loss to common stockholders             ($5,093,961)    ($7,591,084)    ($17,137,267)

Total assets                               $ 24,250,592    $ 24,154,293    $  26,893,950


     13.    INCOME TAXES

     As of July 31, 2000, we had net operating loss carryforwards of approximately $15,512,000 for U.S. federal income tax purposes which are available to reduce future taxable income of which $534,000 will expire in 2009, $2,385,000 will expire in 2010, $2,083,000 will expire in 2011, $2,894,000 will expire in 2012, $2,028,000 will expire in 2019 and $5,588,000 will expire in 2020. The availability of the net operating loss (NOL) carryforwards to reduce U.S. federal taxable income is subject to various limitations in the event of an ownership change as defined in Section 382 of the Internal Revenue Code of 1986 (the "Code"). We experienced a change in ownership in excess of 50 percent, as defined in the Code, during the year ended July 31, 1998. This change in ownership limits the annual utilization of NOL under the Code to $1,284,000 per year, but does not impact our ability to utilize our NOL's because the annual limitation under the Code would allow full utilization within the statutory carryforward period. It is likely that we have experienced an additional change in ownership in excess of 50 percent, during or subsequent to fiscal year-end 2000 which may further limit the annual utilization of NOL's going forward.

     The tax effects of significant temporary differences representing deferred income tax assets and liabilities are as follows as of July 31, 1999 and 2000:


                                                 July 31, 1999     July 31, 2000
                                                 -------------     -------------

       Net operating loss carryforward            $ 3,174,000       $ 5,274,000

       Other tax differences, net                     839,000           467,000

       Valuation allowance                         (4,013,000)       (5,741,000)
                                                  -----------       -----------

       Total deferred income tax assets           $         -       $         -
                                                  ===========       ===========

     A valuation reserve of $4,013,000 and $5,741,000, as of July 31, 1999 and 2000, respectively, representing the total of net deferred tax assets has been recognized as we cannot determine that it is more likely than not that all of the deferred tax assets will be realized.

  Additionally, our effective tax rate differs from the statutory rate as the tax benefits have not been recorded on the losses incurred for the years ended July 31, 1998, 1999 and 2000.

     14.  COMMITMENTS AND CONTINGENCIES

     During the years ended July 31, 1998 and 1999, nine of our officers entered into employment agreements with ATSI-Texas or ATSI-Delaware, generally for periods of up to three years (with automatic one-year extensions) unless terminated earlier in accordance with the terms of the respective agreements. The annual base salary under such agreements for each of these nine officers range from $75,000 to $100,000 per annum, and is subject to increase within the discretion of the Board. In addition, each of these officers is eligible to receive a bonus in such amount as may be determined by the Board of directors from time to time. Bonuses may not exceed 50% of the executive's base salary in any fiscal year. No bonuses were paid during fiscal 1999 or fiscal 2000.

     Effective August 1998, two of the aforementioned officers entered into employment agreements with ATSI-Delaware, which superceded their previous agreements, each for a period of three years (with automatic one-year extensions) unless terminated earlier in accordance with the terms of the respective agreements. The annual base salary under such agreements for each of these two officers may not be less than $127,000 and $130,000, respectively, per annum, and is subject to increase within the discretion of the Board. In addition, each of these officers is eligible to receive a bonus in such amount as may be determined by the Board of directors from time to time. Bonuses may not exceed 50% of the executive's base salary in any fiscal year. No such bonuses were awarded for fiscal 1999 and fiscal 2000.

     During fiscal 2000, three officers whose employment agreements were to expire January 1, 2000 were informed that their agreements would not be renewed under the current terms and conditions. Two of the three officers have since entered into new employment agreements with ATSI-Delaware, each for a period of one year unless earlier terminated in accordance with the terms of the respective agreements. The annual base salaries under such agreements may not be less than approximately $101,000 and $105,000, respectively, per annum, and is subject to increase within the discretion of the Board. In addition, each of these officers is eligible to receive a bonus in such amount as may be determined by the Board of directors from time to time. Bonuses may not exceed 50% of the executive's base salary in any fiscal year. A bonus of $25,000 was declared by the Board of Directors for one of these officers during fiscal year 2000. As of October 31, 2000, the bonus has not been paid.

     During fiscal 2000, three additional officers whose employment agreements were to expire January 1, 2001 were informed that their agreements would not be renewed.

     Additionally, during fiscal 2000, two additional officers entered into employment agreements with ATSI-Delaware each for a period of one year unless earlier terminated. The annual base salaries under such agreements may not be less than approximately $75,000 and $150,000, respectively, per annum, and is subject to increase within the discretion of the Board. In addition, each of these officers is eligible to receive a bonus in such amount as may be determined by the Board of directors from time to time. Bonuses may not exceed 50% of the executive's base salary in any fiscal year.

     15.  RISKS AND UNCERTAINTIES AND CONCENTRATIONS

     Our business is dependent upon key pieces of equipment, switching and transmission facilities, fiber capacity and the Solidaridad satellites. Should we experience service interruptions from our underlying carriers, equipment failures or should there be damage or destruction to the Solidaridad satellites or leased fiber lines there would likely be a temporary interruption of our services which could adversely or materially affect our operations. We believe that suitable arrangements could be obtained with other satellite or fiber optic network operators to provide transmission capacity. Additionally, our network control center is protected by an uninterruptible power supply system which, upon commercial power failure, utilizes battery back up until an on-site generator is automatically triggered to supply power.

     During the year ended July 31, 1998, none of our customers had aggregated revenues greater than 10%. During the years ended July 31, 1999 and 2000, our carrier services business had two customers, whose aggregated revenues approximated 10% and 40%, respectively, of our total revenues. In addition, one customer generated revenues greater than 5% during the year ended July 31, 2000.

     16.  RELATED PARTY TRANSACTIONS

     In February 2000, our Board of Directors approved a plan to lend approximately $1.5 million, at a market interest rate, in the aggregate to certain key executive officers to allow them to exercise approximately 2,250,000 of their vested options. The executive officers who borrowed under the plan must adhere to the following conditions: 1) they must contribute 10% in cash of the amount borrowed; 2) the stock obtained with the exercises must be escrowed under a twelve month standstill agreement or until such time as the note is paid; and 3) any derivative equity obtained from the stock's ownership must be escrowed for a six-month period. As of April 30, 2000, we had lent approximately $1.2 million to key executive officers allowing them to exercise vested options. We recognized the transaction by recording a note receivable for each executive officer. As of July 31, 2000, the note receivable balance was approximately $1.1 million.

     In January 1997, ATSI-Canada entered into an agreement with an international consulting firm, of which ATSI-Delaware director Carlos K. Kauachi is president, for international business development support. Under the terms of the agreement, we paid the consulting firm $8,000 per month for a period of twelve months. In January 1998, the agreement was renewed at $10,000 per month for a period of twelve months. In March 1999, the agreement was renewed at $6,000 per month for a period of twelve months. Subsequent to February 2000, the agreement was continued on a month-to-month basis until July 2000 when it was terminated.

     In April 1998, we engaged two companies for billing and administrative services related to network management services we provide. The companies, which are owned by Tomas Revesz, an ATSI-Delaware director, were paid approximately $140,000 for their services during fiscal 1998. Subsequent to year-end, we entered into an agreement with the two companies capping their combined monthly fees at $18,500 per month. For fiscal 1999 and 2000, the companies were paid for services rendered of approximately $180,000 and $160,000, respectively. Additionally, we have a payable to Mr. Revesz of $90,000.

     In February 1999, we entered into notes payable with related parties, all of whom were officers or directors of ATSI in the amount of $250,000. The notes accrued interest at a rate of 12% per year until paid in full. As of July 31, 2000, the notes were paid in full.

     We have entered into a month-to-month agreement with Technology Impact Partners, a consulting firm of which Company director Richard C. Benkendorf is principal and owner. Under the agreement, Technology Impact Partners provides us with various services that include strategic planning, business development and financial advisory services. Under the terms of the agreement, we pay the consulting firm

$3,750 per month plus expenses. At July 31, 1999 and July 31, 2000, we had a payable to Technology Impact Partners of approximately $74,000 and approximately $112,000, respectively.

     On August 1, 2000 we entered into a consulting agreement with Charles R. Poole, former President and Chief Operating Officer of ATSI-Delaware, to perform certain consulting services for the period beginning August 1, 2000 and ending December 31, 2000 in the amount of approximately $10,583 per month.

     17.  LEGAL PROCEEDINGS

     In January 1999, we terminated a wholesale carrier services contract with Twister Communications, Inc. for failure to pay for services rendered. On January 29, 1999, while we were attempting to collect payments from them, they filed a Demand for Arbitration seeking damages for breach of contract before the American Arbitration Association. The customer claims that we wrongfully terminated an International Carrier Services Agreement executed by the parties in June 1998 under which we provided wholesale carrier services from June 1998 to January 1999. The customer's claims for damages represent amounts that it claims it had to pay in order to replace the service provided by us.

     We dispute that we terminated the contract wrongfully and assert that the customer breached the agreement by failing to pay for services rendered and by intentionally making false representation regarding our traffic patterns and on March 3, 1999 we filed a Demand for Arbitration seeking damages for breach of contract in an amount equal to the amounts due to us for services rendered plus interest, plus additional damages for fraud. Although an arbitration panel was initially selected, Twister has since filed for bankruptcy and has not pursued any discovery in this matter. We are monitoring the bankruptcy proceeding to determine whether we can recover a portion of the amount owed us.

     We believe that we have a justifiable basis for our arbitration demand and that we will be able to resolve the dispute without a material adverse effect on our financial condition. Moreover, given the bankruptcy proceeding, we do not believe that Twister will pursue the arbitration. Until the arbitration proceedings are formally dropped or take place, we cannot reasonably estimate the possible loss, if any, and there can be no assurance that the resolution of this dispute would not have an adverse effect on our results of operations.

     On June 16, 1999, our subsidiary, ATSI Texas initiated a lawsuit in District Court, Bexar County, Texas against PrimeTEC International, Inc., Mike Moehle and Vartec Telecom, Inc. claiming misrepresentation and breach of conduct. Under an agreement signed in late 1998, PrimeTEC was to provide quality fiber optic capacity in January 1999. Mike Moehle is PrimeTEC's former president who negotiated the fiber lease and Vartec is PrimeTEC's parent, which was to provide the fiber capacity. The delivery of the route in early 1999 was a significant component of our operational and sales goal for the year and the failure of our vendor to provide the capacity led to our negotiating an alternative agreement with Bestel, S.A. de C.V. at a higher cost. While the total economic impact is still being assessed, we believe lost revenues and incremental costs are in excess of $15 million. While our contract contains certain limitations regarding the type and amounts of damages that can be pursued, we have authorized our attorneys to pursue all relief to which we are entitled under law. As such, we cannot reasonably estimate the ultimate outcome of neither this lawsuit nor the additional costs that may be incurred in the pursuit of our case.

     We are also a party to additional claims and legal proceedings arising in the ordinary course of business. We believe it is unlikely that the final outcome of any of the claims or proceedings to which we are a party would have a material adverse effect on our financial statements; however, due to the inherent uncertainty of litigation, the range of possible loss, if any, cannot be estimated with a reasonable degree of precision and there can be no assurance that the resolution of any particular claim or proceeding would not have an adverse effect on our results of operations in the period in which it occurred.

     18.   SUBSEQUENT EVENTS

     On September 12, 2000, we completed the distribution of a portion of our ownership in our wholly owned subsidiary GlobalSCAPE to our stockholders. The distribution was part of a previously announced plan to distribute or spin-off a portion of our ownership in GlobalSCAPE contemporaneously with a public offering of GlobalSCAPE, in order to raise funds for GlobalSCAPE's growth and ATSI's general corporate purposes. GlobalSCAPE and ATSI decided not to make a public offering of GlobalSCAPE common stock contemporaneously with the distribution in light of current market conditions. We distributed approximately 3,444,833 of our 12,920,000 shares to our stockholders. The distribution represented approximately 27% of our ownership and does not include approximately 500,000 additional shares reserved to be distributed to shareholders of Genesis Communications International, Inc. pending the close of our acquisition of Genesis. The distribution did not generate any proceeds to ATSI or GlobalSCAPE and resulted in approximately $300,000 of expense to GlobalSCAPE for legal and accounting fees, printing and distribution costs.

In October 2000, we issued 2,500 shares of Series E Preferred Stock and warrants to purchase 909,091 shares of common stock for cash proceeds of approximately $2.5 million. Subject to the completion of certain conditions, we may issue an additional 7,500 shares of Series E Preferred Stock and warrants to purchase 2,727,273 shares of common stock for cash proceeds of approximately $7.5 million. The Series E Preferred Stock does not accrue dividends.

The conditions referenced above include: a) the closing of the Company's acquisition of Genesis Communications International, Inc. b) registration of the Common Stock underlying the Series E Preferred Stock and Warrants and c) an investment in ATSI by an additional investor previously approved by the institutional investor. The Series E Preferred Stock also allows the investor to invest up to an additional $8 million, but restricts their ownership to no more than 5% of our common stock at any point in time.

     The Series E Preferred Stock may be converted into Common Stock for up to three years at the lesser of a) the market price - defined as the average of the closing bid price for the five lowest of the ten trading days prior to conversion or b) the fixed conversion price - defined as 120% of the lesser of the average closing bid price for the ten days prior to closing or the October 12, 2000 closing bid price. The conversion price will be reset on the later of February 11, 2001 (four months from October 11, 2000) or the date of an effective registration statement. The reset price will be the lesser of the "market price" as defined above or the "fixed conversion price" defined above subject to a floor price of 75% of the fixed conversion price. If the closing bid price falls below the floor price for any ten trading days in a consecutive twenty-day trading period, the floor price will be terminated.

The terms of our Series E Preferred Stock restrict us from declaring and paying dividends on our common stock until such time as all outstanding dividends have been fulfilled related to collectively, the Preferred Stock.

The terms of our Series E Preferred Stock allow for mandatory redemption by the holder upon certain conditions. The Series E Preferred Stock allows the holder to elect redemption at $1250 per share plus 6% per annum if: 1) ATSI refuses conversion notice, 2) an effective registration statement is not obtained by prior to March 11, 2001, 3) bankruptcy proceedings are initiated against the Company, 4) the SCT limits or terminates the scope of the concession or, 5) if the Company fails to maintain a listing on NASDAQ, NYSE or AMEX.

                      This page intentionally left blank.

Report of Independent Public Accountants
To Genesis Communications International, Inc.:

We have audited the accompanying balance sheets of GENESIS COMMUNICATIONS INTERNATIONAL, INC. (a California corporation) as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Genesis Communications International, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.



San Diego, California
January 17, 2001

Genesis Communications International, Inc.
Balance Sheets

                                                                                       October 31,            December 31,
                                                                                          2000             1999           1998
                                                                                     -----------------------------------------------
                                                                                       (unaudited)

                                                              Assets
                                                              ------
CURRENT ASSETS:
 Cash and cash equivalents                                                              $   956,000    $   351,000     $   166,000
 Network receivables, net of allowance for doubtful
 accounts of $204,000, $323,000 and $219,000, respectively                                2,253,000      2,847,000         977,000
 Prepaid expenses and other                                                                 661,000        736,000         259,000
                                                                                        -----------    -----------     -----------
               Total current assets                                                       3,870,000      3,934,000       1,402,000
                                                                                        -----------    -----------     -----------

PROPERTY AND EQUIPMENT, net                                                               1,874,000      2,020,000       2,157,000

OTHER ASSETS                                                                                568,000        179,000         245,000
                                                                                        -----------    -----------     -----------
               Total assets                                                             $ 6,312,000    $ 6,133,000     $ 3,804,000
                                                                                        ===========    ===========     ===========
Liabilities and Stockholders' Equity (Deficit)
----------------------------------------------

CURRENT LIABILITIES:
 Accounts payable                                                                       $   752,000    $   521,000     $   192,000
 Accrued network costs                                                                    3,075,000      1,852,000       1,860,000
 Other accrued liabilities                                                                  665,000        873,000         635,000
 Current portion of notes payable                                                                 -        123,000         217,000
 Current portion of capital lease obligations                                               446,000        478,000         348,000
                                                                                        -----------    -----------     -----------
               Total current liabilities                                                  4,938,000      3,847,000       3,252,000
                                                                                        -----------    -----------     -----------
LONG-TERM LIABILITIES:
 Note payable, net of current portion                                                     1,825,000      2,703,000       1,195,000
 Capital lease obligations, net of current portion                                          670,000      1,033,000       1,525,000
                                                                                        -----------    -----------     -----------
               Total liabilities                                                          7,433,000      7,583,000       5,972,000
                                                                                        -----------    -----------     -----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT):
 Common stock, no par value, 10,000,000 shares authorized, 5,610,645, 5,327,016 and
  4,861,016 shares issued and outstanding, respectively                                   3,428,000      2,513,000       1,203,000
 Notes receivable from stockholders                                                      (1,124,000)    (1,157,000)              -
 Accumulated deficit                                                                     (3,425,000)    (2,806,000)     (3,371,000)
                                                                                        -----------    -----------     -----------
               Total stockholders' equity (deficit)                                      (1,121,000)    (1,450,000)     (2,168,000)
                                                                                        -----------    -----------     -----------
               Total liabilities and stockholders' equity (deficit)                     $ 6,312,000    $ 6,133,000     $ 3,804,000
                                                                                        ===========    ===========     ===========

The accompanying notes are an integral part of these balance sheets.

Genesis Communications International, Inc.
Statements of Operations

                                                 Ten Months Ended
                                                   October 31,                  Year Ended December 31,
                                                2000          1999          1999           1998          1997
                                           -----------------------------------------------------------------------
                                                    (unaudited)

NET SALES OF TELECOMMUNICATIONS SERVICES    $21,729,000   $20,081,000   $24,106,000    $14,856,000    $11,718,000
                                            -----------   -----------   -----------    -----------    -----------
OPERATING EXPENSES:
 Cost of telecommunications services         13,976,000    12,492,000    14,401,000      9,329,000      7,820,000
 Sales and marketing                          5,418,000     4,252,000     5,678,000      3,925,000      3,379,000
 General and administrative                   2,353,000     1,919,000     2,426,000      2,269,000      1,756,000
 Depreciation and amortization                  342,000       320,000       394,000        298,000        242,000
                                            -----------   -----------   -----------    -----------    -----------
       Total operating expenses              22,089,000    18,983,000    22,899,000     15,821,000     13,197,000
                                            -----------   -----------   -----------    -----------    -----------
       Income (loss) from operations           (360,000)    1,098,000     1,207,000       (965,000)    (1,479,000)

INTEREST EXPENSE, net                          (385,000)     (548,000)     (638,000)      (680,000)      (342,000)
GAIN ON SALE OF ASSET                           125,000             -             -              -              -
OTHER INCOME                                      9,000         1,000         1,000         10,000          5,000
                                            -----------   -----------   -----------    -----------    -----------
       Income (loss) before income taxes       (611,000)      551,000       570,000     (1,635,000)    (1,816,000)

Income tax provision (benefit)                   (8,000)        5,000         5,000              -        (95,000)
                                            -----------   -----------   -----------    -----------    -----------
       Net income (loss)                    $  (619,000)  $   546,000   $   565,000    $(1,635,000)   $(1,721,000)
                                            ===========   ===========   ===========    ===========    ===========
Income (loss) per share:
 Basic                                      $     (0.11)  $      0.11   $      0.11    $     (0.35)   $     (0.38)
                                            ===========   ===========   ===========    ===========    ===========
 Diluted                                    $     (0.11)  $      0.10   $      0.10    $     (0.35)   $     (0.38)
                                            ===========   ===========   ===========    ===========    ===========
Weighted average shares outstanding:
 Basic                                        5,439,668     4,895,083     5,175,893      4,619,475      4,541,850
                                            ===========   ===========   ===========    ===========    ===========
 Diluted                                      5,439,668     5,360,298     5,640,027      4,619,475      4,541,850
                                            ===========   ===========   ===========    ===========    ===========

The accompanying notes are an integral part of these financial statements.

Genesis Communications International, Inc.
Statements of Stockholders' Equity (Deficit)
For the Years Ended December 31, 1999 and 1998

                                                                                                      Notes
                                                  Common Stock                Accumulated          Receivable
                                              Shares         Amount             Deficit         from Stockholders       Total
                                            -------------------------------------------------------------------------------------

BALANCE, December 31, 1996                   4,532,850    $  350,000        $     (15,000)         $      -        $    335,000

 Options exercised                              18,000         4,000               -                      -               4,000

 Net loss                                        -             -               (1,721,000)                -          (1,721,000)
                                             ---------    ----------        -------------          -----------     ------------
BALANCE, December 31, 1997                   4,550,850       354,000           (1,736,000)                -          (1,382,000)

 Issuance of common stock, net of issuance
  costs of $80,000                             195,833       507,000               -                      -             507,000

 Debentures converted to common stock          113,333       340,000               -                      -             340,000

 Options exercised                               1,000         2,000               -                      -               2,000

 Net loss                                        -             -               (1,635,000)                -          (1,635,000)
                                             ---------    ----------        -------------          ------------    ------------
BALANCE, December 31, 1998                   4,861,016     1,203,000           (3,371,000)                -          (2,168,000)

 Issuance of common stock                       20,000        74,000               -                    (74,000)          -

 Options exercised                             397,000     1,089,000               -                 (1,083,000)          6,000

 Debentures converted to common stock           49,000       147,000               -                      -             147,000

 Net income                                      -             -                  565,000                 -             565,000
                                             ---------    ----------        -------------          ------------    ------------
BALANCE, December 31, 1999                   5,327,016     2,513,000           (2,806,000)           (1,157,000)     (1,450,000)

 Options exercised (unaudited)                  80,500        37,000               -                      -              37,000

 Payment of note receivable (unaudited)          -              -                  -                     33,000          33,000

 Debentures converted to common stock
  (unaudited)                                  203,129       878,000               -                      -             878,000

 Net loss (unaudited)                            -              -                (619,000)                -            (619,000)
                                             ---------   -----------        -------------          ------------    ------------
BALANCE, October 31, 2000 (unaudited)        5,610,645   $ 3,428,000        $  (3,425,000)         $ (1,124,000)   $ (1,121,000)
                                             =========   ===========        =============          ============    ============

   The accompanying notes are an integral part of these financial statements.

GENESIS COMMUNICATIONS INTERNATIONAL, INC.
Statements of Cash Flows

                                                Ten Months Ended
                                                   October 31,                         Year Ended December 31,
                                             2000             1999             1999             1998           1997
                                       ---------------------------------------------------------------------------------------
                                                  (unaudited)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net income (loss)                        $ (619,000)      $   545,000      $   565,000     $ (1,635,000)    $(1,721,000)
 Adjustments to reconcile net loss to
  net cash used in operating
  activities:
  Depreciation and  amortization             342,000           320,000          394,000          298,000         242,000
  Extraordinary gain on extinguishment
    of debt                                    -                 -                -                -             (24,000)
  Gain on sale of asset                     (125,000)            -                -                -               -
  Changes in assets and liabilities:
    Network receivables                      593,000        (1,829,000)      (1,870,000)        (891,000)      1,148,000
    Prepaid expenses and other              (348,000)         (333,000)        (412,000)         191,000        (358,000)
    Accounts payable                         231,000           105,000          329,000           (3,000)        145,000
    Accrued network costs                  1,223,000           276,000           (8,000)         (87,000)        520,000
    Other current  liabilities              (208,000)          317,000          238,000          254,000         (52,000)
                                          ----------       -----------      -----------     ------------     -----------
      Net cash provided by (used in)
      operating activities                 1,089,000          (599,000)        (764,000)      (1,873,000)       (100,000)
                                          ----------       -----------      -----------      -----------     -----------

CASH USED IN INVESTING ACTIVITIES:
 Purchases of property and equipment        (196,000)         (211,000)        (239,000)         (77,000)       (126,000)
 Proceeds from sale of asset                 160,000             -                -                -               -
                                          ----------       -----------      -----------     ------------     -----------
      Net cash used in investing
      activities                             (36,000)         (211,000)        (239,000)         (77,000)       (126,000)
                                          ----------       -----------      -----------     ------------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Principal payments under capital lease
  obligations and notes payable to
  shareholders                              (395,000)         (286,000)        (379,000)        (292,000)       (200,000)
 Principal payments on long term
   borrowings                               (123,000)         (596,000)        (597,000)        (395,000)          -
 Proceeds from stock options exercised        37,000             6,000            6,000            2,000           4,000
 Receipt of note receivable payment           33,000             -                -                -               -
 Proceeds from issuance of debt                -             2,158,000        2,158,000        2,147,000           -
 Proceeds from issuance of common stock,
   net                                         -                 -                -              507,000           -
                                          ----------       -----------      -----------     ------------     -----------
      Net cash provided by (used in)
      financing activities                  (448,000)        1,282,000        1,188,000        1,969,000        (196,000)
                                          ----------       -----------      -----------     ------------     -----------
    Net increase (decrease) in cash and
     cash equivalents                        605,000           472,000          185,000           19,000        (422,000)

CASH AND CASH EQUIVALENTS, beginning of
  period                                     351,000           166,000          166,000          147,000         569,000
                                          ----------       -----------      -----------     ------------     -----------
CASH AND CASH EQUIVALENTS, end of
  period                                  $  956,000       $   638,000      $   351,000     $    166,000     $   147,000
                                          ==========       ===========      ===========     ============     ===========
NON-CASH INVESTING/FINANCING
 ACTIVITIES:
 Equipment acquired under capital
   lease                                  $    -           $     -          $    17,000     $  1,255,000     $     -
                                          ==========       ===========      ===========     ============     ===========
 Convertible subordinated debentures
  converted into common stock             $  878,000       $   147,000      $   147,000     $    340,000     $     -
                                          ==========       ===========      ===========     ============     ===========
 Notes issued for purchase
  of common stock                              -           $1,083,0000      $ 1,157,000     $      -         $     -
                                          ==========       ===========      ===========     ============     ===========
 Exchange of debentures                        -           $    45,000      $    45,000     $      -         $     -
                                          ==========       ===========      ===========     ============     ===========

Genesis Communications International, Inc.
Notes to Financial Statements
As of December 31, 1999 and 1998

(all information as of October 31, 2000 and for the ten months ended October 31, 2000 and 1999 is unaudited)

1.   Organization and Business
     -------------------------

          Genesis Communications International, Inc. (the "Company") was incorporated in California in March 1995. The Company provides local and long distance telecommunications services primarily to residential customers throughout California, Arizona, Colorado, New Mexico and Oregon.

          The success of the Company is dependent upon several factors. These factors include the Company's ability to penetrate additional markets and to manage network growth and technological change within the telecommunications industry, the successful implementation of local and long distance services to its customers, competition from preexisting and new providers of local and long distance services, as well as positive and timely responses regarding governmental regulations.

2.  Summary of Significant Accounting Policies
    ------------------------------------------

          Unaudited Interim Financial Data
          --------------------------------

          The accompanying interim balance sheet at October 31, 2000, and the related statements of operations and cash flows for the ten months ended October 31, 2000 and 1999 and the statement of stockholders' equity (deficit) for the ten months ended October 31, 2000, together with the related notes as of and for the periods then ended, are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments necessary for a fair presentation of the financial position and results of the interim periods presented in accordance with generally accepted accounting principles. Operating results for the unaudited ten months ended October 31, 2000 are not necessarily indicative of results for the year ending December 31, 2000.

          Use of Estimates
          ----------------

          The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

          Fair Value of Financial Instruments
          -----------------------------------

          The carrying amounts of cash and cash equivalents, network receivables, prepaids and other current assets, accounts payable, accrued network costs and other current liabilities approximate fair value because of the short-term nature of those instruments. Based on borrowing rates currently available to the Company for credit arrangements with similar terms, the carrying amounts of balances under notes payable and capital lease obligations approximate fair value.

          Concentration of Credit Risk
          ----------------------------

          Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of network receivables. The Company's network receivables are geographically dispersed and include many individual customers. Management believes that any risk of loss is significantly reduced due to the diversity of its customers and geographic sales areas. The Company continually evaluates the creditworthiness of its customers and generally does not require deposits. The Company's allowance for doubtful accounts is based on historical trends, current market conditions and other relevant factors.

          Regulation and Competition
          --------------------------

          Rates that are charged by the Company for certain telephone services are subject to the approval of various regulatory authorities. Trends in the telecommunications industry point toward increased competition in virtually all markets and the continued deregulation or alternative regulation of telecommunications services in many jurisdictions.

     Cash Equivalents


          The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents at December 31, 1999 and 1998 and October 31, 2000 consisted of money market accounts.

          Property and Equipment
          ----------------------

          Property and equipment are stated at cost. The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the assets. The estimated useful lives for network equipment, computer equipment and software and office furniture and equipment are 10, 2 and 7 years, respectively. The estimated useful life for leasehold improvements is the shorter of the estimated useful life of the leaseholds or the life of the lease.

     Property and equipment consist of the following:

                                                                  December 31,        October 31,
                                                               1999          1998            2000
                                                           ---------------------------------------
                                                                                       (unaudited)
       Network equipment                                   $ 2,068,000    $1,996,000   $ 2,134,000
       Computer equipment and software                         490,000       414,000       559,000
       Office furniture and equipment                          360,000       262,000       422,000
       Leasehold improvements                                  114,000       104,000       114,000
                                                           -----------    ----------   -----------
                                                             3,032,000     2,776,000     3,229,000
       Less - accumulated depreciation and amortization     (1,012,000)     (619,000)   (1,355,000)
                                                           -----------    ----------   -----------
                                                           $ 2,020,000    $2,157,000   $ 1,874,000
                                                           ===========    ==========   ===========

     Expenditures for repairs and maintenance are charged to expense as incurred. When assets are sold, or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

     Long-Lived Assets
     -----------------

     The Company continually evaluates the carrying value of the unamortized balances of its long-lived assets to determine whether any impairment of these assets has occurred or whether any revision to the related amortization periods should be made. This evaluation is based on management's projections of the undiscounted future cash flows associated with each asset. If management's evaluation were to indicate that the carrying values of these assets were impaired, such impairment would be recognized by a write down of the applicable asset to its estimated fair value and expensed through operations.

     Other Assets
     ------------

     The Company's other assets as of December 31, 1999 and 1998 and October 31,
       2000 consist primarily of deposits, one-time installation costs and deferred financing costs associated with the Company issuance of debentures and receivables sales agreement. During the ten months ended October 31, 2000 the Company sold the right to its trademark and recorded a gain of $125,000. The deferred financing costs are being amortized on a straight line basis (which approximates the effective interest method) over the term of the arrangements and are included within interest expense in the accompanying statements of operations.

Revenue Recognition


     The Company recognizes revenue on telecommunication services in the period that services are provided.

Advertising


  Advertising costs are expensed during the year in which they are incurred.

Stock-Based Compensation


  The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123) for purposes of stock-based employee compensation. Accordingly, the Company accounts for its stock-based compensation plans under the provisions of Accounting Principles Board No. 25 under which compensation cost is measured by the excess, if any, of the fair market value of the Company's common stock at the date of grant over the exercise price of the option. The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123.

Income Taxes


  The Company accounts for income taxes utilizing the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of temporary differences between the tax bases of assets and liabilities and their financial reporting bases at each yearend. If it is more likely than not that some portion or all of the net deferred tax asset will not be realized, a valuation allowance is recognized.

Computation of Net Income (Loss) per Share


     The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128 "Earnings Per Share" (SFAS No. 128). SFAS No. 128 requires companies to compute basic and diluted per share data for all periods for which a statement of operations is presented. Basic net income
     (loss) per share is computed by dividing income (loss) by the weighted average number of common shares that were outstanding during the period. Diluted income (loss) per share is computed giving effect to all potentially dilutive securities that were outstanding for the periods presented.

     Basic and diluted income (loss) per share was the same for the year ended December 31, 1998 and 1997 and for the ten months ended October 31, 2000, as the effect of potentially dilutive securities would have been anti-dilutive.


                                                                                                 Ten Months Ended
                                                            Year Ended December 31,                 October 31,
                                                         1999         1998          1997         2000         1999
                                                     ----------------------------------------------------------------
                                                                                                    (unaudited)
     Income (loss)                                   $  565,000  $(1,635,000)  $(1,721,000)  $ (619,000)  $  546,000
                                                     ==========  ===========   ===========   ==========   ==========

     Shares used in basic per share calculation       5,175,893    4,619,475     4,541,850    5,439,668    4,895,083
     Effect of dilutive securities:
     Employee stock options                             255,199            -             -            -      255,118
     Convertible debentures                             203,129            -             -            -      203,129
     Warrants                                             5,806            -             -            -        6,968
                                                     ----------  -----------   -----------   ----------   ----------
     Shares used in diluted per share calculation     5,640,027    4,619,475     4,541,850    5,439,668    5,360,298
                                                     ==========  ===========   ===========   ==========   ==========

     Basic net income (loss) per share               $     0.11  $     (0.35)  $     (0.38)  $    (0.11)  $     0.11
     Diluted net income (loss) per share             $     0.10  $     (0.35)  $     (0.38)  $    (0.11)  $     0.10

Other Comprehensive Income
--------------------------

In September 1997 the FASB issued SFAS No. 130, "Reporting Comprehensive
     Income" (SFAS 130). SFAS No. 130 establishes the disclosure requirements for comprehensive income and its components within the financial statements. There were no items of other comprehensive income for the years ended December 31, 1999, 1998 and 1997 and the ten months ended October 31, 2000 and 1999; therefore, comprehensive income is the same as net income
     (loss) for each of these years.

Segment Reporting
-----------------

The Company has adopted SFAS No. 131, "Disclosures about Segments of an
     Enterprise and Related Information" (SFAS 131). Under the standard the Company uses the "management" approach to reporting its segments. Under the management approach, the internal organization that is used by management for making operating decisions and assessing performance is the basis for designating the Company's segments. As an integrated telecommunications provider, the Company has one reportable operating segment. While the Company's management monitors the revenue streams of several services, operations are managed and financial performance is evaluated based upon the delivery of multiple services over common networks and facilities. This allows the Company to leverage its costs in an effort to maximize return.

Recent Accounting Pronouncements
--------------------------------

In December 1999, the Securities and Exchange Commission (SEC) issued Staff
     Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements." This SAB
        summarizes the SEC's view in applying generally accepted accounting principles to revenue recognition in financial statements. This SAB was amended by SAB 101B, which defers the effective date for all registrants with fiscal years that begin after December 15, 1999 to allow for the option of implementing no later than the fourth quarter of fiscal 2000. Management does not believe that SAB 101 will have a material impact on the Company's financial statements.

     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133 requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This Statement was amended by SFAS Nos. 137 and 138, which defers the effective date of SFAS No. 133 to all fiscal quarters of fiscal years beginning after June 15, 2000 and clarifies certain provisions of SFAS No. 133, respectively. The adoption of SFAS No. 133 has no effect on the Company's financial position or results of operations.

     In April 2000, the FASB issued FASB Interpretation No. ("FIN") 44,
        "Accounting for Certain Transactions Involving Stock Compensation: an Interpretation of FASB Opinion No. 25." FIN 44 affects awards and modifications made after December 15, 1998. Management believes that their accounting policies comply with the applicable provisions of FIN 44.

     Reclassifications
     -----------------

     Certain prior year amounts have been reclassified to conform to the current presentation.

3. Other Accrued Liabilities
   -------------------------

     Other accrued liabilities consisted of the following components:

                                                          December 31,          October 31,
                                                    1999            1998           2000
                                                  ----------------------------------------
                                                                               (unaudited)
        Accrued compensation                        $230,000        $193,000       $232,000
        Other accrued liabilities                    643,000         442,000        433,000
                                                    --------        --------       --------
            Total                                   $873,000        $635,000       $665,000
                                                    ========        ========       ========

4. Supplemental Cash Flow Information
   ----------------------------------

                                                                                          Ten Months Ended
                                                    Year Ended December 31,                  October 31,
                                                      1999           1998       1997       2000       1999
                                                   ----------------------------------------------------------
                                                                                             (unaudited)
        Cash paid during the period for:
         Interest                                   $620,000       $679,000   $348,000   $405,000   $530,000
                                                    ========       ========   ========  =========  =========

         Taxes                                      $  5,000       $      -   $      -   $      -   $  5,000
                                                    ========       ========   ========  =========  =========

5. Income Taxes
   ------------

     The components of the net deferred tax asset at December 31, 1999 and 1998 are as follows:

                                                             1999         1998
                                                          -----------------------
        Bad debt reserves                                 $ 129,000   $    87,000
        Accrued liabilities                                  24,000        23,000
        Net operating loss carryforwards                    802,000     1,005,000
        AMT credit carryforward                               4,000             -
                                                          ---------   -----------
                                                            959,000     1,115,000
        Less - valuation allowance                         (959,000)   (1,115,000)
                                                          ---------   -----------
        Net deferred tax asset                            $       -   $         -
                                                          =========   ===========

     The realization of the deferred tax asset is dependent upon the Company generating sufficient taxable income prior to expiration of its operating loss carryforwards. Due to the uncertainty regarding the realization of the deferred tax asset, management has provided a full valuation allowance against the net deferred tax asset.

     The significant components of the income tax provision for the years ended December 31, 1999, 1998 and 1997 and for the ten months ended October 31, 2000 are as follows:

                                                                    October 31,
                                        1999    1998        1997        2000
                                     ------------------------------------------
                                                                    (unaudited)
        Current:
         Federal                      $4,000   $   -   $(114,000)   $         -
         State                         1,000       -      19,000              -
                                     -------   -----   ---------    -----------
                                       5,000       -     (95,000)             -
        Deferred:
         Federal                           -       -           -              -
         State                             -       -           -              -
                                     -------   -----   ---------    -----------
                                           -       -           -              -
                                     -------   -----   ---------    -----------
                                      $5,000   $   -   $ (95,000)   $       -
                                     =======   =====   =========    ===========

     At December 31, 1999, the Company had federal and California net operating loss carryforwards of approximately $2,210,000 and $1,319,000, respectively. The federal and California net operating loss carryforwards begin to expire in 2012 and 2002, respectively.

6. Receivables Sale Agreement
   --------------------------

     In July 1997, the Company entered into a receivables sale agreement (the "RFC Agreement"). Under the terms of the RFC Agreement, the Company sold fractional ownership interests in a defined pool of trade accounts receivable for approximately $1,470,000 as of December 31, 1998. The receivables were recorded net of an allowance for doubtful accounts as the Company retained substantially the same risk of credit loss as if the receivables had not been sold. The maximum amount of the purchasers' investment was limited to approximately $5,000,000. There were no amounts sold under the agreement as of December 31, 1999 and $764,000 as of October 31, 2000.

7. Long-term Debt and Other Long-term Obligations
   ----------------------------------------------

     Long-term debt consisted of the following:

                                                                                   December 31,           October 31,
                                                                              1999             1998          2000
                                                                            -----------------------------------------
                                                                                                          (unaudited)
         Notes payable to bank, interest at 11%, due
         March 31, 2005 and collateralized by
         personal property                                                 $        -       $  185,000    $        -

         15% convertible subordinated
         debentures, due 2003                                                 878,000        1,032,000             -

         15% subordinated debentures due at various
         dates through June 10, 1999                                                -          195,000             -

         14% subordinated debentures, due 2004                              1,825,000                -     1,825,000

         12% subordinated debentures, due January 25,
         2000, issued to related party                                         10,000                -             -

         10% subordinated debentures, due March 15,
         2000, issued to related party                                        113,000                -             -
                                                                           ----------       ----------   -----------
         Total due                                                          2,826,000        1,412,000     1,825,000

         Less current portion                                                (123,000)        (217,000)            -
                                                                           ----------       ----------   -----------
                                                                           $2,703,000       $1,195,000    $1,825,000
                                                                           ==========       ==========   ===========

     During 1999 the Company issued 14 percent nonconvertible subordinated debentures due in 2004 in the principal amount of $1,825,000. The debentures accrue interest on the principal amount at a rate of 14 percent through December 31, 1999 and thereafter decreased on the following schedule: 13.5 percent beginning January 1, 2000 and ending June 30, 2000; 13 percent beginning July 1, 2000 and ending December 31, 2000 and 12.5 percent beginning January 1, 2001 and continuing until maturity. Interest is payable monthly and the Company may prepay the principal and accrued but unpaid interest at any time without premium or penalty. Upon the occurrence of an acceleration event, as defined in the debenture agreement, acceleration of the principal amount and unpaid interest will become immediately due.

     During 1998 the Company issued 15 percent convertible subordinated debentures due 2003 in the principal amount of $1,372,000. The debentures are convertible at the option of the holder into common stock of the Company at any time prior to maturity, unless previously redeemed or repurchased, at a conversion price of $3.00 per share, subject to adjustment in certain events. The debentures may be converted at the option of the Company after one year. Debentures in the amounts of $147,000 and $340,000 were converted into common stock during 1999 and 1998, respectively. In June 2000, an additional $878,000 of debentures were converted (unaudited).

     In 1998 the Company borrowed $380,000 and issued a promissory note (the RFC
     Note) in the same amount, payable February 2001. Interest was payable at the Wall Street Journal rate plus three and one-half percent with interest due monthly through July 31, 1998 and principal and interest payments commencing August 1998 to the due date. Attached to the note was a warrant to purchase up to 240,000 shares of the Company's common stock at an exercise price of $3.00 per share. Of these shares, 100,000 immediately vested upon the signing of the RFC Note, with vesting of an additional 20,000 shares per month starting July 1998 to February 1999 and an exercise period of one year from the date of issuance of the RFC Note. In October 1998 the Company repaid this note in full and 160,000 of the warrants were vested. These warrants expired in February 1999 unexercised.

     In 1999, the Company issued subordinated debentures in the amount of $113,000 to a shareholder and $10,000 to an officer who is also a shareholder of the Company.

8. Commitments and Contingencies
   -----------------------------

     Leases

   The Company has entered into operating lease agreements primarily for office facilities and equipment. The operating leases are subject to annual increases based upon the consumer price index. The Company also leases certain equipment under capital lease agreements that mature on various dates through March 4, 2004 and have interest rates ranging from 9.15% to 16.5%. As of December 31, 1999, approximately $2,153,000 of such leased equipment is included in property and equipment (approximately $1,516,000 net of accumulated depreciation).

   Future minimum payments to be made under lease agreements are as follows:

                                                            Capital     Operating
                Year Ending December 31,                    Leases       Leases
                ------------------------                  ----------    ----------
                    2000                                  $  599,000    $  384,000
                    2001                                     510,000       328,000
                    2002                                     300,000       309,000
                    2003                                     282,000       275,000
                    Thereafter                                70,000       236,000
                                                          ----------    ----------
                                                           1,761,000    $1,532,000
                                                                        ==========
                    Less amounts representing interest      (250,000)
                                                          ----------
                    Future minimum lease obligation        1,511,000

                    Less current portion                    (478,000)
                                                          ----------
                                                          $ 1,033,000
                                                          ===========

      Rent expense for the years ended December 31, 1999, 1998 and 1997 was approximately $355,466, $337,872 and $243,191, respectively, and approximately $291,000 and $281,000 for the ten months ended October 31, 2000 and 1999, respectively.

9. Stockholders' Equity (Deficit)
   ------------------------------

      Notes Receivable from Stockholders
      ----------------------------------

      In March 1999, two employees of the Company exercised stock options to purchase a total of 350,000 shares of common stock in exchange for a recourse note receivable payable to the Company totaling $1,050,000. The outstanding principal balance accrues interest at an annual rate of five percent with all amounts payable on or before March 17, 2002.

      In September 1999, an employee of the Company exercised stock options to purchase common stock in the aggregate of 17,500 shares in exchange for a recourse note receivable payable to the Company totaling $33,000. The outstanding principal balance accrues interest at an annual rate of five percent with all amounts payable on or before March 31, 2002. In January 2000, the employee repaid all amounts outstanding to the Company.

      In December 1999, the Company sold 20,000 shares in the aggregate of its common stock to two employees of the Company in exchange for notes receivable totaling $74,400. The notes accrue interest at an annual rate of 5.74 percent with individual principal payments of approximately $13,000 due on or before January 31, 2001 and monthly principal payments of approximately $1,000 subsequent to January 31, 2001 until the remaining balance is paid. Interest accrued for the first year of the notes is payable at the completion of one year from the date of the note, thereafter, interest payments are payable monthly.

      Stock Options
      -------------

      During 1995, the Company adopted a stock option plan (the "Plan") which provides for the grant of incentive stock options ("ISOs") and nonstatutory options to employees, directors or consultants. The Company has reserved 1,000,000 shares of common stock for issuance under the Plan.

      The Plan provides that the exercise price of ISOs and nonstatutory options is not less than the fair market value of the underlying shares and not less than 85% of the fair market value of the underlying shares, respectively, on the date of grant. The Board of Directors estimates the fair market value on the date of grant and the option vesting upon each grant. Options may be exercised during a minimum 10-year period from the date of grant.

      The following table summarizes stock option plan activity:

                                                                      Weighted-  Weighted-
                                                        Range of       Average    Average
                                          Options       Exercise      Exercise     Fair
                                        Outstanding      Prices         Price      Value
      ------------------------------------------------------------------------------------
          Balance, December 31, 1996        252,200   $0.20 - $2.00      $0.84
            Granted                         148,400   $2.00 - $3.00      $2.99      $0.80
            Exercised                       (18,000)      $0.20          $0.20
            Canceled                         (2,100)      $3.00          $3.00
                                           --------
          Balance, December 31, 1997        380,500   $0.20 - $3.00      $1.70
            Granted                         309,000       $3.00          $3.00      $0.62
            Exercised                        (1,000)  $1.00 - $3.00      $1.60
            Canceled                         (9,000)      $3.00          $2.79
                                           --------
          Balance, December 31, 1998        679,500   $0.20 - $3.00      $2.28
            Granted                         303,900   $3.00 - $3.72      $2.93      $0.77
            Exercised                      (397,000)  $0.20 - $3.00      $2.74
            Canceled                        (67,900)  $2.00 - $3.00      $2.89
                                           --------
          Balance, December 31, 1999        518,500   $0.20 - $3.72      $2.23
            Granted                          62,300   $3.72 - $4.40      $4.38      $1.15
            Exercised                       (80,500)  $0.20 - $3.00      $0.45
            Canceled                         (6,750)  $3.00 - $4.40      $3.33
                                           --------
          Balance, October 31, 2000         493,550   $0.20 - $4.40      $2.77
                                           ========

      At December 31, 1999 and October 31, 2000 approximately 342,000 and 345,000 shares under option were exercisable, respectively. The weighted average exercise price for options exercisable at December 31, 1999 and October 31, 2000 was $1.81 and $2.06, respectively. At December 31, 1999 and October 31, 2000, the weighted average remaining contractual life for options outstanding was 1.79 and 3.52 years, respectively.

      The Company has elected to account for its stock-based compensation plans under APB 25. However, the Company has computed, for pro forma disclosure purposes, the value of all options granted using the fair market value method as prescribed by SFAS No. 123. Under this method, the Company used the risk-free interest rate at the date of grant, expected volatility, expected dividend yield and expected life of the options to determine the fair value of options granted. The risk-free interest rates ranged from 4.17% to 6.50%; expected volatility and dividend yield were assumed to be zero, and the expected life of the options was assumed to be five years.

        The following pro forma information is determined as if the Company had accounted for its employee stock options using the fair value methodology:

                                                                                        Ten Months Ended
                                              Year Ended December 31,                      October 31,
                                          1999        1998         1997          2000        1999
                                        ----------------------------------------------------------------
                                                                                           (unaudited)
            As reported                 $565,000  $(1,635,000)  $(1,721,000)  $(619,000)    $546,000
            Pro forma                    508,000   (1,826,000)   (1,839,000)   (691,000)     499,000

        For purposes of pro forma disclosures, the estimated fair value of options is amortized to expense over the options' vesting period. The pro forma compensation expense may not be representative of such expense in future years.

10. Subsequent Event
    ----------------

        On June 14, 2000, the Company entered into a definitive agreement to be acquired by American TeleSource International, Inc. (ATSI), a publicly held telecommunications provider based in San Antonio, Texas. On December 1, 2000, the Company and ATSI signed an amendment to the original definitive agreement whereby the number of shares of ATSI common stock to be delivered to the Company's shareholders at closing will range from approximately 6,300,000 to 19,000,000 shares of common stock. The determination of the total shares to be distributed is based on the average price of ATSI's publicly traded common stock during periods as defined in the agreement. The Company's shareholders will also receive one share of GlobalSCAPE, Inc. an approximate 70 percent owned subsidiary of ATSI, for each twenty shares of ATSI common stock received.

                                    ANNEX A



                     AGREEMENT AND PLAN OF REORGANIZATION

                                    BETWEEN

        AMERICAN TELESOURCE INTERNATIONAL, INC., a Delaware corporation

                                      AND

                  GENESIS COMMUNICATIONS INTERNATIONAL, INC.,
                           a California corporation



                                 June 13, 2000

                     AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is entered into as of June 13, 2000, by and between American TeleSource International, Inc., a Delaware corporation ("ATSI"), and Genesis Communications International, Inc., a California corporation ("Genesis").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, the parties hereto desire to effect a combination of Genesis and Merger Sub through a merger (the "Merger") of a to-be-formed subsidiary ("Merger Sub") of ATSI incorporated under the laws of the State of California with and into Genesis, with Genesis to continue as the surviving corporation, upon the terms and conditions set forth in this Agreement, the California Corporations Code (the "California Code") and the General Corporation Law of the State of Delaware;

     WHEREAS, ATSI and Genesis desire to set forth certain representations, warranties, covenants and agreements made by each to the other in connection with the transactions described in this Agreement, including certain additional agreements related to the transactions contemplated hereby;

     WHEREAS, it is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, for accounting purposes, it is intended that the Merger be treated as a "pooling of interests";

     WHEREAS, this Agreement has been approved by the respective boards of directors of ATSI and Genesis;

     WHEREAS, certain terms used herein have the meanings ascribed thereto in
Section 10.19; and

     WHEREAS, shareholders of Genesis holding at least a majority of the outstanding shares of common stock of Genesis, without par value ("Genesis Common Stock"), as of the date of this Agreement will contemporaneously with the execution and delivery of this Agreement execute and deliver to ATSI agreements providing for certain actions relating to the transactions contemplated by this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereby agree as follows:

                                  ARTICLE I

                            PLAN OF REORGANIZATION

     1.1  The Merger.  Upon the terms and subject to the conditions set forth in
          ----------
this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into Genesis, and the separate existence of Merger Sub shall cease. Genesis will continue as the surviving corporation in the Merger (the "Surviving Corporation").

     1.2  Effect of the Merger.  The Merger shall have the effects set forth in
          --------------------
this Agreement and in the applicable provisions of the California Code.

     1.3  Closing; Effective Time.  The consummation of the transactions
          -----------------------
contemplated by this Agreement (the "Closing") shall take place at the offices of Brobeck, Phleger & Harrison LLP, 12390 El Camino Real, San Diego, California 92130 at 10:00 a.m., local time, on the second business day following the day on which all of the conditions set forth in Articles VI and VII have been satisfied or duly waived (the "Scheduled Closing Time"). (The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date.") Contemporaneously with or as promptly as practicable after the Closing, a properly executed agreement of merger conforming to the requirements of Section 1103 of the California Code and related Certificates of Approval of Merger Sub and Genesis, together with a certificate of satisfaction of the Franchise Tax Board, shall be filed with the Secretary of State of the State of California. The Merger shall become effective at the time such agreement of merger and related Certificates of Approval of Merger Sub and Genesis, together with such certificate of satisfaction, is filed with the Secretary of State of the State of California (the "Effective Time").

     1.4  Articles of Incorporation and Bylaws; Directors and Officers. Unless
          ------------------------------------------------------------
otherwise determined by ATSI and Genesis prior to the Effective Time:

     (a) at the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of Merger Sub in effect immediately prior to the Effective Time, except that Article I thereof shall amended to read in its entirety as follows: "The name of the corporation is Genesis Communications International, Inc.";

     (b) at the Effective Time, the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, except that the Bylaws shall be amended to reflect that the name of the Surviving Corporation shall be "Genesis Communications International, Inc."; and

     (c) at the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall become the directors, and the officers of Merger Sub immediately prior to the Effective Time shall become the officers, of the Surviving Corporation, each to hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation and applicable law.

     1.5  Conversion of Shares.
          --------------------

     (a) Subject to Sections 1.8(c) and 1.9, at the Effective Time, by virtue of the Merger and without any further action on the part of ATSI, Merger Sub, Genesis or any shareholder of Genesis (each a "Shareholder" and, collectively, the "Shareholders"):

       (i) each share of Genesis Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive the Applicable Number (determined in accordance with Section 1.5(c) below) of shares of the common stock, par value $.001 per share, of ATSI ("ATSI Common Stock" or "ATSI Shares"), subject to the provisions of Section 1.10, Article IX and the Escrow Agreement (as hereinafter defined); and

       (ii) each share of the common stock, par value $.001 per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

     (b) If any shares of Genesis Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement or instrument with Genesis, then the shares of ATSI Common Stock issued in exchange for such shares of Genesis Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of ATSI Common Stock may accordingly be marked with appropriate legends.

     (c) Unless there is an adjustment to the shares to be issued in the Merger pursuant to Section 1.5(d) below, the "Applicable Number" for the conversion of the Genesis Common Stock shall be determined by dividing the Total Shares (as defined below) by the total number of shares of Genesis Common Stock issued and outstanding immediately prior to the Effective Time. At the Closing, Genesis shall certify to ATSI the total number of shares of Genesis Common Stock issued and outstanding immediately prior to the Effective Time. If the Average Price (as defined below) is equal to or greater than $3.91 and less than or equal to $7.91 per share, the "Total Shares" shall equal 6,319,289 shares of ATSI Common Stock; if the Average Price is less than $3.91 per share, the "Total Shares" shall equal 9,551,662 shares of ATSI Common Stock; and if the Average Price is greater than $7.91 per share, the "Total Shares" shall equal 4,721,492 shares of ATSI Common Stock. The "Average Price" shall mean the average of the sum of (i) the closing sale prices of ATSI Common Stock on the American Stock Exchange for each of the ten trading days ending two trading days preceding the Closing Date plus (i) from and after any ex-dividend date with respect to the GlobalSCAPE Spinoff (as defined below), the quotient of (x) the closing sale prices of the GlobalSCAPE Shares on the principal stock exchange or automatic quotation system on which such shares are traded for each of the ten trading days ending two trading days preceding the Closing Date, divided by (y) the number of shares of
                                         ----------
ATSI Common Stock with respect to which each GlobalSCAPE Share was distributable in the GlobalSCAPE Spinoff.

     (d) If, prior to the Merger, ATSI or Genesis recapitalizes either through a split-up of its outstanding shares into a greater number, or through a combination of its outstanding shares into a lesser number, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes, or declares a dividend on its outstanding shares payable in shares or securities convertible into shares, the number of shares of ATSI Common Stock into which the shares of Genesis Common Stock are to be converted will be adjusted appropriately so as to maintain the proportional interests of the holders of Genesis Common Stock in the ATSI Common Stock. Without limiting the generality of the foregoing, in the event ATSI should set a record date prior to the Effective Time for the purposes of determining the holders of ATSI Shares entitled to participate in ATSI's proposed distribution (the "GlobalSCAPE Spinoff") to its shareholders of shares of its wholly-owned subsidiary, GlobalSCAPE, Inc., a Delaware corporation ("GlobalSCAPE"), then adequate provision shall be made so that the holders of outstanding shares of Genesis Common Stock immediately prior to the Effective Time shall be entitled, subject to the provisions of Section 1.10, to participate in such distribution to the same extent as if the ATSI Shares into which such shares of Genesis Common Stock are converted in the Merger were outstanding on the record date for such distribution. Any such shares of GlobalSCAPE ("GlobalSCAPE Shares") that are distributable to Genesis' shareholders as described above shall, subject to the provisions of Section 1.10, be distributed to such shareholders concurrently with ATSI's delivery of certificates representing the ATSI Shares issued in the Merger pursuant to and subject to the requirements set forth in Section 1.8.

     1.6  Employee Stock Options.  At the Effective Time, Genesis' 1995 Stock
          ----------------------
Option Plan (the "1995 Plan") shall be assumed and continued by ATSI and each stock option that is then outstanding under the 1995 Plan, whether vested or unvested (a "Genesis Option"), shall be assumed by ATSI in accordance with the terms (as in effect as of the date of this Agreement) of the 1995 Plan and the stock option agreement by which such Genesis Option is evidenced. All rights with respect to Genesis Common Stock under outstanding Genesis Options shall thereupon be converted into rights with respect to ATSI Common Stock. Accordingly, from and after the Effective Time, (a) each Genesis Option assumed by ATSI may be exercised solely for shares of ATSI Common Stock, (b) the number of shares of ATSI Common Stock subject to each such assumed Genesis Option shall be equal to the number of shares of Genesis Common Stock that were subject to such Genesis Option immediately prior to the Effective Time multiplied by the
                                                            -------------
Applicable Number, rounded down to the nearest whole number of shares of ATSI Common Stock, (c) the per share exercise price for the ATSI Common Stock issuable upon exercise of each such assumed Genesis Option shall be determined by dividing the exercise price per share of Genesis Common Stock subject to such Genesis Option, as in effect immediately prior to the Effective Time, by the Applicable Number, and rounding the resulting exercise price up to the nearest whole cent, and (d) all restrictions on the exercise of each such assumed Genesis Option shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Genesis Option shall otherwise remain unchanged; provided, however, that each such assumed Genesis Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by ATSI after the Effective Time. Genesis and ATSI shall take all action that may be necessary (under the 1995 Plan and otherwise) to effectuate the provisions of this Section 1.6(a). Following the Closing, ATSI will send to each holder of an assumed Genesis Option a written notice setting forth (i) the number of shares of ATSI Common Stock subject to such assumed Genesis Option, and (ii) the exercise price per share of ATSI Common Stock issuable upon exercise of such assumed Genesis Option. ATSI shall use its best efforts to file with the United States Securities and Exchange Commission (the "SEC"), within sixty (60) days after the Effective Time, a registration statement on Form S-8 registering the exercise of the Genesis Options assumed by ATSI pursuant to this Section 1.6
under the Securities Act of 1933, as amended (the "Securities Act").   Genesis
shall cooperate with ATSI in the preparation and filing of such registration statement.

     1.7  Closing of Genesis' Transfer Books.  At the Effective Time, holders of
          ----------------------------------
certificates representing shares of Genesis' capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of Genesis, and the stock transfer books of Genesis shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Genesis' capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of Genesis' capital stock (a "Genesis Stock Certificate") is presented to the Surviving Corporation or ATSI, such Genesis Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.8.

     1.8  Exchange of Certificates.
          ------------------------

     (a) At or as soon as reasonably practicable after the Effective Time, ATSI will send to the holders of Genesis Stock Certificates (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Genesis Stock Certificates shall pass, only upon delivery of the Genesis Stock Certificates to the Paying Agent) ("Letter of Transmittal") and (ii) instructions for use in effecting the surrender of Genesis Stock Certificates in exchange for certificates representing ATSI Common Stock, in each case customary for transactions such as the Merger. Upon surrender of a Genesis Stock Certificate to ATSI for exchange, together with a duly executed Letter of Transmittal and such other documents as may be reasonably required by ATSI, the holder of such Genesis Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of ATSI Common Stock that such holder has the right to receive pursuant to the provisions of this Article I (excluding in each such case, any such shares constituting Escrow Shares (as hereinafter defined)), and the Genesis Stock Certificate so surrendered shall be canceled. (The shares of ATSI Common Stock, other than the Escrow Shares, issuable to the holders of Genesis Common Stock in the Merger are sometimes referred to as the "Closing Shares.") Until surrendered as contemplated by this
Section 1.8, each Genesis Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive, upon such surrender, a certificate representing shares of ATSI Common Stock as contemplated by this
Article I, subject to the terms of the Escrow Agreement. If any Genesis Stock Certificate shall have been lost, stolen or destroyed, ATSI may, in its discretion and as a condition precedent to the issuance of any certificate representing ATSI Common Stock, require the owner of such lost, stolen or destroyed Genesis Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as ATSI may reasonably direct) as indemnity against any claim that may be made against ATSI or the Surviving Corporation with respect to such Genesis Stock Certificate.

     (b) No dividends or other distributions declared or made with respect to ATSI Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Genesis Stock Certificate with respect to the shares of ATSI Common Stock represented thereby until such holder surrenders such Genesis Stock Certificate in accordance with this Section 1.8 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment to the extent relating to the Closing Shares).

     (c) No fractional shares of ATSI Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of capital stock of the Genesis who would otherwise be entitled to receive a fraction of a share of ATSI Common Stock (after aggregating all fractional shares of ATSI Common Stock issuable to such holder) shall, upon surrender of such holder's Genesis Stock Certificate(s), be issued a number of shares of ATSI Common Stock into which such holder's shares of Genesis Common Stock shall have been converted in the Merger, rounded up to the nearest whole share.

     (d) ATSI and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of Genesis pursuant to this Agreement such amounts as ATSI or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Shareholder to whom such amounts would otherwise have been paid.

     (e) Neither ATSI nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of Genesis for any shares of ATSI Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

     1.9  Dissenting Shares.
          -----------------

     (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of Genesis that, as of the Effective Time, are or may become "dissenting shares" within the meaning of Section 1300(b) of the California Code shall not be converted into or represent the right to receive ATSI Common Stock in accordance with Section 1.5, and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in Chapter 13 of the California Code; provided, however, that if the status of any such shares as "dissenting shares" shall not be perfected, or if any such shares shall lose their status as "dissenting shares," then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) ATSI Common Stock in accordance with Section 1.5.

     (b) Genesis shall give ATSI (i) prompt notice of any written demand received by Genesis prior to the Effective Time to require Genesis to purchase shares of capital stock of Genesis pursuant to Chapter 13 of the California Code and of any other demand, notice or instrument delivered to Genesis prior to the Effective Time pursuant to California Code, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. Genesis shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless ATSI shall have consented in writing to such payment or settlement offer, which consent shall not be unreasonably withheld.

     1.10 Escrow Agreement.  At the Effective Time, ATSI will deposit into
          ----------------
escrow certificates representing seven and one-half percent (7.5%) of (i) the shares of ATSI Common Stock issued to the holders of Genesis Stock in the Merger, on a pro rata basis and (ii) any GlobalSCAPE Shares deliverable to the holders of Genesis Stock pursuant to Section 1.5(d), on a pro rata basis. Such shares (the "Escrow Shares") shall be held as collateral for the Shareholders' indemnification obligations under Article IX and pursuant to the provisions of an escrow agreement (the "Escrow Agreement") in substantially the form of Exhibit A.

     1.11 Tax Consequences.  For federal income tax purposes, the Merger is
          ----------------
intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     1.12 Accounting Treatment. For accounting purposes, the Merger is intended
          --------------------
to be treated as a "pooling of interests."

     1.13 Further Action. If, at any time after the Effective Time, any further
          --------------
action is determined by ATSI to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or ATSI with full right, title and possession of and to all rights and property of Merger Sub and Genesis, the officers and directors of the Surviving Corporation and ATSI shall be fully authorized (in the name of Merger Sub, in the name of Genesis and otherwise) to take such action.

     1.14 Fairness Hearing.
          -----------------

     (a) The ATSI Common Stock to be issued in the Merger will be qualified by a permit (the "Permit") issued under Section 25121 of the California Corporate Securities Law of 1968 (the "Securities Law") after a fairness hearing (the "Fairness Hearing") before the California

Commissioner of Corporations pursuant to Section 25142 of the Securities Law and shall thereby be an exempt transaction under Section 3(a)(10) of the Securities Act. ATSI shall prepare and file with the California Department of Corporations (the "Department") a permit for qualification of the ATSI Common Stock to be issued in the Merger (and, if deemed necessary by mutual agreement of Genesis and ATSI, such permit shall include qualification of the Genesis Options) and an application for a Fairness Hearing together with the information statement included therein (the "Information Statement") and any other documents required by the Securities Law in connection with the Merger. ATSI shall use reasonable efforts to have the Permit issued under the Securities Law as promptly as practicable after such filing.

          (b) Genesis will timely furnish to ATSI all information concerning Genesis, including, without limitation, information regarding Genesis' business, management, financial statements and the Genesis shareholders, option holders and debenture holders as may be reasonably requested in connection with any action provided for in this Section 1.14, and will be responsible for any statement, information or omission in the Information Statement relating to it or its affiliates based on written information furnished by it that causes such Information Statement to contain an untrue statement of material fact relating to Genesis, or omit a material fact necessary to make the statements therein relating to Genesis, not misleading.

          (c) In the event that the Permit cannot be obtained within a reasonable time or without the imposition of burdensome conditions, then, at ATSI shall effect the issuance of the shares of ATSI Common Stock to be issued in the Merger pursuant to a registration statement on Form S-4.

                                  ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF GENESIS

          Except as set forth in a document of even date herewith and concurrently delivered to ATSI herewith, referring specifically to the representations and warranties in this Agreement that identifies by section number to which such disclosure relates (the "Genesis Disclosure Schedule"), Genesis hereby makes the following representations and warranties to ATSI and Merger Sub:

          2.1  Organization and Good Standing.  Genesis is a corporation duly
               ------------------------------
organized validly existing and in good standing under the laws of the State of California and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted. Genesis is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Genesis Material Adverse Effect (as defined below). "Genesis Material Adverse Effect" means an effect that is or would reasonably at the time of such effect be expected to be materially adverse: (i) to the business, results of operation, or financial condition of Genesis; or (ii) to Genesis' ability to perform any of its material obligations under this Agreement or to consummate the Merger; or
(iii) to the ability of the Surviving Corporation or ATSI to conduct such business, as presently conducted, following the Effective Time or the ability of ATSI to exercise full rights of ownership of Genesis or its assets or business but shall not include any of the foregoing arising out of, related to or otherwise by virtue of (a) agreements previously entered into or actions previously taken by ATSI, (b) changes in general economic or financial market conditions, (c) the announcement of or pendency of any of the transactions contemplated by this Agreement or (d) conditions generally affecting the industry in which Genesis conducts its business. The jurisdictions in which Genesis is qualified to do business as a foreign corporation are listed in Section 2.1 of the Genesis Disclosure Schedule. Genesis has heretofore delivered or made available to ATSI or its advisers complete and accurate copies of the Articles of Incorporation, Bylaws and other governing instruments of Genesis.

     2.2  Power, Authorization and Validity.
          ---------------------------------

     (a) Genesis has all requisite corporate right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and all Contracts to which it is or will be a party that are required or contemplated to be executed pursuant to or in connection with this Agreement (the "Genesis Ancillary Agreements"). The execution, delivery and performance of this Agreement and the Genesis Ancillary Agreements have been duly and validly approved and authorized by the Board of Directors of Genesis. No other action of Genesis' Board of Directors or corporate proceeding on the part of Genesis is necessary to authorize this Agreement, and, subject to obtaining the approval of this Agreement and the Merger by the holders of a majority of the shares of the Genesis Common Stock outstanding as of the record date of Genesis' shareholder meeting (the "Required Genesis Shareholder Vote"), no other action of Genesis' Board of Directors or corporate action on the part of Genesis is necessary to consummate the transactions contemplated hereby. The Merger has been declared advisable by the Board of Directors of Genesis.

     (b) This Agreement and the Genesis Ancillary Agreements are, or when executed by Genesis will be, valid and binding obligations of Genesis enforceable in accordance with their respective terms, except as to the effect, if any, of applicable bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally or by general principles of equity.

     2.3  Capitalization.
          --------------

     (a) The authorized capital stock of Genesis consists exclusively of 10,000,000 shares of common stock, without par value, of which 5,340,827 shares are issued and outstanding. All issued and outstanding shares of Genesis Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission, and were not issued in violation of the preemptive rights of any Person. Section 2.3(a) of the Genesis Disclosure Schedule accurately sets forth, with respect to each
Shareholder: (i) the name of such Shareholder; (ii) the address of such Shareholder; and (iii) the number of shares of Genesis Common Stock held by such Shareholder.

     (b) Genesis has reserved 1,000,000 shares of Genesis Common Stock for issuance under the 1995 Plan, of which options to purchase 519,400 shares are outstanding as of the date of this Agreement. Section 2.3(b) of the Genesis Disclosure Schedule accurately sets forth, with respect to each Genesis Option that is outstanding as of the date of this Agreement: (i) the name of the holder of such Genesis Option; (ii) the total number of shares of Genesis Common Stock that are subject to such Genesis Option and the number of shares of Genesis Common Stock with respect to which such Genesis Option is immediately exercisable; (iii) the date on which such Genesis Option was granted and the term of such Genesis Option; (iv) the vesting schedule for such Genesis Option;
(v) the exercise price per share of Genesis Common Stock purchasable under such Genesis Option; and (vi) whether such Genesis Option has been designated an "incentive stock option" as defined in Section 422 of the Code. Except as set forth in Section 2.3(b) of the Genesis Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant, right, agreement or other Contract (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Genesis or obligating or which may obligate Genesis to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such subscription, option, call, warrant, right, agreement or other Contract; (ii) outstanding security, instrument, obligation or other Contract that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Genesis; (iii) Contract under which Genesis is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Genesis; or (v) options, warrants, calls, puts, rights, commitments, agreements, instruments, obligations or other Contracts under which Genesis is or may become obligated to repurchase or redeem any shares of capital stock or other securities of Genesis. Schedule 2.3(b) of the Genesis Disclosure Schedule accurately sets forth, with respect to each of Genesis' 15% Convertible Subordinated Debentures (the "Debentures") that is outstanding as of the date of this Agreement: (i) the name of the holder of such Debentures; (ii) the address of such holder; and (iii) the outstanding principal amount of such Debenture.

     (c) All outstanding shares of Genesis Common Stock and all outstanding Genesis Options and Debentures have been issued and granted in compliance with
(i) all applicable securities laws and other applicable Legal Requirements , and
(ii) all requirements set forth in applicable Contracts.

     (d) Except as set forth in Section 2.3(d) of the Genesis Disclosure Schedule, Genesis has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of Genesis. All securities so reacquired by Genesis were reacquired in compliance with (i) the applicable provisions of the California Code and all applicable Legal Requirements, and
(ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable Contracts.

     (e) Except as set forth in Section 2.3(e) of the Genesis Disclosure Schedule, there are no voting agreements, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of Genesis' outstanding securities.

     (f) The terms of the 1995 Plan permit the assumption or substitution of options to purchase ATSI Common Stock as provided in this Agreement, without the consent or approval of the holders of such securities, the Shareholders, or otherwise, and upon the continuance of the 1995 Plan and the assumption by ATSI of the Genesis Options as provided in Section 1.6, the Genesis Options and any other options that may be granted under the 1995 Plan in the future will be exercisable only for shares of ATSI Common Stock upon the terms set forth in
Section 1.6.

     2.4  Subsidiaries.  Genesis does not have any subsidiaries or any equity,
          ------------
partnership or other ownership interest, direct or indirect, in any corporation, partnership, joint venture or other business entity.

     2.5  Consents and Approvals.  Except (i) for obtaining the Required Genesis
          ----------------------
Shareholder Vote, (ii) for the filing and recordation of appropriate merger documents as required by the California Code, (iii) as set forth in Section 2.5 of the Genesis Disclosure Schedule, the authorization and approval by Genesis' Board of Directors and the execution and delivery by Genesis of this Agreement and the Genesis Ancillary Agreements and the consummation by Genesis of the transactions contemplated hereby and thereby do not and will not: (a) violate or conflict with any provision of the Articles of Incorporation or Bylaws of Genesis; (b) violate or conflict with any statute, law, rule, regulation, judgement, order, or decree of any Governmental

Body or any nongovernmental self-regulatory agency by or to which Genesis or any of its respective properties or assets may be bound or subject; (c) require any filing, registration, notice or declaration with or permit, consent, order, authorization or approval to be obtained from any Governmental Body or any nongovernmental self-regulatory agency; or (d) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any Lien on any of the properties or assets of Genesis under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, franchise, permit, concession, authorization, agreement, lease or other instrument, obligation or Contract to which Genesis is a party, or by which it or any of its properties or assets may be bound.

     2.6  Litigation.  Except as set forth in Schedule 2.6 of the Genesis
          ----------
Disclosure Schedule, there is no private or governmental Legal Proceeding to which Genesis is a party or by which any of its properties or assets may be affected or bound pending before any court or administrative agency and, to the knowledge of Genesis, no such Legal Proceeding has been threatened. Except as set forth in Schedule 2.6 of the Genesis Disclosure Schedule, there is no judgment, decree, order, settlement agreement, conciliation agreement or other similar instrument against Genesis or by which Genesis is bound, or, to the knowledge of Genesis, any of its directors or officers (in their capacities as such), that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or by which Genesis or any such officer or director continues to be bound or otherwise imposes any ongoing or unresolved obligation or duty on the part of Genesis. To the knowledge of Genesis, except as set forth in Section 2.6 of the Genesis Disclosure Schedule, there is no basis for any Shareholder or former Shareholder of Genesis, or any other Person to assert a claim against Genesis, Merger Sub or ATSI based upon:
(a) ownership or rights to ownership of any shares of Genesis Stock, (b) any rights as or to become a Genesis Shareholder, including any option or preemptive rights or rights to notice or to vote, or (c) any rights under any agreement between Genesis and any of its Shareholders or former Shareholders or option holders or former Option holders in their capacity as such.

     2.7  Genesis Financial Statements.  Genesis has delivered to ATSI as
          ----------------------------
Section 2.7 of the Genesis Disclosure Schedule, Genesis' unaudited balance sheet as of March 31, 2000, and its unaudited income statement and statement of cash flows for the three months then ended, and Genesis' balance sheets as of December 31, 1999, 1998 and 1997, and its income statements and statements of cash flows for the years ended December 31, 1999, 1998 and 1997, as audited by Pricewaterhouse Coopers LLP whose unqualified reports thereon are included therewith (the "Genesis Financial Statements"), provided that the Genesis Financial Statements for the year ended December 31, 1999 are in draft forms. Genesis has no reason to believe that (i) except as set forth in Section 2.7 of the Genesis Disclosure Schedule, the final Genesis Financial Statements for the year ended December 31, 1999, will materially differ from the draft forms thereof described in the preceding sentence or (ii) Pricewaterhouse Coopers LLP will not issue its unqualified report on such final Genesis Financial Statements for the year ended December 31, 1999. Except as set forth on Section 2.7 of the Genesis Disclosure Schedule, the Genesis Financial Statements (a) are in accordance with the books and records of Genesis, (b) fairly present the financial condition of Genesis at the respective dates therein indicated and the results of operations for the respective periods therein specified and (c) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP"). Genesis has no debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that, is not reflected, reserved against or disclosed in the Genesis Financial Statements, except for (i) those that are not required to be reported in accordance with GAAP and are set forth in Section 2.7 of the Genesis Disclosure Schedule, and (ii) those that have been incurred after December 31, 1999, in the ordinary course of its business, consistent with past practice. The statements of income included in the Genesis Financial Statements do not contain any items of special or non-recurring income or any other income not earned in the ordinary course of business consistent with past practice except as expressly specified therein.

     2.8  Taxes.
          -----

     (a) Genesis has properly completed and timely filed or caused to be filed all Tax Returns required to be filed by or with respect to it pursuant to applicable Legal Requirements. Genesis has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, except such Taxes, if any, as are listed on Schedule 2.8(a) of the Genesis Disclosure Schedule and are being contested in good faith and as to which adequate reserves (as determined in accordance with GAAP) have been provided in the Genesis Financial Statements. Genesis has provided adequate accruals in accordance with GAAP in the Genesis Financial Statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. Genesis has no material liability for unpaid Taxes accruing after the date of the latest Genesis Financial Statements other than Taxes arising in the ordinary course of its business consistent with past practice. Genesis has delivered or made available to ATSI copies of all Tax Returns filed since inception.

     (b) There is no claim for Taxes that is a Lien against the property of Genesis or is being asserted against Genesis other than Liens for Taxes not yet due and payable. Except as set forth in Section 2.8(b) of the Genesis Disclosure Schedule, Genesis has not been notified and has no other knowledge that any audit of any Tax Returns of Genesis is being conducted by any governmental authority responsible for the imposition or collection of any such
Tax pursuant applicable Legal Requirements either domestic or foreign.   There
is no extension of the statute of limitations on the assessment or collection of any Taxes granted by Genesis which is currently in effect.

     (c) Genesis has not been and will not be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger. Genesis has not filed and will not file any consent to the application of Section 341(f)(2) of the Code (or comparable provisions of any state Tax laws) to any property or assets held, acquired, or to be acquired by Genesis. Genesis has not filed any disclosures under Section 6662 of the Code or comparable provisions of state, local, or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return. All Taxes that Genesis is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person. Genesis has not been a member of any affiliated group (as defined in Code
Section 1504(a)) or consolidated, combined or unitary group of which Genesis was not the ultimate parent corporation. None of the material or property used by Genesis is subject to a lease, other than a "true" lease for federal income tax purposes.

     (d) All Tax Returns filed by (or that include on a consolidated basis) Genesis are true, correct, and complete. Genesis has in its possession receipts for any Taxes paid to foreign authorities. Genesis is not a party to any Tax sharing or Tax allocation agreement nor does Genesis have any liability or potential liability to another Person under any such agreement.

     2.9  Title to Properties.  Except as set forth on Schedule 2.9 of the
          -------------------
Genesis Disclosure Schedule, and except for properties and assets which have been sold or otherwise disposed of in the ordinary course of business since March 31, 2000, Genesis has good, valid and marketable title to (a) all of its properties and assets (real and personal, tangible and intangible), including, without limitation, all of the properties and assets reflected in the balance sheets included in the Genesis Financial Statements, except as indicated in the notes thereto, and (b) all of the properties and assets purchased by Genesis since March 31, 2000; in each case not subject to any Liens except Permitted Liens or as otherwise set forth on
Schedule 2.9 of the Genesis Disclosure Schedule. The machinery and equipment owned or leased by Genesis are in all material respects in good condition and repair, normal wear and tear excepted, and all leases of real or material personal property to which Genesis is a party are fully effective and afford Genesis peaceful and undisturbed possession of the subject matter of the lease. To the knowledge of Genesis, Genesis is not in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties, and Genesis has not received any notice of such violation with which it has not complied or had waived.

     2.10  Absence of Certain Changes.  Except as set forth in Section 2.10 of
           --------------------------
the Genesis Disclosure Schedule, since March 31, 2000, there has not been with respect to Genesis:

     (a) any material change in the financial condition, properties, assets, liabilities, business, operations or prospects of Genesis, and no event has occurred, whether or not arising in the ordinary course of business, that has had, or can reasonably be expected to have, a Genesis Material Adverse Effect;

     (b) any contingent liability incurred by Genesis as guarantor or surety with respect to the obligations of others;

     (c) any Lien (other than Permitted Liens) placed on any of the properties or assets of Genesis;

     (d) any material obligation or liability incurred by Genesis other than in the ordinary course of business consistent with past practice, or any indebtedness for borrowed money, whether or not in the ordinary course;

     (e) any purchase or sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of Genesis other than in the ordinary course of business consistent with past practice or in nonmaterial amounts;

     (f) any material loss, damage or destruction to, or any material interruption in the use of, any of Genesis' assets (whether or not covered by insurance);

     (g) any sale, issuance or authorization to issue (i) any capital stock or other security (except for Genesis Common Stock issued upon the exercise of outstanding Genesis Options described in Section 2.3(b) of the Genesis Disclosure Schedule), (ii) any option or right to acquire any capital stock or any other security, or (iii) any security or other instrument convertible into or exchangeable for any capital stock or other security of Genesis;

     (h) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of Genesis, any split, combination or recapitalization of the capital stock of Genesis or any direct or indirect redemption, purchase or other acquisition of the capital stock of Genesis (other than the issuance of shares of Genesis Common Stock upon exercise of Genesis Options);

     (i) any amendment or waiver any of rights under, or permitted the acceleration of vesting under, (i) any provision of the 1995 Plan, (ii) any provision of any agreement evidencing any outstanding Genesis Option, whether or not currently outstanding, or (iii) any restricted stock purchase agreement;

     (j) any (i) material labor dispute or claim of material unfair labor practices, (ii) labor union organizing activity, (iii) actual or, to the knowledge of Genesis, threatened employee strikes, work stoppages, slowdowns or lockouts, or (iv) material change in its relations with its employees, agents, customers or suppliers;

     (k) any change in the compensation payable or to become payable to any of Genesis' officers, employees or agents, or any bonus payment or arrangement made to or with any of such officers, employees or agents; or any change in the compensation payable or to become payable to any of Genesis's other officers, employees or agents other than normal annual raises in accordance with past practice and disclosed to ATSI in writing or any bonus payment or arrangement made to or with any of such officers, employees or agents other than normal bonuses or arrangements made in accordance with past practices and disclosed to ATSI in writing.

     (l) any material change with respect to the management, supervisory, development or other key personnel of Genesis;

     (m) any payment or discharge of a material Lien or liability thereof, which Lien or liability was not either (i) shown on the balance sheet as of March 31, 2000, included in the Genesis Financial Statements or (ii) incurred in the ordinary course of business consistent with past practice after March 31, 2000;

     (n) any obligation or material liability incurred by Genesis to any Related Party, or any loans or advances made to any Related Party except normal compensation, commissions, bonuses and expense allowances payable to officers consistent with past practice;

     (o)  any amendment to Genesis' Articles of Incorporation or Bylaws;

     (p) any (i) entering into or permitting any of the assets owned or used by it to become bound by any Material Contract (as hereinafter defined), or (ii) amendment or premature termination or waiver of any material right or remedy under, any such Material Contract;

     (q) any (i) acquisition, lease or license of any right or other asset from any other Person, (ii) sale or other disposition of, or lease or license of, any right or other asset to any other Person, or (iii) waiver or relinquishment of any right, except for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

     (r) any write-off as uncollectible, or establishment of any extraordinary reserve with respect to, any account receivable or other indebtedness, other than any write-off as uncollectible, or establishment of any extraordinary reserve with respect to, any account receivable or other indebtedness in the ordinary course of business and consistent with past practice and in amounts not materially different than those reflected in Genesis historical financial statements;

     (s) any establishment or adoption of any Employee Benefit Plan (as hereinafter defined);

     (t) any change in accounting methods or accounting practices in any respect;

     (u) any (i) election in respect to Taxes, (ii) closing agreement, settlement of any claim or assessment in respect to Taxes, or (iii) consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect to Taxes;

     (v)   any commencement or settlement of any Legal Proceeding;

     (w) other than as explicitly contemplated by this Agreement, any entrance into any material transaction or material action taken outside the ordinary course of business or inconsistent with its past practices; and

     (x) any agreement or commitment to take any of the actions referred to in clauses "(a)" through "(w)" above.

     2.11  Material Contracts.
           ------------------

     (a)   Section 2.11 of the Genesis Disclosure Schedule identifies:

           (i) each Genesis Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor, or the payment of any severance, change-of-control or other similar payment;

           (ii) each Genesis Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Intellectual Property (as hereinafter defined);

           (iii) each Genesis Contract imposing any restriction on Genesis' right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services, to sell any product or other asset to or perform any services or to transact business or deal in any other manner, or (C) develop, distribute or use any technology or Intellectual Property;

           (iv) each Genesis Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

           (v) each Genesis Contract that was entered into on or after January 1, 1999 relating to the acquisition, issuance or transfer of any securities;

           (vi) each Genesis Contract relating to the creation of any Lien (other than Permitted Liens) with respect to any asset of the Genesis;

           (vii) each Genesis Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

           (viii) each Genesis Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

           (ix) each Genesis Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party;

          (x) each Genesis Contract constituting or relating to a Government Contract or Government Bid;

          (xi) any other Genesis Contract that was entered into outside the ordinary course of business or was inconsistent with Genesis' past practices;

          (xii) any other Genesis Contract that has a term of more than 30 days and that may not be terminated by Genesis (without penalty or other obligation) within 30 days after the delivery of a termination notice by Genesis;

          (xiii) each Genesis Contract relating to any indebtedness or other obligation of Genesis with respect to borrowed money; and

          (xiv) any other Genesis Contract that contemplates or involves (or could reasonably be expected to contemplate or involve) (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $50,000 in the aggregate, or (B) the performance of services having a value in excess of $50,000 in the aggregate. (Contracts in the respective categories described in clauses "(i)" through "(xiii)" above are referred to in this Agreement as "Material Contracts.")

     (b) Genesis has delivered to ATSI accurate and complete copies of all written Material Contracts, including all amendments thereto. Section 2.11(b) of the Genesis Disclosure Schedule provides an accurate description of the terms of each Material Contract that is not in written form. Each Material Contract is valid and in full force and effect, and is enforceable by Genesis in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     (c)  Except as set forth in Section 2.11(c) of the Genesis Disclosure
Schedule:

          (i) Genesis has not violated or breached, or committed any default under, any Material Contract, and, to the knowledge of Genesis, no other party to any Material Contract has violated or breached, or committed any default under, any Material Contract;

          (ii) no event has occurred, and, to the knowledge of Genesis, no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract, or (D) give any Person the right to cancel, terminate or modify any Material Contract;

          (iii) since January 1, 1999, Genesis has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Material Contract; and

          (iv) Genesis has not waived any of its material rights under any Material Contract.

     (d) No Person is currently renegotiating or attempting to renegotiate any amount paid or payable to Genesis under any Material Contract or any other material term or provision of any Material Contract.

     (e) Section 2.11(e) of the Genesis Disclosure Schedule identifies each proposed Material Contract as to which any currently outstanding bid, offer, award, written proposal, term sheet or similar document has been submitted or received by Genesis since December 31, 1999.

     2.12  Intellectual Property.
           ---------------------

     (a) Genesis owns, or is licensed or otherwise possesses, legally enforceable and unencumbered rights to use all patents, trademarks, trade names, service marks, domain names, database rights, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, customer lists, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material (collectively, "Intellectual Property") that are used in the business of Genesis as currently conducted. For purposes of this Agreement, Intellectual Property shall not include off-the-shelf software programs used by Genesis pursuant to "Shrink-Wrap" licenses of any third party. Genesis has not (i) licensed any of its Intellectual Property in source code form to any party or (ii) entered into any exclusive agreements relating to its Intellectual Property. No royalties or other continuing payment obligations are due in respect of any possession or use by Genesis of Third Party Intellectual Property (as hereinafter defined).

     (b) Section 2.12 of the Genesis Disclosure Schedule lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered copyrights, and maskworks owned by Genesis, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all material licenses, sublicenses and other agreements as to which Genesis is a party and pursuant to which any person is authorized to possess or use any Intellectual Property owned by Genesis, and
(iii) all licenses, sublicenses and other agreements as to which Genesis is a party and pursuant to which Genesis is authorized to use any Intellectual Property of any third party, excluding non-material end-user licenses granted to Genesis in the ordinary course of business without a right to modify, distribute or sublicense same, but including software that forms a part of any existing product or service to Genesis (collectively, "Third Party Intellectual Property"). Except for the Intellectual Property identified on Section 2.12 of the Genesis Disclosure Schedule, Genesis requires no right or title to, or interest or license in, any Intellectual Property in order to continue its business as currently conducted.

     (c) To the knowledge of Genesis, there does not exist and has not been any unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property owned by Genesis or any Third Party Intellectual Property right to the extent licensed by or through Genesis, by any third party, including any employee or former employee of Genesis. Genesis has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property owned, licensed, or used by Genesis.

     (d) Genesis is not, and will not be, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to any Intellectual Property of Genesis or any Third Party Intellectual Property..

     (e) All patents, trademarks, service marks and copyrights held by Genesis are valid and subsisting. Genesis (i) has not been sued in any suit, action or proceeding, or received any notice or threat, which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other intellectual property right or interest of any third party in Third Party Intellectual Property and (ii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property or Third Party Intellectual Property against any third party. The manufacture, marketing, distribution, licensing, and sale of Genesis' products and services does not infringe, misappropriate, or constitute any unauthorized use of any patent, trademark, service mark, copyright, trade secret or other intellectual property right or interest in any Third Party Intellectual Property..

     (f) Genesis has secured from all Persons who contributed to the creation or development of Intellectual Property owned by Genesis (hereinafter, "Contributors") valid, written assignments of all right, title, and interest in and to such contributions, including without limitation all patent rights, copyrights, trademarks, trade secrets, and other intellectual property rights. To the knowledge of Genesis, no employer or, in the case of Contributors employed by Genesis, no former employer of any Contributor; no affiliates of such employers or former employers; no employee of the Company; no agent or contractor of the Company; no customer of any of the forgoing Persons; nor any other third party has any claim or basis for any claim that the Intellectual Property owned by Genesis involves Intellectual Property owned, in whole or in part, by such Person.

     (g) Genesis has taken reasonable measures consistent with industry practice to protect and preserve the confidentiality of all non-public Intellectual Property not otherwise protected by patents or copyright ("Confidential Information"). All authorized use, disclosure or appropriation of Confidential Information owned by Genesis by or to a third party has been pursuant to and in accordance with the terms of a written agreement between Genesis and such third party. All use, disclosure or appropriation of Confidential Information by Genesis of Third Party Intellectual Property has been pursuant to the terms of a written agreement between Genesis and the owner of such Confidential Information.

     (h)   The Genesis software product known as Enhanced Services Platform
(ESP) incorporates a Third Party Intellectual Property software program known as Faster Than Light ("FTL"). Genesis has acquired all right, title and interest in and to FTL from the sole original authors thereof. To the knowledge of Genesis, no third party has any basis for any suit, action or proceeding against Genesis involving a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other intellectual property right or interest of such third party based upon any use of FTL by Genesis or its customers. Should any such claim arise, FTL could be replaced with alternative non-infringing software and related hardware for an aggregate cost of $250,000 or less.

     2.13  Compliance with Laws.
           --------------------

     (a) To the knowledge of Genesis, Genesis has not since its inception conducted its business in violation of any Legal Requirement. Except as set forth in Section 2.13 of the Genesis Disclosure Schedule, no investigation or review by any Governmental Body (including any audit or similar review by any federal, state or local taxing authority) with respect to Genesis is pending or, to the knowledge of Genesis, threatened, nor has any Governmental Body indicated, to the knowledge of Genesis, an intention to conduct the same.

     (b) Genesis has all licenses, permits and certifications (whether federal, state, foreign, local or otherwise) required by law to conduct its business in the cities, states, countries and other jurisdictions in which it conducts its business, and such licenses, permits and certifications are in full force and effect. Since its date of organization, Genesis has not had any such licenses, permits or certifications suspended or revoked. No proceeding is pending or, to the knowledge of Genesis, threatened, seeking the revocation or limitation of any of such licenses, permits and certifications.

     2.14  Certain Transactions and Agreements.
           -----------------------------------

     (a) Except as set forth in Section 2.14(a) of the Genesis Disclosure Schedule, no Related Party has any direct or indirect ownership interest in any Person that directly competes with Genesis (except with respect to any interest in less than one percent of the stock of any corporation whose stock is publicly traded). Except as set forth in Section 2.14 of the Genesis Disclosure Schedule, no Related Party is or has been directly or indirectly interested in any material contract or informal arrangement with Genesis within the last three years, except for compensation for services as an officer, director or employee of Genesis. No Related Party has any interest in any property, real or personal, tangible or intangible including, but not limited to, Intellectual Property, used in the business of Genesis, except for the normal rights of a Shareholder.

     (b) All amounts paid (or deemed for accounting purposes to have been paid) by Genesis to, or received by Genesis from, any Related Party since the beginning of its last fiscal year for products or services (including any charge for administrative, purchasing, financial or other services) have been no more or less favorable to Genesis than those available in arm's-length transactions. No products, services or benefits (excluding employment and/or consulting services for which an employee and/or consultant received customary compensation), including the charge therefor, have been received by Genesis from any Related Party since the beginning of its last fiscal year without a corresponding charge equal to the fair market value of such products, services or benefits.

     2.15  Employees.
           ---------

     (a) Except as set forth in Section 2.15(a) of the Genesis Disclosure Schedule, Genesis has no employment Contract or consulting Contract currently in effect that is not terminable at will without any further obligation on the part of Genesis (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions). Except as set forth in Section 2.15(a) of the Genesis Disclosure Schedule, all officers, employees and consultants of Genesis having access to proprietary information of Genesis have executed and delivered to Genesis an agreement regarding the protection of such proprietary information and the assignment of inventions to Genesis; copies of the forms of all such agreements have been delivered or made available to ATSI.

     (b) Section 2.15(b) of the Genesis Disclosure Schedule includes a true and complete list or description of all welfare and pension plans as defined in Sections 3(1) and 3(2) of ERISA and all other pension, retirement, disability, medical, dental or other health plans, life insurance or other death benefit plans, profit sharing, deferred compensation agreements, stock, option, bonus or other incentive plans, vacation, sick, holiday or other paid leave plans, severance plans or other similar employee benefit plans, agreements and arrangements that are currently in effect, or have been approved before the date hereof, for the benefit of directors, officers or employees or former employees (or beneficiaries thereof) of Genesis (collectively, "Employee Benefit Plans"). Genesis has delivered or made available to ATSI, as to each such plan, agreement and arrangement, as applicable, a true and complete copy of (i) such plan, agreement or arrangement, (ii) the three (3) most recent annual reports (one of the series of Form 5500, including attachments) for each plan that is required to file that form with the IRS, (iii) each trust agreement and insurance contract relating thereto, (iv) the most recent actuarial report or valuation relating thereto that was delivered to Genesis by the actuary for all pension plans, (v) the most current summary plan description for each plan required to have such a description, and all amendments thereto, (vi) the most recent IRS notification, opinion or determination letter, if any, for each plan that is represented to be qualified under Section 401(a) of the Code, and (vii) the three (3) most recent summary annual reports provided to participants for each plan that is required to do so. All reports and disclosures relating to such plans and agreements required to be filed with or furnished to Governmental Entities, plan participants or plan beneficiaries have been filed or furnished in accordance with applicable law in a timely manner, and each plan and agreement has been administered in accordance with its governing documents and ERISA, the Code, and other applicable law.

     (c) Neither Genesis nor any member of a controlled group (within the meaning of Section 414(b), (c), (m) or (o) of the Code) in which Genesis is a member has ever maintained, established, sponsored, participated in, contributed to, or is obligated to contribute to, or otherwise incurred any obligation or liability (including, without limitation, any contingent liability) under any "multiemployer plan" (as defined in Section 3(37) of ERISA), to any "pension plan" (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or
Section 412 of the Code or to any employee benefit plan described in Section 501(c)(9) of the Code. Neither Genesis nor any member of its controlled group has any actual or potential withdrawal liability (including, without limitation, any contingent liability) for any complete or partial withdrawal (as defined in Sections 4203 and 4205 of ERISA) from any multiemployer plan. All plans defined in Section 3(3) of ERISA maintained or contributed to by Genesis (hereinafter referred to as "plan" and collectively as the "plans") intended to be qualified under Section 401(a) of the Code are so qualified and have received or have filed a timely application for a favorable determination letter from the IRS or are not yet required to have filed such a determination letter, and no event has occurred which would adversely affect the tax qualification of such plan. With respect to the plans, there has been no "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975(c) of the Code) that will result in any Tax on or liability to Genesis and Genesis has made all required contributions to its plans or accrued therefor, as completely and accurately set forth in the Genesis Financial Statements.

     (d) There are no labor union or collective bargaining agreements in effect with respect to the employees of Genesis. There is no unfair labor practice complaint against Genesis pending, or to the knowledge of Genesis threatened, before the National Labor Relations Board. There is no labor strike, arbitration, dispute, slowdown or stoppage, and no union organizing campaign, pending, or to the knowledge of Genesis threatened by or involving the employees of Genesis.

     (e) There are no claims pending or, to Genesis' knowledge, threatened, involving any Employee Benefit Plans by a current or former employee (or beneficiary thereof) of Genesis, other than routine claims for benefits.
Genesis has no liability with respect to any Employee Benefit Plans. With respect to the Employee Benefit Plans, no event has occurred and, to Genesis' knowledge, there exists no condition or set of circumstances, in connection with which Genesis could be subject to any material liability (other than for routine benefit liabilities). No Employee Benefit Plan is currently under audit or examination by the IRS, Department of Labor, or any other federal or state governmental agency, nor has Genesis received any notice of any such pending audit or examination.

     (f) Genesis does not provide employee post-retirement medical or health coverage, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), or other applicable statute.

     (g) There are no suits or claims pending or, to Genesis' knowledge, threatened, that adversely affect or will adversely affect the assets of any Employee Benefit Plan or the business, prospects, results of operations, financial condition or assets of Genesis, including any claims of equity ownership in Genesis or of an ownership interest in any Intellectual Property.

     (h) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (A) require Genesis to make a larger contribution to, or pay greater benefits or provide other rights under, any Employee Benefit Plan than it otherwise would, whether or not some other subsequent action or event would be required to cause such payment or provision to be triggered, or (B) create or give rise to any additional vested rights or service credits under any such plan or arrangement, unless ATSI or Merger Sub causes a partial or full plan termination of any plan subject to Section 401(a) of the Code which was previously sponsored and maintained by Genesis.

     (i) In connection with the consummation of the transactions contemplated by this Agreement, no payments of money or other property, acceleration of benefits, or provisions of other rights have or will be made hereunder, under any agreement contemplated herein, or under any Employee Benefit Plan that would be reasonably likely to result in imposition of any sanction or tax, or the disallowance of any deduction under Sections 280G and 4999 of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration, or provision to be triggered.

     (j) There are no promised increases in benefits (whether expressed, implied, and or written) with respect to any Employee Benefit Plan, nor any obligation, commitment or understanding to continue any Employee Benefit Plan. Each Employee Benefit Plain may be unilaterally amended or terminated by Genesis in its entirety without liability except as to benefits accrued thereunder prior to such amendment or termination and other than liability for ordinary administrative expenses typically incurred in a termination event. The termination of any Employee Benefit Plan would not accelerate or increase any benefits payable under such plan.

     (k) All contributions due from Genesis with respect to any of the Employee Benefit Plans have been made or accrued on the Genesis Financial Statements, and no further contributions will be due or will have accrued thereunder as of the Effective Time.

     2.16  Inapplicability of Certain Statutes.  Genesis is not subject to any
           -----------------------------------
state takeover or similar law that might apply to the Merger or any of the other transactions contemplated by this Agreement.

     2.17  No Brokers.  Genesis is not and will not be obligated for the payment
           ----------
of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction contemplated hereby.

     2.18  Books and Records.
           -----------------

     (a) The books, records and accounts of Genesis (i) have been maintained in accordance with good business practices on a basis consistent with prior years,
(ii) are stated in reasonable detail and fairly reflect the transactions and dispositions of the assets of Genesis and (iii) fairly reflect the basis for the Genesis Financial Statements.

     (b) Genesis has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; and
(ii) transactions are recorded as necessary (a) to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements and (b) to maintain accountability for assets.

     2.19  Insurance.  Genesis maintains and at all times during the prior
           ---------
three years has maintained fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance as listed on Schedule 2.19 to the Genesis Disclosure Schedule and has paid the annual premiums and made the amounts of annual claims under each such policy over the last three years as is indicated on Schedule 2.19 to the Genesis Disclosure Schedule.

     2.20  Environmental Matters.  Except as set forth on Schedule 2.20 of the
           ---------------------
Genesis Disclosure Schedule:

     (a) The operations of Genesis comply and have at all times complied in all material respects with all applicable Environmental Laws, and the operations of Genesis are not subject to any judicial or administrative proceedings alleging the violation of any Environmental Law.

     (b) Genesis has no knowledge of the presence, use, storage or incorporation of hazardous materials on or in the real and personal property owned, leased, or used by Genesis. Genesis has not since its inception conducted its business operations in violation of Environmental Laws, nor used, stored or incorporated hazardous materials in any of its operations.

     (c) Genesis has no knowledge of any circumstances that may prevent or interfere with compliance by ATSI with all Environmental Laws applicable to the operations of Genesis after the Closing.

     (d) All communications equipment, electrical distribution systems, computer systems, and cooling apparatuses used in connection with Genesis' business operations are in full technical compliance with (i) all environmental laws and (ii) to the knowledge of Genesis, all manufacturers maintenance and operational structures and all health and safety laws.

     2.21  Information Statement.  The information supplied by Genesis for
           ---------------------
inclusion in the Information Statement (and any amendments or supplements thereto) to be sent to the Shareholders or in any registration statement on Form S-4 pursuant to Section 1.14 above will, at the date such information is supplied or at the Effective Time contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to matters to be voted on by the Shareholders which has become false or misleading. Notwithstanding the foregoing, Genesis makes no representation, warranty or covenant with respect to any information supplied by ATSI or Merger Sub which is contained in the Information Statement. The information supplied by Genesis for inclusion in the application for issuance of a Permit pursuant to which the shares of ATSI Common Stock to be issued in the Merger and the Genesis Options to be assumed in the Merger will be qualified under the California Code shall not at the time the fairness hearing is held pursuant to Section 25142 of the California Code and the time the qualification of such securities is effective under Section 25122 of the California Code contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     2.22  Merger Filings. The information as to Genesis or any of its
           --------------
affiliates or Shareholders included in Genesis' filing, or submitted to ATSI and Merger Sub for inclusion in their filing, if any, required to be submitted to any Governmental Body in connection with the transactions contemplated by this Agreement shall be true, correct, and complete in all material respects and shall comply in all material respects with the applicable requirements related thereto.

     2.23  Accounting and Tax Matters.  As of the date hereof, Genesis has not
           ---------------------------
taken or agreed to take any action, nor does Genesis have knowledge of any fact or circumstance, that would prevent ATSI from accounting for the business combination to be effected by the Merger as a pooling of interests or prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     2.24  Disclosure.  Neither this Agreement, its exhibits and schedules, nor
           ----------
any of the certificates or documents to be delivered by Genesis to ATSI under this Agreement, taken, together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF ATSI

     Except as set forth in a document of even date herewith and concurrently delivered to Genesis herewith, referring specifically to the representations and warranties in this Agreement that identifies by section number to which such disclosure relates (the "ATSI Disclosure Schedule"), ATSI hereby makes the following representations and warranties to Genesis:

     3.1   Organization and Good Standing. ATSI is a corporation duly organized,
           ------------------------------
validly existing and in good standing under the laws of the state of Delaware, and ATSI has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted. Upon its formation, Merger Sub will be a corporation duly organized, validly existing and in good standing under the laws of the state of California. ATSI is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary, except wher e the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have an ATSI Material Adverse Effect (as defined below). "ATSI Material Adverse Effect" means an effect that is or would reasonably at the time of such effect be expected to be materially adverse: (i) on the business, results of operation, or financial condition of ATSI and its subsidiaries, considered as a whole; or (ii) on ATSI's ability to perform any of its material obligations under this Agreement or to consummate the Merger; or
(iii) on the ability of the Surviving Corporation or ATSI to conduct such business, as presently conducted, following the Effective Time or the ability of ATSI to exercise full rights of ownership of Genesis or its assets or business but shall not include any of the foregoing arising out of, related to or otherwise by virtue of (a)agreements previously entered into or actions previously taken by Genesis, (b) changes in general economic or financial market conditions, (c) the announcement of or pendency of any of the transactions contemplated by this Agreement or (d) conditions generally affecting the industry in which ATSI conducts its business. ATSI has heretofore delivered or made available to Genesis or its advisers complete and accurate copies of the Articles of Incorporation, Bylaws and other governing instruments of ATSI.

     3.2  Power, Authorization and Validity.
          ----------------------------------

     (a) ATSI has, and upon its formation Merger Sub will have, all requisite corporate right, power, legal capacity and authority to enter into and perform their respective obligations under this Agreement and all agreements to which they are or will be a party that are required or contemplated to be executed pursuant to this Agreement (the "ATSI Ancillary Agreements"). The execution, delivery and performance of this Agreement and the ATSI Ancillary Agreements have been duly and validly approved and authorized by the Board of Directors of ATSI and, upon its formation, will be duly and validly approved and authorized by the Board of Directors of Merger Sub. No other action of ATSI's Board of Directors or corporate proceeding on the part of ATSI is necessary to authorize this Agreement and no other action of ATSI's Board of Directors or corporate action on the part of ATSI is necessary to consummate the transactions contemplated hereby.

     (b) This Agreement and the ATSI Ancillary Agreements are, or when executed by ATSI and Merger Sub will be, valid and binding obligations of each of ATSI and Merger Sub enforceable in accordance with their respective terms, except as to the effect, if any, of applicable bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally or by general principles of equity.

     3.3  Capitalization.
          --------------

     (a) The authorized capital stock of ATSI consists exclusively of (i) 100,000,000 shares of common stock, par value $.001 per share, of which 66,962,635 shares are issued and outstanding as of the date of this Agreement,
(ii) an unlimited number of shares of preferred stock, par value $.001 per share, of which 38,627 shares of Series A Preferred Stock and 3,000 shares of Series D Preferred Stock are issued and outstanding and all of which shares of preferred stock are convertible into shares of ATSI Common Stock in accordance with the terms thereof. All issued and outstanding shares of ATSI Common Stock and preferred stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission, and were not issued in violation of the preemptive rights of any Person. The ATSI Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid, nonassessable and free of all preemptive rights.

     (b) ATSI has reserved 1,761,915 shares of ATSI Common Stock for issuance under ATSI's stock option plans, of which options to purchase 1,620,381 shares are outstanding as of the date of this Agreement (the "ATSI Options"). ATSI also has outstanding warrants exercisable as of the date of this Agreement for, in the aggregate, 616,045 shares of ATSI Common Stock. Except for the above-described shares of preferred stock, ATSI Options and warrants, or as set forth in Section 3.3 of the ATSI Disclosure Schedule, there are no options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to purchase or otherwise obtain from ATSI any of ATSI's equity securities.

     (c) Upon its formation, the authorized capital stock of Merger Sub will consist exclusively of 10,000 shares of common stock, no par value ("Merger Sub Common Stock"). Upon the formation of Merger Sub, ATSI will own directly all the outstanding shares of Merger Sub Common Stock. The outstanding shares of Merger Sub Common Stock will be duly authorized, validly issued, fully paid, nonassessable and free of any preeemptive rights.

     (d) All outstanding shares of ATSI Common Stock and outstanding ATSI Options under the ATSI stock option plan have been, and all outstanding shares of Merger Sub Common

Stock will be, issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements and (ii) all requirements set forth in applicable Contracts.

     3.4  SEC Filings; Financial Statements.
          ---------------------------------

     (a) ATSI has delivered or made available to Genesis accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by ATSI with the SEC between January 1, 1998 and the date of this Agreement (the "ATSI SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the ATSI SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be): and (ii) none of the ATSI SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All the ATSI SEC Documents were timely filed, unless a filing under Rule 12b-25 of the Exchange Act was timely filed, in which case the applicable filing was made within the time period prescribed in Rule 12b-25.

     (b)  The consolidated financial statements contained in the ATSI SEC
Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q or Form 10-QSB, as applicable, of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and
(iii) fairly present in all material respects the consolidated financial position of ATSI and its subsidiaries as of the respective dates thereof and the consolidated results of operations of ATSI and its subsidiaries for the periods covered thereby. Since the date of filing with the SEC of ATSI's most recent Form 10-Q, there has been no material adverse change in the financial condition or operations of ATSI that has resulted in an ATSI Material Adverse Effect.

     3.5  Litigation.  There is no private or governmental Legal Proceeding to
          ----------
which ATSI is a party or by which any of ATSI's properties or assets may be affected or bound that would be required to be disclosed in a Form 10-K, Form 8-K or Form 10-Q that has not been previously disclosed therein.

     3.6  Absence of Certain Changes.  Since the date of filing with the SEC of
          --------------------------
ATSI's most recent Form 10-Q, there has not been with respect to ATSI any event that would require disclosure in a Form 10-K, Form 8-K or Form 10-Q that has not been previously disclosed therein.

     3.7  Compliance with Laws.  To the knowledge of ATSI, ATSI has not since
          --------------------
January 1, 1998, conducted its business in violation of any Legal Requirement, except for such violations which would not, individually or in the aggregate, reasonably be expected to have an ATSI Material Adverse Effect. Except for the review of certain securities filings currently pending with the SEC, no investigation or review by any Governmental Body (including any audit or similar review by any federal, state or local taxing authority) with respect to ATSI is pending or, to the knowledge of ATSI, threatened, nor has any Governmental Body indicated, to the knowledge of ATSI, an intention to conduct the same, except for such investigations and reviews which would not, individually or in the aggregate, reasonably be expected to have an ATSI Material Adverse Effect.

    3.8    Information Statement. The information supplied by ATSI for inclusion
           ---------------------
in the Information Statement (and any amendments or supplements thereto) to be sent to the Shareholders or in any registration statement on Form S-4 pursuant to Section 1.14 above will, at the date such information is supplied or at the Effective Time contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to matters to be voted on by the Shareholders which has become false or misleading. Notwithstanding the foregoing, ATSI makes no representation, warranty or covenant with respect to any information supplied by Genesis which is contained in the Information Statement. The information supplied by ATSI for inclusion in the application for issuance of a Permit pursuant to which the shares of ATSI Common Stock to be issued in the Merger and the Genesis Options to be assumed in the Merger will be qualified under the California Code shall not at the time the fairness hearing is held pursuant to
Section 25142 of the California Code and the time the qualification of such securities is effective under Section 25122 of the California Code contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.9   Merger Filings. The information as to ATSI and Merger Sub included in
           --------------
ATSI and Merger Sub's filings, or submitted to Genesis for inclusion in its filing, if any, required to be submitted to any Governmental Body in connection with the transactions contemplated by this Agreement shall be true, correct, and complete in all material respects and shall comply in all material respects with the applicable requirements related thereto.

     3.10  No Brokers.  Except as set forth on Section 3.10 of the ATSI
           ----------
Disclosure Schedule, ATSI is not and will not be obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction contemplated hereby.

     3.11  Representations Relating to Qualification of the Merger as a Tax-Free
           ---------------------------------------------------------------------
Reorganization.
--------------

     (a) ATSI (i) is not an "investment company" as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code; (ii) has no present plan or intention to liquidate the Surviving Corporation or to merge the Surviving Corporation with or into any other corporation or entity, or to sell or otherwise dispose of the stock of the Surviving Corporation that ATSI will acquire in the Merger, or to cause the Surviving Corporation to sell or otherwise dispose of its assets, all except in the ordinary course of business or if such liquidation, merger, disposition is described in Section 368(a)(2)(C) or Treasury Regulation Section 1.368-2(d)(4) or Section 1368-2(k); (iii) has no present plan or intention, following the Merger, to issue any additional shares of stock of the Surviving Corporation or to create any new class of stock of the Surviving Corporation.

     (b) Upon its formation, the Merger Sub will be a wholly owned subsidiary of ATSI, formed solely for the purpose of engaging in the Merger, and will carry on no business prior to the Merger.

     (c) Immediately prior to the Merger, ATSI will be in control of the Merger Sub within the meaning of Section 368(c) of the Code.

     (d) Immediately following the Merger, the Surviving Corporation will hold at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by the Merger Sub immediately prior to the Merger.

     (e) Neither ATSI nor any "related person" with respect to ATSI within the meaning of Section 1.368-1(e)(3) of the Treasury Regulations (a) has purchased or will purchase any Genesis capital stock prior to the Closing, or (b) has purchased or will purchase any ATSI Common Stock issued in the Merger pursuant to sales, exchanges, transfers, pledges, dispositions or any other transaction that results in a direct or indirect transfer of the risk of ownership;

     (f) The Merger Sub will have no liabilities assumed by the Surviving Corporation and will not transfer to the Surviving Corporation any assets subject to liabilities in the Merger.

     (g) Following the Merger, the Surviving Corporation will continue Genesis' historic business or use a significant portion of Genesis' historic business assets in a business as required by Section 368 of the Code and the Treasury Regulations promulgated thereunder.

     3.12  Interim Operations of Merger Sub.  The Merger Sub will be formed
           --------------------------------
solely for the purpose of engaging in the transactions contemplated by this Agreement and will have engaged in no business activities other than as contemplated by this Agreement.


     3.13  Consents and Approvals.  Except (i) for obtaining the Required
           ----------------------
Genesis Shareholder Vote, (ii) for the filing and recordation of appropriate merger documents as required by the California Code, (iii) as set forth in
Section 3.8 of the ATSI Disclosure Schedule, the authorization and approval by ATSI's Board of Directors and the execution and delivery by ATSI of this Agreement and the ATSI Ancillary Agreements and the consummation by ATSI of the transactions contemplated hereby and thereby do not and will not: (a) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of ATSI; (b) violate or conflict with any statute, law, rule, regulation, judgement, order, or decree of any Governmental Body or any nongovernmental self-regulatory agency by or to which ATSI or any of its respective properties or assets may be bound or subject; (c) require any filing, registration, notice or declaration with or permit, consent, order, authorization or approval to be obtained from any Governmental Body or any nongovernmental self-regulatory agency; or (d) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any Lien on any of the properties or assets of ATSI under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, franchise, permit, concession, authorization, agreement, lease or other instrument, obligation or Contract to which ATSI is a party, or by which it or any of its properties or assets may be bound.

     3.14  Pooling Matters.  As of the date hereof, ATSI has not taken or
           ----------------
agreed to take any action, nor does ATSI have knowledge of any fact or circumstance, that would prevent ATSI from accounting for the business combination to be effected by the Merger as a pooling of interests or prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                                   ARTICLE IV

                          GENESIS PRECLOSING COVENANTS

     Genesis covenants and agrees that, with respect to the period from the date of this Agreement until the Effective Time, as follows:

     4.1  Advice of Changes. Genesis will promptly advise ATSI in writing (a) of
          -----------------
any event or circumstance that would render any representation or warranty of Genesis contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any material adverse change in Genesis's business, results of operations or financial condition. To ensure compliance with this Section 4.1, Genesis shall deliver to ATSI within 30 days after the end of each monthly accounting period ending after the date of this Agreement and before the Closing Date, an unaudited balance sheet and statement of operations, which financial statements shall be prepared in the ordinary course of business, in accordance with Genesis's books and records and consistent with past practices and shall fairly present the financial position of Genesis as of their respective dates and the results of Genesis's operations for the periods then ended.

     4.2  Maintenance of Business.  Genesis shall carry on and preserve its
          -----------------------
business and its relationships with regulatory agencies, customers, suppliers, licensors, licensees, employees and others in substantially the same manner as it has prior to the date hereof. If Genesis becomes aware of a material deterioration in the relationship with any regulatory agency or any material customer, supplier, licensor, licensee or key employee (or any material portion of its customers, suppliers or employees, licensors, licensees), it will promptly bring such information to the attention of ATSI in writing and, if requested by ATSI, will exert all reasonable efforts to restore the relationship.

     4.3  Conduct of Business. Genesis will continue to conduct its business and
          -------------------
maintain its business relationships in the ordinary and usual course, and Genesis will not, without the prior written consent of ATSI, which such consent shall not be unreasonably withheld or delayed:

     (a)  borrow any money;

     (b) enter into any transaction not in the ordinary course of business consistent with past practice or enter into any transaction or make any commitment involving an expense or capital expenditure in excess of $50,000;

     (c) encumber or permit to be encumbered by any Lien (other than a Permitted Lien) any of its assets except in the ordinary course of its business consistent with past practice and to an extent which is not material;

     (d) dispose of any of its material assets except in the ordinary course of business consistent with past practice;

     (e) enter into any material lease or contract for the purchase or sale of any property, real or personal, tangible or intangible, except in the ordinary course of business consistent with past practice, or make any capital expenditures, capital additions or capital improvements except in the ordinary course of business consistent with past practice that do not exceed $50,000 in the aggregate;

     (f) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

     (g) pay any bonus, royalty, increased salary or special remuneration to any officer, employee or consultant (except in the ordinary course of business consistent with past practices or pursuant to existing arrangements previously disclosed to and consented by ATSI in writing) or enter into any new employment or consulting agreement with any such person, or enter into any agreement or plan of the type described in Section 2.15;

     (h) change any accounting methods or practices or revalue or write down any of its assets;

     (i) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock, options or other securities;

     (j) amend or terminate any contract, agreement or license to which it is a party (except pursuant to arrangements previously disclosed to ATSI in writing) except those amended or terminated in the ordinary course of business, consistent with past practice, and which are not material in amount or effect;

     (k) enter into or amend any agreement pursuant to which any other Person is granted exclusive marketing or other exclusive rights of any type or scope with respect to any products, services, technology or Intellectual Property.

     (l) lend any amount to any person or entity, other than advances for travel and expenses which are incurred in the ordinary course of business consistent with past practice, not material in amount and documented by receipts for the claimed amounts;

     (m) guarantee or act as a surety for any obligation except for the endorsement of checks and other negotiable instruments in the ordinary course of business, consistent with past practice;

     (n) waive or release any material right or claim except in the ordinary course of business, consistent with past practice;

     (o)  commence any Legal Proceeding;

     (p) issue or sell any shares of its capital stock of any class (except upon exercise of Genesis Options), or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities or other commitments to issue shares of capital stock, or accelerate, amend or change the period of exercisability or the vesting of any outstanding option or other security except as may be required by the terms of such options or securities ;

     (q) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

     (r) merge, consolidate or reorganize with, or acquire any entity other than Merger Sub;

     (s)  amend its Articles of Incorporation or Bylaws;

     (t) make or change any election in respect to Taxes, adopt or change any method of accounting, file any Tax Returns unless copies of such returns have been delivered to ATSI for its review prior to filing (except pursuant to local tax filing requirements filed in the ordinary course of business, consistent with past practices), enter into any closing agreement, settle any claim or assessment in respect to Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect to Taxes;

     (u) license or transfer any of its technology or any rights in Intellectual Property, except on a non-exclusive basis in the ordinary course of business consistent with past practice;

     (v)  change or allow to lapse any material insurance coverage;

     (w)  terminate the employment of any employee;

     (x) form any subsidiary or acquire any equity interest or other interest in any other entity; or

     (y) agree to do any of the things described in the preceding clauses 4.3(a) through 4.3(x).

     4.4  Notice of Corporate Action. Promptly after the date hereof, Genesis
          --------------------------
will submit the Merger and this Agreement for approval by the written consent of the Majority Shareholders. Promptly thereafter, Genesis will send to its Shareholders in a timely manner notice (the "Shareholder Notice") of such action by written consent in accordance with Section 1301 of the California Code ("Section 1301") and pursuant to the Fairness Hearing, together with such further information and documents as may be required by Section 1301 or the Fairness Hearing.

     4.5  Regulatory Approvals. Genesis will make such filings, and will execute
          --------------------
and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of, or give any required notice to, any Governmental Body, which may be reasonably required, or which ATSI may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Genesis will use all commercially reasonable efforts to obtain all such authorizations, approvals and consents.

     4.6  Necessary Consents. Genesis will use all commercially reasonable
          ------------------
efforts to obtain such written consents and take such other actions as may be necessary or appropriate for Genesis in addition to those set forth in Section 4.6, to allow the consummation of the transactions contemplated hereby and to allow Genesis to carry on its business in a manner consistent with past practice after the Closing.

     4.7  Litigation.  Prior to the Effective Time, Genesis will notify ATSI in
          ----------
writing promptly after learning of any material actions, suits, proceedings or investigations, by or before any court, board or governmental agency, initiated by or against Genesis, or known by Genesis to be threatened against it.

     4.8  No Other Negotiations.  From the date that this Agreement is executed
          ---------------------
and delivered until the termination of this Agreement in accordance with the terms hereof or consummation of the Merger, Genesis will not, and will not authorize or permit any officer, director, employee or affiliate of Genesis, or any other Person, on its behalf to, directly or indirectly, (i) solicit, initiate or encourage the submission of any proposal or offer to acquire all or any significant part of the business and properties or capital stock of Genesis, whether by merger, purchase of assets, tender offer or otherwise (an "Acquisition Proposal"), or (ii) participate in any discussions or negotiations regarding, or furnish to any person or group any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to any Acquisition Proposal.

     4.9   Access to Information. Until the Closing, Genesis will allow ATSI and
           ---------------------
its agents reasonable access to the files, books, records and offices of Genesis, including, without limitation, any and all information relating to Genesis's taxes, commitments, contracts, leases, licenses, and real, personal and intangible property (including its intellectual property) and financial condition. Genesis will cause its accountants to cooperate with ATSI and its agents in making available all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants, subject, however, to the normal procedures of such accountants to not make available certain confidential information to each other.

     4.10  Satisfaction of Conditions Precedent.  Genesis will use all
           ------------------------------------
commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Articles VI and VII, and Genesis will use all commercially reasonable efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

     4.11  Genesis Affiliates Agreements.  To ensure that the Merger will be
           -----------------------------
accounted for as a "pooling of interests," Genesis will deliver to ATSI on or before the Closing from each of Genesis' affiliates a written agreement (the "Genesis Affiliate Agreement") in the form of Exhibit 4.11.

     4.12  Assignment of Copyright and Other Intellectual Property Rights.
           --------------------------------------------------------------
Genesis will cause each employee, consultant or Related Party of Genesis identified by ATSI who has contributed as an author to the development of Genesis' products or Intellectual Property to execute and deliver to Genesis (for delivery to ATSI at the Closing) an assignment of such Intellectual Property to Genesis in form and substance satisfactory to ATSI.

     4.13  Employment Agreements. Genesis will cause Derek Gietzen and Thalia
           ---------------------
Gietzen (together, the "Majority Shareholders") to each execute and deliver, at the Closing, an Employment Agreement in the form of Exhibits 4.13.

     4.14  Resignations.  Genesis will cause each member of its Board of
           ------------
Directors to submit his or her resignation as a Genesis Board member, which resignation shall become effective upon the Closing of the Merger.

     4.15  Conversion of Debentures. Promptly after the date hereof, Genesis
           ------------------------
will deliver or cause to be delivered to each holder of Debentures a "Company Conversion Notice" within the meaning of the Debentures, such Company Conversion Notice to be delivered in accordance with the appropriate requirements therefor set forth in the Debentures and in such a time and manner as to cause the Debentures to be converted, in their entirety, into shares of Genesis Common Stock prior to the Closing Date.

                                   ARTICLE V

                           ATSI PRECLOSING COVENANTS

     During the period from the date of this Agreement until the Effective Time, ATSI covenants and agrees as follows:

     5.1  Advice of Changes.  ATSI will promptly advise Genesis in writing (a)
          -----------------
of any event or circumstance that would render any representation or warranty of ATSI contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any material adverse change in ATSI's and Merger Sub's business, results of operations or financial condition.

     5.2  Maintenance of Business.  ATSI shall carry on and preserve its
          -----------------------
business and its relationships with regulatory agencies, customers, suppliers, licensors, licensees, employees and others in substantially the same manner as it has prior to the date hereof. If ATSI becomes aware of a material deterioration in the relationship with any regulatory agency or any material customer, supplier, licensor, licensee or key employee (or any material portion of its customers, suppliers or employees, licensors, licensees), it will promptly bring such information to the attention of Genesis in writing and, if requested by Genesis, will exert all reasonable efforts to restore the relationship.

     5.3  Satisfaction of Conditions Precedent.  ATSI and Merger Sub will use
          ------------------------------------
all commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Article VII, and ATSI and Merger Sub will use all reasonable efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

     5.4  Regulatory Approvals.  ATSI and Merger Sub will execute and file, or
          --------------------
join in the execution and filing of any, application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which Genesis may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. ATSI and Merger Sub will use all reasonable efforts to obtain all such authorizations, approvals and consents. ATSI shall also take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the offer and issuance of the ATSI Common Stock in the Merger.

     5.5  Board Representation.  At the next Annual Meeting of ATSI's
          --------------------
shareholders, or sooner if reasonably practicable, ATSI will use its reasonable best efforts to appoint one person designated by Genesis to its Board of Directors for a term of at least one year.

     5.6  Listing of Merger Shares.  ATSI shall cause the Merger Shares to be
          ------------------------
listed on the American Stock Exchange in accordance with the terms of this Agreement.

     5.7  Indemnification.  ATSI shall not, for a period of three years after
          ---------------
the Effective Time, take any action or alter or impair any exculpatory or indemnification provisions now existing in the Articles of Incorporation or Bylaws of Genesis for the benefit of any individual who served as a director or officer of Genesis at any time prior to the Effective Time, except for any changes that may be required to conform with changes in applicable law and any changes that do not affect the application of such provisions to act or omissions of such individuals prior to the Effective Time.

     5.8    Litigation.  ATSI will notify Genesis in writing promptly after
            ----------
learning of any material actions, suits, proceedings or investigations, by or before any court, board or governmental agency, initiated by or against ATSI, or known by ATSI to be threatened against it.

     5.9    Guarantees.  ATSI will use commercially reasonable efforts to cause
            ----------
Derek Gietzen and Thalia Gietzen to be released from each of the personal guarantees reflected in Section 5.9 of the Genesis Disclosure Schedules (the "Shareholder Guarantees"). To the extent any such personal guarantee is not so released, ATSI and the Surviving Corporation shall indemnify and hold each of Derek Gietzen and Thalia Gietzen harmless from and against any Damages (as hereinafter defined) under the Shareholder Guarantees to the extent relating to the liabilities or obligations of Genesis or the Surviving Corporation first accruing after the Effective Time.

     5.10.  Filing of Combined Financial Results.  As soon as reasonably
            ------------------------------------
practicable after the end of the first calendar month after the Effective Time in which there are at least 30 days of combined operations of ATSI, Merger Sub and Genesis, ATSI will cause to be publicly released its combined financial results of ATSI, Merger Sub and Genesis covering a period of at least 30 days of such combined operations.

                                  ARTICLE VI

                     CONDITIONS TO OBLIGATIONS OF GENESIS

     Genesis' obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Genesis, but only in a writing signed by Genesis):

     6.1  Accuracy of Representations and Warranties.  The representations and
          ------------------------------------------
warranties of ATSI set forth in Article III shall be true and accurate in every material respect on and as of the Closing with the same force and effect as if they had been made at the Closing, and Genesis shall receive certificates to such effect executed by ATSI's Chief Executive Officer.

     6.2  Covenants.  Each of ATSI and Merger Sub shall have performed and
          ---------
complied in all material respects with all of their respective covenants and agreements required to be performed or complied with under this Agreement on or before the Closing, and Genesis shall receive certificates to such effect signed by ATSI's and Merger Sub's respective Chief Executive Officer and President.

     6.3  Compliance with Law.  There shall be no order, decree, or ruling by
          -------------------
any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

     6.4  Employment Agreements.  Derek Gietzen and Thalia Gietzen shall have
          ---------------------
each executed and delivered each of the Employment Agreements contemplated by
Section 4.14.

     6.5  Opinion of Counsel to ATSI and Merger Sub.  Genesis shall have
          -----------------------------------------
received from the Corporate Counsel of ATSI and Merger Sub an opinion in the form of Exhibit 6.5.

     6.6  No ATSI Material Adverse Effect.  There shall have occurred no ATSI
          -------------------------------
Material Adverse Effect.

     6.7  No Litigation.  No litigation or proceeding shall be threatened or
          -------------
pending with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, or, which could be reasonably expected to have a material adverse effect on the present or future operations or financial condition of Genesis.

     6.8  Government Consents.  There shall have been obtained at or prior to
          -------------------
the Closing Date such permits or authorizations (including, without limitation the Permit), and there shall have been taken such other action, as may be required to consummate the Merger.

     6.9  Issuance of Shares.  The Fairness Hearing shall have been held, and
          ------------------
the terms of the Merger shall have been determined to be fair, by the Commissioner of Corporations of the State of California and the Permit shall have been issued by the State of California, or a registration statement on Form S-4 with respect to the shares of ATSI Common Stock issuable under the Merger shall have been declared effective by the SEC and no stop order with respect thereto shall be in effect.

                                  ARTICLE VII

                CONDITIONS TO OBLIGATIONS OF ATSI AND MERGER SUB

     The obligations of ATSI and Merger Sub hereunder are subject to the fulfillment or satisfaction on and as of the Closing of each of the following conditions (any one or more of which may be waived by ATSI and Merger Sub, but only in a writing signed by ATSI):

     7.1  Accuracy of Representations and Warranties.  The representations and
          ------------------------------------------
warranties of Genesis set forth in Article II shall be true and accurate in every material respect on and as of the Closing with the same force and effect as if they had been made at the Closing, and ATSI shall receive a certificate to such effect executed by Genesis's President.

     7.2  Covenants.  Genesis shall have performed and complied in all material
          ---------
respects with all of its covenants and agreements required to be performed or complied with under this Agreement on or before the Closing, and ATSI shall receive a certificate to such effect signed by Genesis's President.

     7.3  Compliance with Law.  There shall be no order, decree, or ruling by
          -------------------
any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

     7.4  Government Consents.  There shall have been obtained at or prior to
          -------------------
the Closing Date such material permits or authorizations (including, without limitation the Permit), and there shall have been taken such other action, as may be required to consummate the Merger, and to allow the business and operations of Genesis to be continued after the Effective Time, by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws.

     7.5  Opinion of Counsel to Genesis.  ATSI shall have received from Brobeck,
          -----------------------------
Phleger & Harrison LLP, counsel to Genesis, an opinion in the form of Exhibit
7.5.

     7.6   Documents.  ATSI shall have received all written consents,
           ---------
assignments, waivers, authorizations or other certificates reasonably deemed necessary by ATSI's legal counsel to provide for the continuation in full force and effect of any and all material contracts and leases of Genesis and for ATSI to consummate the transactions contemplated hereby.

     7.7   No Litigation.  No litigation or proceeding shall be threatened or
           -------------
pending with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, or, which could be reasonably expected to have a material adverse effect on the present or future operations or financial condition of Genesis.

     7.8   Requisite Approvals.  This Agreement shall have been approved by the
           -------------------
requisite vote of the holders of the Genesis Common Stock, in accordance with applicable law and Genesis' Articles of Incorporation and Bylaws.

     7.9   Pooling Opinion.  ATSI shall have received from Arthur Andersen LLP,
           ---------------
an opinion, in form and substance satisfactory to ATSI, that the Merger will be treated as a "pooling of interests" for accounting purposes.

     7.10  Escrow. Except as otherwise agreed by the parties, ATSI shall have
           ------
received the Escrow Agreement executed by the parties thereto.

     7.11  Employment Agreements.  The Majority Shareholders shall have executed
           ---------------------
and delivered the Employment Agreements contemplated by Section 4.13, and any employment or similar agreements in effect between Genesis and either of the Majority Shareholders shall have been terminated on terms satisfactory to ATSI, without the incurrence of any obligation or the payment of any amount by Genesis, ATSI or Merger Sub.

     7.12  Waiver Agreement.  ATSI shall have received an executed Shareholder
           ----------------
Waiver Agreement in the form attached hereto as Exhibit 7.12 from each of the Persons identified thereon.

     7.13  Resignations.  ATSI shall have received the written resignation from
           ------------
each member of the Board of Directors of Genesis, which resignation shall become effective upon the Closing of the Merger.

     7.14  Affiliates Agreements Received.  ATSI shall have received each of the
           ------------------------------
Genesis Affiliate Agreements contemplated by Section 4.12, duly executed by each of Genesis' affiliates.

     7.15  Dissenting Shares.  A period of at least thirty (30) days shall have
           -----------------
elapsed since the Shareholder Notice was duly given to each of Genesis' shareholders in accordance with the provisions of applicable law, and the holders of not more than 7.5% of the issued and outstanding shares of Genesis Common Stock shall have delivered notice of their intent to exercise their dissenters' rights with respect to the Merger.

     7.16  Conversion of Debentures.  Each of the Debentures shall have been
           ------------------------
converted in full as contemplated by Section 4.15.

     7.17  Genesis Financial Statement.  ATSI shall have received a copy of  the
           ---------------------------
final Genesis Financial Statements for the year ended December 31, 1999, which final Genesis Financial Statements shall not differ from the draft forms thereof described in the preceding sentence, and Pricewaterhouse Coopers LLP shall have issued its unqualified report on such final Genesis Financial Statements for the year ended December 31, 1999.

     7.18   Issuance of Shares.  The Fairness Hearing shall have been held, and
            ------------------
the terms of the Merger shall have been determined to be fair, by the Commissioner of Corporations of the State of California and the Permit shall have been issued by the State of California, or a registration statement on Form S-4 with respect to the shares of ATSI Common Stock issuable under the Merger shall have been declared effective by the SEC and no stop order with respect thereto shall be in effect.

     7.19   No Genesis Material Adverse Effect.  There shall have occurred no
            ----------------------------------
Genesis Material Adverse Effect.

                                 ARTICLE VIII

                           TERMINATION OF AGREEMENT

     8.1    Prior to Closing.
            -----------------

     (a) This Agreement may be terminated at any time prior to the Closing by the mutual written consent of each of the parties hereto.


     (b) Unless otherwise specifically provided herein or agreed by the parties hereto, any party hereto may terminate this Agreement if all of such party's conditions to the Closing have not been or cannot reasonably be satisfied or waived on or before 9:00 a.m., San Diego, California, time on October 2, 2000, unless (a) the Closing has been extended by the parties' agreement or (ii) the failure to satisfy the conditions to the Closing results primarily from a breach by the party seeking to terminate this Agreement pursuant to this Section 8.1(b).

     8.2    At the Closing. At the Closing, this Agreement may be terminated and
            --------------
abandoned:

     (a) By ATSI if any of the conditions precedent to ATSI's and Merger Sub's obligations set forth in Article VII above have not been fulfilled or waived at and as of the Closing; or

     (b) By Genesis if any of the conditions precedent to Genesis's obligations set forth in Article VI above have not been fulfilled or waived at and as of the Closing.

     Any termination of this Agreement under this Section 8.2 will (i) be effective upon the delivery of notice of the terminating party to the other party hereto, except as provided below and (ii) will not result in liability for either party to the other.

     8.3    Certain Continuing Obligations.    Following any termination of this
            ------------------------------
Agreement pursuant to this Article VIII, the parties hereto will continue to perform their respective obligations under Article X but will not be required to continue to perform their other covenants under this Agreement.

     8.4    Additional Agreements.  Each party hereto agree as follows:
            ---------------------

     (a)    Information Statement.  As soon as practicable after the execution
            ---------------------
of this Agreement, Genesis shall prepare, with the cooperation and reasonable assistance of ATSI, and furnish to its Shareholders an Information Statement for the Shareholders to approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement. The Information Statement shall constitute a disclosure document for the offer and issuance of the shares of the ATSI Common Stock to be received by the Shareholders in the Merger and a proxy statement for solicitation of Shareholder consent to or approval of this Agreement, the Merger and the other transactions contemplated hereby, and may be combined with the Proxy Statement as a joint proxy/information statement. ATSI and Genesis shall each use its reasonable best efforts to cause the Information Statement to comply with applicable federal and state securities laws requirements. Each of ATSI and Genesis agrees to provide promptly to the other such information concerning it and its respective affiliates, directors, officers and securityholders as, in the reasonable judgment of the other party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. Genesis will promptly advise ATSI, and ATSI will promptly advise Genesis, in writing if at any time prior to the Effective Time either Genesis or ATSI shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement shall contain the recommendation of the Board of Directors of Genesis that the Shareholders approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement, and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable and in the best interests of Genesis and the Shareholders. Anything to the contrary contained herein notwithstanding, Genesis shall not include in the Information Statement any information with respect to ATSI or its affiliates or associates, the form and content of which information shall not have been approved by ATSI prior to such inclusion.

     (b) As soon as practicable after the execution of this Agreement, ATSI shall prepare, with the cooperation of Genesis, the application for the Permit (the "Permit Application"). ATSI and Genesis shall each use commercially reasonable efforts to cause the Permit Application to comply with the requirements of applicable federal and state laws. Each of ATSI and Genesis agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Permit Application, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Permit Application. Genesis will promptly advise ATSI, and ATSI will promptly advise Genesis, in writing if at any time prior to the Effective Time either Genesis or ATSI shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Permit Application in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.

     (c) Genesis employees who become employed by ATSI at the Effective Time shall be given full credit for their ATSI service under ATSI employee benefit plans for purposes of seniority, eligibility and vesting to the extent allowable by law and not inconsistent with the applicable plan documents. ATSI agrees that for purposes of accrual of vacation, PTO benefits or other such benefits, ATSI will use the effective date of Genesis' employees' respective employment with Genesis as the effective date of such employees with ATSI. Such Genesis employees shall, to the extent then otherwise eligible, be allowed to participate in ATSI's employee stock purchase plan on the first entry date under such plan following the Closing. Furthermore, to the extent reasonably practicable, ATSI shall administer its medical plans so as to credit Genesis employees with amounts that they have paid prior to the Effective Time toward satisfying any applicable deductible and "out-of-pocket" maximum applicable under ATSI medical plans. After the Closing, Genesis employees shall be afforded participation in ATSI's stock option plans on terms substantially commensurate with those afforded ATSI's employees generally.

                                  ARTICLE IX

           SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND REMEDIES

     9.1  Survival of Representations; Etc.
          ---------------------------------

     (a) All representations, warranties and covenants of Genesis contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the earlier of the termination of this Agreement in accordance with its terms or the date that is one (1) year after the Closing Date, whereupon such representations, warranties and covenants will expire; provided, however, that the foregoing provisions of this Section 9.1(a) shall not limit the Shareholders' obligation to indemnify any ATSI Indemnitee (as hereinafter defined) hereunder if notice of such claim for indemnification generally describing the information then available regarding the amount and nature of such claim shall have been given in accordance with the applicable provisions of this Agreement prior to the termination of the one-year period described in this
Section 9.1(a).

     ATSI's and Merger Sub's representations, warranties and covenants contained in this Agreement shall terminate as of the earlier of the termination of this Agreement in accordance with its terms or the Closing (or, with respect to any covenant specifically contemplated to be performed after the Closing, such covenant shall terminate in accordance with its terms). No such termination shall affect any claims that any Shareholder may otherwise have under the antifraud provisions of applicable securities laws, provided that no such claim may be based on any representation, warranty or covenant contained in this Agreement.

     (b) The representations, warranties, covenants and obligations of Genesis, and the rights and remedies that may be exercised by the ATSI Indemnitees (as hereinafter defined), shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the ATSI Indemnitees or any of their Representatives.

     (c) For purposes of this Agreement, each statement or other item of information set forth in the Genesis Disclosure Schedule shall be deemed to be a representation and warranty made by Genesis in this Agreement.

     9.2  Indemnification by Shareholders.
          -------------------------------

     (a) From and after the Effective Time (but subject to the remaining provisions of this Article IX), the Shareholders shall hold harmless and indemnify each of ATSI, the Surviving Corporation, and each of their respective affiliates, and the Representatives of each of the foregoing, together with the respective successors and assigns of each of the foregoing (collectively, the "ATSI Indemnitees") from and against, and shall compensate and reimburse each of the ATSI Indemnitees for, any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax obligation, fee (including reasonable attorneys' fees), charge, cost (including reasonable costs of investigation) or expense of any nature (collectively, "Damages") which are directly or indirectly suffered or incurred by any of the ATSI Indemnitees or to which any of the ATSI Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Article II or in any certificate, instrument or contract delivered by or on behalf of Genesis pursuant hereto or in connection herewith; (ii) any breach of any covenant or obligation of Genesis (including the covenants of Genesis set forth in Article IV); or (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any ATSI Indemnitee for the purpose of enforcing any of its rights under this Article IX).

     (b) If the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Corporation as an ATSI Indemnitee) ATSI shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

     9.3  Genesis Threshold; Ceiling.
          --------------------------

     (a)  No indemnification payment shall be required to be made pursuant to
Section 9.2 until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the ATSI Indemnitees, or to which any one or more of the ATSI Indemnitees has or have otherwise become subject, exceeds $150,000 in the aggregate. (If the total amount of such Damages exceeds $150,000, then the ATSI Indemnitees shall be entitled to be indemnified against and compensated and reimbursed only for the portion of such Damages exceeding $150,000.

     (b) The maximum liability of each Shareholder under Section 9.2 shall be equal to such Shareholder's pro rata share of the Escrow Fund (as defined in the Escrow Agreement), based on each Shareholder's respective proportionate interest in the Escrow Shares originally deposited into escrow.

     9.4  Escrow Fund.
          -----------

     (a) Except in the case of fraud, indemnification for any Damages to any ATSI Indemnitee under this Article IX shall be satisfied solely from the Escrow Fund.

     (b) Each Shareholder (by approving this Agreement, or not exercising its rights to dissent from the Merger, and by later signing the Letter of Transmittal), ATSI, Genesis and a banking institution mutually acceptable to ATSI and Genesis, as escrow agent ("Escrow Agent"), shall enter into an Escrow Agreement in substantially the form attached hereto as Exhibit A (modified as requested by the Escrow Agent), under which, on the terms and conditions set forth therein, a portion of the Escrow Shares will be escrowed to pay amounts payable to the ATSI Indemnitees under this Article IX. Each Shareholder, by approving this Agreement at the Genesis Shareholders Meeting and by later signing the Letter of Transmittal, will agree to be bound by this Article IX and the Escrow Agreement.

     (c) As more fully described in the Escrow Agreement, the Escrow Fund shall consist of a number of shares of ATSI Common Stock and GlobalSCAPE Shares equal to the product of (i) the aggregate number of shares of ATSI Common Stock and GlobalSCAPE Shares issued or deliverable to Genesis Shareholders pursuant to Sections 1.5(a) and 1.5(d), respectively (without deduction for amounts withheld and contributed to the Escrow Fund); and (iii) 0.075 (as adjusted for rounding pursuant to the following sentence). The amount to be withheld from each individual Shareholder and contributed to the Escrow Fund shall be an amount equal to the amount obtained by multiplying the total number of shares of ATSI Common Stock and GlobalSCAPE Shares, respectively, received by each such Shareholder as computed under Section 1.5 (without deduction for amounts withheld and contributed to the Escrow Fund) multiplied by 0.075 (rounded up to the next whole share of ATSI Common Stock or
-------------
GlobalSCAPE Share). An amount equal to the amount then in the Escrow Fund less the sum of (i) any amounts previously distributed to any ATSI Indemnitee and
(ii) any amounts in the Escrow Fund that are subject to a claim made by an ATSI Indemnitee under this Article IX not yet resolved shall be distributed to the Shareholders on the first anniversary of the Effective Time.

     9.5  Claim Procedure.  Upon delivery to the Escrow Agent and the
          ---------------
Shareholder Agent (as defined in Section 9.10) on or before the first anniversary of the Effective Time a certificate signed by any officer of ATSI (an "Officer's Certificate")

     (a) Stating that an ATSI Indemnitee has paid or properly accrued or reasonably anticipates that such ATSI Indemnitee will have to pay or accrue Damages in an aggregate stated amount, and stating that such ATSI Indemnitee is entitled to indemnity pursuant to this Agreement with respect to such amount, and

     (b) Specifying in reasonable detail the individual items of Damages included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, the Escrow Agent shall deliver to such ATSI Indemnitee, as promptly as practicable, an amount sufficient to fully indemnify such ATSI Indemnitee against such Damages (or, if the amount in the Escrow Fund is insufficient, the Escrow Agent shall deliver as promptly as practicable to such ATSI Indemnitee the remaining amount in the Escrow Fund, if any); provided, that no such payment or delivery need be made if the Shareholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to ATSI (with a copy to the Escrow Agent) prior to the expiration of the 30-day period following delivery of the Officer's Certificate.

     9.6  Resolution of Conflicts.
          -----------------------

     (a) In case the Shareholder Agent shall so object in writing to the indemnity of a ATSI Indemnitee in respect of any claim or claims made in any Officer's Certificate, the Shareholder Agent and ATSI (acting on its own behalf or on behalf of any ATSI Indemnitee) shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholder Agent and ATSI should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent who shall thereupon pay the agreed upon amount of the claim in accordance with the terms of the Escrow Agreement.

     (b) If no such agreement can be reached after good faith negotiation, then any party may file an action in connection therewith in accordance with the provisions of Section 10.9.

     9.7  No Contribution.  By approving the Merger and later signing a Letter
          ---------------
of Transmittal, each Shareholder waives, and acknowledges and agrees that he shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any other liability to which he may become subject under or in connection with this Agreement.

     9.8  Defense of Third Party Claims.  In the event of the assertion or
          -----------------------------
commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against ATSI or against any other Person) with respect to which any of the Shareholders may become obligated to hold harmless, indemnify, compensate or reimburse any ATSI Indemnitee pursuant to this Article IX, ATSI shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If ATSI so proceeds with the defense of any such claim or Legal Proceeding:

     (a) All reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively out of the Escrow Fund;

     (b) If reasonably requested by ATSI, each Shareholder who signs a Shareholder Agreement shall make available to ATSI any documents and materials in his possession or control that may be necessary to the defense of such claim or Legal Proceeding;

     (c) ATSI shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Shareholder Agent; provided, however, that such consent shall not be unreasonably withheld;

     (d) The Shareholder Agent may designate separate legal counsel ("Separate Counsel") which may participate in, but shall not control, the defense of such claim or Legal Proceeding to the extent that such participation does not materially interfere with ATSI's defense of such claim or Legal Proceeding;

     (e) All reasonable expenses of Separate Counsel (not to exceed $100,000 in the aggregate) shall be borne and paid out of the Escrow Fund; and

     (f) If reasonably requested by the Shareholder Agent or Separate Counsel, ATSI shall make available to the Shareholder Agent and Separate Counsel any documents and materials in ATSI's or Genesis' possession or control that are relevant to the Shareholders' interests in such claim or Legal Proceeding and the disclosure of which would not impair ATSI's defense of such claim or Legal Proceeding. ATSI shall give the Shareholder Agent prompt notice of the commencement of any such Legal Proceeding against ATSI or the Surviving Corporation; provided, however, that any failure on the part of ATSI to so notify the Shareholder Agent shall not limit any of the obligations of the Shareholders under this Article IX (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

     9.9  Exercise of Remedies by ATSI Indemnitees Other Than ATSI.  No ATSI
          --------------------------------------------------------
Indemnitee (other than ATSI or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless ATSI (or any successor thereto or assign thereof) consents to the assertion of such indemnification claim or the exercise of such other remedy.

     9.10 Shareholder Agent. In the Shareholder Agreements of even date
           -----------------
herewith, the Shareholders signing such agreements have irrevocably appointed Thalia Gietzen as the Shareholder Agent for purposes of this Agreement and the Escrow Agreement (the "Shareholder Agent"), and Thalia Gietzen has accepted her appointment as the Shareholder Agent. By approving the Merger and later signing a Letter of Transmittal, each of the Shareholders that has not signed a Shareholder Agreement shall acknowledge and ratify such appointment. ATSI shall be entitled to deal exclusively with the Shareholder Agent on all matters relating to Article IX, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Shareholder by the Shareholder Agent, and on any other action taken or purported to be taken on behalf of any Shareholder by the Shareholder Agent, as fully binding upon such Shareholder. If the Shareholder Agent shall die, become disabled or otherwise be unable to fulfill her responsibilities as agent of the Shareholders, then a successor Shareholder Agent shall be appointed in the manner set forth in the Escrow Agreement. Any such successor shall become the "Shareholder Agent" for purposes of this Article IX. If for any reason there is no Shareholder Agent at any time, all references herein to the Shareholder Agent shall be deemed to refer to the Shareholders.

                                   ARTICLE X

                                 MISCELLANEOUS

     10.1  Governing Law. The internal laws of the State of New York
           -------------
(irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. Any litigation or other dispute resolution between the parties relating to this Agreement will take place in any court of competent jurisdiction.

     10.2  Assignment; Binding Upon Successors and Assigns. Neither party hereto
           -----------------------------------------------
may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     10.3  Severability. If any provision of this Agreement, or the application
           ------------
thereof, is for any reason held to any extent to be invalid or unenforceable the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

     10.4  Counterparts. This Agreement may be executed in any number of
           ------------
counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of both parties reflected hereon as signatories.

     10.5  Other Remedies. Except as otherwise provided herein, any and all
           --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

     10.6  Amendment and Waivers. Any term or provision of this Agreement may be
           ---------------------
amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing-signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The Agreement may be amended by the parties hereto at any time before or after approval of the Genesis Shareholders, but, after such approval, no amendment will be made which by applicable law requires the further approval of the Genesis Shareholders without obtaining such further approval.

     10.7  No Waiver. The failure of any party to enforce any of the provisions
           ---------
hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

     10.8  Fees and Expenses. Each party to this Agreement shall bear and pay
           -----------------
all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by ATSI and its Representatives with respect to Genesis' business (and the furnishing of information to ATSI and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger. All such reasonable fees, costs and expenses incurred by or for the benefit of Genesis or the Shareholders shall be paid by Genesis, provided such fees, costs and expenses do not exceed $300,000 in the aggregate (and to the extent they exceed such amount, the amount of such excess shall be deducted from the Escrow Fund).

     10.9  Enforcement; Venue; Service of Process. In the event any party hereto
           --------------------------------------
shall seek enforcement of any covenant, warranty or other term or provision of this Agreement, the party which prevails in such enforcement proceedings shall be entitled to recover reasonable attorneys' fees actually incurred by it in connection therewith. The parties hereto agree that this Agreement is performable in or with jurisdiction over San Antonio, Texas, and San Diego, California. Tthe sole and exclusive venue for any claim arising under this Agreement brought by Genesis or any of its affiliates or Shareholders shall be in the federal, if available, and otherwise the state, courts sitting in San Antonio, Texas. The sole and exclusive venue for any claim arising under this Agreement brought by ATSI or any of its affiliates or shall be in the federal, if available, and otherwise the state, courts sitting in San Diego, California. Each of the parties hereto hereby irrevocably submits to the jurisdiction of the state and federal courts with jurisdiction over San Antonio, Texas, or San Diego, California, as appropriate, for any such proceeding. The parties hereto agree that the service of process or any other papers upon them or any of them by registered mail at their respective addresses where notices are to be sent pursuant to Section 10.10 hereto shall be deemed good, proper, and effective service upon them.

     10.10 Notices. Any notice or other Communication required or permitted to
           -------
be given under this Agreement will be in writing, will be delivered personally or by mail or express delivery, postage prepaid, and will be deemed given upon actual delivery or, if mailed by registered or certified mail, three days after deposit in the mails, addressed as follows:

       (i)    If to ATSI or Merger Sub:

              American TeleSource International, Inc.
              ATSI Merger Corp
              6000 Northwest Parkway, Suite 110
              San Antonio, Texas 78249
              Attention: Arthur L. Smith, Chief Executive Officer with a copy to

              Cox & Smith Incorporated
              112 East Pecan Street, Suite 1800
              San Antonio, Texas 78205
              Attn: Stephen D. Seidel

       (ii)   If to Genesis:

              Genesis Communications International, Inc.
              11995 El Camino Real, Suite 102
              San Diego, California 92130-2565
              Attention: Thalia and Derek Gietzen

              with a copy to

              Brobeck, Phleger & Harrison LLP
              12390 El Camino Real
              San Diego, CA 92130
              Attn:  Eddie Rodriguez

or to such other address as a party may have furnished to the other parties by written notice given in accordance with this Section 11.10.

     10.11  Construction of Agreement. This Agreement has been negotiated by the
            -------------------------
respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to an article, section or exhibit will mean an article or section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

     10.12  Further Assurances. Each party agrees to cooperate fully with the
            ------------------
other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     10.13  Absence of Third Party Beneficiary Rights.  No provisions of this
            -----------------------------------------
Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, Shareholder, partner or employee of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

     10.14  Public Announcement. Any press release announcing the Merger issued
            -------------------
by any party hereto must be approved by both ATSI and the Majority Sharholders prior to its release, which approval shall not be unreasonably withheld; provided, however, that ATSI may issue such press releases, and make such other disclosures regarding the Merger, as it determines are required under applicable securities laws or rules of the American Stock Exchange after reasonable consultation, where possible, with the Majority Shareholders. ATSI, Merger Sub and Genesis will take all reasonable precautions to prevent any trading in the securities of ATSI by officers, directors, employees and agents of ATSI, Merger Sub or Genesis, as the case may be, (a) having knowledge of any material information regarding ATSI provided hereunder until the information in question has been publicly disclosed or (b) to the extent that such trading would adversely affect the treatment of the Merger as a "pooling of interests" for accounting purposes.

     10.15  Confidential. ATSI and Genesis have executed a Confidentiality
            ------------
Agreement dated February 3, 2000 (the "Confidentiality Agreement"), the terms and conditions of which are hereby incorporated herein by reference.

     10.16  Entire Agreement.  This Agreement, the exhibits hereto and the
            ----------------
Confidentiality Agreement constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

     10.17  Waiver.
            ------

     (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

     (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     10.18  Construction.
            ------------

     (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

     (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

     (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

     (d) Except as otherwise indicated, all references in this Agreement to "Articles," "Sections" and "Exhibits" are intended to refer to Articles and Sections of this Agreement and Exhibits to this Agreement.

     10.19  Certain Definitions. As used herein the following terms shall have
            -------------------
the following designated meanings:

     (a) "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, bond, mortgage, indenture, pledge agreement, security agreement, warranty, insurance policy, benefit plan or legally binding commitment, obligation or undertaking of any nature.

     (b) "Designated Escrow Unit Price" shall mean the amount per share of ATSI Common Stock determined as follows: if the Average Price is equal to or greater than $3.91 and less than or equal to $7.91 per share, the "Designated Escrow Unit Price" shall equal $5.91; if the Average Price is less than $3.91 per share, the "Designated Escrow Unit Price" shall equal $3.91; and if the Average Price is greater than $7.91 per share, the "Designated Escrow Unit Price" shall equal $7.91.

     (c) "Environmental Laws" shall mean all federal, state and local environmental statutes and regulations, including but not limited to, the Resource Conservation and Recovery Act, 42 U.S.C. (S)(S) 6901 et seq.; the Clean Air Act, 42 U.S.C. (S)(S) 7401 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. (S)(S) 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C.
(S)(S) 2601 et seq.; the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. (S)(S) 9601 et seq.; the Occupational Safety & Health Act, 29 U.S.C. (S)(S) 651 et seq.; the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. (S) 11001 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. (S)(S) 1801 et seq.; regulations promulgated under any of the above statutes and; any applicable state or local statute, ordinance or regulation that has a scope of purpose similar to those identified above.

     (d) "ERISA" shall mean the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     (e) "Genesis Contract" shall mean any Contract: (i) to which Genesis is a party, (ii) by which Genesis or any of its assets is or may become bound or under which Genesis has, or may become subject to, any obligation; or (iii) under which Genesis has or may acquire any right or interest.

     (f) "Government Bid" shall mean any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

     (g) "Government Contract" shall mean any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may require any right or interest.

     (h) "Governmental Body" shall mean any: (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign, or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (iv) multi-national organization or body; or (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     (i)  "IRS" shall mean the Internal Revenue Service.

          (j) An individual shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if (i) such individual is actually aware of such fact or other matter, or (ii) such individual could reasonably be expected to have discovered or otherwise become aware of such fact or other matter had such individual conducted reasonable inquiry concerning the truth or existence of such fact or other matter. A corporation shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if any individual who is serving, or who has at any time served, as an officer or director of the corporation, has, or at any time had, knowledge of such fact or other matter.

          (k) "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

          (l) "Legal Requirement" shall mean any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, rule, regulation, statute, or treaty.

          (m) "Lien" shall mean any charge, claim, community property interest, condition, covenant, equitable interest including any equitable servitude, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

          (n) "Permitted Liens" shall mean (i) Liens arising from taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established and reflected on Genesis' books and records and the Genesis Financial Statements in accordance with GAAP and (ii) any minor imperfections of title or similar encumbrance which individually or in the aggregate with other such encumbrances do not impair the value of the property subject to such imperfection or similar encumbrance or the use of such property in the conduct of the business of Genesis or the Surviving Corporation.

          (o) "Person" shall mean any individual, corporation, partnership, joint venture, estate, trust, company (including any limited liability company), firm or other enterprise, association, organization or entity, or Governmental Body.

          (p) "Related Party" shall mean (i) each of the Shareholders; (ii) each individual who is, or who has at any time since January 1, 1997 been, an officer or director of Genesis; (iii) each member of the immediate family of each of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Person (other than Genesis) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, in excess of 5% of the voting, proprietary or equity interest).

          (q) "Representative" means, with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

          (r) "Tax" (and, with correlative meaning "Taxes" and "Taxable") shall mean any tax (including, without limitation, any tax on gross income, net income, franchise, gross receipts, royalty, capital gains, value added, sales, property, ad valorem, transfer, license, use, profits, windfall profits, withholding on amounts paid to or by Genesis, payroll, employment, excise, severance, stamp, occupation, premium, gift, or estate), levy, assessment, tariff, duty (including customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

          (s) "Tax Return" shall mean any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

           IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                                  AMERICAN TELESOURCE
                                  INTERNATIONAL, INC.


                                  By: /s/ Arthur L. Smith
                                      -------------------
                                      Arthur L. Smith,
                                      Chief Executive Officer



                                  GENESIS COMMUNICATIONS
                                  INTERNATIONAL, INC.


                                  By: /s/ Derek Gietzen
                                      -----------------
                                      Derek Gietzen, President and
                                      Chief Executive Officer

                         AMENDMENT NO. 1 TO AGREEMENT
                          AND PLAN OF REORGANIZATION


          This Amendment No. 1 to Agreement and Plan of Reorganization ("Amendment") dated as of November 28, 2000 by and among American TeleSource International, Inc. a Delaware corporation ("ATSI"), ATSI Merger Corp., a California corporation ("Merger Sub"), and Genesis Communications International, Inc., a California corporation ("Genesis").

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, ATSI and Genesis have previously executed and delivered that certain Agreement and Plan of Merger dated as of June 13, 2000 (the "Original Agreement") pursuant to which ATSI and Genesis agreed to the merger of Merger Sub with and into Genesis (the "Merger"); and

          WHEREAS, ATSI and Genesis desire to amend the Original Agreement as set forth in this Amendment;

          NOW, THEREFORE, in consideration of the premises and mutual agreements, provisions and covenants contained in this Amendment, the parties hereby agree as follows:

1.        Capitalized Terms. Unless otherwise defined in this Amendment,
          -----------------
          capitalized terms used in this Amendment shall have the meanings set forth in the Original Agreement.

2.        Amendments.
          ----------

               2.1 Section 1.5(a)(i) of the Original Agreement is hereby amended to read, in its entirety, as follows:

                         (i) each share of Genesis Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive (x) the Applicable Number (determined in accordance with Section 1.5(c) below) of shares of the common stock, par value $.001 per share, of ATSI ("ATSI Common Stock" or "ATSI Shares"), and
          (y) one (1) share ("GlobalSCAPE Common Stock" or "GlobalSCAPE Shares") of the common stock, par value $.001 per share, of GlobalSCAPE, Inc., a Delaware corporation ("GlobalSCAPE"), for every twenty (20) shares of ATSI Common Stock issuable in the Merger, in each case subject to the provisions of Sections 1.8 and 1.10 and, Article IX of this Agreement and the Escrow Agreement (as hereinafter defined); and

          2.2 Section 1.5(c) of the Original Agreement is hereby amended to read, in its entirety, as follows:

               (c) Unless there is an adjustment to the shares to be issued in the Merger pursuant to Section 1.5(d) below, the "Applicable Number" for the conversion of the Genesis Common Stock shall be determined by dividing the Total Shares (as determined below) by the total number of shares of Genesis Common Stock issued and outstanding immediately prior to the Effective Time plus the total number of shares of Genesis Common Stock issuable upon exercise of Genesis Options issued and outstanding at the Effective Time. At the Closing, Genesis shall certify to ATSI the total number of shares of

     Genesis Common Stock and the total number of Genesis Options issued and outstanding immediately prior to the Effective Time.

     "Total Shares" shall be determined as follows:

     i) if the Average Price (as defined below) is greater than or equal to $0.88 and less than or equal to $1.00, the "Total Shares" shall equal 19,000,000 shares of ATSI Common Stock;

     ii) if the Average Price is greater than 1.00 but less than or equal to $1.99, the "Total Shares" shall equal the number of shares of ATSI Common Stock determined by dividing 19,000,000 by the Average Price;

     iii) if the Average Price is greater than $1.99 but less than or equal to $2.99, the "Total Shares" shall equal 9,539,642 shares of ATSI Common Stock;

     iv) if the Average Price is greater than $2.99 but less than or equal to $4.54, the "Total Shares" shall equal the number of shares of ATSI Common Stock determined by dividing $28,618,926 by the Average Price; and

     v) if the Average Price is greater than $4.54 but less than or equal to $7.00, the "Total Shares" shall equal 6,294,416 shares of ATSI Common Stock.

     Subject to any adjustment pursuant to Section 1.5(d) below, notwithstanding anything to the contrary set forth in this Agreement, in no event shall the "Total Shares" be greater than 19,000,000 shares of ATSI Common Stock and less than 6,294,416 shares of ATSI Common Stock.

     The "Average Price" shall mean the average of the sum of the closing sale prices of ATSI Common Stock on the American Stock Exchange for each of the ten trading days ending two trading days preceding the Closing Date.


     2.3 Section 1.5(d) of the Original Agreement is hereby amended to read, in its entirety, as follows:

          (d) If, prior to the Merger, ATSI or Genesis recapitalizes either through a split-up of its outstanding shares into a greater number, or through a combination of its outstanding shares into a lesser number, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes, or declares a dividend on its outstanding shares payable in shares or securities convertible into shares, the number of shares of ATSI Common Stock into which the shares of Genesis Common Stock are to be converted will be adjusted appropriately so as to maintain the proportional interests of the holders of Genesis Common Stock in the ATSI Common Stock.

     2.4 Section 1.8(c) of the Original Agreement is hereby amended to read, in its entirety, as follows:

          (c) No fractional shares of ATSI Common Stock or GlobalSCAPE Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of capital stock of Genesis who would otherwise be entitled to receive a fraction of a share of ATSI Common Stock (after aggregating all fractional shares of ATSI Common Stock issuable to such holder) or a fraction of a share of GlobalSCAPE Common Stock (after aggregating all fractional shares of GlobalSCAPE Common Stock issuable to such holder) shall, upon surrender of such holder's Genesis Stock Certificate(s), be issued a number of shares of ATSI Common Stock or GlobalSCAPE Common Stock, as the case may be, into which such holder's shares of Genesis Common Stock shall have been converted in the Merger, rounded up to the nearest whole share.

     2.5 Section 1.14(a) of the Original Agreement is hereby amended to read, in its entirety, as follows:

          (a) The ATSI Common Stock and GlobalSCAPE Common Stock to be issued in the Merger will be qualified by a permit (the "Permit") issued under
     Section 25121 of the California Corporate Securities Law of 1968 (the "Securities Law") after a fairness hearing (the "Fairness Hearing") before the California Commissioner of Corporations pursuant to Section 25142 of the Securities Law and shall thereby be an exempt transaction under Section 3(a)(10) of the Securities Act. ATSI shall prepare and file with the California Department of Corporations (the "Department") a permit for qualification of the ATSI Common Stock and GlobalSCAPE Common Stock to be issued in the Merger (and, if deemed necessary by mutual agreement of Genesis and ATSI, such permit shall include qualification of the Genesis Options) and an application for a Fairness Hearing together with the information statement included therein (the "Information Statement") and any other documents required by the Securities Law in connection with the Merger. ATSI shall use reasonable efforts to have the Permit issued under the Securities Law as promptly as practicable after such filing.

     2.6 Section 1.14(c) of the Original Agreement is hereby amended to read, in its entirety, as follows:

          (c) In the event that the Permit cannot be obtained within a reasonable time or without the imposition of burdensome conditions, then ATSI shall effect the issuance of the shares of ATSI Common Stock, and shall cause GlobalSCAPE to effect the issuance of the GlobalSCAPE Shares, to be issued in the Merger pursuant to a registration statement on Form S-4 or such other appropriate form as is promulgated under the Securities Act (the "S-4"). In connection with any solicitations of approval of the principal terms of this Agreement and the Merger by Genesis' shareholders, Genesis, ATSI, and GlobalSCAPE shall prepare, and Genesis shall mail to its shareholders, proxy solicitation materials, including a proxy statement of Genesis and appropriate related forms of proxy in order to obtain the Required Genesis Shareholder Vote (as defined below). Such proxy statement, if any, shall also constitute a prospectus of ATSI and GlobalSCAPE with respect to the shares of ATSI Common Stock and the GlobalSCAPE Shares to be issued in the Merger (such proxy statement and prospectus are hereinafter referred to as the "Proxy Statement-Prospectus") which will be filed by ATSI and GlobalSCAPE with the SEC as part of the S-4. ATSI and GlobalSCAPE shall notify Genesis promptly of the receipt of any comments of the staff of the SEC (the "Staff"), and of any request by the Staff for amendments or supplements to the S-4, the Proxy Statement-Prospectus or for additional information and ATSI, GlobalSCAPE and Genesis shall use their best efforts to promptly respond to and satisfy any comments of the Staff and any request by the Staff for amendments or supplements. ATSI, GlobalSCAPE and Genesis shall cooperate to promptly file the S-4 and shall use their reasonable efforts to have the S-4 declared effective by the SEC. ATSI, GlobalSCAPE and Genesis agree to correct promptly any such information provided by either of them that shall have become false or misleading in any material respect and to take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the S-4 and the Proxy Statement-Prospectus so as to correct the same and to cause the Proxy Statement-Prospectus as so corrected to be disseminated to Genesis' shareholders to the extent required by applicable law. The S-4 and the Proxy Statement-Prospectus shall comply as to form in all material respects with the provisions of the Securities Act and other applicable law.

     2.7 Sections 3.3(a) and (b) of the Original Agreement are hereby amended to read, in its entirety, as follows:

          3.3  Capitalization
               --------------

               (a) The authorized capital stock of ATSI consists exclusively of
     (i) 100,000,000 shares of common stock, par value $.001 per share, of which 68,189,971 shares are issued and outstanding as of the date of this Agreement, (ii) 10,000,000 shares of preferred stock, par value $.001 per share, of which 50,000 are designated as Series A Cumulative Convertible Preferred Stock of which 14,370 are issued and outstanding, 2,000 of which are designated as Series B Cumulative Convertible Preferred Stock of which no shares are issued and outstanding, 500 of which are designated as Series C Cumulative Convertible Preferred Stock of which no shares are issued and outstanding, 3,000 shares of Series D Cumulative Convertible Preferred Stock of which 3,000 shares are issued and outstanding and 15,000 shares of Series E Cumulative Convertible Preferred Stock of which 2,500 shares are issued and outstanding and all of which shares of preferred stock are convertible into shares of ATSI Common Stock in accordance with the terms thereof. All issued and outstanding shares of ATSI Common Stock and preferred stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission, and were not issued in violation of the preemptive rights of any Person. The ATSI Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid, nonassessable and free of all preemptive rights.

               (b) ATSI has reserved 1,756,748 shares of ATSI Common Stock for issuance under ATSI's stock option plans, of which options to purchase 1,391,344 shares are outstanding as of the date of this Agreement (the "ATSI Options"). ATSI also has outstanding warrants exercisable as of the date of this Agreement for, in the aggregate, 1,820,136 shares of ATSI Common Stock. Except for the above-described shares of preferred stock, ATSI Options and warrants, or as set forth in Section 3.3 of the ATSI Disclosure Schedule or pursuant to that certain Securities Purchase Agreement dated as of October 11, 2000 by and between ATSI and the investors named therein, there are no options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to purchase or otherwise obtain from ATSI any of ATSI's equity securities.

     2.8 Section 5.5 of the Original Agreement is hereby amended to read, in its entirety, as follows:

          5.5  Board Representation.  At the Annual Meeting of ATSI's
               --------------------
     shareholders next following the Effective Time, or sooner if reasonably practicable, ATSI will use its reasonable best efforts to appoint one person designated by Genesis to its Board of Directors for a term of at least one year.

     2.9 Section 7.8 of the Original Agreement is hereby amended to read, in its entirety, as follows:

          7.8  Requisite Approvals. This Agreement shall have been approved by
               -------------------
     the requisite vote of the holders of the Genesis Common Stock, in accordance with applicable law and Genesis' Articles of Incorporation and Bylaws. The issuance of Total Shares, if any, in an amount which is greater than 20% of the outstanding common stock of ATSI, an increase in ATSI's authorized common stock and the amendment to one of ATSI's existing stock option plans increasing the number of shares of ATSI Common Stock reserved for issuance under such plan or the adoption of a new stock option plan shall have been approved by the requisite vote of the holders of ATSI capital stock in accordance with applicable law, the Certificate of Incorporation, as amended, and Bylaws, as amended, of ATSI and the rules and regulations of the American Stock Exchange.

     2.10 Section 8.1(b) of the Original Agreement is hereby amended to read, in its entirety, as follows:

          (b) Unless otherwise specifically provided herein or agreed by the parties hereto, any party hereto may terminate this Agreement if all of such party's conditions to the Closing have not been or cannot reasonably be satisfied or waived on or before 9:00 a.m., San Diego, California, time on March 31, 2001, unless (a) the Closing has been extended by the parties' agreement or (ii) the failure to satisfy the conditions to the Closing results primarily from a breach by the party seeking to terminate this Agreement pursuant to this Section 8.1(b).

     2.11 Section 8.2(c) is hereby added to the Original Agreement and reads, in its entirety, as follows:

          (c) By either ATSI or Genesis if the Average Price is less than $0.88 or greater than $7.00.

     2.12 Sections 8.4(a) and 8.4(b) of the Original Agreement are hereby amended to read, in their entirety, as follows:

          (a) Information Statement.  As soon as practicable after the execution
              ---------------------
     reasonable assistance of ATSI, and furnish to its Shareholders an Information Statement for the Shareholders to approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement. The Information Statement shall constitute a disclosure document for the offer and issuance of the shares of the ATSI Common Stock and GlobalSCAPE Common Stock to be received by the Shareholders in the Merger and a proxy statement for solicitation of Shareholder consent to or approval of this Agreement, the Merger and the other transactions contemplated hereby, and may be combined with the Proxy Statement as a joint proxy/information statement. ATSI and Genesis shall each use its reasonable best efforts to cause the Information Statement to comply with applicable federal and state securities laws requirements. Each of ATSI and Genesis agrees to provide promptly to the other such information concerning it and its respective affiliates, directors, officers and securityholders as, in the reasonable judgment of the other party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. Genesis will promptly advise ATSI, and ATSI will promptly advise Genesis, in writing if at any time prior to the Effective Time either Genesis or ATSI shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement shall contain the recommendation of the Board of Directors of Genesis that the Shareholders approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement, and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable and in the best interests of Genesis and the Shareholders. Anything to the contrary contained herein notwithstanding, Genesis shall not include in the Information Statement any information with respect to ATSI or its affiliates or associates, the form and content of which information shall not have been approved by ATSI prior to such inclusion.

          (b) As soon as practicable after the execution of this Agreement, ATSI and GlobalSCAPE shall prepare, with the cooperation of Genesis, the application for the Permit (the "Permit Application"). ATSI and Genesis shall each use commercially reasonable efforts to cause the Permit Application to comply with the requirements of applicable federal and state laws. Each of ATSI and Genesis agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Permit Application, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Permit Application. Genesis will promptly advise ATSI, and ATSI will promptly advise Genesis, in writing if at any time prior to the Effective Time either Genesis or ATSI shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Permit Application in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.

     2.13 Section 10.8 of the Original Agreement is hereby amended to read, in its entirety, as follows:

           10.8  Fees and Expenses.  Each party to this Agreement shall bear
                 -----------------
     and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by ATSI and its Representatives with respect to Genesis' business (and the furnishing of information to ATSI and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger. All such reasonable fees, costs and expenses incurred by or for the benefit of Genesis or the Shareholders shall be paid by Genesis, provided such fees, costs and expenses do not exceed $500,000 in the aggregate (and to the extent they exceed such amount, the amount of such excess shall be deducted from the Escrow Fund).

3.   Governing Law.  This Amendment shall be governed by the laws of the State
     -------------
     of New York.

4.   Original Agreement.  Except as expressly amended hereby, the Original
     ------------------
     Agreement remains in full force and effect.

5.   Counterparts.  This Amendment may be executed in one or more counterparts
     ------------
     each of which shall be deemed an original and all of which together will constitute one and the same instrument.



     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                  AMERICAN TELESOURCE
                                  INTERNATIONAL, INC.


                                  By: /s/ Arthur L. Smith
                                      ---------------------------
                                  Title: Chief Executive Officer

                                  ATSI MERGER CORP.


                                  By: /s/ Arthur L. Smith
                                      -------------------------
                                  Title: Chief Executive Officer


                                  GENESIS COMMUNICATIONS
                                  INTERNATIONAL, INC.


                                  By: /s/ Derek Gietzen
                                      -------------------------
                                  Title: President and Chief Executive Officer

                                    ANNEX B

                       PROPOSED AMENDMENT TO ARTICLE III
                    OF ATSI'S CERTIFICATE OF INCORPORATION

                                  ARTICLE III


     A. Authorization of Shares
        -----------------------


     The total number of shares of capital stock which the Company shall have authority to issue is 210,000,000 shares, consisting of 200,000,000 shares of common stock, par value $0.001 per share ("Common Stock"), and 10,000,000 shares of preferred stock, par value $0.001 per share ("Preferred Stock").

                                    ANNEX C

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                    American TeleSource International, Inc.

                                    CHARTER


PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with the function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the companies' policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

     . Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.
     . Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.
     . Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.


COMPOSITION

The Audit Committee shall be comprised, in accordance with guidelines set forth by The American Stock Exchange, of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgement as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant, if necessary.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.


MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financial results, statements and filings consistent with IV.4 below.

RESPONSIBILITIES AND DUTIES


To fulfill its responsibilities and duties the Audit Committee shall:


Documents/Reports Review
------------------------

1. Review and update this Charter periodically, at least annually, as conditions dictate.

2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certifications, report, opinion, or review rendered by the independent accountants.

3. Review internal reports, if any, to management prepared by the internal auditing department and management's response.

4. Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants
-----------------------

5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

Financial Reporting Processes
-----------------------------

8. In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

9. Consider the independent accountants' judgements about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

10. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practice as suggested by the independent accountants, management, or the internal auditing department.

Process Improvement
-------------------

11. Establish regular and separate systems of reporting to the Audit Committee by management, the independent accountants and the internal auditors regarding any significant judgements made in management's preparation of the financial statements and the view of each as to appropriateness of such judgements.

12. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

13. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

14. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance
----------------------------

15. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

16. Review management's monitoring of the Corporation's compliance with the organization's Ethical code, and ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public, satisfy legal requirements.

17. Review activities, organizational structure, and qualifications of the internal audit department.

18. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

19. Review with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

20. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                    ANNEX D

                    AMERICAN TELESOURCE INTERNATIONAL, INC.
                       2000 INCENTIVE STOCK OPTION PLAN


                                I. INTRODUCTION

  1.1  Purposes

  The purposes of the 2000 Incentive Stock Option Plan (the "Plan") of American TeleSource International, Inc., an Delaware corporation (the "Company"), are (i) to align the interests of the Company's stockholders and the recipients of options under this Plan by increasing the proprietary interest of such recipients in the Company's growth and success, (ii) to advance the interests of the Company by attracting, motivating and retaining officers, other employees, and consultants and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

  1.2  Administration

  This Plan shall be administered by a committee (the "Committee") designated by the Board of Directors of the Company (the "Board") consisting of two or more members of the Board. Each member of the Committee may be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

  The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and shall determine the number of shares of Common Stock subject to each option granted hereunder, the exercise price of such option, the time and conditions of exercise of such option and all other terms and conditions of such option, including, without limitation, the form of the option agreement. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements of Section 162(m) of the Code and regulations thereunder in the case of an option intended to be qualified performance-based compensation, take action such that any or all outstanding options shall become exercisable in part or in full. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an option, conditions with respect to the grant, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive. Each option shall be evidenced by a written agreement (an "Agreement") between the Company and the optionee setting forth the terms and conditions of such option.

  The Committee may delegate some or all of its power and authority hereunder to the Board; provided, however, that the Committee may not delegate its power and authority to the Board with regard to the grant of an award to any person who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding.

  No member of the Board or Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company's Certificate of

Incorporation, as amended, and/or By-Laws, as amended, and under any directors' and officers' liability insurance that may be in effect from time to time.

  A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

  1.3  Eligibility

  Participants in this Plan shall consist of such officers and other employees, persons expected to become officers and other employees and consultants of the Company, its affiliates and its subsidiaries from time to time (individually a "Subsidiary" and collectively the "Subsidiaries") as the Committee in its sole discretion may select from time to time. For purposes of this Plan, references to employment shall also mean an agency relationship with the Company and references to employment by the Company shall also mean employment by an affiliate of the Company or a Subsidiary. The Committee's selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.

  1.4  Shares Available

  Subject to adjustment as provided in Section 3.7, 9,800,000 shares of the common stock, par value $0.001 per share, of the Company ("Common Stock") shall be available for grants of options under this Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options. To the extent that shares of Common Stock subject to an outstanding option granted under this Plan are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such option (other than by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of such option, or to satisfy all or a portion of the tax withholding obligations relating to such option), then such shares of Common Stock shall again be available under this Plan.

  Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

  To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, the maximum number of shares of Common Stock with respect to which options may be granted during any calendar year to any person shall be 1,000,000, subject to adjustment as provided in Section 3.7.

                               II. STOCK OPTIONS

  2.1  Grants of Stock Options

  The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a "Non-Statutory Stock Option." An Incentive Stock Option may not be granted to any person who is not an employee of the Company or any subsidiary (as defined in Section 424 of the Code). An "Incentive Stock Option" shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option. Each Incentive Stock Option shall be granted within ten years of the date this Plan is adopted by the Board. To the extent that the aggregate

Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in Section 424 of the Code) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Non-Statutory Stock Options. "Fair Market Value" shall mean the closing transaction price of a share of Common Stock as reported on The American Stock Exchange on the date as of which such value is being determined or, if there shall be no reported transactions on such date, on the next preceding date for which a transaction was reported; provided, however, that Fair Market Value may be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

  2.2     Terms of Stock Options

  Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

          (a)  Number of Shares and Purchase Price. The number of shares of
               -----------------------------------
Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a "Ten Percent Holder"), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

          (b)  Option Period and Exercisability.  The period during which an
               --------------------------------
option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than ten years after its date of grant and provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish performance measures or other criteria, which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

          (c)  Method of Exercise.  An option may be exercised (i) by giving
               ------------------
written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Common Stock (which the optionee has held for at least six months prior to the delivery of such shares or which the optionee purchased on the open market and in each case for which the optionee has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (D) a combination of
(A) and (B), in each case to the extent set forth in the Agreement relating to the option and (ii) by executing such documents as the Company may reasonably request. The Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(D). Any fraction of a share of Common Stock, which would be required to pay such purchase price, shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid (or arrangement made for such payment to the Company's satisfaction).

  2.3     Termination of Employment or Service

          (a) Disability.  Subject to paragraph (e) below and unless otherwise
              ----------
specified in the Agreement relating to an option, if an optionee's employment with or service to the Company terminates by reason of Disability, each option held by such optionee shall be fully exercisable and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earlier to occur of (i) the date which is one year after the effective date of such optionee's termination of employment or service and
(ii) the expiration date of the term of such option. For purposes of this Plan, "Disability" shall mean the inability of an optionee substantially to perform such optionee's duties and responsibilities for a continuous period of at least six months.

          (b) Retirement.  Subject to paragraph (e) below and unless otherwise
              ----------
specified in the Agreement relating to an option, if an optionee's employment with or service to the Company terminates by reason of retirement on or after age 62 after a minimum of 10 years of continuous employment with or service to the Company ("Retirement"), each option held by such optionee shall, to the extent not exercisable as of the effective date of the optionee's retirement, become exercisable in accordance with the vesting provisions set forth in the Agreement relating to such option and upon becoming exercisable may be exercised by such optionee (or such optionee's legal representative or similar person) until the expiration date of the term of such option.

          (c) Death.  If an optionee's employment with or service to the Company
              -----
terminates by reason of death, each option held by such optionee shall be fully exercisable and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person until and including the earlier to occur of (i) the date which is one year after the date of death and (ii) the expiration date of the term of such option.

          (d) Other Termination.  Subject to paragraph (e) below and unless
              -----------------
otherwise specified in the Agreement relating to an option, if an optionee's employment with or service to the Company terminates for any reason other than Disability, Retirement or death or for Cause, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's termination of employment or service and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earlier to occur of
(i) the date which is three months after the effective date of such optionee's termination of employment or service and (ii) the expiration date of the term of such option. For purposes of this Plan, "Cause" shall mean (i) the commission of a criminal act, fraud, gross negligence or willful misconduct against, or in derogation of, the interests of the Company; (ii) divulging confidential information regarding the Company; (iii) interference with the relationship between the Company and any major supplier or customer; or (iv) the performance of any similar action that the Committee, in its sole discretion, may be deem to be sufficiently injurious to the interests of the Company to constitute cause for termination.

          (e) Termination of Employment - Incentive Stock Options.  Unless
              ---------------------------------------------------
otherwise specified in the Agreement relating to an option, if the employment with the Company of a holder of an Incentive Stock Option terminates by reason of Permanent and Total Disability (as defined in Section 22(e)(3) of the Code), each Incentive Stock Option held by such optionee shall be exercisable to the extent set forth in Section 2.3(a), and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earlier to occur of (i) the date which is one year after the effective date of such optionee's termination of employment and (ii) the expiration date of the term of such option.

  Unless otherwise specified in the Agreement relating to an option, if the employment with the Company of a holder of an Incentive Stock Option terminates for any reason other than Permanent and Total Disability or death or for Cause, each Incentive Stock Option held by such optionee shall be exercisable to the extent set forth in Section 2.3(a), Section 2.3(b) or Section 2.3(d), as applicable, and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earlier to occur of (i) the date which is three months after the effective date of such optionee's termination of employment and (ii) the expiration date of the term of such option.

     (f) Death Following Termination of Employment or Service.  Unless otherwise
         ----------------------------------------------------
specified in the Agreement relating to an option, if an optionee dies during the period set forth in Section 2.3(a), Section 2.3(b), Section 2.3(d), if any, or
Section 2.3(e), each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee's death and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person until and including the earlier to occur of (i) the date which is one year after the date of death and
(ii) the expiration date of the term of such option.

     (g) Cause.  Notwithstanding anything to the contrary in this Plan or in any
         -----
Agreement relating to an option, if the employment with or service to the Company of the holder of an option is terminated by the Company for Cause, each option held by such holder shall terminate automatically on the effective date of such holder's termination of employment or service.

                                 III. GENERAL

  3.1  Effective Date and Term of Plan

  This Plan shall be submitted to the stockholders of the Company for approval and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the 2000 annual meeting of stockholders, shall become effective as of the date of approval by the Board.
No option may be exercised prior to the date of such stockholder approval. This Plan shall terminate 10 years after its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any option granted prior to termination.

  In the event that this Plan is not approved by the stockholders of the Company on or before December 31, 2001, this Plan and any options granted hereunder shall be null and void.


  3.2  Amendments

  The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 3.7), (b) effect any change inconsistent with Section 422 of the Code, (c) extend the term of this Plan or
(d) permit the grant of a stock option having a purchase price per share of Common Stock of less that 100% of the Fair Market Value of a share of Common Stock on the date of grant of such stock option. No amendment may impair the rights of a holder of an outstanding option without the consent of such holder.

  3.3  Agreement

  No option shall be valid until an Agreement is executed by the Company and the optionee and, upon execution by the Company and the optionee and delivery of the Agreement to the Company, such option shall be effective as of the effective date set forth in the Agreement.

  3.4  Non-Transferability

  Unless otherwise specified in the Agreement relating to an option, no option hereunder shall be transferable other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence, each option may be exercised during the optionee's lifetime only by the optionee or the optionee's legal representative or similar person. Except as permitted by the second preceding sentence, no option hereunder shall be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any option hereunder, such option and all rights thereunder shall immediately become null and void.

  3.5  Tax Withholding

  The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock, payment by the optionee of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with an option hereunder. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered upon exercise of the option having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with the option (the "Tax Date") in the amount necessary to satisfy any such obligation or (ii) the optionee may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock (which the optionee has held for at least six months prior to the delivery of such shares or which the optionee purchased on the open market and in each case for which the optionee has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered upon exercise of the option having an aggregate Fair Market Value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (D) a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option; provided, however, that the Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E). Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Common Stock, which would be required to satisfy such an obligation, shall be disregarded and the remaining amount due shall be paid in cash by the optionee.

  3.6  Restrictions On Shares

  Each option hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise of such option or the delivery of shares thereunder, such option shall not be exercised and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any option hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

  3.7  Adjustment

  In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the maximum number and class of securities with respect to which options may be granted during any calendar year to any person, the number and class of securities subject to each outstanding option, and the purchase price per security, such adjustments to be made in the case of outstanding options without an increase in the aggregate purchase price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an option under this Plan, the Company shall pay the optionee, in connection with the first exercise of the option in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (A) the fraction of such security (rounded to the nearest hundredth) by (B) the excess, if any, of (x) the Fair Market Value on the exercise date over (y) the exercise price of the option.

  3.8  Change of Control

       (a) Unless the Board shall otherwise expressly provide in the Agreement relating to an Option, upon the occurrence of a Change of Control an Option shall automatically become fully exercisable.

       (b) The term "Change of Control" shall mean the occurrence of any of the following events: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing more than 15% of the combined voting power of the Company's then outstanding voting securities; provided, however, a Change of Control shall not be deemed to occur solely because such person acquired beneficial ownership of more than 15% of the combined voting power of the Company's then outstanding voting securities as a result of the acquisition of voting securities by the Company, which by reducing the number of voting securities outstanding, increases the proportional number of shares beneficially owned by such person, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition by the Company, such person becomes the beneficial owner of any additional voting securities which increases the percentage of the then outstanding voting securities beneficially owned by such person, then a Change of Control shall occur; (ii) during any period of 24 consecutive months, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in subsection (i),
(iii) or (iv) of this Section 3.08(b)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; (iii) the stockholders of the Company approve a merger, consolidation or reorganization of the Company with any other corporation, other than a merger, consolidation or reorganization which would result in the stockholders of the Company immediately before such merger, consolidation or reorganization, owning, directly or indirectly immediately following such merger, consolidation or reorganization, at least 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or reorganization in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, or reorganization; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

  3.9   No Right of Participation or Employment

  No person shall have any right to participate in this Plan. Neither this Plan nor any option granted hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

  3.10  Rights As Stockholder

  No person shall have any rights as a stockholder of the Company with respect to any shares of Common Stock, which are subject to an option hereunder until such person becomes a stockholder of record with respect to such shares of Common Stock.

  3.11  Designation of Beneficiary

  If permitted by the Company, an optionee may file with the Committee a written designation of one or more persons as such optionee's beneficiary or beneficiaries (both primary and contingent) in the event of the optionee's death. To the extent an outstanding option granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option.

  Each beneficiary designation shall become effective only when filed in writing with the Committee during the optionee's lifetime on a form prescribed by the Committee. The spouse of a married optionee domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

  If an optionee fails to designate a beneficiary, or if all designated beneficiaries of an optionee predecease the optionee, then each outstanding option hereunder held by such optionee, to the extent exercisable, may be exercised by such optionee's executor, administrator, legal representative or similar person.

  3.12  Governing Law

  This Plan, each option hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

  3.13  Foreign Employees

  Without amending this Plan, the Committee may grant options to eligible persons who are subject to laws of foreign countries or jurisdictions on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

                                 FORM OF PROXY
                                 -------------
                                     FRONT
                                     -----

                    AMERICAN TELESOURCE INTERNATIONAL, INC.
                            6000 Northwest Parkway
                                   Suite 110
                           San Antonio, Texas  78249


  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
                         MEETING ON FEBRUARY 26, 2001


     The undersigned shareholder of American TeleSource International, Inc., a Delaware corporation (the "Company"), hereby appoints Arthur L. Smith and H. Douglas Saathof, and each of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of the Company's common stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on February 26, 2001, and any adjournment thereof, with all powers which the undersigned would possess if personally present.

     The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company dated February 7, 2001.



                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                     BACK
                                     ----

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" the election of Directors and "FOR" the Approval of Proposals 1, 2, 3, 4, 6 and 7.

1.     PROPOSAL TO APPROVE THE ISSUANCE OF SHARES IN GENESIS MERGER

          [ ]  FOR           [ ]  AGAINST          [ ]  ABSTAIN

2. PROPOSAL TO APPROVE THE ISSUANCE OF SHARES UPON CONVERSION OF PREFERRED STOCK AND EXERCISE OF WARRANTS

          [ ]  FOR           [ ]  AGAINST          [ ]  ABSTAIN

3. PROPOSAL TO APPROVE THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF THE COMPANY TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 200,000,000 SHARES

          [ ]  FOR           [ ]  AGAINST          [ ]  ABSTAIN

4. PROPOSAL TO APPROVE THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF THE COMPANY TO CHANGE THE NAME OF THE COMPANY TO ATSI COMMUNICATIONS, INC.

          [ ]  FOR           [ ]  AGAINST          [ ]  ABSTAIN

5.     ELECTION OF DIRECTORS

          FOR the nominees listed below         WITHHOLD AUTHORITY
                                                to vote for the nominees
                                  [ ]           listed below               [ ]

                                Arthur L. Smith
                                John R. Fleming

6.     PROPOSAL TO APPROVE THE ATSI 2000 INCENTIVE STOCK OPTION PLAN

          [ ]  FOR           [ ]  AGAINST          [ ]  ABSTAIN

7. PROPOSAL TO APPROVE THE APPOINTMENT OF ARTHUR ANDERSON LLP AS AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JULY 31, 2001

          [ ]  FOR           [ ]  AGAINST          [ ]  ABSTAIN

8. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

CHECK HERE FOR CONSENT TO ELECTRONIC
COMMUNICATIONS VIA THE INTERNET  [ ]    By checking the box to the left, I
                                        consent to future access to the Annual
                                        Report, Proxy Statements, prospectuses
                                        and other communications electronically
                                        via the Internet. I understand that the
                                        Company may no longer distribute printed materials to me for any future stockholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent,
                                        ChaseMellon Shareholder Services,
                                        Ridgefield Park, NJ and that costs
                                        normally associated with electronic
                                        access, such as usage and telephone
                                        charges, will be my responsibility.

CHECK HERE FOR ADDRESS CHANGE  [ ]      NEW ADDRESS: ___________________________
                                        ________________________________________
                                        ________________________________________
                                        ________________________________________

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


DATED:  ______________, 2001            ________________________________________
                                        Signature


PLEASE MARK, SIGN, DATE AND RETURN
THE PROXY CARD PROMPTLY USING THE       ________________________________________
ENCLOSED ENVELOPE.                      Signature if held jointly

                                       3